    As filed with the Securities and Exchange Commission on March 6, 1996
                                                     Registration No.  333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ------------------

                            FSI INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

          Minnesota                            3559                   41-1223238
(State or other jurisdiction of    (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)     Classification Code Number)     Identification No.)

                           322 Lake Hazeltine Drive
                            Chaska, Minnesota 55318
                                (612) 448-5440

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ------------------

                               Joel A. Elftmann
                Chairman, President and Chief Executive Officer
                            FSI International, Inc.
                           322 Lake Hazeltine Drive
                            Chaska, Minnesota 55318
                                (612) 448-5440

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ------------------

 IT IS REQUESTED THAT COPIES OF NOTICES AND COMMUNICATIONS FROM THE SECURITIES
                      AND EXCHANGE COMMISSION BE SENT TO:

             Douglas P. Long                     Michael J. Danaher
           Faegre & Benson LLP           Wilson Sonsini Goodrich & Rosati
           2200 Norwest Center                Professional Corporation
         90 South Seventh Street                 650 Page Mill Road
       Minneapolis, Minnesota 55402          Palo Alto, California 94304
               (612)336-3000                        (415) 493-9300

                              ------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AND UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                              ------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================
 Title of Securities       Amount        Proposed Maximum   Proposed Maximum     Amount of
        to be               to be         Offering Price       Aggregate        Registration
     Registered         Registered (1)       Per Share      Offering Price (2)      Fee
--------------------------------------------------------------------------------------------
   Common Stock
  (no par value)       1,800,000 Shares         N.A.            $9,367,000         $3,230
============================================================================================

(1) Based upon the maximum number of shares that may be issued in the transaction described herein.
(2) Estimated solely for purpose of computing the registration fee, in accordance with Rule 457(f), based upon the book value, as of December 31, 1995, of all shares of common stock of Semiconductor Systems, Inc. to be acquired by the registrant in the transaction described herein.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

_______________________________________________________________________________

                            FSI INTERNATIONAL, INC.
        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN THE PROXY STATEMENT/PROSPECTUS OF INFORMATION REQUIRED IN
                                THE PROSPECTUS

1.   Forepart of Registration Statement      Facing Page of the Registration Statement;
     and Outside Front Cover Page of         Cross-Reference Sheet; Outside Front
     Prospectus                              Cover Page of Proxy Statement/Prospectus

2.   Inside Front and Outside Back Cover     Available Information;
     Pages of Prospectus                     Table of Contents

3.   Risk Factors, Ratio of Earnings to      Summary; Selected Historical and Pro Forma
     Fixed Charges and Other Information     Financial Data; Risk Factors;
                                             Introduction - General

4.   Terms of the Transaction                Summary; Background of the Merger
                                             and Related Matters - Recommendation
                                             of the Semiconductor Systems Board of
                                             Directors; Reasons for the Merger; The
                                             Merger; Comparison of Semiconductor
                                             Systems and FSI Shareholders' Rights

5.   Pro Forma Financial Information         Selected Historical and Pro Forma
                                             Financial Data; Unaudited Pro
                                             Forma Combined Financial Information

6.   Material Contracts with the Company     Summary; Background of the Merger and
     Being Acquired                          Related Matters - Background of the
                                             Merger - Interests of Certain Persons in
                                             the Merger - Operations After the Merger

7.   Additional Information Required for     *
     Reoffering by Persons and Parties
     Deemed to be Underwriters

8.   Interests of Named Experts and Counsel  Experts; Legal Opinions

9.   Disclosure of Commission Position on    *
     Indemnification for Securities Act
     Liabilities

10.  Information with Respect to S-3         *
     Registrants

11.  Incorporation of Certain Information    *
     by Reference

12.  Information with Respect to S-2 or      *
     S-3 Registrants


13.  Incorporation of Certain Information    *
     by Reference

14.  Information with Respect to             Summary; Available Information; Selected
     Registrants Other Than S-2 or S-3       Historical and Pro Forma Financial Data;
     Registrants                             FSI Business; FSI Management's Discussion
                                             and Analysis of Financial Condition and
                                             Results of Operations; Index to Financial
                                             Statements

15.  Information with Respect to S-3         *
     Companies

16.  Information with Respect to             *
     S-2 or S-3 Companies

17.  Information with Respect to Companies   Summary; Selected Historical and Pro
     Other Than S-2 or S-3 Companies         Forma Financial Data; Semiconductor
                                             Systems Business; Semiconductor Systems
                                             Management's Discussion and Analysis of
                                             Financial Conditions and Results of
                                             Operations; Index to Financial
                                             Statements

18.  Information if Proxies, Consents,       Available Information; Summary;
     or Authorizations Are to Be Solicited   Introduction; Background of the Merger
                                             and Related Matters - Interests of
                                             Certain Persons in the Merger; The
                                             Merger - General; The Merger - Expenses
                                             of the Merger; The Merger - Dissenters'
                                             Rights; Security Ownership of Management
                                             of FSI and Certain Beneficial Owners;
                                             Principal Shareholders of Semiconductor
                                             Systems; Information Regarding FSI
                                             Management and Compensation

19.  Information if Proxies, Consents, or    *
     Authorizations Are Not to Be Solicited
     or in an Exchange Offer

__________________

*Item is omitted because answer is negative or item is inapplicable.

                          SEMICONDUCTOR SYSTEMS, INC.
                           47003 MISSION FALLS COURT
                          FREMONT, CALIFORNIA  94539

                                                   _________, 1996

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Semiconductor Systems, Inc. ("Semiconductor Systems") to be held at Semiconductor Systems' principal executive offices located at 47003 Mission Falls Court, Fremont, California 94539 on ________, 1996 at 9:00 a.m., Pacific Standard Time. At the Special Meeting you will be asked to consider and vote upon the approval of a proposed merger whereby Spectre Acquisition Corp. ("Merger Sub"), a California corporation which is a wholly owned subsidiary of FSI International, Inc. ("FSI"), will be merged with and into Semiconductor Systems (the "Merger"), pursuant to the Agreement and Plan of Reorganization dated as of February 5, 1996, by and among Semiconductor Systems, FSI and Merger Sub (together with the Merger Agreement attached thereto, the "Merger Agreement").

     As a result of the Merger, Semiconductor Systems will become a wholly owned subsidiary of FSI and each share of Semiconductor Systems' Common Stock outstanding immediately prior to the time the Merger becomes effective will convert into the right to receive a number of shares of FSI Common Stock determined in accordance with the provisions of the Merger Agreement, as described in the enclosed Proxy Statement/Prospectus for the Special Meeting.

     The enclosed Proxy Statement/Prospectus contains a more complete description of the terms of the Merger. You are urged to read the Proxy Statement/Prospectus carefully.

     THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AND MERGER AGREEMENT AS BEING IN THE BEST INTERESTS OF SEMICONDUCTOR SYSTEMS' SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER. IN MAKING THIS RECOMMENDATION, THE BOARD OF DIRECTORS HAS CONSIDERED NUMEROUS FACTORS, INCLUDING THE CONSIDERATION OFFERED BY FSI AND THE STRUCTURE OF THE PROPOSED MERGER.

     In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.


                                          Michael L. Parodi
                                          President and Chief Executive Officer

                          SEMICONDUCTOR SYSTEMS, INC.
                           47003 MISSION FALLS COURT
                          FREMONT, CALIFORNIA  94539
                              ____________________
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                             _______________, 1996


To the Shareholders of Semiconductor Systems, Inc.:

     A Special Meeting of Shareholders of Semiconductor Systems, Inc. ("Semiconductor Systems") will be held at Semiconductor Systems' principal executive offices located at 47003 Mission Falls Court, Fremont, California 94539, on _______ __, 1996, at 9:00 a.m., Pacific Standard Time, for the following purposes (which are more fully described in the accompanying Proxy Statement/Prospectus).

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of February 5, 1996, by and among Semiconductor Systems, FSI International, Inc., a Minnesota corporation ("FSI") and Spectre Acquisition Corp., a California corporation wholly owned by FSI ("Merger Sub") (together with the Merger Agreement attached thereto, the "Merger Agreement"), and as contemplated thereby the merger of Merger Sub with and into Semiconductor Systems (the "Merger"). In connection with such Merger, each outstanding share of common stock, no par value, of Semiconductor Systems ("Semiconductor Systems Common Stock") will be converted into the right to receive shares of common stock, no par value, of FSI ("FSI Common Stock") based upon the conversion ratio described in the accompanying Proxy Statement/Prospectus and in the Merger Agreement, a copy of which is attached hereto as Annex I; and

     2. To transact any other business that may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on _______, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     Under California law, if the Merger is consummated, a shareholder of Semiconductor Systems who does not vote in favor of the Merger and who otherwise follows statutorily prescribed procedures, will be entitled, in lieu of receiving shares of FSI Common Stock as a result of the Merger, to receive cash equal to the "fair value" of such shareholder's shares of Semiconductor Systems Common Stock. See "The Merger -- Dissenters' Rights" and Annex II to the Proxy Statement/Prospectus.

     YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF SEMICONDUCTOR SYSTEMS COMMON STOCK IS REQUIRED FOR THE APPROVAL OF THE MERGER. A VOTE IN FAVOR OF THE MERGER IS BEING RECOMMENDED BY THE BOARD OF DIRECTORS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, AS IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.


                                          By Order of the Board of Directors


                                          Michael L.  Parodi
                                          President and Chief Executive Officer

_______ __, 1996

                                PROXY STATEMENT
                                      OF
                          SEMICONDUCTOR SYSTEMS, INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON _____________, 1996

                                _______________

                                   PROSPECTUS
                                       OF
                            FSI INTERNATIONAL, INC.

                                  COMMON STOCK
                                  NO PAR VALUE

                                _______________

     This Proxy Statement/Prospectus is being furnished to the shareholders of Semiconductor Systems Inc., a California corporation ("Semiconductor Systems"), in connection with the solicitation of proxies by the Board of Directors of Semiconductor Systems from holders of outstanding shares of common stock, no par value, of Semiconductor Systems ("Semiconductor Systems Common Stock"), for use at the special meeting of shareholders (the "Special Meeting") of Semiconductor Systems scheduled to be held on ____________, 1996 at Semiconductor Systems' principal executive offices, 47003 Mission Falls Court, Fremont, California 94539 and at any adjournment thereof.

     This Proxy Statement/Prospectus relates to the proposed merger of Spectre Acquisition Corp., a newly formed, wholly owned subsidiary ( the "Merger Sub") of FSI International, Inc., a Minnesota corporation ("FSI"), with and into Semiconductor Systems (the "Merger"). FSI has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of common stock, no par value, of FSI ("FSI Common Stock") to be issued in connection with the Merger. This Proxy Statement/Prospectus also constitutes the Prospectus of FSI with respect to such shares and is filed as part of the Registration Statement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 18 FOR A DISCUSSION OF CERTAIN FACTORS SEMICONDUCTOR SYSTEMS SHAREHOLDERS SHOULD CONSIDER IN EVALUATING THE MERGER AND THE ACQUISITION OF THE FSI COMMON STOCK OFFERED HEREBY.

     No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer of FSI Common Stock to be issued in connection with the Merger, and if given or made, such information must not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase such stock in any jurisdiction or to any person to whom it would be unlawful to make such an offer or solicitation. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of such stock shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of either FSI or Semiconductor Systems since the date hereof.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT/PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

       The date of this Proxy Statement/Prospectus is __________, 1996.

                             AVAILABLE INFORMATION

     FSI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, FSI files reports, proxy statements, and other information with the Commission.

     Reports, proxy statements, and other information concerning FSI can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. Statements made in the Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and any amendments thereto, including exhibits filed, are available for inspection and copying at the Commission's offices as described above. All information herein with respect to FSI and Merger Sub has been furnished by FSI, and all information herein with respect to Semiconductor Systems has been furnished by Semiconductor Systems.

     FSI(R), Polaris(R), Mercury(R), Excalibur(R), ChemFill(R), ChemBlend(TM), ChemGen(TM) Stabilized Distribution(TM), Orion(TM), Ice(TM), Zeta(TM), VP4500(TM), P2000(TM), and P2200M(TM) are trademarks of FSI or its subsidiary Applied Chemical Solutions, Inc. OrbiTrak(R), is a trademark of Semiconductor Systems. All other brand names or trademarks appearing in this Proxy Statement/Prospectus are the property of their respective holders.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................2

SUMMARY....................................................................6

  General..................................................................6
  The Companies............................................................6
  The Special Meeting......................................................7
  Background of the Merger and Related Matters.............................9
  The Merger...............................................................9
  Comparison of FSI and Semiconductor Systems Shareholders' Rights........12
  Market Prices and Dividend Data.........................................12

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................13

  Selected Historical Financial Data......................................14
  FSI and Semiconductor Systems Selected Unaudited Pro Forma Data.........16
  Comparative Per Share Data..............................................17

RISK FACTORS..............................................................18

  Cyclicality of the Semiconductor Device Industry........................18
  Fluctuations in Quarterly Operating Results.............................18
  Management of Growth....................................................18
  Dependence on New Products and Processes................................19
  Reliance on Affiliated International Distributors.......................19
  International Business..................................................20
  Acquisitions............................................................21
  Japanese Competition....................................................21
  Competition.............................................................21
  Dependence on Key Customers.............................................22
  Acceptance of Polaris Microlithography Cluster..........................22
  Changes in Industry Purchasing Practices; Lengthening Sales Cycle.......22
  Dependence on Key Suppliers.............................................23
  Dependence on Key Personnel.............................................23
  Patents and Other Intellectual Property.................................23
  Volatility of Stock Price...............................................23

INTRODUCTION..............................................................24

  General.................................................................24
  Voting and Proxies......................................................25

BACKGROUND OF THE MERGER AND RELATED MATTERS..............................26

  Background of the Merger................................................26
  Recommendation of the Board of Semiconductor Systems; Reasons
  for the Merger..........................................................28
  FSI's Reasons for the Merger............................................28
  Interests of Certain Persons in the Merger..............................29
  Operations After the Merger.............................................29

THE MERGER................................................................30

  General.................................................................30
  Merger Consideration....................................................30
  No Fractional Shares....................................................31
  Effective Time and Time of the Merger...................................31
  Exchange of Semiconductor Systems Common Stock..........................31

  Conditions to the Merger; Amendment and Termination.....................32
  Representations and Warranties..........................................33
  Conduct of Semiconductor Systems' Business Prior to the Merger..........34
  Tax Distributions To Semiconductor Systems Shareholders.................35
  Effect on Employee Benefit Plans........................................35
  Expenses of the Merger..................................................35
  Indemnification and Escrow of Merger Consideration......................36
  Termination Fees........................................................37
  Affiliate Agreements; Voting Agreements.................................37
  Governmental and Regulatory Approvals...................................38
  Federal Income Tax Consequences.........................................38
  Accounting Treatment....................................................39
  Dissenters' Rights......................................................39

COMPARISON OF FSI AND SEMICONDUCTOR SYSTEMS SHAREHOLDERS' RIGHTS..........40

  FSI Capital Stock.......................................................40
  Semiconductor Systems Capital Stock.....................................42
  Certain Differences in Rights of Shareholders...........................43

SECURITY OWNERSHIP OF MANAGEMENT OF FSI AND CERTAIN BENEFICIAL OWNERS.....45

FSI BUSINESS..............................................................46

  General.................................................................46
  Industry Background.....................................................46
  Integrated Circuit Fabrication..........................................47
  Products................................................................49
  Spare Parts and Service.................................................52
  Backlog and Seasonality.................................................52
  Research and Development................................................52
  Marketing, Sales and Support............................................53
  Manufacturing and Suppliers.............................................53
  Competition.............................................................54
  Customers...............................................................55
  Patents, Trademarks and Intellectual Property...........................56
  Employees...............................................................56
  Properties..............................................................56
  Legal Proceedings.......................................................57

INFORMATION REGARDING FSI MANAGEMENT AND COMPENSATION.....................58

  Executive Officers and Directors........................................58
  Compensation of Directors...............................................60
  Executive Compensation..................................................60
  Stock Option Grants and Exercises in Last Fiscal Year...................62
  Change in Control Agreements............................................63
  Interest Of FSI Management And Others In Certain Transactions...........64

FSI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.....................................................65

  Results of Operations...................................................65
  Fiscal Quarters Ended November 25, 1995 and November 26, 1994...........65
  Fiscal Years Ended August 1995, 1994 and 1993...........................66
  Quarterly Results of Operations.........................................68
  Liquidity and Capital Resources.........................................69

PRINCIPAL SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS...........................70

  Director and Executive Officer Information..............................71

SEMICONDUCTOR SYSTEMS BUSINESS............................................71

  Introduction............................................................71
  Industry Background.....................................................71
  Technology and Products.................................................72
  Service and Spare Parts.................................................73
  Engineering, Research and Development...................................73
  Sales and Marketing.....................................................74
  Customers...............................................................74
  Manufacturing and Suppliers.............................................74
  Backlog.................................................................74
  Competition.............................................................74
  Patents, Trademarks, Copyrights and Other Intellectual Property.........75
  Employees...............................................................75
  Facilities..............................................................75

SEMICONDUCTOR SYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF PERATIONS........................................75

  Results of Operations...................................................76
  Years Ended December 31, 1993, 1994 and 1995............................76
  Liquidity and Capital Resources.........................................77

EXPERTS...................................................................78

LEGAL OPINIONS............................................................78


INDEX TO FINANCIAL STATEMENTS AND INFORMATION............................F-1

ANNEX I - AGREEMENT AND PLAN OF REORGANIZATION...........................A-1

ANNEX II - SECTION 1300, ET SEQ. OF CALIFORNIA GENERAL CORPORATION LAW...A-62

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing elsewhere herein. Shareholders are urged to review the entire Proxy Statement/Prospectus, including the Annexes hereto.

GENERAL

     This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Spectre Acquisition Corp., a newly formed, wholly owned subsidiary ("Merger Sub") of FSI International, Inc., a Minnesota corporation ("FSI"), with and into Semiconductor Systems, Inc. ("Semiconductor Systems"). Upon effectiveness of the Merger, each outstanding share of common stock, no par value, of Semiconductor Systems ("Semiconductor Systems Common Stock") (other than shares held by FSI, Merger Sub or any other subsidiary of FSI and shares held by shareholders who exercise and do not subsequently withdraw or lose statutory dissenters' rights under Chapter 13 of the California General Corporation Law) will be converted into the right to receive that number of shares of common stock, no par value, of FSI ("FSI Common Stock") determined by dividing 1,800,000 shares (the "FSI Shares") by the sum of: (i) the number of shares of Semiconductor Systems Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Semiconductor Systems Common Stock issuable upon the exercise or conversion of all stock options, rights or other securities of Semiconductor Systems outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that the number of FSI Shares used for purposes of calculating the Exchange Ratio shall be subject to adjustment if Semiconductor Systems costs and fees associated with legal, accounting, investment banking and other similar fees and expenses associated with the transactions contemplated by the Merger (the "Semiconductor Systems Transaction Costs") exceed $500,000 in the aggregate. In that event, the number of FSI Shares used for the purposes of calculating the Exchange Ratio shall be decreased by an amount equal to the quotient determined by dividing (x) the amount by which the actual amount of Semiconductor Systems Transaction Costs exceeds $500,000 by (y) the closing sale price of a share of FSI Common Stock on the date immediately preceding the Closing Date as reported on the National Association of Securities Dealers, Inc. National Market System ("NMS") or, if no sale of shares of FSI Common Stock has occurred on that date, on the next preceding day on which a sale did occur on NMS (the "Closing Price"). Assuming no adjustment to the aggregate number of shares of FSI Common Stock to be used in calculating the Exchange Ratio and no further issuances by Semiconductor Systems of any shares of Semiconductor Systems Common Stock or other Semiconductor Systems securities, or rights or options to acquire Semiconductor Systems Common Stock or other securities, each share of Semiconductor Systems Common Stock would be converted into .2174022 shares of FSI Common Stock pursuant to the Merger. The Merger Agreement provides that, except for grants of options to employees in the ordinary course and issuances of Semiconductor Systems Common Stock pursuant to the exercise of outstanding stock options, Semiconductor Systems may not issue any shares of Semiconductor Systems Common Stock, other Semiconductor Systems securities, or rights or options to acquire Semiconductor Systems Common Stock or other Semiconductor Systems securities without the consent of FSI.

     The Merger will be effected pursuant to an Agreement and Plan of Reorganization dated as of February 5, 1996 (together with the Merger Agreement attached thereto, the "Merger Agreement"), among Semiconductor Systems, FSI and Merger Sub, a copy of which is attached hereto as Annex I. See "The Merger."

THE COMPANIES

     FSI International, Inc. FSI International, Inc. designs, manufactures, markets, and supports microlithography, surface conditioning, and chemical management equipment used in the fabrication of integrated circuits. FSI's microlithography product, the Polaris cluster, processes photoresist (light sensitive material used for patterning) on the surface of silicon wafers as part of the photolithography phase of the integrated circuit fabrication process. FSI's surface conditioning products, including the Mercury spray processing systems and the Excalibur vapor processing systems, remove contaminants and excess photoresist from wafers during the fabrication process and selectively remove oxide from the wafer surface. The process steps performed by FSI's microlithography and surface conditioning products are used repeatedly throughout the fabrication cycle and constitute an integral part of the manufacturing process for virtually every integrated circuit produced today. FSI's chemical management products perform the critical functions of blending or mixing, delivering and controlling the flow, concentration, and purity of chemicals used by various types of processing equipment within a fabrication facility.

     Advances in electronics technology in recent years have resulted in increasingly sophisticated integrated circuits which require submicron geometries and complex manufacturing processes. To meet the demand for these more complex, high performance devices, integrated circuit manufacturers require process technologies that are timely, reliable, and readily integrated into high volume manufacturing environments. Competitive pressures are at the same time forcing integrated circuit manufacturers to reduce the costs of producing integrated circuits. FSI believes it responds to these demands by providing leading technology products that increase yields, integrate with other suppliers' equipment, and provide significant overall cost advantages.

     FSI's strategy is to remain focused as a technological leader in its three core markets, emphasizing close customer relationships that enhance FSI's responsiveness to the needs and cost constraints of its markets. FSI intends to enhance its product offerings in its three core markets by continuing FSI's commitment to engineering and development and by making strategic acquisitions of complementary technologies or products. As part of its strategy and to serve its customers better, FSI continues to expand and enhance its demonstration and process development facilities and recently completed construction of and the relocation of FSI's manufacturing operations for its surface conditioning and microlithography products to a new 100,000 square foot manufacturing facility in Chaska, Minnesota.

     FSI sells products from one or more of its product lines to most major integrated circuit manufacturers, including AMD, Chartered Semiconductor, Cypress Semiconductor, LG Semicon, Intel, IBM, Motorola, National Semiconductor, SGS Thomson, and Texas Instruments. FSI markets its products directly in North America and primarily through a network of affiliated distributors in Europe, the Far East, and Japan. Through these affiliated international distributors FSI can provide timely and efficient worldwide customer service and support.

     The principal executive offices of FSI, a Minnesota corporation, are located at 322 Lake Hazeltine Drive, Chaska, Minnesota 55318 and its telephone number is (612) 448-5440.

     Semiconductors Systems, Inc. Semiconductor Systems, Inc. designs, develops, manufactures, markets and services technologically advanced equipment used in the semiconductor, flat panel display, thin film head and multi-chip module industries. Semiconductor Systems manufactures a line of specialized, proprietary photolithography processing products which are principally used in the photoresist stages of the critical layering in the fabrication of semiconductor devices and other advanced electronic devices. Semiconductor Systems' product offerings include the OrbiTrak semiconductor processing system, APEX flat panel display and multi-chip module processing systems, Scorpio thin-film-head processing system, System-500 high throughput semiconductor processing system and System-150/System-1A semiconductor processing systems. Semiconductor Systems also provides spare parts to its installed customer base plus maintenance service contracts as requested.

     The principal executive offices of Semiconductor Systems, a California corporation, are located at 47003 Mission Falls Court, Fremont, California 94539-7819 and its telephone number is (510) 683-8858.

THE SPECIAL MEETING

     Time, Date, Place and Purpose. A special meeting of shareholders of Semiconductor Systems (the "Special Meeting") will be held on ____________, 1996, at 9:00 a.m., Pacific Standard Time, at the principal executive offices of Semiconductor Systems located at 47003 Mission Falls Court, Fremont, California 94539. At the Special Meeting, holders of shares of Semiconductor Systems Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger contemplated thereby. See "Introduction -- General."

     Record Date, Quorum, Vote Required. Only holders of record of Semiconductor Systems Common Stock at the close of business on _________, 1996 will be entitled to notice of and to vote at the Special Meeting. As of such date, there were 8,000,000 shares of Semiconductor Systems Common Stock outstanding held by 13 holders of record. Holders of record on the record date are entitled to one vote per share on any matter which may properly come before the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the then outstanding shares of Semiconductor Systems Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Semiconductor Systems Common Stock is required to approve and adopt the Merger Agreement and the Merger. See "Introduction -- General" and "Introduction -- Voting and Proxies."

     FSI, as sole shareholder of Merger Sub, has approved the Merger Agreement. No vote of FSI's shareholders is required to approve the Merger Agreement. See "Introduction -- Voting and Proxies."

     Certain Voting Information. On ________________, Semiconductor Systems' directors and executive officers (and their affiliates), as a group, beneficially owned 4,772,250 shares (or approximately 59.7%) of the outstanding Semiconductor Systems Common Stock. Michael L. Parodi, Douglas K. Amis, Gerald
E. Masterson and Qui V. Nguyen, who in the aggregate own approximately 72.2% of the outstanding shares of Semiconductor Systems Common Stock, have agreed with FSI to vote in favor of the Merger Agreement and the Merger at the Special Meeting. See "Principal Shareholders of Semiconductor Systems."

     Holders of Semiconductor Systems Common Stock who dissent from the approval and adoption of the Merger Agreement and the Merger and who comply with required statutory procedures will have certain appraisal rights under California law. See "The Merger -- Dissenters' Rights."

     The Semiconductor Systems shareholders, pursuant to the Shareholders Agreement dated February 5, 1996 among FSI and all shareholders of Semiconductor Systems and as provided in the Merger Agreement, have appointed Michael L. Parodi to act on their behalf as agent and attorney-in-fact of such shareholders. See "The Merger -- Indemnification and Escrow of Merger Consideration."

BACKGROUND OF THE MERGER AND RELATED MATTERS

     Background of the Merger. The proposed Merger is the result of a review by Semiconductor Systems' Board of Directors of strategic alternatives available to Semiconductor Systems that would enable it to achieve its projected growth rate, including consideration of equity and debt financing, financing from a strategic partner or merger with a more established firm.

     After careful evaluation of various alternatives, the Board of Directors of Semiconductor Systems chose to pursue and to work toward the signing of a definitive agreement of merger with FSI. Negotiations and due diligence continued throughout December 1995 and January 1996. On February 4, 1996, pertinent agreements were completed. On February 4, 1996, the Board of Directors of Semiconductor Systems unanimously approved the Merger Agreement and the Merger with FSI, and the Merger Agreement was signed by the authorized representatives of the parties on February 5, 1996.

     Recommendations of Board of Directors. The terms of the Merger are the result of arm's-length negotiations between representatives of FSI and Semiconductor Systems.

     The Semiconductor Systems Board has unanimously approved the Merger Agreement and determined to recommend approval of the Merger to the shareholders of Semiconductor Systems. Semiconductor Systems' Board believes that the proposed Merger is in the best interests of Semiconductor Systems and its shareholders and recommends that shareholders of Semiconductor Systems vote for approval and adoption of the Merger Agreement and the Merger. For a discussion of the factors considered by the Board in approving the Merger, see "Background of the Merger and Related Matters--Recommendation of the Board of Semiconductor
Systems: Reasons for the Merger."

     Interests of Certain Persons in the Merger. Certain directors and officers of Semiconductor Systems have interests in the Merger different from the interests of other Semiconductor Systems shareholders. See "Background of the Merger--Interests of Certain Persons in the Merger."

THE MERGER

     General. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Semiconductor Systems. As a result of the Merger, each outstanding share of Semiconductor Systems Common Stock (other than shares held by FSI, Merger Sub or any other subsidiary of FSI and shares held by shareholders who exercise and do not subsequently withdraw or lose statutory dissenters' rights) will be converted into a fraction of a share of FSI Common Stock based upon the Exchange Ratio set forth in the Merger Agreement and described herein. See "The Merger -- Merger Consideration."

     Effective Time of the Merger. The Effective Time of the Merger will be the time and on the date at which Articles of Merger are filed with the Secretary of State of the State of California in accordance with the relevant provisions of the California Corporations Code (the "Effective Time"). It is presently contemplated that the Effective Time of the Merger will occur as soon as practicable after approval of the Merger Agreement and Merger by the shareholders of Semiconductor Systems, subject to the terms and conditions set forth in the Merger Agreement. See "The Merger--Effective Date and Time of the Merger" and "--Conditions to the Merger; Amendment and Termination." The closing of the Merger will occur on the day of the Effective Time or at such other time as agreed to by the parties to the Merger Agreement (the "Closing Date"). FSI and Semiconductor Systems anticipate that the Merger will close _____________, 1996, although there can be no assurance as to whether or when the Merger will occur. See "The Merger--Terms of the Merger; Amendment and Termination," "-- Conditions to the Merger; Amendment and Termination," and "--Regulatory Approvals."

     Exchange of Semiconductor Systems Stock Certificates. As soon as practicable after the Effective Time, instructions with regard to the surrender of Semiconductor Systems stock certificates, together with a letter of transmittal to be used for this purpose, will be furnished to all Semiconductor Systems shareholders for use in exchanging their stock certificates for the shares of FSI Common Stock they will be entitled to receive as a result of the Merger. Shareholders of Semiconductor Systems should not submit their stock certificates for exchange until such instructions and letter of transmittal are received. See "The Merger -- Exchange of Semiconductor Systems Stock Certificates."

     Conditions to the Merger; Termination. In addition to approval by the shareholders of Semiconductor Systems, the obligations of the parties to consummate the Merger are subject to the satisfaction or, where permitted, waiver of certain conditions. It is also a condition to FSI's obligation to consummate the Merger that not more than 5% of the outstanding shares of Semiconductor Systems Common Stock shall have exercised, or shall continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by the Merger Agreement.

     The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger whether before or after shareholder approval (i) by mutual written consent of FSI and Semiconductor Systems, (ii) by either FSI or Semiconductor Systems if the Merger has not been consummated on or before May 20, 1996, (iii) by either FSI or Semiconductor Systems, provided it is not in breach, if there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement (which has not been cured) on the part of the other party, (iv) by FSI or Semiconductor Systems if there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger or if there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal, (v) by FSI if the recommendation by the Board of Directors of Semiconductor Systems for approval of the Merger or the Merger Agreement is modified or withdrawn in any way detrimental to FSI or the Merger and Merger Agreement is not approved by the Semiconductor Systems shareholders or (vi) by Semiconductor Systems if the Board of Directors of Semiconductor Systems modifies or withdraws its recommendation to approve the Merger or Merger Agreement in any way detrimental to FSI and at the time of such action an acquisition proposal by a third party is outstanding (provided that Semiconductor System pays FSI the required termination fee). See "The Merger-- Conditions to the Merger; Amendment and Termination" and "--Termination Fees".

     Representations, Warranties and Covenants. In the Merger Agreement, Semiconductor Systems and FSI have made certain representations and warranties as to their respective organization and existence, certain financial information, capitalization, corporate authority and approvals relating to the Merger, and Semiconductor Systems has made certain representations and warranties with respect to its business operations including its properties, insurance, employee benefits, environmental compliance, taxes and absence of previously undisclosed material liabilities. Prior to the Effective Time, Semiconductor Systems has covenanted and agreed to conduct its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. See "The Merger --Representations, Warranties and Covenants."

     Semiconductor Systems Employee Benefit Plans. FSI will take such reasonable actions as are necessary to allow eligible employees of Semiconductor Systems to participate in FSI's Employee Stock Purchase Plan and its Defined Contribution Pension Plan as soon as practicable after the Effective Time of the Merger. Subject to the eligibility and other participation requirements and terms contained in FSI's benefit programs and plans, FSI will provide Semiconductor Systems' employees with full credit for years of past service to Semiconductor Systems since its incorporation on November 20, 1990. See "The Merger -- Effect on Employee Benefit Plans."

     Substitution of Semiconductor Systems Options. Upon consummation of the Merger, all options to purchase shares of Semiconductor Systems Common Stock then outstanding will be converted into options to purchase FSI Common Stock (the "Substituted Options"). Following the Effective Time, each Substituted Option will be exercisable for that number of whole shares of FSI Common Stock determined by multiplying the number of shares of Semiconductor Systems Common Stock that were subject to such Substituted Option immediately prior to the Effective Time by the Exchange Ratio, and rounded down to the nearest whole number. The exercise price per share of Substituted Options shall be equal to the exercise price per share immediately prior to the Effective Time divided by the Exchange Ratio and rounded down to the nearest whole cent. The Substituted Options shall be issued under FSI's existing 1994 Omnibus Stock Plan. See "The Merger -- Effect on Employee Benefit Plans."

     Indemnification and Escrow of Merger Consideration.   Pursuant to the
Merger Agreement and the Shareholders Agreement dated February 5, 1996 among the shareholders of Semiconductor Systems (the "Securityholders") and FSI, the Securityholders, severally, but not jointly, have agreed to indemnify and hold FSI and the other Indemnities (as hereinafter defined) harmless from and against any Adverse Consequences (as hereinafter defined) they may suffer as a result of
(i) any inaccuracy or breach of any representation or warranty of Semiconductor Systems contained in the Merger Agreement or any failure of Semiconductor Systems to perform or comply with any covenant contained therein (provided that the Securityholders shall not have any obligation for the first $150,000 in Adverse Consequences incurred in the aggregate by the Indemnitees) until no later than the first anniversary of the Effective Time (the "General Indemnity") and (ii) any claim, action, dispute or loss arising out of any action taken or omitted in connection with any transactions involving securities of Semiconductor Systems (excluding the Merger) which were made between or among Semiconductor Systems and/or its shareholders and former shareholders during the 12 months prior to the Effective Time involving any shareholder agreement among Semiconductor Systems and any current or former shareholder of

Semiconductor Systems until the expiration of the period during which a claim may be asserted under any relevant statute of limitations (the "Claims Indemnity").

     As security for the obligations of the Securityholders under the General Indemnity, 60,000 shares of FSI Common Stock to be issued in the Merger will be held in escrow with Harris Trust & Savings Bank (or other mutually acceptable escrow agent) (the "Escrow Agent"). As security for the obligations of the Securityholders under the Claims Indemnity, 250,000 shares of FSI Common Stock to be issued in the Merger will be held in escrow with the Escrow Agent. The escrow fund established with respect to the General Indemnity shall expire on the first anniversary of the Effective Time and the escrow fund established with respect to the Claims Indemnity shall expire on August 31, 1997, after which times, respectively, the escrowed shares not subject to prior claims for indemnification pursuant to the Merger Agreement shall be released from escrow.

     Any indemnity obligations under either the General Indemnity or the Claims Indemnity shall be allocated among the Securityholders in the same proportion as the number of escrowed shares contributed by a Securityholder to the escrow represents of the total of all escrowed shares. See "The Merger--Indemnification and Escrow of Merger Consideration."

     Termination Fees. Under certain specified conditions, the Merger Agreement provides for the payment by Semiconductor Systems to FSI of $1,000,000 upon termination of the Merger Agreement. See "The Merger -- Termination Fees."

     Affiliate Agreements; Voting Agreements. Messrs. Parodi, Amis, Masterson and Nguyen, the "affiliates" (as that term is defined for purposes of Rule 145 under the Securities Act) of Semiconductor Systems, have entered into agreements restricting the sale or disposition of their shares of Semiconductor Systems Common Stock prior to the Merger and the resale or other disposition of shares of FSI Common Stock received by them in the Merger so as to comply with the requirements of the securities laws and pooling of interests accounting. In addition, these Semiconductor Systems affiliates have each agreed to vote their shares of Semiconductor Systems Common Stock in favor of the Merger Agreement at the Special Meeting. Messrs. Parodi, Amis, Masterson and Nguyen own in the aggregate 5,772,250 shares (or 72.2%) of the outstanding Semiconductor Systems Common Stock. See "The Merger -- Affiliate Agreements; Voting Agreements."

     Accounting Treatment. The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. See "The Merger -- Accounting Treatment."

     Dissenters' Rights. Holders of Semiconductor Systems Common Stock who do not vote in favor of the Merger may, under certain circumstances and by following procedures prescribed by the California Corporations Code, exercise dissenters' rights and receive cash for their shares of Semiconductor Systems Common Stock. The failure of a dissenting Semiconductor Systems shareholder to follow the appropriate procedures, may result in the termination or waiver of such rights. For information regarding dissenters' rights under California law, see "The Merger -- Dissenters' Rights" and Annex II.

     Regulatory Matters. Consummation of the Merger is conditioned upon, among other things, the receipt of all consents or approvals of government agencies, the receipt of which is necessary for the consummation of the Merger and the transactions contemplated thereby. See "The Merger -- Governmental and Regulatory Approvals."

     Expenses of the Merger. Pursuant to the Merger Agreement, each party has agreed to pay all fees and expenses incurred by the respective party in connection with the Merger; provided, however, that if the fees and expenses of Semiconductor Systems exceed $500,000, then the number of FSI Shares used to determine the Exchange Ratio shall be reduced accordingly and, under certain conditions, if the Merger Agreement is terminated, Semiconductor Systems will be required to pay a termination fee to FSI. See "The Merger--Merger Consideration," "--Expenses of the Merger," and "--Termination Fees."

     Tax Distributions to Semiconductor Systems Shareholders. The Merger Agreement provides that Semiconductor Systems will continue to make distributions to shareholders for income tax purposes for taxes incurred prior to the Effective Time. In addition, prior to the Closing, Semiconductor Systems shall issue to each shareholder of Semiconductor Systems a promissory note for the same purpose. Shareholders will, however, be required to reimburse Semiconductor Systems if the actual taxable income of Semiconductor Systems for 1995 is less than amounts previously distributed on account of such taxable income. See "The Merger--Tax Distributions to Semiconductor Systems Shareholders."

     Federal Income Tax Consequences of the Merger. FSI and Semiconductor Systems intend for the Merger to be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Merger -- Federal Income Tax Consequences."


COMPARISON OF FSI AND SEMICONDUCTOR SYSTEMS SHAREHOLDERS' RIGHTS

     The rights of Semiconductor Systems' shareholders are currently governed by California law and by Semiconductor Systems' Articles of Incorporation (the "Semiconductor Systems Articles") and Bylaws (the "Semiconductor Systems Bylaws"). At the Effective Time of the Merger, Semiconductor Systems shareholders will become shareholders of FSI, a Minnesota corporation, and their rights as FSI shareholders will be governed by Minnesota law and by FSI's Articles of Incorporation and Bylaws. There are various differences between the rights of Semiconductor Systems shareholders and the rights of FSI shareholders. See "Comparison of FSI and Semiconductor Systems Shareholders' Rights."

MARKET PRICES AND DIVIDEND DATA

     FSI Common Stock is listed on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") under the symbol "FSII". The following table sets forth for the periods indicated the high and low sales prices per share of FSI Common Stock as reported on the Nasdaq National Market for the periods indicated:

                                               HIGH         LOW
                                               ----         ---
FISCAL 1994
First Quarter...............................   $6 1/2       $4 5/8
Second Quarter..............................    6 7/8        4 7/8
Third Quarter...............................    7 7/8        5 1/4
Fourth Quarter..............................    9            5 3/8
FISCAL 1995
First Quarter...............................    14 1/4       8 5/8
Second Quarter..............................    18 1/8       12 1/8
Third Quarter...............................    26 5/8       17 3/8
Fourth Quarter..............................    35           22 3/4
FISCAL 1996
First Quarter...............................    38 1/2       18 1/2
Second Quarter..............................    24 1/2       12 1/2
Third Quarter (through March 4, 1996).......    15           12 7/8

     As of December 6, 1995, there were approximately 400 record holders of FSI Common Stock and an estimated additional 14,000 shareholders who held beneficial interests in shares of FSI Common Stock registered in nominee names of banks and brokerage houses.

     FSI has never declared or paid cash dividends on its Common Stock. FSI currently intends to retain all earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

     There is no public trading market for Semiconductor Systems Common Stock. Semiconductor Systems has been an S corporation since its incorporation in November 1990. As an S corporation, Semiconductor Systems has regularly paid dividends sufficient to cover the federal and state taxes incurred by the shareholders of Semiconductor Systems in connection with their ownership of Semiconductor Systems Common Stock. In addition, in 1991, 1992 and 1993 Semiconductor Systems paid dividends to its shareholders in excess of amounts necessary to cover their tax obligations. Pursuant to the Merger Agreement, certain dividends will be paid on or before the Closing Date to cover the taxes associated with ownership of Semiconductor Systems Common Stock during 1995 and the period from January 1, 1996 through the Closing Date. As a result of the Merger, Semiconductor Systems' status as an S corporation will terminate. See "The Merger--Tax Distribution to Semiconductor Systems Shareholders."

     On February 2, 1996, the last full trading day prior to the public announcement that Semiconductor Systems and FSI had reached a definitive agreement with respect to the Merger, the reported closing price per share of FSI Common Stock as reported on the Nasdaq National Market was $15 7/8. On ____________, the last full trading day prior to the date of this Proxy Statement/Prospectus, the reported closing sales price per share of FSI Common Stock as reported on the Nasdaq National Market was $_______. Assuming no adjustment to the aggregate number of shares of FSI Common Stock to be used in calculating the Exchange Ratio and no further issuances by Semiconductor Systems of any shares of its capital stock or rights or options to acquire its capital stock, each share of Semiconductor Systems Common Stock would be converted into
 .2174022 shares of FSI Common Stock pursuant to the Merger. Semiconductor Systems shareholders are urged to obtain current market quotations for FSI Common Stock.


               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The FSI selected historical consolidated financial data presented on the next page for and as of the five fiscal years ended August 26, 1995 are derived from the consolidated financial statements of FSI and its subsidiaries, which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Data as of and for the quarters ended November 25, 1995 and November 26, 1994 have been derived from unaudited consolidated financial statements of FSI and, in the opinion of FSI's management, includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations for the periods then ended and the financial position of FSI and its subsidiaries as of such dates. Interim operating results are not necessarily indicative of the results that may be achieved for the entire year. The Semiconductor Systems selected historical financial data presented below for and as of the five years ended December 31, 1995 are derived from the audited financial statements of Semiconductor Systems; the financial statements for each of the three years in the period ended December 31, 1995 have been audited by Price Waterhouse LLP, independent accountants. The selected pro forma financial data of FSI and Semiconductor Systems are derived from the Unaudited Pro Forma Combined Financial Information included elsewhere herein. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position. The following selected financial data should be read in conjunction with the separate historical financial statements of FSI and Semiconductor Systems and notes thereto, and unaudited pro forma combined financial information, included elsewhere in this Proxy Statement/Prospectus.

                      SELECTED HISTORICAL FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                            FSI INTERNATIONAL, INC.

                                                              FISCAL YEAR ENDED                                 QUARTER ENDED
                                       ----------------------------------------------------------------  ---------------------------
                                       AUGUST 26,   AUGUST 27,   AUGUST 28,   AUGUST 29,    AUGUST 31,   NOVEMBER 25,   NOVEMBER 26,
                                          1995         1994         1993         1992          1991          1995           1994
                                       -----------  -----------  -----------  -----------  ------------  -------------  ------------

STATEMENT OF OPERATIONS DATA:
Sales................................    $190,403      $96,437      $78,432      $46,879       $44,957       $ 62,147        $30,184
Cost of goods sold...................     112,002       55,788       49,464       28,109        27,788         35,127         16,263
Gross profit.........................      78,401       40,649       28,968       18,770        17,169         27,020         13,921
Selling, general, and administrative
  expenses...........................      33,909       19,552       14,496       11,170        12,299         11,314          6,329
Research and development expenses....      24,865       15,743       11,760        9,783         8,376          7,532          4,873
Operating income (loss)..............      19,627        5,354        2,712      (2,183)       (3,506)          8,174          2,719
Other income (expense), net..........       2,173        (254)        (671)        (410)         (414)          1,396            121
Income (loss) before income taxes....      21,800        5,100        2,041      (2,593)       (3,920)          9,570          2,840
Income tax expense (benefit).........       5,926        1,254          360          392         (616)          3,420            790
Income (loss) before minority
  interest and equity in earnings
  (loss) of affiliates...............      15,874        3,846        1,681      (2,985)       (3,304)          6,150          2,050
Minority interest....................       (155)           --           --           --            --          (162)             --
Equity in earnings (loss) of
  affiliates.........................       3,567        1,800        1,277        (373)            40          1,556          1,000
Net income (loss)....................    $ 19,286      $ 5,646      $ 2,958     $(3,358)      $(3,264)       $  7,544        $ 3,050
Net income (loss) per common share...    $   1.13      $   .43      $   .28     $  (.36)      $  (.37)       $    .35        $   .21

Weighted average common shares and
  common share equivalents...........      17,071       13,222       10,558        9,275         8,715         21,565         14,417


BALANCE SHEET DATA:
Working capital......................    $146,130      $27,778      $13,421      $10,934       $13,355       $143,487        $28,919
Total assets.........................     233,841       69,357       41,369       36,911        27,696        240,160         76,055
Short-term debt......................          33          149        2,753        4,976           199             22             99
Long-term debt, less current
  maturities.........................          47           33          343          866           304             81             22
Stockholders' equity.................     178,210       42,367       21,589       17,713        20,195        185,870         45,634
Dividends............................          --           --           --           --            --             --             --

                       SELECTED HISTORICAL FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          SEMICONDUCTOR SYSTEMS, INC.

                                                       YEAR ENDED DECEMBER 31,
                                          -----------------------------------------------
                                              1995     1994     1993     1992     1991/1/
                                            --------  -------  -------  -------  ---------
STATEMENT OF OPERATIONS DATA:
Sales....................................   $31,392   $28,229  $25,673  $24,014  $ 21,967
Cost of sales............................    19,055    16,123   12,665   11,066    12,209
Gross profit.............................    12,337    12,106   13,008   12,948     9,758
Selling, general, and administrative
  expenses...............................     5,963     4,963    3,832    3,210     2,285
Research and development expenses........     3,592     3,013    2,632    1,965       871
Operating income.........................     2,782     4,130    6,544    7,773     6,602
Other income (expense), net..............      (289)       28      122       85      (171)
Income before income taxes...............     2,493     4,158    6,666    7,858     6,431
Income tax expense.......................        37        37      176      185       144
Net income...............................   $ 2,456   $ 4,121  $ 6,490  $ 7,673  $  6,287
Net income per share.....................   $   .30   $   .51  $   .80  $   .93  $    .67
Weighted average common shares and
  equivalents............................     8,072     8,051    8,127    8,225     9,367

BALANCE SHEET DATA:
Working capital..........................   $ 7,665   $ 7,150  $ 5,402  $ 7,245  $  5,535
Total assets.............................    22,247    14,895   11,361   10,574     9,142
Short-term debt..........................     5,906     1,187      500       --       940
Long-term debt, less current maturities..       383       172       --       --     1,880
Shareholders' equity.....................     9,367     8,748    6,584    7,825     4,147
Distributions to shareholders............     1,837     1,957    7,671    3,878     2,110

________________
/1/ The 1991 Statement of Operations is for the period December 3, 1990 (date of purchase of the business of Semiconductor Systems by the management of Semiconductor Systems) to December 31, 1991.

         FSI AND SEMICONDUCTOR SYSTEMS SELECTED PRO FORMA DATA/(1)(2)/
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           FISCAL YEAR ENDED                     QUARTER ENDED
                                                ---------------------------------------  -----------------------------
                                                  AUGUST 26,    AUGUST 27,   AUGUST 28,   NOVEMBER 25,   NOVEMBER 26,
                                                     1995          1994         1993          1995           1994
                                                    ------        ------       ------        ------         ------
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA:
Sales..........................................      $218,460     $124,666     $104,105        $70,343         $37,390
Cost of goods sold.............................       128,653       71,911       62,129         40,543          20,622
Gross profit...................................        89,807       52,755       41,976         29,800          16,768
Selling, general and administrative expenses...        39,999       24,515       18,328         12,753           7,768
Research and development expenses..............        28,037       18,756       14,392          8,532           5,696
Operating income...............................        21,771        9,484        9,256          8,515           3,304
Other income (expense), net....................         2,117        (226)        (549)          1,242             139
Income before income tax.......................        23,888        9,258        8,707          9,757           3,443
Income tax expense.............................         6,767        2,763        2,886          3,497           1,033
Income before minority interest and equity in
   earnings of affiliates......................        17,121        6,495        5,821          6,260           2,410
Minority interest..............................         (155)           --           --          (162)              --
Equity in earnings of affiliates...............         3,567        1,800        1,277          1,556           1,000
Net income.....................................      $ 20,533     $  8,295     $  7,098        $ 7,654         $ 3,410
Net income per common share....................      $   1.09     $    .55     $    .58        $   .33         $   .21
Weighted average common shares and common
   share equivalents...........................        18,825       14,973       12,324         23,323          16,170

                                                   NOVEMBER 25,
                                                       1995
                                                     --------
PRO FORMA COMBINED BALANCE SHEET DATA:
Working capital................................      $151,786
Total assets...................................       261,216
Short-term debt................................         5,398
Long-term debt, less current maturities........           420
Stockholders' equity...........................       195,608

___________________
/(1)/ Semiconductor Systems' fiscal year ends December 31. In presenting the pooling of interests combination on a pro forma basis, Semiconductor Systems' financial statements for the twelve months ended August 26, 1995 were combined with FSI's financial statements for the same period and Semiconductor Systems' financial statements for the years ended December 31, 1994 and 1993 were combined with FSI's for the years ended August 27, 1994 and August 28, 1993, respectively. The pro forma statements of operations for the quarters ended November 25, 1995 and November 26, 1994 and the balance sheet as of November 25, 1995 of FSI has been combined with Semiconductor Systems' statements of operations for the quarters ended November 26, 1995 and November 27, 1994, respectively, and the balance sheet as of November 26, 1995. See Unaudited Pro Forma Combined Information contained elsewhere herein.
 /(2)/ Pro forma data includes adjustments for the effect of recognizing income tax expense for Semiconductor Systems as if it has been a C Corporation versus an S Corporation. See Note (D) to the Unaudited Pro Forma Combined Information contained elsewhere herein.

                          COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical per share data of FSI and Semiconductor Systems and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis assuming that .2174022 of a share of FSI Common Stock is issued in exchange for each share of Semiconductor Systems Common Stock in the Merger. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined financial information and the separate historical financial statements of FSI and Semiconductor Systems and notes thereto, included elsewhere in this Proxy Statement/Prospectus. The unaudited pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                        FISCAL YEAR ENDED                    QUARTER ENDED
                              -------------------------------------   -------------------------
                               AUGUST 26,   AUGUST 27,  AUGUST 28,    NOVEMBER 25,  NOVEMBER 26,
                                  1995         1994        1993          1995          1994
                              -----------   ----------  -----------   ------------  ------------
Historical--FSI
  Net income...............   $    1.13     $     .43   $     .28     $      .35    $      .21
  Book value...............   $    8.80     $      --   $      --     $     9.15    $       --


                                            YEAR ENDED DECEMBER 31         QUARTER ENDED
                                            -----------------------   -------------------------
                               AUGUST 27,                             NOVEMBER 26,  NOVEMBER 27,
                               1995/(1)/       1994        1993        1995/(1)/     1994/(1)/
                              -----------   ----------  -----------   ------------  ------------
Historical--Semiconductor
Systems
  Net income...............   $     .26     $     .51   $     .80     $      .02    $      .07
  Book value...............   $    1.06     $      --   $      --     $     1.03    $       --

Historical--Semiconductor
  Systems
Pro Forma/(2)/
  Net income...............   $     .15     $     .33   $     .51     $      .01    $      .04
  Book value...............   $    1.14     $      --   $      --     $     1.21    $       --

                                      FISCAL YEAR ENDED                    QUARTER ENDED
                            -------------------------------------   -------------------------
                             AUGUST 26,   AUGUST 27,  AUGUST 28,    NOVEMBER 25,  NOVEMBER 26,
                               1995         1994        1993           1995           1994
                            -----------   ----------  -----------   ------------  ------------
Pro Forma Combined--Per
FSI Share/(1)/
  Net income...............   $    1.09     $     .55   $     .58     $      .33    $      .21
  Book value...............   $    8.52     $      --   $      --     $     8.87    $       --

Equivalent Pro Forma
Combined-Per
Semiconductor Systems
Share/(1)(3)/
  Net income...............   $     .24     $     .12   $     .13     $      .07    $      .05
  Book value...............   $    1.85     $      --   $      --     $     1.93    $       --

_______________________
/(1)/ Semiconductor Systems' fiscal year ends December 31. In presenting the pooling of interests combination on a pro forma basis, Semiconductor Systems' financial statements for the year ended August 26, 1995 were combined with FSI's financial statements for the same period and Semiconductor Systems' financial statements for the years ended December 31, 1994 and 1993 were combined with FSI's for the years ended August 27, 1994 and August 28, 1993, respectively. The pro forma statements of operations for the quarters ended November 25, 1995 and November 26, 1994 and the balance sheet as of November 25, 1995 of FSI has been combined with Semiconductor Systems statements of operations for the quarters ended November 26, 1995 and November 27, 1994, respectively, and the balance sheet as of November 26, 1995. See Unaudited Pro Forma Combined Financial Information contained elsewhere herein.
/(2)/ Historical pro forma Semiconductor Systems per share data represents the historical per share data of Semiconductor Systems on a pro forma basis giving effect to the recognition of income tax expense for Semiconductor Systems as if it has been a C corporation versus an S Corporation. See Note (D) to the Unaudited Pro Forma Combined Financial Information contained elsewhere herein.
/(3)/ The Equivalent Pro Forma Combined information represents the pro forma combined net income and book value multiplied by .2174022, which is the assumed Exchange Ratio.

                                 RISK FACTORS

     In addition to the other information in this Proxy Statement/Prospectus, the following factors should be carefully considered in evaluating the Merger and FSI and its business before acquiring the shares of FSI Common Stock offered hereby.

CYCLICALITY OF THE SEMICONDUCTOR DEVICE INDUSTRY

     FSI's business depends in large part on the capital equipment expenditures of semiconductor device manufacturers, which in turn depend on the current and anticipated demand for integrated circuits and products utilizing integrated circuits. The semiconductor device industry is cyclical and has historically experienced periodic downturns, which often have had an adverse effect on capital equipment expenditures by semiconductor device manufacturers. These downturns generally have adversely affected the sales, gross profits, and operating results of semiconductor equipment suppliers, including FSI. There can be no assurance that FSI's sales, gross profits, and operating results will not be adversely affected by any future downturns in the semiconductor device industry. In addition, FSI's recently completed construction of a new manufacturing facility, its expansion and enhancement of its laboratory facilities, and its upgrade of its computer systems, as well as the need for continued investment by FSI in research and development, marketing, and customer service and support capabilities will limit FSI's ability to reduce expenses during future downturns in the semiconductor device industry. See "FSI Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     FSI's results for a particular quarter can vary due to a number of factors and, consequently, FSI may experience significant fluctuations in its quarterly sales, gross profits, operating results, and net income. Factors which may influence FSI's operating results in a given quarter include specific economic conditions in the semiconductor device industry, the financial results of FSI's affiliates, the timing of the receipt of orders from major customers, the mix of products sold by FSI, competitive pricing pressures, the proportion of international sales, product modifications requested by customers and production ability. During a specific quarter, a significant portion of FSI's revenue may be derived from the sale of a relatively small number of systems. Accordingly, a small change in the number of such systems sold in a quarter may cause significant changes in operating results. Moreover, customers may cancel or reschedule shipments, and production difficulties could delay shipments. These factors also could significantly affect annual results of operations. See "FSI Management's Discussion and Analysis of Financial Condition and Results of Operations -- Quarterly Results of Operations."

MANAGEMENT OF GROWTH

     FSI is undergoing a period of rapid growth. In addition, with the acquisition in January, 1995 of a 50% interest in FSI Metron Europe, Ltd. ("FME" and formerly Vinylglass Limited), a company based in the United Kingdom, and the acquisition in March, 1995 of Applied Chemical Solutions ("ACS"), a company based in Hollister, California, FSI has experienced additional growth in the number of employees, the scope of its operations, and the geographic area of FSI's operations. This growth has resulted in, and is expected to continue to create, the need for additional capacity (including facilities and skilled employees), new and increased responsibilities for management personnel, and added pressures on FSI's operating and financial systems. FSI's ability to manage future growth effectively and accomplish its overall goals will depend on its ability to hire additional management and technical personnel. Competition for highly skilled technical, managerial and marketing personnel in FSI's industry is high. Industry growth and the low unemployment rate in the Minneapolis, Minnesota area, which includes FSI's principal facilities in Chaska, has increased the competition for such personnel. FSI must also integrate its new employees into its overall operations, and to continue to improve its operational, financial, and management systems and controls. In response to its growth, FSI has recently completed construction of a new manufacturing facility, authorized the construction and equipping of an additional 88,000 square feet of laboratory and office space to the new facility, and is in the process of upgrading its computer systems. If FSI is unable to manage growth effectively or hire or retain qualified personnel, FSI's business and results of operations could be materially and adversely affected. See "FSI Business -- Employees" and "--Properties."

     As FSI's customers attempt to meet the growing demand for semiconductor devices by increasing their production capacity, they are setting aggressive delivery requirements for their suppliers, including FSI. Failure to meet customer expectations, whether because of capacity constraints or otherwise, could jeopardize relations with such customers and materially adversely affect the operations and earnings of FSI.

     In light of the significant recent growth in revenues and capacity constraints that will exist even with the expansion of its manufacturing facilities and a slower growth rate expected in the semiconductor equipment industry, FSI does not believe that the rate of revenue growth in fiscal 1995, on a comparable quarter basis, can be sustained in the future.

DEPENDENCE ON NEW PRODUCTS AND PROCESSES

     Semiconductor device manufacturing equipment and processes are subject to rapid technological change and new product introductions as well as evolving industry standards. The development of more complex integrated circuits and the increased overall demand for products utilizing integrated circuits has driven the need for new facilities, equipment, and processes to produce such devices at an acceptable cost. As a result of these factors, FSI believes semiconductor device manufacturers are increasingly relying on equipment manufacturers to design and develop more efficient equipment, to design and implement improved processes for the benefit of semiconductor device manufacturers, and to integrate their equipment with that of other equipment manufacturers. Therefore, FSI believes that its future success will depend in part upon its ability to continue to enhance its existing products and their process capabilities, and to design and develop new technologies, processes, and systems which compete effectively on the basis of price and performance and which adequately address customer requirements. In addition, FSI must continue to develop, manufacture, and market new products which conform to emerging industry standards. As a result, FSI expects to continue to make significant investments in research and development and to continue to consider from time to time the strategic acquisition of businesses, products, or technologies complementary to FSI's business. The success of FSI in developing, introducing, and selling new and enhanced equipment depends upon a variety of factors including product selection, timely and efficient completion of product design and development, timely and efficient implementation of manufacturing and assembly processes, product performance in the field, and effective sales and marketing. FSI also must manage product transitions successfully, as introductions of new products could adversely affect sales of existing products. If new products have reliability or quality problems, reduced orders, higher manufacturing costs, delays in collecting accounts receivable, and additional service and warranty expense may result. There can be no assurance that FSI will be able to develop and introduce new products or enhancements to its existing products and processes in a manner which satisfies customer needs or achieves market acceptance. The failure to do so could materially and adversely affect FSI's business and results of operations. See "FSI Business -- Industry Background" and "-- Research and Development."

RELIANCE ON AFFILIATED INTERNATIONAL DISTRIBUTORS

     The majority of FSI's international sales are made through its affiliated distributors, Metron Technology B.V. (together with its subsidiaries, "Metron Technology") in Europe and in the Far East and m.FSI Ltd. in Japan ("m.FSI"). See Note 6 of Notes to Consolidated Financial Statements of FSI. These affiliated distributors also provide service and support to many of FSI's international customers. Thus, a reduction in the sales efforts or financial viability of such distributors, or a termination of FSI's investment in or relationship with such entities, could adversely affect FSI's international sales, its financial results, and its ability to support its international customers. Sales to FSI's affiliated distributors accounted for approximately 22% and 26% of FSI's total sales in fiscal 1995 and fiscal 1994, respectively, and the earnings received from FSI's equity ownership interest in such affiliated distributors accounted for approximately 18% and 32% of FSI's net income in fiscal 1995 and fiscal 1994, respectively. The earnings or losses of FSI's affiliated distributors can significantly affect the financial results of FSI. The affiliated distributors distribute not only FSI's products but also those of other companies serving the semiconductor device industry. Over the past several years, a majority of the revenues of the affiliated distributors, in the aggregate, have been attributable to sales of products of other semiconductor manufacturing equipment and consumables suppliers. Thus, the financial results of the affiliated distributors and their impact on FSI's financial results are dependent not only upon the ability of these distributors to successfully market FSI's products, but also their ability to maintain relationships with and market the products of other semiconductor manufacturing equipment and consumables suppliers. Moreover, while sales of FSI's products by Metron Technology (and of certain other manufacturers for whom they distribute) are generally in United States dollars, the expenses of Metron Technology are generally denominated in foreign currencies and, accordingly, Metron Technology's operating results may be affected by fluctuations in interest and currency exchange rates. In addition, sales by m.FSI are denominated in yen and, accordingly, FSI's equity interest in the earnings of m.FSI are affected by dollar/yen exchange rates. FSI's affiliated distributors generally do not engage in hedging transactions in an effort to lessen the potentially negative effect of foreign currency devaluation in relation to the United States dollar. However, in those limited instances (totaling less than 20% of the aggregate annual sales of Metron Technology and mYFSI) where a sale by an affiliated distributor has been both in a foreign currency (usually at the request of a foreign-domiciled customer) and of a size significant to justify the costs of engaging in hedging activity, FSI's affiliated distributors have hedged such transactions by buying forward United States dollars and selling forward the applicable local currency. If the order that is the subject of a hedging transaction is subsequently canceled by the customer, the affiliated distributor may be required to satisfy its hedging obligations by buying and/or selling the applicable currencies at market prices that could, because of changes in the applicable exchange rates, result in losses to the affiliated distributor. To date, FSI has not experienced any material adverse effect as a result of the hedging activities of its affiliated distributors. There can be no assurance that Metron Technology and m.FSI will continue to distribute, or to distribute successfully, FSI's products or the products of other semiconductor manufacturing equipment and consumables suppliers, and in such an event FSI's results of operations and earnings could be adversely affected. FSI is not aware of any financial difficulties being experienced by any of its affiliated distributors which could materially adversely affect FSI's financial condition or results of operations.

     Effective July 6, 1995, Metron Technology acquired Transpacific Technology Corporation ("Transpacific"), a California corporation. Transpacific markets or distributes the products of certain semiconductor equipment and consumables manufacturers in portions of the United States and Europe. FSI's day-to-day involvement in the management of Metron Technology has been reduced following the acquisition, and the future success of Metron Technology will depend on the successful integration of the senior management of Transpacific and Metron Technology, none of whom has prior experience in managing a semiconductor equipment business of the size and geographic scope of Metron Technology. There can be no assurance that Metron Technology will be able to successfully integrate the acquired businesses, product lines and principals of the former entities comprising Metron Technology. The loss of any principal, as a result of the acquisition or otherwise, without the creation of new distributor relationships to take their place, could have an adverse effect on FSI's financial condition and results of operations. See "Business--Marketing, Sales, and Support" and "--Customers."

INTERNATIONAL BUSINESS

     Approximately 37% and 33% of FSI's sales for fiscal 1995 and fiscal 1994, respectively, were attributable to sales outside the United States, including sales through FSI's affiliated international distributors which accounted for 61% and 78%, respectively, of such international sales. See "Reliance on Affiliated International Distributors" above and Note 15 of the Notes to Consolidated Financial Statements of FSI. FSI expects that international sales will continue to represent a significant portion of its total sales. Sales to customers outside the United States are subject to risks, including the imposition of governmental controls, the need to comply with a wide variety of foreign and United States export laws, political and economic instability, trade restrictions, changes in tariffs and taxes, longer payment cycles typically associated with international sales, and the greater difficulty of administering business overseas as well as general economic conditions. Although substantially all of FSI's direct international sales are denominated in United States dollars, both direct sales by FSI and sales through its affiliated international distributors may be affected by changes in demand resulting from fluctuations in interest and currency exchange rates. Moreover, while sales by Metron Technology are also generally denominated in United States dollars, their expenses are denominated in foreign currencies and, consequently, their operating results may be directly affected by changes in exchange rates. Sales by m.FSI are denominated in yen and, accordingly, FSI's equity interest in the earnings of m.FSI are affected by fluctuations in dollar/yen exchange rates. Furthermore, although FSI endeavors to meet technical standards established by foreign regulatory bodies, there can be no assurance that FSI will be able to comply with changes in foreign standards in the future. The inability of FSI to design products to comply with foreign standards could have a material adverse effect on FSI. In addition, the laws of certain foreign countries may not protect FSI's intellectual property to the same extent as do the laws of the United States. A growing portion of FSI's international sales have been to semiconductor device manufacturers located in Korea. The Korean market is extremely competitive and the semiconductor device manufacturers located there have been very aggressive in seeking price concessions from suppliers. See "FSI Business -- Marketing, Sales, and Support" and "-- Competition."

ACQUISITIONS

     FSI from time to time may acquire complementary businesses, products, or technologies. On January 31, 1995, FSI and its European affiliated distributor, Metron Europa (now Metron Technology), each acquired 50% of FME, which is located in Newhaven, East Sussex, England, and which manufactures, markets, and services chemical delivery systems and certain other products. In addition, effective March 8, 1995, FSI acquired ACS, which is located in Hollister, California, and designs, markets, and services chemical blending and delivery systems, point of use chemical generation systems, and slurry mixing and delivery systems used in conjunction with chemical mechanical planarization, commonly referred to as CMP. There can be no assurance that FSI will be able to successfully integrate the acquired businesses, products, or technologies of FME, ACS or others.

JAPANESE COMPETITION

     Since 1992, Japanese semiconductor device manufacturers have substantially reduced their levels of capital spending on new fabrication facilities and equipment in Japan and elsewhere. This has resulted in reduced sales and increasing competitive pressures in the Japanese market segment (comprised of semiconductor device fabrication facilities located in Japan and those located outside of Japan which are controlled by Japanese companies). As a result, pricing pressures in both the Japanese market and elsewhere may continue into the foreseeable future due to Japanese semiconductor equipment manufacturers offering substantial discounts on their products.

     FSI believes that the Japanese companies with which it competes have a competitive advantage because of their dominance of the Japanese market segment. Furthermore, Japanese semiconductor device manufacturers have extended their influence outside Japan by licensing products and process technologies to non-Japanese semiconductor device manufacturers. Such licenses can result in a recommendation to use semiconductor equipment manufactured by Japanese companies. Therefore, FSI may be at a competitive disadvantage with respect to the Japanese semiconductor equipment suppliers, who have been engaged for some time in collaborative efforts with Japanese semiconductor device manufacturers. Certain Japanese semiconductor equipment manufacturers have announced plans to begin manufacturing operations in the United States, which will enable them to compete more effectively in the United States market.

     The Japanese market segment is important as it represents a substantial percentage of the world-wide semiconductor device market. To date, FSI has not yet established itself as a significant participant in the Japanese market segment with respect to its microlithography cluster or chemical management system product lines. As part of the strategy to establish its Japanese presence, FSI formed a joint venture, m.FSI, in August 1991 with Mitsui & Co., Ltd. and its wholly owned subsidiary, Chlorine Engineers Corp., Ltd. (collectively, "Mitsui") and granted m.FSI certain product and technology licenses and product distribution rights in Japan. There can be no assurance that FSI will be able to maintain or increase its sales to the Japanese market segment. See "FSI Business -- Marketing, Sales, and Support" and "-- Competition." FSI does not believe that there are any existing government trade restrictions that would materially limit FSI's ability to compete in the Japanese or Korean markets. There can be no assurance, however, that imposition of such restrictions in the future will not adversely affect FSI's ability to compete in these markets.

COMPETITION

     The semiconductor equipment industry is highly competitive. In each of the markets it serves, FSI faces intense competition from established competitors, some of which have substantially greater financial, engineering, research, development, manufacturing, marketing, service, and support resources, greater name recognition than FSI, and long-standing customer relationships. In order to remain competitive, FSI must maintain a high level of investment in research and development, marketing, and customer service and support as well as control operating expenses. There can be no assurance that FSI will have sufficient resources to continue to make such investments or that FSI's products will continue to be viewed as competitive as a result of technological advances by competitors or changes in semiconductor processing technology. FSI's competitors may also increase their efforts to gain and retain market share through competitive pricing. Such competitive pressures may necessitate significant price reductions by FSI or result in lost orders which could adversely affect FSI's results of operations. See "FSI Business -- Marketing, Sales, and Support" and "--Competition."

DEPENDENCE ON KEY CUSTOMERS

     Although the composition of FSI's largest customers has changed from year to year, direct sales to FSI's top five customers in each of fiscal 1995, 1994 and 1993 have accounted for approximately 54%, 46% and 50% respectively, of FSI's total sales. Direct sales to FSI's top two customers in each of fiscal 1995, 1994 and 1993 accounted for approximately 28%, 30% and 32%, respectively, of FSI's total sales. FSI's top two customers in fiscal 1995 were International Business Machines Corporation ("IBM") and Motorola, Inc. ("Motorola") and in fiscal 1994 were Texas Instruments, Inc. ("TI") and Motorola. In addition, approximately 38% of FSI's backlog at fiscal 1995 year-end was comprised of orders from two customers. Sales to FSI's affiliated distributors in fiscal 1995, 1994 and 1993, which may include sales of products subsequently resold to FSI's top five customers, accounted for approximately 22%, 26% and 25%, respectively, of FSI's total sales. FSI currently has no long-term purchase commitments with any of its customers and sales are generally made pursuant to purchase orders. A reduction, delay, or cancellation of orders from one or more of its significant customers, or the loss of one or more of such customers, could have a material adverse effect on FSI's operating results. See "FSI Business -- Customers."

ACCEPTANCE OF POLARIS MICROLITHOGRAPHY CLUSTER

     FSI introduced the original Polaris microlithography cluster in 1991. In July 1994, FSI introduced the Polaris 2000 product, an advanced microlithography cluster with enhanced processing capabilities and increased throughput. Use of the Polaris cluster represents an alternative to the conventional track approach employed by semiconductor device manufacturers to process photoresist. To date, a significant majority of the sales of Polaris clusters has been to three customers, IBM, TI, and LG Semicon Co., Ltd. ("LG Semicon"), which purchases FSI's products through its United States affiliate, LG International (America), Ltd. Future growth in sales by FSI's microlithography division will depend upon the acceptance of FSI's microlithography cluster technology by a broader group of customers, including additional international customers. Because of the large capital commitment involved in the construction and operation of a semiconductor device manufacturing facility, the decision by a semiconductor device manufacturer to undertake a large-scale deployment of the Polaris cluster involves a significant technological and financial commitment to what is currently an alternative approach. While FSI is actively promoting the acceptance of this technology, there can be no assurance that FSI will be successful in obtaining broader acceptance of the Polaris cluster technology. Failure to achieve broader acceptance could have an adverse effect on FSI's results of operations and earnings. FSI designs and manufactures the Polaris cluster under a license from TI which includes an exclusive license to sell such systems. The loss or material limitation of this license could have an adverse effect on FSI's results of operations and earnings. See "FSI Business-- Marketing, Sales, and Support" and "--Competition."

CHANGES IN INDUSTRY PURCHASING PRACTICES; LENGTHENING SALES CYCLE

     Sales of FSI's systems depend, in significant part, upon the decision of a prospective customer to increase manufacturing capacity by constructing and equipping new semiconductor device manufacturing facilities or upgrading current facilities, both of which typically involve significant capital commitments. FSI believes that semiconductor device manufacturers are increasingly relying on equipment suppliers to help them meet the technological challenges and cost constraints inherent in constructing or expanding semiconductor device fabrication facilities. Due to these and other factors, FSI's systems typically have lengthy sales cycles during which FSI may expend substantial funds and management effort. FSI believes that the length of the sales cycle will increase as certain of its current and potential customers centralize purchasing decisions into one decision-making entity, which is expected to intensify the evaluation process and require additional sales and marketing expenditures by FSI. FSI believes that, as a result, certain semiconductor device manufacturers are developing strategic relationships with suppliers and are focusing on a limited number of suppliers for each item of process equipment in a fabrication facility. Once a semiconductor device manufacturer has selected a particular vendor's capital equipment, FSI believes that the manufacturer generally relies upon that equipment for the specific production line application at that facility, and in some cases future facilities. Such manufacturers in some cases will attempt to consolidate their other capital equipment requirements with the same vendor. Accordingly, FSI's ability to receive orders from potential customers may depend upon such customers undertaking an evaluation for new equipment. For many potential customers, such an evaluation may occur infrequently. There can be no assurance that FSI will prevail in such evaluations or that it will not lose potential orders to larger semiconductor equipment suppliers with broader product lines.

DEPENDENCE ON KEY SUPPLIERS

     Certain of the components and sub-assemblies included in FSI's products are obtained from a single supplier or a limited group of suppliers. Although FSI seeks to reduce dependence on sole and limited source suppliers, disruption or termination of these sources could have an adverse effect on FSI's operations. FSI believes that alternative sources could be obtained and qualified to supply these components, if necessary. Nevertheless, prolonged inability to obtain certain components could have an adverse effect on FSI's operating results and could result in damage to customer relationships. FSI is not aware of any financial difficulties being experienced by any of FSI's key suppliers that could materially adversely affect FSI's financial condition or results of operations. See "FSI Business-- Manufacturing and Suppliers."

DEPENDENCE ON KEY PERSONNEL

     FSI's success depends to a significant extent upon certain senior management and technical personnel. The loss of the services of one or more of these key persons could have a material adverse effect on FSI. FSI's future success will depend in large part upon its ability to attract and retain highly skilled technical, managerial, and marketing personnel. Competition for such personnel in FSI's industry is high. FSI's primary facilities are located in Chaska, Minnesota, near Minneapolis, and in Dallas, Texas. The current unemployment rate in the Minneapolis area is extremely low and industry growth has increased competition for highly skilled technical personnel in both Chaska and Dallas. There can be no assurance that FSI will continue to be successful in attracting and retaining the personnel it requires to successfully develop new and enhanced products and to continue to grow and operate profitably. See "FSI Business -- Employees" and "Management."

PATENTS AND OTHER INTELLECTUAL PROPERTY

     FSI's success depends in significant part on its intellectual property. While FSI attempts to protect its intellectual property through patents, copyrights, trade secrets, and non-disclosure agreements, it believes that its success will depend to a greater degree upon innovation, technological expertise, and the ability to quickly adapt to and deliver new technology. FSI currently holds numerous United States patents and additional foreign patents in Japan and several European countries and has several United States patent applications and foreign patent applications pending. There can be no assurance that FSI will be able to protect its technology or that competitors will not be able to develop similar technology independently. No assurance can be given that the claims allowed on any patents held or acquired by FSI will be sufficiently broad to protect FSI's technology. In addition, no assurance can be given that any existing or future patents issued to FSI will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide competitive advantages to FSI. In that event, FSI's results of operations could be adversely affected. Moreover, FSI may be forced to incur significant costs to defend its patent rights. In addition, although FSI believes that its products do not infringe any valid existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future. In October, 1995, Purusar Corporation ("Purusar") brought suit against FSI in United States District Court, Northern District of California, seeking monetary damages and injunctive relief based upon FSI's alleged infringement of a patent held by Purusar. There also may be pending patent applications or issued patents of which FSI is not aware that FSI may need to license or challenge at significant expense. There can be no assurance that any such license would be available on acceptable terms, if at all, or that FSI would prevail in any such challenge. See "FSI Business -- Polaris License Agreement; Other Intellectual Property" and "-- Legal Proceedings."

VOLATILITY OF STOCK PRICE

     FSI Common Stock has experienced in the past, and could experience in the future, substantial price volatility as a result of a number of factors, including quarter to quarter variations in the actual or anticipated financial results of FSI, announcements by FSI, its competitors or its customers, government regulations, and developments in the industry. In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many technology companies in particular and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations, as well as economic conditions generally and in the semiconductor device industry specifically, may adversely affect the market price of FSI Common Stock.

                                 INTRODUCTION

GENERAL

     This Proxy Statement/Prospectus is being furnished to the shareholders of Semiconductor Systems in connection with the solicitation of proxies by the Board of Directors of Semiconductor Systems from holders of outstanding shares of Semiconductor Systems Common Stock, for use at a special meeting of shareholders (the "Special Meeting") of Semiconductor Systems, to be held on ________, 1996 at 9:00 a.m., Pacific Standard Time, at the principal executive offices of Semiconductor Systems located at 47003 Mission Falls Court, Fremont, California 94539 and at any adjournment thereof.

     At the Special Meeting, Semiconductor Systems shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization dated as of February 5, 1996, among Semiconductor Systems, FSI International, Inc., a Minnesota corporation ("FSI"), and Spectre Acquisition Corp., a California corporation and a newly formed and wholly owned subsidiary of FSI ("Merger Sub") (together with the Merger Agreement attached thereto, the "Merger Agreement") (attached hereto as Annex I), and the merger provided therein of Merger Sub with and into Semiconductor Systems (the "Merger").

     At the Effective Time of the Merger, the outstanding shares of Semiconductor Systems (other than shares held by shareholders who exercise and do not subsequently withdraw or lose statutory dissenters' rights) will be converted into shares of common stock, no par value, of FSI ("FSI Common Stock").

     Each share of Semiconductor Systems Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by Merger Sub, FSI, or any direct or indirect wholly owned subsidiary of FSI or of Semiconductor Systems and any shares held by dissenting shareholders) will be canceled and extinguished and be converted automatically into the right to receive FSI Common Stock equal to the quotient determined by dividing 1,800,000 shares (the "FSI Shares") by the sum of: (i) the number of shares of Semiconductor Systems Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Semiconductor Systems Common Stock issuable upon the exercise or conversion of all stock options, rights or other securities of the Semiconductor Systems outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that the number of FSI Shares used for purposes of calculating the Exchange Ratio shall be subject to adjustment to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FSI Common Stock), reorganization, recapitalization or other like change with respect to FSI Common Stock occurring after February 5, 1996 and before the Effective Time of the Merger.

     The number of FSI Shares used for purposes of calculating the Exchange Ratio shall be subject to adjustment if Semiconductor Systems' costs and fees associated with legal, accounting, investment banking and other similar fees and expenses associated with the transactions contemplated by the Merger (the "Semiconductor Systems Transaction Costs") exceed $500,000 in the aggregate. In such event, the number of FSI Shares used for the purposes of calculating the Exchange Ratio shall be decreased by that number of shares equal to the quotient determined by dividing (x) the amount by which the actual amount of Semiconductor Systems Transaction Costs exceed $500,000 by (y) the closing sale price of a share of FSI Common Stock on the date immediately preceding the Closing Date as reported in the National Association of Securities Dealers, Inc. National Market System ("NMS") or, if no sale of shares of FSI Common Stock has occurred on that date, on the next preceding date on which a sale did occur, on the NMS (the "Closing Price"). Prior to Closing, Semiconductor Systems shall supply FSI with a certificate itemizing in reasonable detail the Semiconductor Systems Transaction Costs.

     The principal executive offices of FSI are located at 322 Lake Hazeltine Drive, Chaska, Minnesota 55318 and its telephone number is (612) 448-5440. The principal executive offices of Semiconductor Systems are located at 47003 Mission Falls Court, Fremont, California 94539 and its telephone number is (510) 683-8858.

     The Proxy Statement/Prospectus also constitutes the prospectus of FSI with respect to the shares of FSI Common Stock to be issued in the Merger. The information in this Proxy Statement/Prospectus with respect to FSI and Merger Sub has been supplied by FSI, and the information with respect to Semiconductor Systems has been supplied by Semiconductor Systems.

     This Proxy Statement/Prospectus will first be mailed to shareholders of Semiconductor Systems on or about ________, 1996.

VOTING AND PROXIES

     Only holders of record of Semiconductor Systems Common Stock as of the close of business on ________, 1996, are entitled to notice of and to vote at the Special Meeting or at any adjournment thereof. At such date, there were 8,000,000 shares of Semiconductor Systems Common Stock outstanding held by 13 holders of record.

     Shareholders of record on the record date are entitled to one vote per share on any matter which may properly come before the Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the then outstanding shares of Semiconductor Systems Common Stock is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Semiconductor Systems Common Stock are required to approve and adopt the Merger Agreement and the Merger.

     FSI, as sole shareholder of Merger Sub, has approved the Merger Agreement. No vote of FSI shareholders is required to approve the Merger Agreement.

     Shares of Semiconductor Systems Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED ON A DULY EXECUTED PROXY, SUCH SHARES WILL BE VOTED IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. Any shareholder who has given a proxy may revoke it at any time before it is voted by filing with the Secretary of Semiconductor Systems, at the address of Semiconductor Systems set forth above, written notice of revocation or a duly executed proxy bearing a later date (attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     Other than the approval and adoption of the Merger Agreement and the Merger, Semiconductor Systems does not know of any matters which are to come before the Special Meeting. Pursuant to the Shareholders Agreement dated February 5, 1996 and upon the affirmative vote of Semiconductor Systems shareholders with respect to the Merger Agreement and the Merger, Michael L. Parodi will be appointed, as agent and attorney-in-fact, to act on behalf of each of the shareholders who shall be entitled to receive shares of FSI Common Stock in the Merger. See "The Merger--Indemnification and Escrow of Merger Consideration" and "Comparison of FSI and Semiconductor Systems Shareholders' Rights--Semiconductor Systems Capital Stock." Should any other business properly come before the Special Meeting, the proxy holders will have discretionary authority to vote the shares of Semiconductor Systems Common Stock represented thereby on such matters in accordance with their best judgment.

     In addition to solicitation by mail, directors, officers and employees of Semiconductor Systems, who will not be specifically compensated for such services, may solicit proxies from the shareholders of Semiconductor Systems, personally or by telephone or telegram or other forms of communication. Semiconductor Systems will bear its own expenses in connection with the solicitation of proxies for the Special Meeting.

     HOLDERS OF SEMICONDUCTOR SYSTEMS COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE SEMICONDUCTOR SYSTEMS PROXY AND RETURN IT PROMPTLY TO SEMICONDUCTOR SYSTEMS IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

     SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES WITH THEIR PROXY
CARDS.

                 BACKGROUND OF THE MERGER AND RELATED MATTERS

BACKGROUND OF THE MERGER

     The proposed Merger has resulted from a review by the Board of Directors of Semiconductor Systems of various strategic alternatives available to it. This review encompassed key market factors as well as evaluation and analysis of financing alternatives available to Semiconductor Systems to sustain its projected growth rate.

     Semiconductor Systems' executive officers, Michael L. Parodi, President and Chief Executive Officer, Gerald E. Masterson, Vice President and Chief Financial Officer, and Douglas K. Amis, Vice President, Administration, considered matters relative to the Merger in numerous meetings throughout the months of November and December, 1995 and January 1996. Certain aspects of these deliberations and related matters are summarized below.

     Management has constantly monitored and evaluated trends in the semiconductor capital equipment business, especially as it related to requirements placed on Semiconductor Systems by its customer base. Of particular interest were three key trends among the leading semiconductor device manufacturers:

     1. Reliance on fewer numbers of suppliers, many of which tend to be the large, well established leaders in the industry. This puts smaller suppliers such as Semiconductor Systems at a distinct disadvantage, despite the technological advantages it believes it can offer;

     2. Demand for a global support network to maintain semiconductor device manufacturing facilities throughout the world, especially in the Pacific Rim and Europe; and

     3. Demand on capital equipment suppliers to make significant investments in research and development, total quality management and clean room production facilities.

     Semiconductor Systems' management believed that, for Semiconductor Systems to maintain its projected growth rate, it would need to add to its research and development activities and extend its sales, distribution and field service activities to the global market as well as meet the requirements of its customers as listed above. In order to accomplish these goals, management felt that additional financing would be necessary.

     In the spring of 1994, Semiconductor Systems engaged a financial advisor to assist management in evaluating its financing alternatives. In the spring of 1995, Semiconductor Systems attempted an equity and debt financing which was canceled in the summer of 1995 when the prospective equity investors objected to the terms of the debt financing. Thereafter, Semiconductor Systems continued to explore other forms of financing, including discussions with banks for loans and discussions with investment bankers regarding the feasibility and timing of a public offering.

     In late September 1995, FSI's Executive Vice President and Chief Financial Officer, Benno G. Sand, telephoned Mr. Parodi and expressed FSI's interest in exploring the possibility of a transaction with Semiconductor Systems. Mr. Sand indicated that he and Joel A. Elftmann, FSI's Chairman, President and Chief Executive Officer, would be in the area on November 1, 1995 and suggested that he and Mr. Elftmann could visit Semiconductor Systems in order to meet Semiconductor Systems' senior management and to tour Semiconductor Systems' facility.

     On October 10, 1995, Semiconductor Systems engaged Hultquist Capital LLC, an investment banking firm, to evaluate Semiconductor Systems' various financing alternatives. Upon closing of the Merger, Hultquist Capital, LLC will receive a fee of approximately 1% of the value at the Closing Date of the FSI Common Stock to be received by the Semiconductor Systems' shareholders, less advisory fees already paid. No other financial advisors or investment banking firms will receive a fee in connection with the Merger.

     On November 1, 1995, after signing a mutual non-disclosure agreement, Mr. Parodi and Mr. Masterson presented an overview of Semiconductor Systems, its products and its business outlook to Messrs. Elftmann and Sand, followed by a tour of Semiconductor Systems' facilities. Following further discussions, Mr. Elftmann invited Semiconductor Systems' senior management to visit FSI's facilities to continue discussions within the next few weeks.

     Messrs. Parodi, Masterson and Amis met with Mr. Sand and Dr. Benjamin J. Sloan, FSI's Executive Vice President and President of the Microlithography Division, on November 16, 1995 at FSI's headquarters in Chaska, Minnesota. Messrs. Parodi, Masterson and Amis toured FSI's headquarters and new manufacturing facility and discussed FSI's Microlithography Division headquartered in Dallas, Texas.

     On November 17, 1995, Messrs. Parodi, Masterson and Amis were given an opportunity to tour FSI's Dallas facility and to gain further understanding of the Microlithography Division's business infrastructure.

     In November 1995, Messrs. Parodi, Masterson and Amis also visited the Texas facilities of another semiconductor capital equipment supplier with which Semiconductor Systems was considering a possible merger. Following the tour of the other semiconductor capital equipment supplier's facilities, discussions concerning a potential business combination were held with members of both companies' senior executives.

     During the next few weeks the Semiconductor Systems management continued its discussions regarding Semiconductor Systems' strategic alternatives for growth. These included consultations with various investment bankers regarding the possibilities and merits of a public offering, and exploratory discussions with other companies to determine if there were other possible merger candidates.

     Further discussions with FSI concerning a potential business combination between Semiconductor Systems and FSI were held later in November and in December 1995. During these discussions, FSI asked that Semiconductor Systems consider the possibility of merging into FSI or an FSI subsidiary. Informal discussions among Semiconductor Systems' senior management indicated a strong interest to continue to explore a potential combination with FSI should the terms and conditions of such a combination be favorable.

     On November 28 and 29, 1995, the parties entered into more detailed discussions regarding specific terms of a possible merger. During December 4 through 7, FSI representatives conducted an in-depth due diligence review at Semiconductor Systems' headquarters.

     In early December 1995, Messrs. Parodi, Masterson and Amis had daily discussions regarding Semiconductor Systems' financing alternatives. In consultation with Mr. Hultquist, Messrs. Parodi, Masterson and Amis focused on four alternatives:

     1.   merging with FSI;

     2.   merging with another semiconductor capital equipment supplier;

     3. continuing Semiconductor Systems' current business plan without additional capitalization, utilizing only bank revolving credit; and

     4. financing Semiconductor Systems' business growth through an equity offering.

     The management of Semiconductor Systems carefully deliberated the merits of all of the above alternatives. In particular, management considered the tangible and intangible benefits to the Semiconductor Systems' shareholders of pursuing the merger with FSI, including the liquidity that would be achieved by the shareholders in such a transaction, the value of the FSI Common Stock, the perceived synergy between the cultures of FSI and Semiconductor Systems and the ability of Semiconductor Systems' employees to continue to vest their options. Management concluded that the proposed merger with FSI would be more attractive than those that would be available from other companies, and more likely to enhance shareholder value than would combinations with other known potential candidates. After weighing the merits of the merger with FSI against the risks and costs associated with remaining as an independent company, Semiconductor Systems chose to pursue a merger with FSI.

     On December 22, 1995, Messrs. Sand and Parodi agreed that, although neither party was obligated to enter into an agreement, both parties would work diligently toward the signing of a definitive agreement while due diligence investigations and negotiations continued. Draft agreements and comments were exchanged by the parties and their counsel from the middle of December 1995 through February 4, 1996. Pricing discussions and negotiations of other key points continued until February 4, 1996. On February 4, 1996, the pertinent agreements were completed, including the

Agreement and Plan of Reorganization and the exhibits thereto, including the Merger Agreement, and employment agreements for Messrs. Parodi, Masterson, and Amis in addition to employment agreements with Qui V. Nguyen, Semiconductor Systems' Director of Manufacturing and Michael R. Biche, Semiconductor Systems' Director of Product Development. At a meeting of the Semiconductor Systems Board on February 4, 1996, the Board approved the terms of the Merger.

RECOMMENDATION OF THE BOARD OF SEMICONDUCTOR SYSTEMS; REASONS FOR THE MERGER

     The factors considered by the Board in approving the Merger included, among others, the following:

     1. Consolidation is supported by the trend of leading semiconductor device manufacturers who are reducing the number of suppliers with whom they do business. FSI is highly respected by Semiconductor Systems' target customer base and a merger with FSI will enhance Semiconductor Systems' position in the industry;

     2. FSI's global distribution and support channels support semiconductor manufacturing facilities throughout the world and would provide Semiconductor Systems with the opportunity to quickly penetrate target markets, especially in the Pacific Rim and in Europe;

     3. The belief that FSI has both the capital and infrastructure to meet the requirements for continued growth of Semiconductor Systems. Moreover, FSI supports continued investment in research and development, total quality management and clean room production facilities;

     4. The Merger presents an opportunity for Semiconductor Systems' shareholders to enhance the liquidity of their investment through their holdings of publicly traded FSI Common Stock;

     5. The tax free nature of the transaction, as opposed to a cash merger or other taxable transaction;

     6. The belief by the Board that the shares of FSI, a more mature company with a significantly better financial condition and a more diversified product line, presented the Semiconductor Systems shareholders with greater future stability and potential for appreciation than Semiconductor Systems shares;

     7. The positive impact on the employees of Semiconductor Systems due to the assessment that FSI culture and values closely match those of Semiconductor Systems;

     8. The ability of Semiconductor Systems' employees to continue to vest their current Semiconductor Systems option holdings under FSI's employee stock option plan; and

     9. The relative risk of the strategic alternative of remaining as an independent company, which the Board rejected due to the anticipated cost of raising required additional capital, or the strategic alternatives of another business combination or other affiliation, which the Board rejected due to the lack of candidates as attractive as FSI.

     By unanimous vote, the Board approved the Merger Agreement and the Merger, and authorized Mr. Parodi to sign the Merger Agreement.

     THE BOARD OF DIRECTORS OF SEMICONDUCTOR SYSTEMS RECOMMENDS THAT SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


FSI'S REASONS FOR THE MERGER

     By acquiring Semiconductor Systems, FSI believes that it is obtaining additional photoresist processing technology, enabling FSI to provide customers with a more complete range of product offerings. Also, the acquisition provides FSI with technology and products which have applications for thin film head, flat panel display and multi-chip module photoresist processing applications.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Messrs. Parodi, Masterson, Amis and Nguyen have each agreed that in their capacity as holders of Semiconductor Systems Common Stock they will vote their shares in favor of the Merger Agreement at the Special Meeting.

     Messrs. Parodi, Masterson, Amis, Nguyen and Biche have also agreed to enter into employment agreements upon the consummation of the Merger (collectively the "Employment Agreements"). Pursuant to his employment agreement with Semiconductor Systems as the surviving corporation after the merger (the "Surviving Corporation") and FSI, for a two-year term Mr. Parodi will be employed by the Surviving Corporation as Vice President and General Manager, and by FSI as Senior Vice President, Microlithography Division. Pursuant to employment agreements with the Surviving Corporation, the Surviving Corporation will initially employ the other above-named individuals for one-year terms in the following capacities: Mr. Masterson as Vice President, Finance; Mr. Amis as Vice President, Administration; Mr. Nguyen as Manufacturing Manager; and Mr. Biche as Engineering Manager. The Employment Agreements will be subject to early termination in the event of death, disability or termination of employment for cause. The salaries under the Employment Agreements will be comparable to current base salaries received by the above-named individuals.

     Pursuant to the terms of the Employment Agreements, if the Surviving Corporation (or, in the case of Mr. Parodi, FSI) terminates their employment for any reason other than for cause, Messrs. Parodi, Masterson, Amis, Nguyen and Biche will be entitled to continue to receive their base salaries during the term of the agreements. In addition, pursuant to a Management Agreement to be entered into between Mr. Parodi and FSI, Mr. Parodi shall be entitled to certain compensation, including one year's salary and incentive compensation, upon Mr. Parodi's termination of employment following certain changes in control of FSI. The Employment Agreements also provide for participation in FSI's bonus programs and for certain non-monetary benefits. Pursuant to the Employment Agreements and in consideration of $10,000 in cash to Messrs. Parodi, Masterson and Amis and $5,000 to Messrs. Nguyen and Biche, to be paid upon execution thereof, each of Messrs. Parodi, Masterson, Amis, Nguyen and Biche will agree that during the term of the Employment Agreements and for six months after termination thereof, he will not directly or through any other entity, enter into competition with the products or services currently provided by Semiconductor Systems, or the products or services that may evolve in the ordinary course of Semiconductor Systems' business. Messrs. Parodi, Masterson, Amis, Nguyen and Biche also each will receive incentive stock options to purchase shares of FSI Common Stock under FSI's 1994 Omnibus Stock Plan. The aggregate number of options for the five above-named individuals will total 50,000 shares. The exercise price of such options will be equal to the fair market value of FSI Common Stock on the date issued and the options will vest over a four-year period.

     All Semiconductor Systems employees and consultants as a group (including Mr. Biche who holds options to purchase 100,000 shares) currently hold options to purchase 279,583 shares of Semiconductor Systems Common Stock. FSI has agreed to substitute options to purchase FSI Common Stock for all outstanding Semiconductor Systems options at the Effective Time. As a result, options to purchase approximately 60,782 shares of FSI Common Stock are expected to be issued to all Semiconductor Systems employees and consultants as a group.

OPERATIONS AFTER THE MERGER

     After the Merger, the business of Semiconductor Systems will be operated as a wholly owned subsidiary of FSI. Pursuant to the terms of the Merger Agreement, until successors are duly elected or appointed in accordance with applicable law, the directors of Merger Sub at the Effective Time of the Merger shall be the directors of the Surviving Corporation. The officers of the Surviving Corporation shall be Benjamin J. Sloan, President and Chief Executive Officer; Benno G. Sand, Executive Vice President, Chief Financial Officer and Secretary; Michael L. Parodi, Vice President and General Manager; Douglas K. Amis, Vice President, Administration; and Gerald E. Masterson, Vice President, Finance, in each case until their respective successors are duly elected or appointed and qualified. The future management of the Surviving Corporation will depend on prevailing circumstances and future events.

     The Merger Agreement provides, subject to amendment as provided therein, that the Articles of Incorporation and the By-Laws of Merger Sub in effect immediately prior to the Merger shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

                                  THE MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex I to this Proxy Statement/Prospectus and is incorporated by reference herein. ALL SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

     The Merger Agreement provides that, subject to the requisite approval of the shareholders of Semiconductor Systems, the receipt of all required regulatory approvals and the satisfaction or, where permitted, waiver of certain other conditions, Merger Sub will be merged with and into Semiconductor Systems. As a result of the Merger, the separate corporate existence of Merger Sub will cease, and Semiconductor Systems will become a wholly owned subsidiary of FSI.

MERGER CONSIDERATION

     At the Effective Time of the Merger, each outstanding share of Semiconductor Systems Common Stock (other than shares held by FSI, Merger Sub or any other subsidiary of FSI and shares as to which statutory dissenters' appraisal rights have been exercised and not subsequently forfeited) will be converted into a number of shares of FSI Common Stock determined by dividing 1,800,000 shares by the sum of: (i) the number of shares of Semiconductor Systems Common Stock outstanding immediately prior to the Effective Time plus
(ii) the number of shares of Semiconductor Systems Common Stock issuable upon the exercise or conversion of all stock options, rights or other securities of Semiconductor Systems outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided, however, that the number of FSI Shares used for purposes of calculating the Exchange Ratio will be subject to adjustment if Semiconductor Systems' costs and fees associated with legal, accounting, investment banking and other similar fees and expenses associated with the transactions contemplated by the Merger (the "Semiconductor Systems Transaction Costs") exceed $500,000 in the aggregate. In that event, the number of FSI Shares used for the purposes of calculating the Exchange Ratio shall be decreased by an amount equal to the quotient determined by dividing (x) the amount by which the actual amount of Semiconductor Systems Transaction Costs exceeds $500,000 by (y) the Closing Price.

     Assuming no adjustment to the Exchange Ratio due to Semiconductor Systems expenses exceeding $500,000 and assuming no additional issuances of Semiconductor Systems capital stock (other than pursuant to the exercise of outstanding options, warrants or rights) and no additional grants of options or other rights to acquire Semiconductor Systems capital stock, the Exchange Ratio would be .2174022. The Merger Agreement provides that, except for grants of options to employees in the ordinary course and issuances of Semiconductor Systems Common Stock pursuant to the exercise of outstanding stock options, Semiconductor Systems may not issue any shares of Semiconductor Systems Common Stock or rights or options to acquire Semiconductor Systems Common Stock without the consent of FSI. Based upon the number of outstanding shares of Semiconductor Systems Common Stock as of the date hereof, an aggregate of approximately 1,739,217 shares of FSI Common Stock will be issued to Semiconductor Systems shareholders upon consummation of the Merger; based upon the number of shares of FSI Common Stock outstanding as of December 28, 1995, such shares would represent approximately 7.9% of the total number of shares of FSI Common Stock outstanding after the Merger. An additional approximately 60,782 shares of FSI Common Stock will be issuable upon exercise of FSI stock options substituted for Semiconductor Systems stock options outstanding at the Effective Time. The actual number of shares of FSI Common Stock that will be issued in respect of shares of Semiconductor Systems Common Stock at the closing of the Merger and the number of shares of FSI Common Stock that will be reserved for issuance under substituted options to purchase FSI Common Stock issued in the Merger will depend on the number of shares of Semiconductor Systems Common Stock outstanding immediately prior to the Effective Time of the Merger and the number of options to purchase Semiconductor Systems Common Stock outstanding immediately prior to the Effective Time of the Merger.

     The Merger Agreement provides that the Exchange Ratio shall be adjusted to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to FSI Common Stock occurring after the date of the Merger Agreement and prior to the Effective Time.

     Any shares of Semiconductor Systems Common Stock owned by FSI, Merger Sub or any other subsidiary of FSI at the Effective Time of the Merger will be canceled in the Merger and no cash or other consideration will be paid in respect thereof.

     Each share of FSI Common Stock outstanding as of the Effective Time of the Merger will remain outstanding and unchanged by reason of the Merger. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time of the Merger will automatically be converted into and become one share of Semiconductor Systems Common Stock and will constitute the only outstanding capital stock of Semiconductor Systems.

NO FRACTIONAL SHARES

     No fractional shares of FSI Common Stock will be issued in the Merger. Instead, FSI will pay to each holder of Semiconductor Systems Common Stock who would otherwise be entitled to a fractional share an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Closing Price.

     Based upon the number of shares of FSI Common Stock outstanding at December 28, 1995 and based upon the number of shares of FSI Common Stock expected to be issued to Semiconductor Systems shareholders in the Merger, approximately 22,116,089 shares of FSI Common Stock would be outstanding immediately following the Effective Time of the Merger.

EFFECTIVE TIME AND TIME OF THE MERGER

     The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of California in accordance with the relevant provisions of the California Corporations Code (the "Effective Time"). Such filing will be made, however, only upon the satisfaction or, where permitted, waiver of all of the conditions contained in the Merger Agreement. It is presently contemplated that the Effective Time of the Merger will occur ___________________, 1996. See "The Merger--Conditions to the Merger; Amendment and Termination."

EXCHANGE OF SEMICONDUCTOR SYSTEMS COMMON STOCK

     In order to receive the shares of FSI Common Stock to which the shareholders of Semiconductor Systems will be entitled as a result of the Merger, the shareholders will be required to surrender their stock certificates after the Effective Time of the Merger, together with a duly completed and executed letter of transmittal, to Harris Trust and Savings Bank, which will act as Exchange Agent (the "Exchange Agent") in connection with the Merger. Upon receipt of such stock certificates and letter of transmittal, the Exchange Agent will issue to the registered holder or his or her transferee the shares of FSI Common Stock which such person is entitled to receive as a result of the Merger (less that number of such shares to be deposited in escrow to secure certain indemnification obligations of the Semiconductor Systems shareholders, see "Indemnification and Escrow of Merger Consideration"), together with any cash such person is entitled to receive in respect of any fractional share of FSI Common Stock in an amount calculated as described under "No Fractional Shares" above. Instructions with regard to the surrender of certificates, together with the letter of transmittal to be used for this purpose, will be mailed to Semiconductor Systems shareholders as promptly as practicable after the Effective Time of the Merger. SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES FOR EXCHANGE UNTIL SUCH INSTRUCTIONS AND LETTER OF TRANSMITTAL ARE RECEIVED.

     If any shares of FSI Common Stock are to be issued to a person other than the person in whose name the certificate for shares of Semiconductor Systems Common Stock surrendered in exchange therefor is registered, it shall be a condition to such issuance that the stock certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) and otherwise in proper form for transfer, and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of such shares of FSI Common Stock to a person other than the registered holder of Semiconductor Systems stock certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     After the Effective Time, there will be no further transfers on the stock transfer books of Semiconductor Systems of shares of Semiconductor Systems Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If a certificate representing such shares is presented for transfer, it will be canceled and exchanged for the appropriate number of shares of FSI Common Stock.

     The conversion of Semiconductor Systems Common Stock into the right to receive shares of FSI Common Stock will occur at the Effective Time without regard to the date or dates on which certificates for shares of Semiconductor

Systems Common Stock are physically surrendered. Until a certificate which formerly represented shares of Semiconductor Systems Common Stock is actually surrendered for exchange and received by the Exchange Agent, each outstanding certificate that, prior to the Effective Time, represented shares of Semiconductor Systems Common Stock (other than shares of Semiconductor Systems Common Stock held by FSI, Merger Sub or any other subsidiary of FSI and shares held by shareholders who exercise and do not subsequently withdraw or lose statutory dissenters' rights) shall be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of whole shares of FSI Common Stock into which such shares of Semiconductor Systems Common Stock shall have been so converted. No dividends or other distributions declared or made after the date of the Merger Agreement with respect to FSI Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate with respect to the shares of FSI Common Stock represented thereby until the holder of record of such certificate shall surrender such certificate. Subject to applicable law, following surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole shares of FSI Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of FSI Common Stock. None of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Semiconductor Systems Common Stock or FSI Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

CONDITIONS TO THE MERGER; AMENDMENT AND TERMINATION

     The respective obligations of Semiconductor Systems and FSI to consummate the Merger are subject to the satisfaction of a number of conditions, including but not limited to the following: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the shareholders of Semiconductor Systems; (ii) the Registration Statement shall have become effective under the Securities Act; (iii) no temporary restraining order, preliminary or permanent injunction or other order shall be issued by any court of competent jurisdiction; nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; nor shall there be any other legal or regulatory restraint or prohibition preventing the consummation of the Merger; (iv) each of Messrs. Parodi, Masterson, Amis, Nguyen and Biche shall have entered into employment agreements with Semiconductor Systems; and (v) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and FSI, Semiconductor Systems and Merger Sub shall have timely obtained from each governmental entity all other approvals, if any, necessary for consummation of the Merger and the several transactions contemplated hereby.

     In addition, the obligations of Semiconductor Systems to consummate the Merger is further subject to the satisfaction of a number of conditions, unless waived in writing by Semiconductor Systems, including but not limited to the following: (i) the truth and accuracy in all material respects of the representations and warranties of FSI and Merger Sub set forth in the Merger Agreement and compliance in all material respects by FSI and Merger Sub with all covenants, obligations and conditions required to be performed and complied with by them as of the Effective Time; (ii) the receipt by Semiconductor Systems of a certificate of certain officers of FSI stating the truth and accuracy in all material respects of the representations and warranties made by FSI and Merger Sub and their compliance in all material respects with the covenants, obligations and conditions to be performed by FSI and Merger Sub pursuant to the Merger Agreement; (iii) the receipt by Semiconductor Systems of a legal opinion by Faegre & Benson LLP, counsel to FSI; (iv) the receipt by Semiconductor Systems of a legal opinion by Wilson, Sonsini, Goodrich & Rosati Professional Corporation, counsel to Semiconductor Systems, regarding the tax-free nature of the transaction; and (v) the non-occurrence of any material adverse change in the business, properties, results of operations or financial condition of FSI.

     In addition, the obligations of FSI and Merger Sub to consummate the Merger are further subject to the satisfaction of a number of conditions, unless waived in writing by FSI, including but not limited to the following: (i) the truth and accuracy in all material respects of the representations and warranties of Semiconductor Systems set forth in the Merger Agreement and compliance in all material respects by Semiconductor Systems with all covenants, obligations and conditions required to be performed and complied with by them as of the Effective Time; (ii) the receipt by FSI and Merger Sub of a certificate of certain officers of Semiconductor Systems stating the truth and accuracy in all material respects of the representations and warranties made by Semiconductor Systems and its compliance in all material respects with the covenants, obligations and conditions to be performed by Semiconductor Systems pursuant to the Merger

Agreement; (iii) the receipt by FSI and Merger Sub of evidence of the receipt of all necessary third party consents for the assignment of certain material Semiconductor Systems agreements; (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision challenging FSI's proposed acquisition of Semiconductor Systems, or limiting or restricting FSI's conduct or operation of the business of Semiconductor Systems following the Merger, shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental entity domestic or foreign, seeking any of the foregoing be pending; (v) the receipt by FSI and Merger Sub of a legal opinion from Wilson, Sonsini, Goodrich, & Rosati Professional Corporation, legal counsel to Semiconductor Systems; (vi) the receipt by FSI of an opinion from Faegre & Benson LLP, counsel to FSI, regarding the tax-free nature of the transaction; (vii) the non-occurrence of any material adverse change in the business properties, results of operations or financial condition of Semiconductor Systems; (viii) not more than 5% of the outstanding shares of Semiconductor Systems Common Stock shall have exercised, or shall continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by the Merger Agreement; (ix) the receipt by FSI and Merger Sub of an executed affiliate agreement by each of the affiliates of Semiconductor Systems; (x) the termination of any agreements between Semiconductor Systems and any of its shareholders that grant certain registration, voting, right of first refusal or other similar rights to such shareholders; and (xi) receipt by FSI of a letter from KPMG Peat Marwick LLP, FSI's independent accountants, reconfirming its belief that the Merger will qualify as a pooling of interests under generally accepted accounting principles.

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual written consent of Semiconductor Systems and FSI; (ii) by FSI if: (a) it is not in material breach of its obligations under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Semiconductor Systems and such breach has not been cured within ten (10) business days after written notice to Semiconductor Systems (provided that no cure period shall be required for a breach which by its nature can not be cured); (b) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity, which would prohibit FSI's or Semiconductor Systems' ownership or operation of all or a material portion of the business of Semiconductor Systems, or compel FSI or Semiconductor Systems to dispose of or hold separate all or a material portion of the business or assets of Semiconductor Systems or FSI as a result of the Merger; (c) the recommendation by the Board of Directors of Semiconductor Systems for the Merger or the Merger Agreement is modified or withdrawn in any way detrimental to FSI; or (d) the Merger and the Merger Agreement is not approved by the shareholders of Semiconductor Systems; (iii) by Semiconductor Systems if: (a) it is not in material breach of its obligation under the Merger Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of FSI or Merger Sub and such breach has not been cured within ten (10) business days after written notice to FSI (provided that no cure period shall be required for a breach which by its nature can not be cured) or; (b) the recommendation by the Board of Directors of Semiconductors Systems with respect to the Merger is modified or withdrawn in any way detrimental to FSI and at the time of such action an Acquisition Proposal (as defined below) is outstanding (provided that Semiconductor Systems pays FSI a $1.0 million termination fee (see "Termination Fees")); and (iv) by FSI or Semiconductor Systems if: (a) the Closing has not occurred by May 20, 1996; (b) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (c) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would make consummation of the Merger illegal.

     The Merger Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties to such Merger Agreement.

REPRESENTATIONS AND WARRANTIES

     Semiconductor Systems has made numerous representations and warranties in the Merger Agreement concerning Semiconductor Systems' organization, authorizations and business; Semiconductor Systems' financial statements; absence of undisclosed liabilities; guaranties and warranties; absence of certain changes in Semiconductor Systems' business and assets; accounts receivable; inventories; tax returns and taxes; real and personal property; leases; patents, trademarks and trade names; contracts; insurance; officers, directors and employees; employee benefit plans; labor relations; bank accounts; transactions with affiliates; litigation and compliance with law; absence of restrictions and conflicts; brokers, finders and investment bankers; and accounting treatment.

     FSI has likewise represented and warranted to Semiconductor Systems in the Merger Agreement as to its organization and authorization; absence of restrictions and conflicts; capitalization; financial statements; absence of certain changes; litigation; compliance with laws; accuracy of SEC filings; and brokers, finders and investment bankers.

CONDUCT OF SEMICONDUCTOR SYSTEMS' BUSINESS PRIOR TO THE MERGER

     Under the Merger Agreement, Semiconductor Systems has agreed that until the Effective Time or the earlier termination of the Merger Agreement pursuant to the terms thereof, it will, among other things, conduct its operations in the ordinary course of business in substantially the same manner as conducted prior to February 5, 1996, will pay its debts and taxes when due, will pay or perform its other obligations when due and will use all reasonable efforts, consistent with past practices and policies, to preserve intact its business organizations, officers, key employees and business relationships. Among other limitations relating to the conduct of its business, Semiconductor Systems has agreed that it will not, without FSI's prior written consent or except as expressly contemplated by the Merger Agreement: (a) amend or accelerate the exercisability of outstanding stock options or restricted stock or authorize cash payments in exchange for any options outstanding; (b) enter into any commitment or transaction (i) which requires performance over a period longer than six months in duration, or (ii) to purchase fixed assets for an aggregate purchase price in excess of $150,000 through March 31, 1996 or in excess of $75,000 per month thereafter; (c) except for certain stated exceptions, grant any severance or termination pay (i) to any director or officer or (ii) to any other employee other than payments made pursuant to standard written agreements outstanding on the date of the Merger Agreement as disclosed therein; (d) transfer to any person any rights in Semiconductor Systems' patents, trademarks or other proprietary rights; (e) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any products or technology of Semiconductor Systems;
(f) violate, amend or otherwise modify the terms of any of its material contracts, other than certain contracts entered into in the ordinary course of Semiconductor Systems' business and which would not have a material adverse effect on Semiconductor Systems; (g) commence any litigation, other than (i) for routine collection matters, (ii) for cases where Semiconductor Systems determines that failure to commence litigation would materially impair the value of its business or (iii) for a breach of the Merger Agreement; (h) except for certain tax-related distributions, declare or pay any dividends on or make other distributions in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any securities in respect of shares of its capital stock, or repurchase any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with termination of services to Semiconductor Systems; (i) issue, sell or purchase any shares of its capital stock or subscriptions, rights, warrants or options to acquire any such shares or other convertible securities (except for grants pursuant to Semiconductor Systems' Stock Option Plan made in the ordinary course of business and after consultation with FSI, repurchases from employees in connection with agreements providing for the repurchase of shares in connection with termination of services to Semiconductor Systems and issuances pursuant to rights held by employees as of February 5, 1996); (j) amend its Articles of Incorporation or Bylaws; (k) acquire or agree to acquire any corporation or business or any assets which are material to Semiconductor Systems; (l) sell, lease, license or otherwise dispose of any material assets except in the ordinary course of business; (m) incur any indebtedness other than debt incurred under Semiconductor Systems' existing line of credit and on terms consistent with past practice or guarantee any indebtedness or issue or sell any debt securities or guarantee debt securities of others; (n) adopt or amend any employee benefit plan or enter into any employment contract, or pay any special bonus or other special remuneration to any director or employee, or increase wage or salary rates (other than certain approved 1996 salary and rate increases); (o) revalue any assets except in the ordinary course of business;
(p) pay, discharge or otherwise satisfy in an amount in excess of $100,000 (in the aggregate) any claim, liability or obligation other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in Semiconductor Systems' financial statements or those disclosed in the Merger Agreement; (q) make or change any material tax election, settle any tax claim or consent to any waiver or extension of any limitation period applicable to tax claims; (r) take any action which would interfere with the ability to account for the Merger as a pooling of interests;
(s) waive or release any right or claim of Semiconductor Systems, other than in the ordinary course of business and in an amount not in excess of $10,000 per right or claim; (t) enter into any material contract other than ordinary course of business customer and supply contracts; or (u) take or agree to take any action relating to the foregoing or any action that would result in any of the representations and warranties of Semiconductor Systems set forth in the Merger Agreement becoming untrue or incorrect or prevent Semiconductor Systems from performing its covenants as set forth therein.

     Semiconductor Systems has further agreed that it will not, and will not permit its officers, directors or other agents to, directly or indirectly solicit, encourage, initiate or participate in any negotiations with respect to any offer or proposal relating to the acquisition of all or substantially all of Semiconductor Systems' business, assets or properties or the acquisition of Semiconductor Systems stock by merger, purchase of assets, tender offer or otherwise, or otherwise assist, or cooperate with any person to make any such acquisition, or disclose any information not customarily disclosed to parties other than its attorneys or financial advisors concerning Semiconductor Systems' business and properties; provided, however, that Semiconductor Systems may participate in negotiation, furnish information or assist or cooperate if Semiconductor Systems' Board of Directors, based upon the advice of Semiconductor Systems' outside counsel, determines in good faith that failure to do so would constitute a breach of the Board's fiduciary duty. If Semiconductor Systems receives any offer or proposal relating to the foregoing or any request for disclosure or access to information, it is required to immediately inform FSI as to all material facts relating to the offer or proposal and furnish FSI all information FSI may reasonably request.

TAX DISTRIBUTIONS TO SEMICONDUCTOR SYSTEMS SHAREHOLDERS

     The Merger Agreement provides that Semiconductor Systems shall, consistent with past practice, distribute to its shareholders, in cash on or before the Closing Date, an aggregate of (i) 46% of the taxable income of Semiconductor Systems for its taxable year ended December 31, 1995 (less any amounts previously distributed (the "Distributed Amount") with respect thereto) plus
(ii) 46% of the estimated taxable income of Semiconductor Systems for the period commencing January 1, 1996 and ending on the day preceding the Closing Date (the "1996 Short Period"). In addition, on the day immediately preceding the Closing Date, Semiconductor Systems shall make an aggregate distribution, in the form of a promissory note (the "Promissory Note"), to the Semiconductor Systems shareholders equal to 46% of the actual tax liability of Semiconductor Systems for the 1996 Short Period, less any previous distributions made to cover taxes for such period. If the actual taxable income for the 1996 Short Period exceeds the estimated amount, Semiconductor Systems shall promptly pay any amounts owing under the Promissory Note. If 46% of the actual taxable income for Semiconductor Systems' taxable year ended December 31, 1995 is less than the Distributed Amount, Semiconductor Systems shall, prior to the closing, collect from its shareholders an amount equal to such difference. As a result of the Merger, Semiconductor Systems' status as an S Corporation will terminate.

EFFECT ON EMPLOYEE BENEFIT PLANS

     FSI will take such reasonable actions as are necessary to allow eligible employees of Semiconductor Systems to participate in FSI's Employee Stock Purchase Plan and its Defined Contribution Pension Plan as soon as practicable after the Effective Time of the Merger. Subject to the eligibility and other participation requirements and terms contained in FSI's benefit programs and plans, FSI will provide Semiconductor Systems' employees with full credit for years of past service to Semiconductor Systems since its incorporation on November 20, 1990.

     As of _______________, 1996, there were options outstanding to purchase 279,583 shares of Semiconductor Systems Common Stock. At the Effective Time, each outstanding option to purchase Semiconductor Systems Common Stock, whether vested or unvested, will be converted into an option to purchase FSI Common Stock (a "Substituted Option"), and will be exercisable, as such shares vest, for the number of whole shares of FSI Common Stock determined by multiplying the number of shares purchasable under such option immediately prior to the Effective Time by the Exchange Ratio, and rounded down to the nearest whole number. The per share exercise price of the Substituted Options will be equal to the per share exercise price of such option immediately prior to the Effective Time of the Merger, divided by the Exchange Ratio and rounded to the nearest whole cent. The Substituted Options will be granted under FSI's 1994 Omnibus Stock Plan.

EXPENSES OF THE MERGER

     Except as provided below, all fees and expenses incurred in connection with the Merger and the Merger Agreement shall be the obligation of the respective party incurring such fees and expenses. However, if the Merger is consummated, and if the Semiconductor Systems' costs and expenses associated with legal, accounting, investment banking, and other similar fees and expenses associated with the transactions contemplated by this Agreement (collectively, the "Semiconductor Systems Transaction Costs") exceed $500,000, then the number of shares of FSI used for purposes of calculating the Exchange Ratio pursuant to the terms of the Merger Agreement will be decreased by that number of shares equal to the quotient determined by dividing (x) the amount by which the actual amount of Semiconductor Systems Transaction Costs exceed $500,000 by (y) the Closing Price. See "Termination Fees."

INDEMNIFICATION AND ESCROW OF MERGER CONSIDERATION

     Pursuant to the Merger Agreement and the Shareholders Agreement dated February 5, 1996 among the shareholders of Semiconductor Systems (the "Securityholders") and FSI, the Securityholders have agreed, severally but not jointly, to indemnify and hold FSI, the Surviving Corporation and their respective affiliates and successors and assigns, including the directors, officers, employees, agents, advisors and representatives of each (each an "Indemnity") harmless from and against any Adverse Consequences (as defined below) such Indemnity may suffer as a result of (i) any inaccuracy or breach of any representation or warranty of Semiconductor Systems contained in the Merger Agreement, or any failure of Semiconductor Systems to perform or comply with any covenant contained therein (provided that the Securityholders shall not have any obligation for the first $150,000 in Adverse Consequences incurred in the aggregate by the Indemnities) until no later than the first anniversary of the Effective Time (except with respect to claims asserted prior to such time) (the "General Indemnity") and (ii) any claim, action, dispute or loss arising out of any action taken or omitted in connection with any transactions involving securities of Semiconductor Systems (excluding the Merger) which were made between or among Semiconductor Systems and/or its shareholders and former shareholders during the 12 months prior to the Effective Time involving any shareholder agreement among Semiconductor Systems and any current or former shareholder of Semiconductor Systems until the expiration of the period during which a claim may be asserted under any relevant statute of limitations (except with respect to claims asserted prior to such time) (the "Claims Indemnity").

     As used in the Merger Agreement and the Shareholders Agreement, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, offset in each case by any related insurance proceeds actually received by the Indemnities.

     On November 22, 1995, the shareholders of Semiconductor Systems purchased 1,600,000 shares of Semiconductor Systems Common Stock held by a former employee and director of Semiconductor Systems, Eric Hsu, for approximately $1,800,000. The purchase was made pursuant to an Employee Stock Purchase and Shareholder Agreement between Mr. Hsu and Semiconductor Systems. Mr. Hsu contends that the stock purchase was invalid and he has hired counsel and threatened litigation. Semiconductor Systems management believes that there is no basis for Mr. Hsu's contention, and Semiconductor Systems and the Semiconductor Systems shareholders intend to contest the matter vigorously. This matter will be covered by the Claims Indemnity, subject to the terms and limitations thereof.

     As security for the obligations of the Securityholders under the General Indemnity, 60,000 shares of FSI Common Stock to be issued in the Merger will be held in escrow with Harris Trust & Savings Bank (or other mutually acceptable escrow agent) (the "Escrow Agent"). As security for the obligations of the Securityholders under the Claims Indemnity, 250,000 shares of FSI Common Stock to be issued in the Merger will be held in escrow with the Escrow Agent. Each Securityholder will contribute shares of FSI Common Stock to the escrow funds in proportion to their ownership of Semiconductor Systems Common Stock. The escrow fund established with respect to the General Indemnity shall expire on the first anniversary of the Effective Time and the escrow fund established with respect to the Claims Indemnity shall expire on August 31, 1997, after which times, respectively, the escrowed shares that are not subject to prior claims for indemnification pursuant to the Merger Agreement shall be released from escrow.

     Any indemnity obligations under either the General Indemnity or the Claims Indemnity shall be allocated among the Securityholders in the same proportion as the number of escrowed shares contributed by a Securityholder to the escrow represents of the total of all escrowed shares. The Merger Agreement and the Shareholders Agreement provide that each Securityholder shall have appointed Michael L. Parodi (the "Securityholder Agent") as agent and attorney in fact for each Securityholder, to give and receive notices and communications, to sell any shares held in the escrow funds, to authorize delivery to FSI of the escrowed shares, cash or other property from the escrow fund in satisfaction of claims for indemnification by FSI, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand dispute resolution and comply with orders of courts and awards of arbitrators with respect to such claims by FSI, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. The Merger Agreement and the Shareholders Agreement further provide that the Securityholders will jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct in connection with the Securityholder Agent's acceptance or administration of his duties under the Merger Agreement.

     The escrow funds shall be available to reimburse the Securityholder Agent for documented out-of-pocket expenses incurred by the Securityholder Agent in the performance of his duties in the following amounts: (i) up to $25,000 for expenses related to matters involving the General Indemnity and (ii) up to $100,000 for expenses related to matters involving the Claims Indemnity.

     Any securities issued or distributed in respect of shares held in the escrow funds will be added to the escrow and become a part thereof. Cash dividends, if any, on FSI Common Stock will not be added to the escrow funds but will be distributed to the Securityholders. Each Securityholder shall have voting rights with respect to the shares owned by such Securityholder which are held in the escrow funds.

     The maximum liability of the Securityholders under the General Indemnity will be an amount equal to the product of the Closing Price multiplied by 10% of the total number of shares of FSI Common Stock issued in the Merger and the maximum liability of the Securityholders under the Claims Indemnity will be an amount equal to the product of the Closing Price multiplied by 20% of the total number of shares of FSI Common Stock issued in the Merger. FSI has agreed that it will look first to the appropriate escrow fund to satisfy any indemnification obligations the Securityholders may have under the Merger Agreement and the Shareholders Agreement.

     The existence of the indemnification obligations under the Merger Agreement and the Shareholders Agreement will not limit any other potential remedies of FSI and the other Indemnities with respect to any knowing and intentional breaches of the representations, warranties or covenants of Semiconductor Systems contained therein.

TERMINATION FEES

     Semiconductor Systems has agreed to pay FSI a fee of $1,000,000 (the "Termination Fee") if (i) there has been no material breach by FSI of its representations, warrants, covenants and agreements under the Merger Agreement (a "Material Breach"), (ii) FSI elects to terminate the Merger Agreement as a result of the modification or withdrawal by Semiconductor Systems' Board of Directors of its recommendation for the Merger Agreement or the Merger in any way detrimental to FSI and (iii) at the time of such termination an Acquisition Proposal (as defined below) is outstanding. In addition, Semiconductor Systems will pay the Termination Fee to FSI if (i) there has been no Material Breach,
(ii) the Merger has not been approved by the Semiconductor Systems shareholders at the Special Meeting, and (iii) at the time of the Special Meeting, an Acquisition Proposal is outstanding. Except as provided below, the Termination Fee shall be due promptly upon request by FSI. If the Acquisition Proposal contemplates a transaction in which the aggregate value of such transaction is less than the value of the FSI Common Stock offered under the Merger Agreement, then such Termination Fee shall only be payable if and at the time Semiconductor Systems completes a transaction within one year of the termination of the Merger Agreement with the party that made such Acquisition Proposal.

     The term "Acquisition Proposal" means a written offer from a party other than FSI to acquire Semiconductor Systems in a merger transaction, to acquire all or substantially all of the assets of Semiconductor Systems or to acquire at least 50% of the outstanding Semiconductor Systems Common Stock.

AFFILIATE AGREEMENTS; VOTING AGREEMENTS

     The shares of FSI Common Stock to be issued in the Merger have been registered under the Securities Act pursuant to the Registration Statement, thereby allowing such securities to be traded without restriction by all former holders of Semiconductor Systems Common Stock not deemed to be "affiliates" (as such term is defined for purposes of Rule 145 under the Securities Act) of Semiconductor Systems at the time the transaction is submitted for a vote to Semiconductor Systems shareholders. The affiliates of Semiconductor Systems are Messrs. Parodi, Amis, Masterson and Nguyen.

     Pursuant to the terms of the Affiliate Agreements, each affiliate of Semiconductor Systems has agreed not to make any sale of FSI Common Stock received upon consummation of the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder. Generally, this will require that such sales be made in accordance with Rule 145(d) under the Securities Act, which in turn requires that, for specified periods, such sales be made in compliance with the volume limitations, manner of sale provisions and current information requirements of Rule 144 under the Securities Act. The volume limitations should not pose any material limitations on any Semiconductor Systems shareholder who owns less than one percent of FSI's outstanding Common Stock after the Merger unless, pursuant to Rule 144, such shareholder's shares are required to be aggregated with those of another shareholder.

     Each affiliate of Semiconductor Systems also has agreed not to sell, exchange, transfer, pledge, dispose of or offer or agree to do any of the foregoing or in any other way reduce the risk of his or her ownership of, or investment in, (i) shares of Semiconductor Systems Common Stock owned by such affiliate prior to the Effective Time; or (ii) shares of FSI Common Stock or other rights with respect to FSI Common Stock, until such time as financial results covering at least 30 days of combined operations of FSI and Semiconductor Systems after the Effective Time have been published by FSI.

     In addition, each affiliate of Semiconductor Systems has agreed to vote at the Special Meeting all shares of Semiconductor Systems Common Stock held by him in favor of the Merger Agreement and the Merger.

GOVERNMENTAL AND REGULATORY APPROVALS

     Certain acquisition transactions such as the Merger are reviewed by the Antitrust Division of the Department of Justice (the "Antitrust Division") or the Federal Trade Commission (the "FTC") to determine whether such transactions comply with applicable antitrust laws. Under certain provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements under the HSR Act have been satisfied. Information was filed with the Antitrust Division and the FTC under the HSR Act by FSI and Semiconductor Systems on February 22, 1996; the waiting period under the HSR Act expired on March ___, 1996.

     FSI and Semiconductor Systems are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal Federal income tax consequences of the Merger to the shareholders of Semiconductor Systems and to FSI. The discussion set forth below is based on current provisions of the Code, Treasury Regulations (proposed, temporary and final) promulgated thereunder, judicial decisions and administrative rulings. All of the foregoing are subject to change and any such change may be retroactively applied, which could affect the validity of this discussion. The Federal income tax discussion set forth below may not be applicable to certain classes of taxpayers, including foreign persons and persons who acquired shares of Semiconductor Systems pursuant to the exercise of employee stock options or rights or otherwise as compensation. SEMICONDUCTOR SYSTEMS SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER SPECIFIC TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

     FSI and Semiconductor Systems will receive at the Effective Time opinions of their counsel, Faegre & Benson LLP and Wilson Sonsini Goodrich & Rosati Professional Corporation, respectively, (the "Tax Opinions") to the effect that for Federal income tax purposes: (i) the merger of Merger Sub with and into Semiconductor Systems, in accordance with the terms of the Merger Agreement, will qualify as a "reorganization" within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized to the shareholders of Semiconductor Systems upon the receipt by them of shares of FSI Common Stock in exchange for their shares of Semiconductor Systems Common Stock pursuant to the Merger; (iii) the aggregate tax basis of the shares of FSI Common Stock received by the shareholders of Semiconductor Systems (including any fractional share interests treated as received) will be the same as the aggregate tax basis of the shares of Semiconductor Systems Common Stock surrendered in exchange therefor; and (iv) the holding period of the shares of FSI Common Stock received by the Semiconductor Systems shareholders (including any fractional share interests treated as received) in exchange for shares of Semiconductor Systems Common Stock will include the period during which the shares of Semiconductor Systems Common Stock surrendered in exchange therefor were held, provided the shares of Semiconductor Systems Common Stock were held as a capital asset at the Effective Time.

     No ruling has been or will be obtained from the Internal Revenue Service ("IRS") in connection with the Merger. The Tax Opinions neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations made by FSI, Merger Sub, Semiconductor Systems and the shareholders of Semiconductor Systems, including representations in certificates to be delivered to counsel by the respective managements of FSI, Merger Sub and Semiconductor Systems and by certain shareholders of Semiconductor Systems. Of particular importance will be certain assumptions and representations relating to the "continuity of interest" requirement.

     To satisfy the continuity of interest requirement, Semiconductor Systems shareholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Common Stock of Semiconductor Systems in anticipation of the Merger or (ii) the FSI Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Semiconductor Systems shareholders, as a group, would no longer have a substantial proprietary interest in the Semiconductor Systems business being conducted by FSI after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to the exercise of dissenters' rights. Semiconductor Systems shareholders will generally be regarded as having retained a substantial proprietary interest as long as the FSI Common Stock received in the Merger (after reduction for any Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the stockholders in the Merger. If the continuity of interest requirement were not satisfied, the Merger would not be treated as a "reorganization" within the meaning of the Code.

     A successful IRS challenge to the "reorganization" status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in a Semiconductor Systems shareholder recognizing gain or loss with respect to each share of Common Stock of Semiconductor Systems surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the FSI Common Stock received in exchange therefor. In such event, a shareholder's aggregate basis in the FSI Common Stock so received would equal its fair market value and his holding period for such stock would begin the day after the Merger.

     With respect to a Semiconductor Systems shareholder who receives cash in the Merger as a result of the rounding of a fractional share interest in FSI Common Stock, counsel is of the opinion that such shareholder will be treated as having received such fractional share interest and then, pursuant to Section 302(a) of the Code, as having received such cash in exchange therefor. Assuming such treatment, a Semiconductor Systems shareholder would recognize gain or loss measured by the difference between the cash received and the basis for the fractional share (determined as stated above).

     With respect to a Semiconductor Systems shareholder who dissents from the Merger and receives cash for the value of such dissenting shareholder's Semiconductor Systems Common Stock, counsel is of the opinion that such cash will be treated as having been received as a distribution from Semiconductor Systems in redemption of such Semiconductor Systems Common Stock, subject to the provisions and limitations of Section 302 of the Code. If the redemption does not have the effect of the distribution of a dividend under Section 302 of the Code (after applying the constructive ownership rules of Section 318 of the Code), such redemption would be treated as a distribution in full payment in exchange for such Semiconductor Systems Common Stock, and thus the dissenting shareholder would recognize gain or loss measured by the difference between the cash received and the basis for such Semiconductor Systems Common Stock.

ACCOUNTING TREATMENT

     FSI intends to account for the Merger as a "pooling of interests" under generally accepted accounting principles. Under the pooling of interests method, the recorded assets and liabilities of the companies are carried forward to the combined corporation at their recorded amounts and the income (loss) of the two companies constitutes the income (loss) of the combined corporation for the entire fiscal period in which the combination occurs as well as for prior fiscal periods.

DISSENTERS' RIGHTS

     If the Merger Agreement is approved by the required vote of the shareholders and the Merger is not subsequently abandoned or terminated, any shareholder of Semiconductor Systems on the record date fixed for determining shareholders entitled to vote on the Merger may, by complying with the provisions of Chapter 13 of the California Corporations Code (the "Corporations Code"), require Semiconductor Systems to purchase for cash at their fair market value the shares owned by such holder and which were not voted to approve the Merger Agreement. The fair market value will be determined as of the date before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger.

     To require Semiconductor Systems to purchase such holder's shares of Semiconductor Systems Common Stock, an Semiconductor Systems shareholder (a "Dissenting Shareholder") must:

     (1) Not vote any or all of the shares such shareholder is entitled to vote to approve the Merger Agreement;

     (2) Make written demand upon Semiconductor Systems or the transfer agent for Semiconductor Systems, within thirty (30) days after the date on which notice of approval of the Merger Agreement is mailed to such shareholder, setting forth in such holder's demand the number and class of shares which such shareholder demands that Semiconductor Systems purchase and a statement by such shareholder as to what such shareholder claims the fair market value of such shares to have been as of the date before the first announcement of the terms of the Merger, excluding any appreciation or depreciation in consequence of the Merger; and

     (3) Submit to Semiconductor Systems, within thirty (30) days after the date on which notice of approval of the Merger Agreement is mailed to such shareholder, at the principal office of Semiconductor Systems, the certificates representing any shares in regard to which demand for purchase is being made, for endorsement with a statement that the shares are dissenting shares.

IF A SHAREHOLDER OF SEMICONDUCTOR SYSTEMS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT, SUCH VOTE WILL NOT BE SUFFICIENT TO CONSTITUTE THE DEMAND DESCRIBED IN CLAUSE (2) ABOVE.

     Within ten (10) days after the date of the approval of the Merger Agreement, Semiconductor Systems will mail to each shareholder not voting to approve the Merger Agreement, a notice of approval of the Merger Agreement, together with a statement of the price determined by Semiconductor Systems to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights under the Corporations Code. The statement of price will constitute an offer by Semiconductor Systems to purchase at the price stated therein any dissenting shares, as defined above. If Semiconductor Systems and the Dissenting Shareholder agree that the shares are dissenting shares and agreed upon the price of the shares, the Dissenting Shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. If Semiconductor Systems denies that the shares are dissenting shares or if Semiconductor Systems and the Dissenting Shareholder fail to agree upon the fair market value of the shares, then the Dissenting Shareholder, within six months after the date on which notice of approval of the Merger Agreement is mailed to such shareholder, but not thereafter, may file a complaint in the Superior Court of the proper county requiring the Court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of Semiconductor Systems stock.

     A Dissenting Shareholder may not withdraw such shareholder's demand for purchase of dissenting shares without Semiconductor System's consent.

THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CHAPTER 13 OF THE CORPORATIONS CODE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CHAPTER, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX II. SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS WHO WISH TO EXERCISE THEIR DISSENTER'S RIGHTS SHOULD CONSULT THEIR LEGAL COUNSEL.



          COMPARISON OF FSI AND SEMICONDUCTOR SYSTEMS SHAREHOLDERS' RIGHTS

FSI CAPITAL STOCK

     The Articles of Incorporation of FSI authorize the issuance by FSI through its Board of Directors of 50,000,000 shares of Common Stock, no designated par value, of which 20,376,872 shares were issued and outstanding as of December 28, 1995, and 10,000,000 shares of Preferred Stock, no designated par value, none of which have been issued.

     Common Stock. All outstanding shares of FSI Common Stock are, and the shares of FSI Common Stock offered hereby upon completion of the Merger will be, fully paid and nonassessable. Upon any liquidation or dissolution of FSI, the holders of FSI Common Stock share ratably, in proportion to the number of shares held, in the assets available for distribution after payment of all prior claims, including all prior claims of the holders of any Preferred Stock then outstanding.

     Holders of FSI Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. Subject to any prior rights of any Preferred Stock then outstanding, holders of FSI Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of FSI out of funds legally available therefor.

     Preferred Stock. The Board of Directors has the authority, in most instances without further shareholder action, to issue from time to time all or any part of the authorized Preferred Stock, in one or more series. The Board of Directors is authorized to determine the designation of and number of shares in each series and to fix the dividend, redemption, liquidation, retirement, conversion, and voting rights, if any, of such series, and any other rights and preferences thereof. Any shares of Preferred Stock which may be issued may have disproportionately high voting rights or class voting rights, may be convertible into shares of FSI Common Stock and may rank prior to shares of FSI Common Stock as to payment of dividends and upon liquidation. The Board of Directors could authorize the issuance of one or more series of the Preferred Stock with voting rights or other rights and preferences which would impede the success of any proposed merger, tender offer, proxy contest, or other attempt to gain control of FSI not approved by the Board of Directors. Although the issuance of Preferred Stock may have an adverse effect on the rights of holders of FSI Common Stock, the consent of the holders of FSI Common Stock would not be required for any such issuance of Preferred Stock.

     Amended and Restated Articles of Incorporation. Article IX of the Amended and Restated Articles of Incorporation of FSI provides for a classified board of not less than five nor more than eleven directors serving staggered three-year terms. The number of directors may be increased by the shareholders or the Board of Directors or decreased by the shareholders; provided, however, that any change in the number of directors must be approved by the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of FSI, voting as a single class, unless the change has been approved by a majority of the entire Board of Directors. A decrease in the number of directors may not shorten the term of an incumbent director. Removal of a director from office, with or without cause, requires the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock of FSI, voting as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Stock issued by FSI has the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships are governed by or pursuant to the applicable terms of the rights and preferences of such Preferred Stock established by the Board of Directors and made a part of the Amended and Restated Articles of Incorporation, and such directors will not be divided into classes unless expressly provided by such terms. No person (other than a person nominated by or on behalf of the Board of Directors) will be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of FSI not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

     Article X of the Amended and Restated Articles of Incorporation of FSI provides that certain transactions ("business combinations") with certain beneficial owners of 10% or more of the voting capital stock of FSI ("interested shareholders") require, in addition to any affirmative vote required by law, the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding shares of voting capital stock of FSI, voting as a single class. Business combinations include, without limitation, any merger, consolidation, or statutory exchange of shares of FSI with an interested shareholder; any sale, lease, pledge, or other disposition to or from an interested shareholder or FSI of any assets of FSI or the interested shareholder, respectively, with a value equal to or greater than 10% of the book value of the consolidated assets of FSI; the adoption of any plan for the liquidation or dissolution of FSI proposed by or on behalf of an interested shareholder; and any transaction that has the effect of increasing the proportionate share of capital stock of FSI beneficially owned by an interested shareholder. An affirmative vote by the shareholders is not required to approve a business combination under Article X if the business combination has been approved by a majority of those directors who were members of the Board of Directors prior to the time that the interested shareholder involved in the business combination became an interested shareholder or whose election or nomination was approved by a majority of such directors ("continuing directors"). An affirmative vote is also not required if the business combination meets certain conditions specified in Article X, including, without limitation, that certain minimum consideration be received in the business combination by holders of capital stock of FSI, that the interested shareholder not acquire any additional shares of capital stock of FSI after becoming an interested shareholder (except as approved by the continuing directors), and that a proxy or information statement describing the proposed business combination be mailed to all holders of capital stock of FSI at least 30 days prior to the consummation of the business combination.

     The affirmative vote of the holders of not less than 75% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock, voting as a single class, is required to amend or repeal, or adopt any provisions inconsistent with, Articles IX or X of the Amended and Restated Articles of Incorporation.

     These provisions of the Amended and Restated Articles of Incorporation could have the effect in certain circumstances of delaying or preventing a change in control of FSI.

     Minnesota Business Corporation Act. Section 302A.673 of the Minnesota Business Corporation Act restricts certain transactions between FSI and certain shareholders who become the beneficial holders of 10% or more of FSI's outstanding voting stock ("statutory interested shareholders") unless a majority of the disinterested directors of FSI has approved, prior to the date on which the statutory interested shareholders acquire a 10% interest, either the business combination transaction suggested by such shareholders or the acquisition of shares that made such shareholders statutory interested shareholders. If such prior approval is not obtained, the statute imposes a four-year prohibition from the statutory interested shareholders' share acquisition date on mergers, sales of substantial assets, loans, substantial issuances of stock, and various other transactions involving FSI and the statutory interested shareholder or its affiliates.

     In the event of certain tender offers for stock of FSI, Section 302A.675 of the Minnesota Business Corporation Act precludes the tender offeror from acquiring additional shares of stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares on terms that are substantially equivalent to those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of the Board of Directors consisting of all of its disinterested directors (excluding present and former officers of the corporation) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

     These statutory provisions could also have the effect in certain circumstances of delaying or preventing a change in the control of FSI.

     Transfer Agent and Registrar. Harris Trust and Savings Bank acts as the Transfer Agent and Registrar for the Common Stock of FSI.

SEMICONDUCTOR SYSTEMS CAPITAL STOCK

     The authorized capital stock of Semiconductor Systems consists of 10,000,000 shares of Common Stock, no par value, of which there are 8,000,000 shares outstanding, held of record on ____________, 1996 by 13 shareholders.

     Shareholders of Semiconductor Systems Common Stock have the right to notice of meetings of the shareholders and the right to vote at such meetings. Each holder of shares of Semiconductor Systems Common Stock is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, except for the election of directors, for which the shareholders are entitled to cumulate their votes. All outstanding shares of Common Stock have been fully paid for and are non-assessable. Upon any liquidation or dissolution of Semiconductor Systems, the holders of Semiconductor Systems Common Stock share ratably, in proportion to the number of shares held, in the assets available for distribution after payment of all prior claims. Holders of Semiconductor Systems Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of Semiconductor Systems out of funds legally available therefor.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Semiconductor Systems is incorporated in the State of California and FSI is incorporated in the State of Minnesota. Holders of Semiconductor Systems Common Stock, whose rights are currently governed by California law as well as by Semiconductor Systems Articles of Incorporation and Bylaws, will, upon consummation of the Merger, become holders of FSI Common Stock and their rights as such will be governed by Minnesota law as well as by the Articles of Incorporation and Bylaws of FSI. A summary of the material differences between the rights of holders of FSI Common Stock and those of holders of Semiconductor Systems Common Stock is set forth below. This summary does not purport to be a complete description of the differences between the rights of the stockholders of Semiconductor Systems and FSI.

     Classified Board of Directors. As permitted under Minnesota law, FSI has a classified board composed of three classes of directors, each class elected for a three year term. See "FSI Capital Stock--Amended and Restated Articles of Incorporation" above. California law permits a classified board only if a corporation: (i) has outstanding shares listed on the New York Stock Exchange or the American Stock Exchange; or (ii) has outstanding securities qualified for trading as a national market security on the National Association of Securities Dealers Automated Quotation System and has at least 800 holders of equity securities (a "Listed Corporation"). Semiconductor Systems does not currently qualify for a classified board of directors under California law.

     Amendments to Articles of Incorporation. The requisite vote under Minnesota law to amend a corporation's articles of incorporation, in the absence of provisions in the articles of incorporation to the contrary, is generally only a majority of the voting power of the shares that are present at the shareholders' meeting and entitled to vote. FSI's Amended and Restated Articles of Incorporation do require a higher percentage in certain instances. See "FSI Capital Stock--Amended and Restated Articles of Incorporation" above.
Generally, California law provides that amendments to articles of incorporation require the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

     Special Meetings; Written Actions. Under Minnesota law, a special meeting of shareholders may be called by the chief executive officer, chief financial officer, two or more directors, such other person as authorized in the articles or bylaws or a holder or holders of 10% or more of all the outstanding shares entitled to vote, except that a special meeting for the purpose of considering whether to directly or indirectly facilitate or effect a business combination must be called by holders of 25% or more of such outstanding shares. Under California law, the board of directors, the chairman of the board, the president or the holders of at least 10% of the outstanding shares of a corporation may call a special meeting of shareholders. Minnesota law permits action by corporations without a meeting if all shareholders entitled to vote on the proposed corporate action consent thereto in writing. Under California law, actions may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Election of Directors; Cumulative Voting. Under California law, unless the corporation is a Listed Corporation, shareholders entitled to vote at any election of directors may cumulate their votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principal among as many candidates as the shareholder may see fit. The Semiconductor Systems Bylaws currently provide for cumulative voting in the election of its directors, provided that the shareholder gives notice of his or her intent to cumulate votes before the voting begins. The FSI Amended and Restated Articles of Incorporation do not permit cumulative voting for directors.

     Dissenters Rights. Under Minnesota law, shareholders are entitled to dissenters' rights of appraisal in the event of (i) any material amendment to the articles of incorporation adversely affecting shares of the shareholder in that it (a) alters or abolishes preferential rights relating to the shares, (b) creates, alters or abolishes redemption rights relating to the shares, (c) alters or abolishes preemptive rights of the shareholder regarding acquisition of securities of the corporation of which it owns shares, or (d) excludes or limits the rights of a shareholder to vote on a matter or to cumulate votes;
(ii) any sale, lease, transfer, or other disposition of all or substantially all of the property and assets of corporation not made in the usual or regular course of its business; (iii) any merger, except that the right to obtain payment does not apply to a shareholder of the surviving corporation of a merger if the shares of the shareholder are not entitled to be voted on the merger;
(iv) any exchange to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to vote on the plan; or (v) any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, bylaws or a resolution approved by the board provides that dissenting shareholders may obtain payment for their shares.

     Under California law, in connection with certain reorganizations of the corporation (including certain mergers) for which approval of outstanding shares is required, dissenting shareholders who follow the procedures prescribed by California law are entitled to receive payment of the fair market value of their shares. For a more complete description of such rights, see "The Merger-- Dissenters' Rights" and Annex II.

     Dividends, Stock Repurchases. Minnesota law permits a corporation to pay dividends or repurchase shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares, regardless of whether the corporation has retained earnings, subject to certain limitations for the benefit of preference shares, if any.

     Under California law, any distributions to shareholders (including dividends and repurchases of shares) are limited either to retained earnings or to an amount that would leave the corporation with assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) in an amount equal to at least 125% of its liabilities (exclusive of deferred taxes, deferred income and other deferred credits) and with current assets in an amount at least equal to its current liabilities (or at least 125% of its current liabilities if the average pre-tax and pre-interest expenses for the preceding two fiscal years were less than the average interest expenses for such years). Such limitations are applied to California corporations on a consolidated basis. Repurchases of shares in connection with certain rescission actions or pursuant to employee stock plans or purchase plans are excluded from the foregoing limitations.

     Corporate Takeover Legislation. Both Minnesota and California have enacted legislation aimed at regulating takeovers of certain corporations and protecting shareholders of such corporations in connection with certain business combinations. Certain of these Minnesota statutory provisions are discussed above under "FSI Capital Stock--Minnesota Business Corporation Act." In addition, FSI's Articles of Incorporation contain certain anti-takeover provisions. See "FSI Capital Stock--Amended and Restated Articles of Incorporation" above.

     Under California law, if a tender offer or a written proposal for approval of a reorganization or for certain sale of assets is made to some or all of a corporation's shareholders by an interested party (an "Interested Party Proposal"), an affirmative opinion in writing as to the fairness of the consideration to the shareholders must be delivered in writing to the shareholders of that corporation. An "interested party" is a person who is a party to the transaction and (i) directly or indirectly controls the corporation that is the subject of the tender offer or proposal, (ii) is, or is directly or indirectly controlled by, an officer or director of the subject corporation, or
(iii) is an entity in which a material financial interest is held by any director or executive officer of the subject corporation. This provision does not apply to an Interested Party Proposal if the corporation that is the subject thereof does not have shares held of record by 100 or more persons.

     If a tender of shares or a vote or written consent is being sought pursuant to an Interested Party Proposal and a later tender offer or written proposal for a reorganization or sale of assets is made to the corporation or its shareholders by any other person (a "Later Proposal") at least 10 days prior to the date for acceptance of the tendered shares or the vote or notice of shareholders approval on the Interested Party Proposal, then the shareholders must be informed of such Later Proposal and given a reasonable opportunity to withdraw any vote, consent, or proxy previously given before the vote or written consent on the Interested Party Proposal becomes effective, or a reasonable time to withdraw any tendered shares before the purchase of shares pursuant to the Interested Party Proposal.

     Furthermore, in connection with any merger transaction, California law generally requires that, unless all shareholders of the class or series consent, each share of such class or series must be treated equally with respect to any distribution of cash, property, rights or securities. California law also provides generally that if a corporation that is a party to a merger, or its parent, owns more than 50% but less than 90% of the voting power of the other corporation that is party to such merger, the nonredeemable shares of common stock of the controlled corporation may be converted only into nonredeemable shares of the surviving corporation or a parent party unless all of the shareholders of the class consent.

     SECURITY OWNERSHIP OF MANAGEMENT OF FSI AND CERTAIN BENEFICIAL OWNERS

     The following table lists, as of February 15, 1996, certain information regarding the beneficial ownership of FSI Common Stock by (i) each director of FSI, (ii) each executive officer of FSI named in the Summary Compensation Table under "Information Regarding FSI Management and Compensation" included in this Proxy Statement/Prospectus ("Named Executives"), (iii) all of such directors, Named Executives and other executive officers as a group, and (iv) each person or entity known by FSI to own beneficially more than 5% of the outstanding FSI Common Stock. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares. The following table does not reflect the effects of the expected issuance of 1,800,000 shares of FSI Common Stock offered hereby.

                                                          NUMBER OF SHARES                    PERCENT OF SHARES
        NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED                  BENEFICIALLY OWNED
        ------------------------                         ------------------                  ------------------
Directors and Named Executives

Joel A. Elftmann                                              987,373/1/                           4.83%
James A. Bernards                                              21,999/2/                             *
Neil R. Bonke                                                  11,333/3/                             *
Dale A. Courtney                                              105,762/4/                             *
Terrence W. Glarner                                             5,655/5/                             *
Robert E. Lorenzini                                            23,999/6/                             *
William M. Marcy                                                2,666/7/                             *
Peter A. Pope                                                 126,311/8/                             *
Benno G. Sand                                                  64,540/9/                             *
Benjamin J. Sloan                                             111,697/10/                            *
Charles R. Wofford                                             13,999/11/                            *

All directors and executive officers as
a group (14 persons)                                        1,595,376/12/                          7.61%


5% Shareholders
Pilgrim Baxter and Associates                               1,667,100/13/                          8.12%
Suite 300
4 Glenhardie Corporate Center
1255 Drummers Lane
Wayne, PA 19087

Twentieth Century Investors, Inc.                           1,138,900/14/                          5.6%
4500 Main Street
P.O. Box 418210

___________________________
/1/ Includes 6,667 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/2/ Includes 13,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/3/ Includes 11,333 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/4/ Includes 100,468 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/5/ Includes 3,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/6/ Includes 13,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/7/ Includes 2,666 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/8/ Includes 82,134 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/9/ Includes 61,802 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/10/ Includes 110,799 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/11/ Includes 13,999 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/12/ Includes 529,601 shares issuable pursuant to currently exercisable options and options exercisable within 60 days of February 15, 1996.
/13/ The number of shares noted above is based upon information from the February 9, 1996 13G filing of Pilgrim Baxter & Associates.
/14/ The number of shares noted above is based upon information from the February 9, 1996 13G filing of Twentieth Century Companies, Inc.
*     Represents less than 1% ownership.

                                 FSI BUSINESS

GENERAL

     FSI International, Inc., a Minnesota corporation organized in 1973, designs, manufactures, markets and supports microlithography, surface conditioning and chemical management equipment used in the fabrication of integrated circuits, which is the only industry segment in which FSI is presently engaged. FSI's microlithography product, the Polaris cluster, processes photoresist (light sensitive material used for patterning) on the surface of silicon wafers as part of the photolithography phase of the integrated circuit fabrication process. FSI's surface conditioning products, including the Mercury spray processing systems and the Excalibur vapor processing systems, remove contaminants and excess photoresist from wafers during the fabrication process and selectively remove oxide from the wafer surface. The process steps performed by FSI's microlithography and surface conditioning products, which are used repeatedly throughout the fabrication cycle, are an integral part of the manufacturing process for virtually every integrated circuit produced today. FSI's chemical management products, including its Chemfill, Chemblend, Chemgen, VP4500, P2000 and P2200M systems, perform the critical functions of blending, delivering and controlling the flow, concentration and purity of chemicals used by various types of processing equipment within a fabrication facility.

     Advances in electronics technology in recent years have resulted in increasingly sophisticated integrated circuits which require submicron geometries and complex manufacturing processes. To meet the demand for these more complex, high performance devices, integrated circuit manufacturers require process technologies that are timely, reliable and readily integrated into high volume manufacturing environments. Competitive pressures are at the same time forcing integrated circuit manufacturers to reduce the costs of producing integrated circuits. FSI believes it responds to these demands by providing leading technology products that increase yields, integrate with other suppliers' equipment and provide significant overall cost advantages. FSI's strategy is to remain focused as a technological leader in its three core markets, emphasizing close customer relationships that enhance FSI's responsiveness to the needs and cost constraints of its markets.

     FSI markets its products directly in North America and through its affiliated distributors, Metron Technology B.V. (together with its subsidiaries, "Metron Technology") in Europe and Asia and m.FSI Ltd. in Japan ("m.FSI"). Through these affiliated international distributors FSI can provide timely and efficient worldwide customer service and support.

     During fiscal 1995, FSI completed two transactions which expanded its chemical management capabilities. In January 1995, FSI and its affiliated distributor Metron Technology B.V. each acquired a 50% interest in FSI Metron Europe, Limited ("FME") located in Newhaven, England. FME manufactures, markets, and services chemical distribution systems, wet benches and portable clean rooms primarily for use by semiconductor device manufacturers.

     On March 8, 1995, FSI acquired all of the outstanding capital stock of ACS and ACS became a wholly owned subsidiary of FSI. Principal ACS products include chemical blending and delivery systems, point-of-use chemical generation systems and slurry mixing and delivery systems used in conjunction with chemical mechanical planarization, commonly referred to as CMP. ACS' operations are headquartered in Hollister, California.

INDUSTRY BACKGROUND

     The fabrication of integrated circuits is a complex process involving several distinct phases repeated numerous times during the fabrication process. Each production phase requires different processing technology and equipment, and no one semiconductor equipment supplier currently produces an entire state-of-the-art fabrication system. Rather, semiconductor device manufacturers typically construct fabrication facilities by combining manufacturing equipment produced by several different suppliers, each of which performs specific functions in the manufacturing process.

     Demand for new semiconductor production equipment is driven principally by the need for new processes and systems capable of manufacturing increasingly complex integrated circuits. Industries that utilize integrated circuits are demanding higher performance devices from semiconductor manufacturers. Over the last decade, technological advances have allowed integrated circuit manufacturers to reduce the size and substantially increase the number of transistors on each integrated circuit device. Today, 16 megabit dynamic random access memory ("DRAM") integrated circuits are manufactured using more than 200 process steps on six or eight inch diameter wafers and incorporating geometries of 0.5 micron. With high density logic devices and 64 megabit DRAMs that require geometries of less than 0.5 micron now under development, integrated circuit manufacturers require process technology advances that are timely, highly reliable, and readily implemented into high volume manufacturing environments.

     Concurrent with these technological advances, competitive pressures are forcing semiconductor manufacturers to reduce integrated circuit manufacturing costs. Because the capital cost of a large semiconductor fabrication facility is high, in some cases exceeding $1.0 billion, manufacturers have increased their focus on the various cost components of a semiconductor manufacturing facility. This greater emphasis on total device processing cost has led manufacturers increasingly to analyze the costs associated with owning and operating each piece of process equipment in the manufacturing line (referred to as the "cost of ownership"), including capital cost, throughput, yield, up-time, consumables, start-up time, and other equipment related costs for each process step. In addition, FSI believes that in an effort to reduce total manufacturing costs and to reduce potential contaminant exposure as the wafer is transferred from one process step to another, manufacturers are increasingly seeking process equipment capable of being integrated with the process equipment of other suppliers to create a highly automated and integrated processing system.

     FSI believes that semiconductor manufacturers are asking equipment suppliers to take an increasingly active role in meeting the manufacturer's technology requirements and cost constraints by developing and supporting the products and processes required to fabricate advanced semiconductor designs. Certain semiconductor manufacturers are seeking strategic relationships with equipment suppliers for specific process steps on existing and new integrated circuit designs. As a result, semiconductor equipment companies are being asked to provide advanced process expertise, superior product performance, reduced overall cost of ownership, and worldwide customer support to better meet the needs of integrated circuit manufacturers as well as meet international quality standards, such as ISO 9001 certification.

INTEGRATED CIRCUIT FABRICATION

     The basic component in the manufacture of integrated circuits is a thin, circular crystalline silicon wafer, typically three to eight inches in diameter. During the fabrication process, several layers of conductive or dielectric materials are sequentially grown or deposited on the wafer surface through a series of thermal and/or chemical processes. These processes are conducted in a controlled environment, typically a "clean room" which is a manufacturing facility separated from the outside environment with separately controlled temperature and humidity and employing specialized filters designed to reduce the number of particulates in the air within the facility. Each layer undergoes a series of processes to etch a portion of the layer or change the electrical characteristics of the layer, leaving the desired integrated circuit pattern. The wafers are ultimately separated into individual integrated circuits or discrete components which are then packaged, assembled, and tested. The typical integrated circuit fabrication process takes between eight and twelve weeks. The primary stages of this process are discussed below.

          Cleaning. The wafer surface must be cleaned and conditioned at the beginning of the fabrication process and at numerous other times throughout the process. Cleaning is generally performed by exposing the wafer to various chemicals in a liquid state, through immersion or spraying, or in a vapor state. As integrated circuit geometries become smaller and more complex, the reduction of organic, metal, and particle contamination on the wafer becomes an increasingly critical factor in improving the yields of wafer processing. In addition to contamination from particles left over from the various steps in the fabrication process, such as etching or stripping, contaminants may also be introduced from the equipment and chemicals utilized in the manufacturing process. FSI's surface conditioning products, including the Mercury spray processors, the Excalibur vapor processing systems and the ICE cryogenic aerosol cleaning systems are designed to perform these cleaning functions throughout the integrated circuit fabrication process.

          Layering. Following cleaning and conditioning, a thin film of either conductive or dielectric material is grown or deposited on the wafer surface. Depending upon its particular electrical properties, each layer functions as an insulator, semiconductor or conductor.

          Planarization. Chemical mechanical planarization, commonly referred to as CMP, has become important in semiconductor device manufacturing, particularly for advanced devices. The CMP process uses a chemical and mechanical polishing procedure with a slurry and pad to smooth the surface of a wafer after each layering step in the metal interconnect process. This smoothing, or planarization, is necessary to prevent extremes of topography which can reduce yield and reliability of semiconductor devices. FSI's P2000 and P2200M chemical management systems are used to mix and deliver the slurry used in this process. FSI's Mercury spray processing systems are used to remove the polishing grit from the surface of the wafer after CMP processing.

          Photolithography. After the film layer is deposited on the wafer, the film is primed to promote the adhesion of a light sensitive material called photoresist. After the photoresist is applied, the wafer is heated in order to remove solvents from the photoresist. Integrated circuit patterns are then projected onto the photoresist by exposing it to a light source through a mask. Chemical changes occur in the portion of the photoresist exposed to the light source, resulting in a transfer of the image of the desired circuit into the photoresist on the wafer. After a circuit pattern has been imprinted, the image on the film is developed, which creates protected and unprotected areas. The developed photoresist is then baked at a high temperature to remove remaining solvents, improve adhesion to the wafer surface and harden the photoresist for subsequent processing. Polaris clusters perform all photolithography functions except exposure.

          Etching or Doping. Upon completion of the photolithography process, the wafer is either etched or doped. During etching the unprotected areas of the patterned film are removed with chemicals to leave the desired circuit pattern. Etching can be accomplished with either a wet chemistry process using liquid chemicals, or a dry chemistry (typically plasma) process using chemical gases or vapors. With advanced devices, most pattern etching is performed using a dry process. FSI's Excalibur vapor processing system and ICE cryogenic aerosol cleaning system are used to remove residual silicon dioxide to improve electrical performance and to remove the residue left by plasma or reactive ion etching. FSI's spray processing systems have been used to perform blanket etching in limited wet chemistry applications. During doping, specific ions are implanted on the wafer to control and change the electrical properties of the wafer surface. Doping produces the semiconductor activity on the wafer.

          Stripping. After etching or doping, the wafer is stripped of photoresist through either a wet chemistry or a dry chemistry process. FSI's Mercury spray processing systems are used to perform this function with wet chemistry applications or as a final clean-up after dry chemistry applications.

     These operations are repeated numerous times during the fabrication process depending upon the type and complexity of the semiconductor device and the overall process employed, and the precise order of the steps utilized varies by manufacturer. A finished integrated circuit consists of a number of film layers which together form thousands of extremely small electronic components that combine to perform the desired electrical functions. Each step in the fabrication process requires precision and must be rigorously controlled to attain commercially acceptable yields and cost performance.

     Chemical management systems enable semiconductor device manufacturers to store acids and solvents in bulk tanks outside the device fabrication clean room and to deliver programmed amounts of chemicals to various types of equipment in the clean room. FSI's chemical management products, including its Chemfill, Chemblend, Chemgen, VP4500, P2000 and P2200M systems, perform the critical functions of generating, blending or mixing, delivering and controlling the flow, concentration and purity of chemicals used by various types of processing equipment throughout the fabrication process.

PRODUCTS

     The mix of products sold by FSI may vary significantly from year to year. The following table sets forth, for the periods indicated, the amount of sales and approximate percentages of FSI's total sales contributed by FSI's principal products:

                                                   FISCAL YEAR ENDED                             QUARTER ENDED
                                 --------------------------------------------------      -----------------------------
                                 AUGUST 26, 1995  AUGUST 27, 1994   AUGUST 28, 1993      NOVEMBER 1995   NOVEMBER 1994
                                 ---------------  ----------------  ---------------      -------------   -------------
                                               (DOLLARS IN THOUSANDS)
Microlithography clusters         $61,246   32.2%   $32,723   33.9%   $20,317   25.9%  $24,234   39.0%    $4,319    14.3%
Surface conditioning products      59,898   31.5     27,915   29.0     26,194   33.4    18,209   29.3     13,894    46.0
Chemical management systems        45,223   23.7     17,573   18.2     18,629   23.8    13,197   21.2      7,323    24.3
Spare parts and service            24,036   12.6     18,226   18.9     13,292   16.9     6,507   10.5      4,648    15.4
                                 --------  -----    -------  -----    -------  -----   -------  -----    -------   -----
                                 $190,403  100.0%   $96,437  100.0%   $78,432  100.0%  $62,147  100.0%   $30,184   100.0%
                                 ========  =====    =======  =====    =======  =====   =======  =====    =======   =====

     MICROLITHOGRAPHY CLUSTERS. FSI's Polaris microlithography cluster performs all of the photolithography processing steps except exposure. The Polaris cluster consists of a clean-room qualified robot surrounded by various process modules. Each module is totally independent and requires no mechanical interface. The cluster is enclosed by transparent safety walls, creating a self-contained process environment and is configured to match the throughput capabilities of the integrated exposure equipment. The enclosure can be modified to provide a Class 1 clean room environment, providing independent control of temperature, humidity and organics from the rest of the fabrication area. Operations within the cluster are primarily controlled by a computer console and a touch screen on each cluster's console. During operation, cassettes of wafers are loaded in the cluster's input/output module from which the robot transports wafers through the various process modules in a sequence programmed by the operator allowing the desired treatment of the wafer surface.

     The Polaris cluster represents a processing alternative to conventional photoresist track or linear systems, which permit processing of the wafer only according to a pre-established arrangement of the equipment. Wafer routing and throughput in a Polaris cluster are not dependent upon module configuration. The programmable capability allows random wafer routing and continuous processing of wafers eliminating the need for the queuing of partially processed wafers sometimes required by traditional track systems. In addition, by controlling system variables within tight tolerance levels, the Polaris cluster is able to better ensure the repeatability of the various process steps. As a result, the Polaris cluster provides system flexibility and performance advantages over competing track systems. It also provides significant reliability and serviceability advantages. The highly integrated and automated cluster approach of the Polaris cluster eliminates the need for a number of complex mechanisms which can impact system reliability, such as exposure system interface modules and wafer transport mechanisms generally associated with track systems. Polaris process modules can be serviced from outside the cluster without disrupting other cluster process operations. In addition, should technology change in any particular process module, that individual module can be replaced with an upgrade without rendering the entire system obsolete.

     In July 1994, FSI introduced the Polaris 2000 cluster. This new generation Polaris cluster system contains several process enhancements including an advanced bake/chill plate technology and a fluid temperature control system and new robot for higher throughput of wafers. Simultaneous multiple process flow capabilities allows the system to operate in tandem with another process tool which is physically linked to the Polaris system and to simultaneously support other process equipment which is not linked to the system. FSI began shipping the Polaris 2000 cluster in January 1995.

     Purchasers of the Polaris cluster include Ericsson Components AB ("Ericsson"); ITT Corporation; IBM, LG Semicon Co., Ltd. ("LG Semicon"); Motorola; National Semiconductor, Corp., ("NSC"); TI; and Tower Semiconductor Ltd. ("TSL"). FSI has an installed base of approximately 140 Polaris clusters, including approximately 65 Polaris 2000 clusters. The price of the Polaris cluster ranges from approximately $800,000 to $2,000,000, depending on wafer size, number of modules, and number of robots required.

     The Polaris cluster technology is licensed by FSI from TI. See "Patents, Trademarks and Intellectual Property" below.

     SURFACE CONDITIONING PRODUCTS. FSI's surface conditioning products perform cleaning and stripping functions necessary for the processing of integrated circuits.

     Spray Processing Systems. FSI's spray processing systems, which include the Mercury system, are sophisticated wet chemistry systems used to clean and strip wafers at various stages in the integrated circuit fabrication process. These systems use centrifugal spray technology to process wafers by exposing them to a programmed, sequenced spray of fresh chemicals inside a closed, nitrogen filled chamber. Cassettes filled with wafers are loaded into a turntable in the process chamber and the processing chemicals, de-ionized water, and nitrogen are sequentially dispensed into the chamber through a spray post mounted in the chamber. As the turntable rotates, nozzles apply a chemical spray to the wafers' surface. After chemical application, de-ionized water is sprayed on the wafer surface and all surfaces of the process chamber to remove chemical residues. The wafers and chamber are then dried by centrifugal spinning combined with a flow of nitrogen into the chamber. FSI's spray processing systems also can perform certain blanket etch functions in limited wet chemistry applications. FSI's spray processing systems include a microprocessor-based controller to program, control, and monitor the operating functions of the system in order to ensure precise control and repeatability of the process.

     FSI's spray processing systems provide an alternative to traditional immersion technology, principally wet-bench processing of wafers. A chemical wet-bench consists of an exhaust hood laboratory bench with open chemical tanks in which the wafers are either manually or automatically transferred from one chemical bath to another. FSI believes that its spray processing systems provide many cost of ownership and other benefits over wet-bench chemical processing including protection of the process operator from hazardous chemicals or fumes, improved cleaning capability, reduced chemical usage, lower space utilization in the clean room, and greater process flexibility, including the capability to easily change chemical sequences.

     Spray processing system customers include Advanced Micro Devices, Inc. ("AMD"); Atmel Corporation ("Atmel"); Cypress Semiconductor Corporation ("Cypress"); Digital Equipment Corporation ("DEC"); Fujitsu Microelectronics, Inc. ("Fujitsu"); IBM; International Rectifier Corporation ("IRC"); Motorola; NCS; Phillips Semiconductors ("Phillips"); SGS Thompson Microelectronics, Inc. ("SGS Thompson"); Siemens A.G. ("Siemens"); TI; TSL; and Winbond Electronics Corp. ("Winbond"). FSI has an installed base of over 2,210 spray processing systems. FSI offers four types of spray processing systems, which range in price from $300,000 to $600,000. FSI also markets certain equipment complementary to its spray processors, including water heaters, chemical heaters, and booster pumps.

     Vapor Processing Systems. FSI's Excalibur vapor processing systems use anhydrous hydrofluoric ("HF") gas in conjunction with water vapor to perform cleaning steps normally done with liquid chemicals. The Excalibur systems are highly automated, with a microprocessor-based controller and user-friendly software for sequencing and control of the reactants. Wafers are processed on an individual basis and loaded from the wafer carrier into the process chamber by a handler that minimizes particle contamination. Single-wafer processing permits Excalibur systems to be more easily integrated with equipment of other suppliers and provides greater control over process uniformity. Up to four process chambers can be operated with a single electronic controller through the utilization of multi-tasking software.

     The advantages of vapor phase processing over wet processing include increased chemical purity (due in part to its ability to mix chemical gases with water vapor at the point of use), reduced chemical and waste disposal costs, increased processing capabilities and improved integration with cluster tools. An integrated system of this type provides the necessary environmental and surface control of the wafer between cleaning and various other process steps, resulting in reduced contamination and improved yield.

     Since their introduction in 1987, Excalibur systems have gone through multiple enhancements, including the development from a single gas to a multi-gas system. These continual enhancements led to the introduction of the latest version of the system, the Excalibur MVP (Multi-Vapor Processor) system in July 1993. In addition to HF gas, the Excalibur MVP system uses hydrochloric acid gas for improved metal removal and ozone gas for organic removal, and has the processing capability to clean the backside of the wafer along with the front. The Excalibur MVP system can be used for the critical cleaning steps in the integrated circuit production process. Programs are under development to integrate the Excalibur MVP system with other process equipment. The process development of the Excalibur MVP system was partially funded by SEMATECH, an industry and government consortium.

     FSI's Excalibur customers include AT&T Corp. ("AT&T"), Fujitsu, Hyundai Electronics Industries Co., Ltd. ("Hyundai"), Intel Corporation ("Intel"), Siemens, and TI. FSI has installed approximately 170 vapor processing systems, many of which contain multiple modules. Systems vary in price from approximately $150,000 to $800,000 depending on the model, wafer size, number of process chambers, and related electronic control requirements.

     In August 1995, FSI announced a License Agreement with IBM which will allow FSI to manufacture, market, and service products using IBM's cyrogenic aerosol cleaning technology. This IBM-developed technology uses frozen ice particles formed by inert gases to dislodge contaminants or residue particles from a silicon wafer's surface. FSI delivered the first test system to IBM in February 1996 and has another system in its development laboratory which is now being used for demonstration and further process development. FSI will have a production tool commercially available during the latter part of 1996.

     Over the past several years, based in part upon funding received from the National Institute of Standards and Technology, FSI has developed the Orion system, in which "dry" chemicals in a gaseous environment are charged by an energy source to remove contaminants from a silicon's wafer surface. FSI expects to ship a prototype to a customer for evaluation in the latter part of 1996.

     CHEMICAL MANAGEMENT SYSTEMS. FSI's chemical management systems enable semiconductor manufacturers to generate certain acids from gases, blend acids and solvents to desired concentrations, store the acids and solvents in bulk tanks outside the device fabrication clean room and to deliver programmed amounts of chemicals to various types of equipment in the clean room.

     Chemical Delivery Systems. FSI offers chemical delivery systems utilizing pump, pump and pressure, and vacuum pressure designs. FSI's chemical delivery systems provide semiconductor manufacturers with enhanced chemical purity, inventory control, safety, dispensing accuracy and bulk purchasing opportunities.

     Typically, a chemical delivery system installation involves the delivery, flow and purity control of five to ten distinct chemicals. Each chemical requires its own station operated by a dedicated programmable logic controller. These dedicated controllers are in turn integrated by a host industrial computer to monitor and control the entire system. Normally, one chemical delivery module is required for each chemical; however, one module can be used to supply that chemical to multiple use points within the clean room. Each system installation requires a degree of customization based on the delivery requirements and physical layout of the customer's facility. FSI's project management expertise allows it to perform multiple installations simultaneously, which is a significant advantage during periods of growth in the number of fabrication facilities being constructed, upgraded, or expanded. In addition, upon the request of a customer, FSI will oversee and coordinate not only the installation of a chemical delivery system but also the entire chemical distribution system of the fabrication facility, including point of use interfaces and primary and secondary containment piping.

     FSI offers four primary models of chemical delivery systems, including the Chemfill 500, which provides all the features of a centralized delivery system in a compact, economical unit. This model can be used as a cost-effective solution for small volume chemical users or as a local source of chemicals in large fabrication facilities. The Chemfill 1000 PLC (for "programmable logic control") offers increased automation to its users, providing enhanced control, flexibility, and functionality. The VP4500 utilizes proprietary ACS vacuum pressure technology to draw chemicals from their storage and transportation containers into the system and pressure to transfer the chemical back to the container, in a recirculation mode, or to points of use in a dispense mode. The Chemfill 5000, which is also programmable logic controlled, features redundant flow systems that help increase uptime.

     Chemical Blending and Mixing Systems. FSI's Chemblend chemical blending systems and new developer blending systems allow semiconductor device manufacturers to reduce chemical costs by enabling them to blend a process chemical from concentrate on site to create the various chemical concentrations required at different points of use in the clean room.

     Chemical Generation Systems. The Chemgen chemical generation systems allow semiconductor device manufacturers to reduce chemical costs by generating bulk quantities of certain chemicals by mixing gases with deionized water located at the facility. These chemicals are then delivered to the various use points in the semiconductor device manufacturing facility.

     Slurry Mixing and Delivery Systems. FSI's slurry mixing and delivery systems, which utilize proprietary vacuum pressure technology, mix and deliver slurry which is used in conjunction with CMP technology. FSI's P2000 series systems mix and deliver silicon dioxide slurry, while the P2200M mixes and delivers tungsten slurry.

     Chemical management system customers include AMD, Cypress, DEC, Fujitsu, Intel, Motorola, NSC, Phillips, SGS Thompson, and Tech Semiconductor Singapore PTE. LTD. ("Tech Semiconductor"). FSI has installed chemical management systems in over 80 fabrication plants worldwide. Typical installations vary in price from $250,000 to $2,500,000. However, a project involving turn-key installation with multiple chemicals and points of use can cost in excess of $10,000,000.

     SPARE PARTS AND SERVICE. FSI sells spare part kits for a number of its products and individual spare part components for its equipment, primarily spray processing system and to a lesser extent chemical management systems. FSI often packages product improvements to enable customers to update previously purchased equipment.

     FSI employs customer service and process engineers to train FSI's customers in performing preventive maintenance and service on FSI equipment and developing process applications for the equipment. FSI generally provides a one to two year parts and labor warranty depending upon the product. FSI also provides in-house service and maintenance training and process application training for its customers' personnel on a fee basis. In addition, FSI offers a variety of process, service, and maintenance programs that may be purchased for a fee. A number of customers have purchased maintenance contracts whereby FSI's service employees work full-time at the customer's facility, and provide process service and maintenance support for FSI equipment.

BACKLOG AND SEASONALITY

     FSI's backlog at the end of fiscal 1995 and 1994 was approximately $115 million and $77 million respectively. Backlog consists of orders for which a customer purchase order has been received or a customer purchase order number has been communicated to FSI. Orders are subject to cancellation by the customer, which may involve a cancellation charge. In fiscal 1995 and 1994, purchase orders aggregating approximately $1,524,000 and $708,000 , constituting
 .8% and .7% of sales during fiscal 1995 and 1994, respectively, were canceled and not rescheduled. Because of the timing and relative size of certain orders received by FSI changes in delivery schedules and cancellations of orders, FSI's backlog can vary from time to time and at any particular date is not necessarily indicative of actual sales for any succeeding period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The business of FSI is not seasonal to any significant extent.

RESEARCH AND DEVELOPMENT

     FSI believes that its future success will depend in large part on its ability to enhance, in collaboration with its customers, its existing product lines to meet the changing needs of semiconductor device manufacturers. FSI believes that the trends in the industry, such as utilization of smaller integrated circuit geometries, increased use of eight inch and larger wafers, and manufacturers' increased desire for integral processing equipment will make highly automated and integral systems, including single wafer processing systems, more important in the manufacture of integrated circuits. To assist FSI in its development efforts, FSI maintains relationships with a number of industry processing some of whom serve on FSI's Technical Advisory Board ("TAB"). Members of the TAB meet periodically with FSI management to identify and review semiconductor device industry trends in advanced technology and FSI's development activities toward meeting the industry's technology needs. In addition, the industry professionals provide FSI with on-going technical consultation and support.

     FSI's current research and development programs are primarily focused on the need for cleaner wafer surfaces due to smaller geometries, increased process control and flexibility through monitoring and software management systems, robotics automation in the clean room and integration of FSI's product offerings with the processing equipment of other suppliers. Each of these programs involves customer collaboration to ensure proper machine configuration and process development to meet the industry's requirements.

     FSI is actively engaged in a number of development and process enhancement programs regarding the Polaris cluster. Such programs include testing Polaris clusters with new types of photoresist and new processes utilizing such resist. FSI also is exploring, with customer collaboration, further process refinements to its spray processing systems and conducting basic research on vacuum-based gas phase (dry) cleaning systems which may provide increased cleaning capabilities and improved process integration. FSI's dry cleaning project was funded in part by a $2.0 million research grant from the National Institute of Standards and Technology over a two-year period that ended February 28, 1995.

     FSI maintains a demonstration and process development laboratory at its headquarters in Minnesota, occupying over 2,500 square feet, and a 2,000 square foot Class 1 microlithography demonstration and process development laboratory in Dallas, Texas. FSI's laboratory personnel work directly with customers in solving process problems, developing new processes, evaluating new pieces of equipment and designing new equipment.

     Expenditures for research and development, which are expensed as incurred, during fiscal 1995, 1994, and 1993 were approximately $24,865,000, $15,743,000 and $11,760,000, respectively, and represented 13.1%, 16.3% and 15.0% of sales, respectively. FSI attempts to supplement its research and development efforts with third party funding from industry consortiums, government sources, and customers. During fiscal 1995, 1994 and 1993, FSI recognized third party funding of approximately $546,000, $1.3 million and $1.2 million, respectively, as a reduction in research and development expenses.

MARKETING, SALES AND SUPPORT

     FSI markets its products to integrated circuit manufacturers throughout the world. In North America, FSI markets its products through direct sales personnel located in four regional sales offices and through two independent sales representatives. FSI also has several product and technical specialists devoted to each of FSI's product lines. These product and technical specialists and FSI's process engineers work with customers to understand the customer's precise processing requirements and to configure the appropriate FSI equipment to meet such requirements. In addition, as of November 25, 1995 the sales effort was supported by approximately 230 employees engaged in service and marketing support.

     International sales, primarily in Europe, the Far East and Japan, accounted for approximately 37%, 33% and 34% of total sales for fiscal years 1995, 1994 and 1993 respectively. FSI owns a 38.2% equity interest in Metron Technology, a distributor of FSI's products which has an extensive distribution organization located in Europe, including Germany, the United Kingdom, the Netherlands, France, Sweden, Italy, and Israel, in India, and in the Far East, including Taiwan, Korea, China, Singapore, and Hong Kong. Fluoroware, Inc., a manufacturer of plastic injection moldings for the semiconductor device industry, also owns a 38.2% equity interest in Metron Technology. In addition to FSI's products, Metron Technology also sells products and equipment on behalf of several other semiconductor equipment and consumables manufacturers, including Fluoroware, Inc.

     The significant majority of FSI's international sales are made to its affiliated distributors for resale to end users of FSI's products. However, in some cases, FSI may also sell directly to an international customer, in which case FSI will pay a commission to one of its affiliated distributors in connection with the sale. When commissions are taken into account, the international sales to FSI's affiliates are on terms generally no less favorable to FSI than international sales by FSI directly to non-affiliates.

     FSI owns a 49% equity interest in m.FSI, a Japanese joint venture company formed in August 1991 with Mitsui & Co., Ltd. and its wholly owned subsidiary, Chlorine Engineers Corp., Ltd. (collectively, "Mitsui"). Mitsui owns a 51% equity interest in m.FSI. In connection with its formation, FSI and Mitsui granted m.FSI certain product and technology licenses and product distribution rights. m.FSI distributes certain FSI and Mitsui products in Japan .

MANUFACTURING AND SUPPLIERS

     Except with respect to ACS products and certain Polaris cluster modules, FSI typically assembles its products and systems from components and prefabricated parts manufactured and supplied by others, such as process controllers, robots, integrated circuits, power supplies, stainless steel pressure vessels, chamber bowls, valves, and relays. Certain of the items manufactured by others are made to FSI's specifications. All final assembly and systems tests are performed within FSI's manufacturing facilities. Quality control is maintained through incoming inspection of components, in-process inspection during equipment assembly, and final inspection and operation of all manufactured equipment prior to shipment. FSI has a company-wide quality program in place and received ISO 9001 certification in October 1994. Such certification, however, does not cover the operations of ACS or FME. Currently, ACS products are manufactured for FSI by a contract manufacturer in Hollister, California. FSI's manufacturing engineers routinely monitor production progress and perform source inspections prior to delivery of finished ACS products to customers. In the third quarter of fiscal 1996, FSI will relocate the manufacturing of ACS products from the contract manufacturer to one of its manufacturing facilities in Chaska, Minnesota.

     In fiscal 1995, FSI through its fifty percent (50%) interest in FME, established a manufacturing capability in Europe for its chemical management systems division. In addition, FME also provides program management, including the capability to manage the installation of large chemical generation and dispense systems throughout a semiconductor device manufacturing facility.

     Certain of the components and subassemblies included in FSI's products are obtained from a single supplier or a limited group of suppliers in order to ensure overall quality and timeliness of delivery. Although FSI seeks to reduce dependence on sole and limited source suppliers, disruption or termination of certain of these sources could have a temporary adverse effect on FSI's operations. FSI believes that alternative sources could be obtained and qualified to supply these products, if necessary. Nevertheless, a prolonged inability to obtain certain components could have an adverse effect on FSI's operating results and could result in damage to customer relationships.

COMPETITION

     The semiconductor equipment industry is highly competitive. In each of the markets it serves, FSI faces intense competition from established competitors, some of which have substantially greater financial, engineering, research, development, manufacturing, marketing service and support resources, and greater name recognition than FSI, and long standing customer relationships. In order to remain competitive, FSI will be required to maintain a high level of investment in research and development, marketing, and customer service and support as well as control operating expenses. There can be no assurance that FSI will have sufficient resources to continue to make such investments or that FSI's products will continue to be viewed as competitive as a result of technological advances by competitors or changes in semiconductor processing technology. FSI's competitors also may increase their efforts to gain and retain market share through competitive pricing. Such competitive pressures may necessitate significant price reductions by FSI or result in lost orders which could adversely affect FSI's results of operations.

     Since 1992, Japanese semiconductor manufacturers substantially reduced their levels of capital spending on new fabrication facilities and equipment in Japan and elsewhere. This has resulted in reduced sales and increasing competitive pressures in the Japanese market segment (comprised of semiconductor device fabrication facilities located in Japan and those located outside of Japan which are controlled by Japanese companies). As a result, pricing pressures in both the Japanese market and elsewhere may continue into the foreseeable future due to Japanese semiconductor equipment manufacturers offering substantial discounts on their products.

     FSI believes that the Japanese companies with which it competes have a competitive advantage because of their dominance of the Japanese market segment. Furthermore, Japanese semiconductor device manufacturers have extended their influence outside Japan by licensing products and process technologies to non-Japanese semiconductor device manufacturers. Such licenses can result in a recommendation to use semiconductor device equipment manufactured by Japanese companies. Therefore, FSI may be at a competitive disadvantage with respect to the Japanese semiconductor equipment suppliers, who have been engaged for some time in collaborative efforts with Japanese semiconductor device manufacturers. Certain Japanese semiconductor equipment manufacturers have announced plans to begin manufacturing operations in the United States, which will enable them to compete more effectively in the United States market.

     The Japanese market segment is important as it represents a substantial percentage of the world-wide semiconductor device market. To date, FSI has not yet established itself as a significant participant in the Japanese market segment with respect to its Polaris cluster or chemical management system product lines. As part of the strategy to establish its Japanese presence, FSI formed a joint venture, m.FSI in August 1991 with Mitsui and granted m.FSI certain product and technology licenses and product distribution rights in Japan.

     A growing portion of FSI's international sales have been to semiconductor device manufacturers located in Korea. The Korean market is extremely competitive and the semiconductor device manufacturers located there have been very aggressive in seeking price concessions from suppliers. FSI does not believe that there are any existing government trade restrictions that would materially limit FSI's ability to compete in the Japanese or Korean markets.

     Significant competitive factors in the semiconductor equipment market include quality, process repeatability, capability and flexibility, ability to integrate with other products, and overall cost of ownership, including reliability, automation, throughput, customer support, and system price. FSI has experienced significant price competition from certain of its competitors, primarily those in the microlithography and chemical management systems markets. Although FSI believes that it has certain technological and other advantages over its competitors, realizing and maintaining such advantages will require a continued high level of investment by FSI in research and development, and marketing and customer service and support as well as controlling operating expenses. There can be no assurance that FSI will continue to compete successfully in the future.

     FSI's competitors differ across its three product lines. FSI's microlithography clusters compete with products offered by Dainippon Screen Manufacturing Co. Ltd. ("DNS"), Silicon Valley Group, Inc. and Tokyo Electron Ltd. ("TEC"). FSI competes with DNS, TEL, Semitool, Inc., Submicron Systems, Inc. ("Submicron"), and Santa Clara Plastics in the area of surface conditioning products. FSI's Chemical Management System competes with products from Systems Chemistry, Inc., a subsidiary of Submicron, MEGA Systems and Chemicals, Inc. and a number of chemical supply companies that also offer chemical management systems.

CUSTOMERS

     FSI sells products from one or more of its product lines to most major integrated circuit manufacturers, including AMD, Chartered Semiconductor, Cypress Semiconductor, LG Semicon, Intel, IBM, Motorola, National Semiconductor, SGS Thompson and TI, and has over 100 active customers worldwide.

     Although the composition of FSI's customers has changed from year to year, direct sales to FSI's top five customers in each of fiscal 1995, 1994 and 1993 have accounted for approximately 54%, 46% and 50%, respectively, of FSI's total sales. Direct sales to FSI's top two customers in each of fiscal 1995, 1994 and 1993 accounted for approximately 28%, 30% and 32%, respectively, of FSI's total sales. In addition, approximately 38% of FSI's backlog at fiscal 1995 year-end was comprised of orders from two customers. IBM accounted for approximately 16% and 6% of FSI's sales in fiscal 1995 and 1994, respectively. Motorola accounted for approximately 12% and 8% of FSI's sales for fiscal 1995 and 1994, respectively. LG Semicon accounted for approximately 11% and 5% of FSI's sales for fiscal 1995 and 1994, respectively.

     Sales to FSI's affiliated international distributors in fiscal 1995, 1994 and 1993, which may include sales of products subsequently resold to FSI's direct customers, accounted for approximately 22%, 26%, and 25%, respectively, of FSI's total sales. In addition, the earnings received from FSI's equity ownership interest in such affiliated distributors accounted for approximately 18%, 32%, and 43% of FSI's net income in fiscal 1995, 1994 and 1993, respectively. The earnings or losses of FSI's affiliated distributors can affect significantly the financial results of FSI. There can be no assurance that the affiliated distributors will continue to distribute FSI's products or do so successfully, and in such event FSI's results of operations and earnings could be adversely affected.

     FSI has experienced and expects to continue to experience fluctuations in its customer mix. The timing of an order for FSI's equipment is primarily dependent upon the customer's expansion program, replacement needs, or requirements to improve integrated circuit fabrication productivity and yields. Consequently, a customer who places significant orders in one year will not necessarily place significant orders in subsequent years.

     Certain of FSI's present products require an export license from the United States Department of Commerce prior to their sale outside the United States, while other FSI products can be freely exported under a general export license.

PATENTS, TRADEMARKS AND INTELLECTUAL PROPERTY

     The Polaris cluster is offered by FSI under a license from TI. Under the license agreement, FSI has the exclusive right to sell and the non-exclusive right to manufacture the Polaris cluster, except that TI may manufacture and distribute the system within TI. FSI also has the non-exclusive right to manufacture and sell related TI modules. TI may modify FSI's exclusive sales rights to a non-exclusive license if FSI fails to use reasonable efforts in marketing the Polaris cluster. The license agreement requires a royalty payment to TI on the equipment manufactured and sold by FSI pursuant to the license. The royalty to be paid is based on the "net sales price" of the licensed equipment, as reflected in the final invoice amount charged by FSI to the customer for such equipment, excluding amounts for packaging, insurance, freight, service, maintenance, and value-added tax.

     The license agreement continues until terminated. It may be terminated by either party upon a breach by the other party, and the failure to cure, of certain terms of the agreement, including payment of royalties when due, refusal to sell products, and failure to meet quality standards.

     FSI holds numerous United States patents and additional patents in Japan and several European countries, and has several United States and foreign patent applications pending. However, FSI believes that patents and trademarks are of less significance in its industry than such factors as innovative skills, technical expertise, and the ability to quickly adapt to and deliver new technology to the marketplace. FSI attempts to protect its proprietary information through non-disclosure agreements with its key employees.

EMPLOYEES

     As of November 25, 1995, FSI and its wholly owned subsidiary ACS had 868 employees, of whom 286 were engaged in manufacturing, 152 were engaged in customer service, 261 were engaged in research and development, 78 were engaged in sales and marketing, and 91 held general and administrative positions. As of such date, FSI also had over 140 independent contractors working throughout FSI in various capacities, principally in the areas of manufacturing and engineering. FME employs approximately 35 employees, the majority of whom are involved in manufacturing and/or system installation.

     FSI is not subject to any collective bargaining agreement, has never been subject to a work stoppage and believes its relations with its employees is good.

PROPERTIES

     FSI's corporate offices are located in Chaska, a suburb of Minneapolis, Minnesota. In fiscal 1995, FSI leased approximately 176,000 square feet, in five buildings, at a total rental cost of approximately $1.4 million. Effective December 1, 1995, the rental cost for these facilities was reduced to approximately $700,000 as part of a new five year lease on its headquarters facility, which facility also contains a process research laboratory, and manufacturing for chemical management system products.

     In November 1995, FSI opened a new 100,000 square foot manufacturing facility which cost approximately $11.5 million to construct. The facility contains 45,000 square feet of Class 1000 manufacturing clean room space, which can be upgraded to class 100 as required. The new facility also contains a manufacturing support operations and customer training center, and shell space for the expansion of manufacturing support operations. FSI has recently authorized the construction and equipping of an additional approximately 88,000 square feet of Class 1 laboratory and office space to this new facility. FSI expects the cost of constructing and equipping this expansion to total approximately $25.0 million.

     FSI also leases facilities in England and in various locations within the United States including:

          . a 48,000 square foot process research laboratory, engineering and administrative facilities for the Microlithography Division located in Dallas, Texas.

          . a 17,180 square foot engineering and administrative facility for the Chemical Management Division located in Hollister, California (ACS headquarters).

          . a 11,767 square foot engineering, manufacturing, and administrative facilities for the Chemical Management Division located in Europe (FME Headquarters).

     In addition, in August 1995, FSI entered into a five-year lease for approximately 125,800 square feet of engineering, administrative and warehouse space near its Chaska headquarters. Approximately 45,000 square feet is being used and the remaining warehouse space is available for sublease.

LEGAL PROCEEDINGS

     FSI generates minor amounts of liquid and solid hazardous waste and uses licensed haulers and disposal facilities to ship and dispose of such waste. FSI has received notice from state or federal enforcement agencies that it is a potentially responsible party ("PRP") in connection with the investigation of four hazardous waste disposal sites owned and operated by third parties. In each matter, FSI believes that it is at most a "de minimis" PRP. FSI recently elected to participate in a settlement offer made to all de minimis parties with respect to one such site.

     The risk of being named a PRP is that if any of the other PRP's are unable to contribute their proportionate share of the liability, if any, associated with the site, those PRP's that are able could be held financially responsible for the shortfall. While the ultimate outcome of these matters cannot presently be determined, FSI does not believe that any of these investigations, either individually or in the aggregate, will have a material adverse effect on its business, operating results, or financial condition.

     In October, 1995, Purusar Corporation ("Purusar") brought suit against FSI in United States District Court, Northern District of California, seeking monetary damages and injunctive relief based upon FSI's alleged infringement of a patent held by Purusar. The lawsuit is in the very initial stages. FSI has asserted various defenses as well as noninfringement of such patent by FSI's products. While litigation is subject to inherent uncertainties and no assurance can be given that FSI will prevail in such litigation or will obtain a license under such patent on commercially reasonable terms or at all if such patent is found to be valid and it is determined FSI infringes such patent, FSI believes that the Purusar lawsuit will not have a material adverse affect on FSI's consolidated financial statements.

     There has been substantial litigation regarding patent and other intellectual property rights in semiconductor related industries recently and further commercialization of FSI's products could provoke claims of infringement of third-parties. Except for the allegations made by Purusar, FSI is not aware of any claims of infringement by its products of any patents or proprietary rights of others. In the future, litigation may be necessary to enforce patents issued to FSI, to protect trade secrets or know-how owned by FSI or to defend FSI against claimed infringement of the rights of others and determine the scope and validity of its proprietary rights. Any such litigation could result in substantial costs and diversion of effort by FSI, which by itself could have a material adverse affect on FSI's financial condition and operating results. Further, adverse determinations in such litigation could result in FSI's loss of proprietary rights, subject FSI to significant liabilities to third parties, require FSI to seek licenses from third-parties or prevent FSI from manufacturing or selling its products, any of which could have a material adverse effect on FSI's financial condition and results of operations.

     Other than the litigation described above or routine litigation incidental to FSI's business, there is no material litigation to which FSI is a party or of which any of its property is subject.

             INFORMATION REGARDING FSI MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of FSI are as follows:

             NAME              AGE                   POSITION
             ----              ---                   --------
      Joel A. Elftmann          56    Chairman of the Board, President, and
                                      Chief Executive Officer
      Peter A. Pope             45    Executive Vice President, Marketing and
                                      Account Management
      Benno G. Sand             41    Executive Vice President; Chief Financial
                                      Officer, and Secretary
      Benjamin J. Sloan         55    Executive Vice President; President,
                                      Microlithography Division
      Robert E. Cavins          60    Executive Vice President; President,
                                      Chemical Management Division
      Dale A. Courtney          58    Executive Vice President; President,
                                      Surface Conditioning Division
      J. Wayne Stewart          45    Executive Vice President, Operations
      Timothy D. Krieg          40    Executive Vice President, Quality and
                                      Human Resources
      James A. Bernards         49    Director
      Neil R. Bonke             53    Director
      Terrence W. Glarner       52    Director
      Robert E. Lorenzini       59    Director
      William M. Marcy          53    Director
      Charles R. Wofford        62    Director/Vice Chairman

     Directors of FSI are elected at the annual shareholders' meeting for staggered three-year terms and serve until their successors are duly elected and qualified. Executive officers of FSI are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

     Mr. Elftmann is a co-founder of FSI and has served as a Director of FSI since 1973 and as Chairman of the Board since August 1983. From August 1983 to August 1989, and from May 1991 until the present, Mr. Elftmann has also served as Chief Executive Officer of FSI. From 1977 to August 1983, and from May 1991 until the present, Mr. Elftmann has served as President of FSI. Prior to 1977, Mr. Elftmann was Vice President and General Manager of FSI. Mr. Elftmann is also Chairman of the Supervisory Board of Metron Technology B.V. and is a director of m.FSI Ltd. He also has been a director of Veeco Instruments, Inc. since May 1994.

     Mr. Pope was elected Executive Vice President, Marketing and Account Management of FSI in January 1992. Mr. Pope served as Senior Vice President and General Manager, Process Equipment of FSI from November 1989 until January 1992. Mr. Pope served as Vice President, Sales and Service of FSI from May 1985 to November 1989. From September 1982 to May 1985, Mr. Pope served as Executive Sales Manager of FSI. Prior thereto, he was Managing Director of Metron. Mr. Pope also serves as a director of m.FSI Ltd.

     Mr. Sand has served as Executive Vice President and Chief Financial Officer of FSI since January 1992. Mr. Sand served as Vice President, Finance and Chief Financial Officer of FSI from October 1990 until January 1992. He served as Vice President, Finance of FSI from October 1987 until October 1990. From August 1983 to October 1987, Mr. Sand served as Corporate Controller of FSI and from November 1982 to August 1983 as its Financial Accounting Manager. Prior thereto he was employed by the accounting firm of KMG Main Hurdman as an auditor and consultant. Mr. Sand was elected Assistant Secretary of FSI in November 1989 and Secretary in November 1990.

     Dr. Sloan has served as Executive Vice President of FSI since January 1992 and as President of the Microlithography Division of FSI since January 1996. Prior thereto, Dr. Sloan was employed by TI in Dallas, Texas where he served over 24 years in various research and development capacities, most recently as Vice President of TI's Semiconductor Group and Manager of the Wafer Fabrication Systems Division of TI's Process Automation Center. Dr. Sloan is Chairman of FSI's Technical Advisory Board.

     Dr. Cavins has served as Senior Vice President, Chemical Management Division of FSI since March 1994 and as Executive Vice President of FSI and President of the Chemical Management Division since January 1996. He served as Vice President, Chemical Management Division from January 1993 until March 1994. From 1988 to March 1992, Dr. Cavins served as Senior Vice President of Operations for E.F. Johnson Company. From March 1992 to July 1992, Dr. Cavins was employed by Itron Corporation in the capacity of Vice President and General Manger for Enscan Operations, the energy management division of Itron Corporation. Prior to joining E.F. Johnson Company, Dr. Cavins served in management positions in various electronics and engineering capacities at Honeywell Inc. and Control Data Corporation (now Ceridian Corporation). Dr. Cavins also serves as a Managing Director of FME.

     Mr. Courtney has served as Executive Vice President of FSI since March 1994 and President, Surface Conditioning Division of FSI since January 1996. He served as Vice President, Surface Conditioning Division of FSI from November 1992 to March 1994. Mr. Courtney served as Vice President, Engineering of FSI from August 1991 to November 1992. Mr. Courtney served as Director of Engineering of FSI from September 1990 to August 1991 and as manager of Engineering Software Development and Automation of FSI from September 1987 to September 1990. Prior to joining FSI, Mr. Courtney was President of D A Courtney & Associates, Dallas, Texas, specializing in the development of software for automation and real time process control systems. Mr. Courtney is a director of m.FSI Ltd.

     Mr. Stewart has served as Vice President, Operations since February 1994 and Executive Vice President, Operations since January 1996. Prior thereto, Mr. Stewart was employed by TI in Dallas, Texas where he served over 20 years in various manufacturing and operations management positions, most recently as Corporate Computer Integrated Manufacturing Director, responsible for worldwide manufacturing and materials systems. He also was the Manufacturing Manger of TI's award winning HARM (High Speed Anti-Radar Missile) program. Mr. Stewart serves as a Managing Director of FME.

     Mr. Krieg has served as Vice President, Quality and Human Resources of FSI since March 1994 and Executive Vice President, Quality and Human Resources since January 1996. Mr Krieg also served as Vice President, Quality and Human Resources from January 1992 until March 1993. Mr. Krieg was Vice President, Human Resources from March 1993 until March 1994 and also served in that same capacity from October 1987 until January 1992. From September 1979 to October 1987, he served as Human Resources Manager of the Company. Mr. Krieg was elected Assistant Secretary of the Company in November 1990.

     Mr. Bernards has served as a Director of FSI since July 1981. Since June 1993, Mr. Bernards has been President of Facilitation Inc., which provides business and financial consulting services. Mr. Bernards was President of the accounting firm of Stirtz, Bernards & Company from May 1981 to June 1993. Since 1986, Mr. Bernards has been President of Brightstone Capital, Ltd., a venture capital fund manager. He is also a director of Health Fitness Physical Therapy Corporation.

     Mr. Bonke has served as a Director of FSI since June 1994. Mr. Bonke has been Chairman of the Board and Chief Executive Officer of Electroglas Inc., a manufacturer of automatic wafer probing equipment for semiconductor device manufacturers, since April 1993. He was a Group Vice President of General Signal and President of General Signal's Semiconductor Equipment Operations from September 1991 to July 1993. From 1990 to 1991, he was Chief Operating Officer of Cognex Corporation, a manufacturer of machine vision systems for the semiconductor and electronics industries, and from 1987 to 1990 was President of General Signal's Xynetics division, a group of semiconductor equipment manufacturing companies which included Electroglas Mr. Bonke currently serves on the Board of SEMI/SEMATECH, the equipment arm of the semiconductor device industry consortium and is a director of SANMINA Corporation.

     Mr. Glarner has served as a Director of FSI since October 1988. Since February 1993, Mr. Glarner has been President of West Concord Ventures, Inc., a venture capital company. From 1982 to February 1993, Mr. Glarner was President of North Star Ventures, Inc. and North Star Ventures II, Inc., venture capital funds. Mr. Glarner is also a director of Aetrium Incorporated, Cima Labs, Inc. and Datakey, Inc.

     Mr. Lorenzini has served as a Director of FSI since November 1986. Since January 1993, Mr. Lorenzini has been Chairman of SunPower Corporation, a manufacturer of opto-electronic devices. Since February 1995, he also served as a Chairman and Chief Executive Officer of Virtual Golf, Inc., a manufacturer of sports simulation systems. From October 1988 to January 1993 he served as President and Chief Executive Officer of SunPower Corporation. From December 1986 to October 1989, Mr. Lorenzini was active in a number of venture capital investments focused on high technology companies. Mr. Lorenzini is a founder of Siltec Corporation, a multi-division manufacturer of silicon wafers and processing Systems equipment for the semiconductor device industry. Mr. Lorenzini was Chairman of the Board and President of Siltec from 1969 to December 1986. Mr. Lorenzini is also a director of KLA Instruments Corporation.

     Dr. Marcy has served as a Director of FSI since August 1984, and since August 1986 has served as a consultant to FSI in the area of software engineering. Dr. Marcy has served as Associate Dean of Engineering for Research and Administration at Texas Tech University since March 1995. From September 1987 to March 1995, Dr. Marcy served as Professor of Computer Science and the Director of Computer Science Programs at Texas Tech University. From June 1983 to August 1987, Dr. Marcy was Professor of Industrial Engineering and the Director of the Center for Automation and Robotics at Texas Tech University. Prior to June 1983, Dr. Marcy was Chief Operating Officer of Information Planning Corporation, a software development and sales company.

     Mr. Wofford has served as Vice Chairman of FSI since January 1996, and as a Director of FSI since November 1992. Since April 1994, Mr. Wofford has been a business and management consultant. From April 1992 to April 1994, he was Chairman of the Board, Chief Executive Officer, and President of the FARR Company, a manufacturer of clean room filtration systems and equipment. Mr. Wofford was President and Chief Executive Officer of the FARR Company from September 1991 to March 1992, and from July 1991 to August 1991 he was President and Chief Operating Officer. From 1958 to 1991, Mr. Wofford held a variety of positions with respect to TI's semiconductor operations in the United States, Europe, Asia, and Latin America, including Senior Vice President, Semiconductor Group.

COMPENSATION OF DIRECTORS

     Each non-employee director of FSI (an "Outside Director") receives a quarterly fee of $1,500 for service on the Board and a fee of $1,000 for personally attending meetings of the Board of Directors. In addition, each Outside Director receives a fee of $500 for personal attendance at a meeting of a Committee on which the Director serves if held other than the day of, the day preceding or the day following a meeting of the Board or an Annual Meeting of FSI's Shareholders.

     Upon joining the Board of Directors, each Outside Director receives a single grant of an option to purchase 10,000 shares of FSI Common Stock under the FSI Directors' Nonstatutory Stock Option Plan (the "Directors' Plan"). The purchase price of each share subject to an option is the fair market value of a share of FSI Common Stock at the time the option is granted. The options vest and become exercisable six months after the date of grant, except that vesting is accelerated upon death or a change in control of FSI. Generally, initial options expire ten years from the date of grant, but expiration may occur sooner in the event of an optionee's death. Each Outside Director serving as an Outside Director immediately following an Annual Meeting of FSI's Shareholders is granted an option under the Director's Plan to purchase 4,000 shares of FSI Common Stock at the fair market value at the time of grant (each an "Annual Outside Director Option"). Annual Outside Director Options vest and become exercisable cumulatively on an annual basis as follows: one-third of the total shall become exercisable one each of the first and second anniversaries of the date of grant and the remainder become exercisable on the third anniversary of the date of grant, except that vesting is accelerated upon a change in control or upon the Outside Director's death.

     William M. Marcy, a Director of FSI and Professor of Computer Science and Director of Computer Science Programs at Texas Tech University, acts as a consultant to FSI in the area of software engineering, for which he currently receives $3,000 per month from FSI, and for which he received $36,000 in fiscal 1995. In addition, Texas Tech University performs software and computer development for FSI under contracts administered by Dr. Marcy, pursuant to which FSI paid Texas Tech University $148,874 during the 1995 fiscal year and is scheduled to pay Texas Tech University approximately $79,600 during the 1996 fiscal year.

     Charles R. Wofford, a Director of FSI and a business and management consultant, entered into a consulting contract with FSI effective July 1, 1995 in the area of organizational planning and structure. Pursuant to the consulting contract, Mr. Wofford is to be compensated on an hourly basis for his services. Mr. Wofford was not paid any compensation for such services in fiscal 1995. Mr. Wofford became an executive officer of FSI on February 5, 1996, holding the position of Vice Chairman.

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by FSI to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers ("Named Executives") of FSI as of the fiscal year ended August 26, 1995 for services in all capacities as well as compensation earned by such person for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM COMPENSATION
                                                                         --------------------------------------
                                            ANNUAL COMPENSATION                   AWARDS             PAYOUTS
                                     --------------------------------------------------------------------------
                                                                           RESTRICTED
                                                              OTHER           STOCK      SECURITIES      LTIP       ALL OTHER
     NAME AND                FISCAL  SALARY     BONUS         ANNUAL         AWARD(S)    UNDERLYING     PAYOUTS   COMPENSATION(2)
PRINCIPAL POSITION            YEAR    ($)        ($)      COMPENSATION(1)      ($)      OPTIONS/SARS      ($)          ($)
----------------------------------------------------------------------------------------------------------------------------------
Joel A. Elftmann,             1995   257,027   132,565          -              -0-          20,000        -0-        47,384
Chairman, President and       1994   222,065    88,077          -              -0-            -0-         -0-        52,149
Chief Executive Officer       1993   207,674    17,928          -              -0-            -0-         -0-        47,765

Dale A. Courtney,             1995   142,384    73,497          -              -0-          30,000        -0-        22,746
Executive Vice President,     1994   119,769    30,375          -              -0-          20,000        -0-        21,304
President,                    1993   110,707    15,698          -              -0-            -0-         -0-        11,749
Surface Conditioning
Division

Peter A. Pope,                1995   143,077    73,879          -              -0-          30,000        -0-        22,492
Executive Vice President,     1994   126,923    32,250          -              -0-          20,000        -0-        21,562
Marketing and Account         1993   123,027     6,372          -              -0-            -0-         -0-        19,484
Management

Benno G. Sand,                1995   152,352    78,522          -              -0-          30,000        -0-        22,332
Executive Vice President,     1994   168,960    30,625          -              -0-          20,000        -0-        23,182
Chief Financial Officer       1993   113,291     5,868          -              -0-            -0-         -0-        18,996
and Secretary

Dr. Benjamin J. Sloan,        1995   167,681    71,666          -              -0-          30,000        -0-        22,746
Executive Vice President,     1994   159,577    39,861          -              -0-          20,000        -0-        24,075
President,                    1993   154,941    21,970          -              -0-            -0-         -0-        33,117
Microlithography Division

________________________

(1) Disclosure is not required by applicable Securities and Exchange Commission rules, as the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the executive officers named above.


(2) Compensation reported represents (a) the estimated dollar value of Company contributions to FSI's defined contribution pension plan based upon such individual's earnings for the year being reported; (b) the dollar value of premiums paid by FSI on split-dollar life insurance and in the case of Mr. Courtney, the amount of term life insurance premiums paid by FSI beginning in fiscal 1993, and (c) in the case of 1994 and 1995 compensation, FSI's profit sharing contribution to the 401(k) Plan made in fiscal 1994 for the 1993 Plan (calendar) year and in fiscal 1995 for the 1994 Plan (calendar) year. The dollar value of each benefit for the fiscal year ended August 26, 1995 is: J. Elftmann, (a) $6,000, (b) $39,638, (c) $1,746; D. Courtney, (a)
     $6,000, (b) 15,000; (c) $1,746; P. Pope, (a) $6,000, (b) $14,746, (c)
     $1,746; B. Sand, (a) $6,000, (b) $14,586, (c) $1,746; and B. Sloan, (a)
     $6,000, (b) $15,000, (c) $1,746.

STOCK OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR


     The following table sets forth individual grants of stock options made to the Named Executives during the fiscal year ended August 26, 1995.

                               NUMBER OF          PERCENT OF                                       POTENTIAL REALIZABLE VALUE
                               SECURITIES           TOTAL                                                     AT
                               UNDERLYING      OPTIONS GRANTED                                      ASSUMED ANNUAL RATES OF
 NAME                           OPTIONS        TO EMPLOYEES IN    EXERCISE       EXPIRATION        STOCK  PRICE APPRECIATION
                              GRANTED/(1)/       FISCAL YEAR      PRICE OR          DATE                     FOR
                                                                 BASE PRICE                             OPTION TERM/(4)/
                                                                                                         5%             10%
------------------------------------------------------------------------------------------------------------------------------------
 Joel A. Elftmann             20,000/(2)/           5.13%          $11.55         10/17/99            $63,821        $141,028
 Dale A. Courtney             20,000/(2)/           5.13%          $10.50         10/17/04           $132,068        $334,686
                              10,000/(3)/           2.57%         $15.969          2/15/05           $100,428        $254,505
 Peter A. Pope                20,000/(2)/           5.13%          $10.50         10/17/04           $132,068        $334,686
                              10,000/(3)/           2.57%         $15.969          2/15/05           $100,428        $254,505
 Benno G. Sand                20,000/(2)/           5.13%          $10.50         10/17/04           $132,068        $334,686
                              10,000/(3)/           2.57%         $15.969          2/15/05           $100,428        $254,505
 Dr. Benjamin J. Sloan        20,000/(2)/           5.13%          $10.50         10/17/04           $132,068        $334,686
                              10,000/(3)/           2.57%         $15.969          2/15/05           $100,428        $254,505

_______________________
(1)  All of these options were granted pursuant to FSI's 1994 Omnibus Stock
     Plan.

(2) Approximately one-third of the options granted will vest on each of the first three anniversaries of the date of grant. All options were granted at fair market value on the date of grant and have a term of ten years except that Mr. Elftmann's options were granted at 110% of fair market value and have a term of five years. Generally all of the options will become fully exercisable upon approval by FSI's shareholders of a merger, plan of exchange, sale of substantially all of FSI's assets or plan of liquidation.

(3) A portion of the options vest each year over a six year period and the amount which vests each year increases during that period. In addition, the options vest entirely if certain financial targets are achieved in fiscal 1996, 1997 or 1998. All options were granted at fair market value and have a term of ten years. Generally all of the options will become fully exercisable upon approval by FSI's shareholders of a merger, plan of exchange, sale of substantially all of FSI's assets or plan of liquidation.

(4) Caution should be used in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of FSI Common Stock appreciates 5% or 10% each year, compounded annually, for the term of each option. They are not intended to forecast future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the 5% or 10% per year rate, the amounts shown would not be realized by the recipients until the end of the option term.

     The following table shows, as to the Named Executives, information concerning stock options exercised and the value of options held by such persons at the end of fiscal 1995 including those listed in the table above.



              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                         SHARES ACQUIRED    VALUE REALIZED       OPTIONS/SARS AT FISCAL      IN-THE-MONEY OPTIONS/SARS AT
                         ---------------    --------------
           NAME          ON EXERCISE (#)        ($)(1)                  YEAR-END(2)             FISCAL YEAR-END ($)(3)
           ----          ---------------        ------
                                                                EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                                                                -------------------------     --------------------------
Joel A. Elftmann             44,000             922,900             -0-            46,000          -0-         1,269,600
Dale A. Courtney               -0-                 -0-            86,332           43,334     2,742,502        1,003,245
Peter A. Pope                 8,086              82,032          100,666           43,334     3,216,941        1,003,245
Benno G. Sand                50,000           1,122,313           47,666           43,334     1,470,191        1,003,245
Benjamin J. Sloan              -0-                 -0-            96,666           43,334     3,023,316        1,003,245

_____________________
(1) Represents market value of underlying securities on date of exercise less the exercise price.

(2)  Includes options exercisable within 60 days of fiscal year end.

(3) Represents market value of underlying securities at fiscal year end ($33.875 per share) less the exercise price.

CHANGE IN CONTROL AGREEMENTS

     FSI has entered into Management Agreements (the "Agreements") with each of the Named Executives and certain other executive officers of the Company, including Charles R. Wofford. The Agreements are operative only upon the occurrence of certain changes in control of FSI. Absent a change in control, the Agreements do not require FSI to retain the executive officers or to pay them any specified level of compensation or benefits.

     Each Agreement provides that if, for two years after a change in control, the executive officer's employment is terminated by FSI other than (i) for cause, (ii) on account of the death, disability or retirement of the executive, or (iii) except for the Agreements entered into with Joel A. Elftmann, Benjamin
J. Sloan and Benno G. Sand, voluntarily by the executive (other than voluntary terminations following events that constitute a "Constructive Involuntary Termination" (as defined in the Agreements, and including compensation reductions, demotions, relocations and excessive travel)), the executive is entitled to receive a lump sum severance payment. The amount of the lump sum severance payment is equal to one times (or, in the case of Messrs. Elftmann, Pope, Sand and Sloan, one and one-half times) the individual's highest rate of compensation during the 12 months immediately preceding the change in control, and payment of a bonus at the "Plan" level for that Plan Year or a specified percentage of the lump sum payment if no plan is then in effect. The Agreements also allow the Named Executive to continue his participation in certain insurance and other benefit plans of FSI for two years following a change in control. If a change in control of FSI occurred and resulted in the termination of a Named Executive, giving rise to payments under these management agreements as of December 1, 1995, the approximate amounts payable to the Named Executives would be as follows: Mr. Elftmann $494,100; Mr. Courtney $199,500; Mr. Pope $274,500; Mr. Sand $292,800; and Dr. Sloan $311,100.

INTEREST OF FSI MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     FSI's corporate offices and certain manufacturing facilities, aggregating approximately 161,500 square feet, are leased from three Minnesota partnerships comprised of two or more of the following individuals: Joel A. Elftmann, Chairman of the Board, President, and Chief Executive Officer of FSI; Robert S. Blackwood, a former director and executive officer of FSI; and Joseph H. Wyers, a former director and executive officer of FSI. Annual rent for the 1995 fiscal year under the three leases totalled $1,320,300. The 140,000 square foot main facility is leased from a partnership in which all three such persons are partners under a lease expiring in October, 2000 subject to five three-year renewal options at the election of FSI pursuant to lease amendments recently entered into by FSI and the partnership. Based upon independent appraisals of the value of the property and comparable market rentals, FSI, effective November 1, 1995, entered into a new five-year lease at an annual rental rate of $700,000 per year which rate commenced December 1, 1995. FSI also pays all real estate taxes, insurance and maintenance expenses. If FSI exercises a renewal option then the rent is adjusted to its fair rental value based upon an independent real estate appraisal. Commencing October 31, 1999 and annually thereafter during the term of the lease, FSI has an option to purchase the property for the greater of $4.0 million or 90% of the fair market value of the property. Pursuant to the policy described below, the lease amendments were approved by a majority of the Board of Directors and a majority of the disinterested Directors of the Board.

     FSI has adopted a policy prohibiting the lease of any additional facilities from entities in which its officers or directors have a material interest. However, this policy would not prohibit FSI from leasing any further additions to the above facilities or any extensions of the existing operating leases on the related facilities, if approved by a majority of the members of its Board of Directors who have no interest in the ownership of such facility and the terms of such rentals are based upon independent appraisals of the value of such property and market rentals for comparable property.

     FSI owns 38.2% of the outstanding common stock of Metron Technology a European distributor of FSI's products. Joel A. Elftmann, Chairman of the Board, President and Chief Executive Officer of FSI, is also Chairman of the Supervisory Board of Metron. During fiscal 1995 FSI sold to Metron Technology all of its 50% ownership interest in each of three corporations that distribute FSI's products in Asia: Metron Semiconductors (Hong Kong) Ltd.; Metron Semiconductors Far East Ltd. and Metron Semiconductors Asia Ltd. (collectively, the "Metron Asia Group"). FSI owns 49% of the outstanding capital stock of m.FSI, which distributes and acts as a licensee for certain of FSI's products in Japan. Messrs. Elftmann, Pope and Dale A. Courtney, Executive Vice President and President, Surface Conditioning Division, of FSI, are all directors of m.FSI.

     During the 1995 fiscal year, FSI sold approximately $37,750,000 of its products to Metron Technology (and its subsidiaries, including approximately $15,069,000 of sales to the Metron Asia Group) and approximately $4,875,000 of its products to m.FSI Sales to Metron Technology (and its subsidiaries) and m.FSI are made by FSI on commercially reasonable terms. In addition, in fiscal 1995 FSI paid Metron Asia Group a commission of $1,112,000 for direct sales by FSI to customers in Asia.

     The Board of Directors of FSI has adopted a policy regarding transactions, other than sales in the normal course of business, between FSI and any affiliate, including loans from FSI, requiring that all such transactions be approved by a majority of the Board and a majority of the disinterested outside directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to FSI as could be obtained from unaffiliated independent third parties.

                   FSI MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

     The following table sets forth the percentage of sales represented by certain consolidated statements of income data for the periods indicated:

                                                         FISCAL YEAR ENDED                   QUARTER ENDED
                                               -------------------------------------  ----------------------------
                                               AUGUST 26,   AUGUST 27,   AUGUST 28,   NOVEMBER 25,   NOVEMBER 26,
                                                  1995         1994         1993          1995           1994
                                               -----------  -----------  -----------  -------------  -------------
     Sales...................................     100.0%       100.0%       100.0%        100.0%         100.0%
     Cost of goods sold......................      58.8         57.9         63.1          56.5           53.9
                                                  -----        -----        -----         -----          -----
     Gross profit............................      41.2         42.1         36.9          43.5           46.1
     Operating expenses:
      Selling, general, and administrative...      17.8         20.3         18.5          18.2           21.0
      Research and development...............      13.1         16.3         15.0          12.1           16.1
                                                  -----        -----        -----         -----          -----
     Total operating expenses................      30.9         36.6         33.5          30.3           37.1
                                                  -----        -----        -----         -----          -----
     Operating income........................      10.3          5.5          3.4          13.2            9.0
     Other income (expense), net.............       1.1         (0.2)        (0.8)          2.2            0.4
                                                  -----        -----        -----         -----          -----
     Income before income taxes..............      11.4          5.3          2.6          15.4            9.4
     Income tax expense......................       3.1          1.3          0.5           5.5            2.6
                                                  -----        -----        -----         -----          -----
     Income before minority interest and
      equity in earnings of affiliates.......       8.3          4.0          2.1           9.9            6.8

     Minority interest.......................      (0.1)         0.0          0.0          (0.3)           0.0
     Equity in earnings of affiliates........       1.9          1.9          1.7           2.5            3.3
                                                  -----        -----        -----         -----          -----
     Net income..............................      10.1%         5.9%         3.8%         12.1%          10.1%
                                                  -----        -----        -----         -----          -----

FISCAL QUARTERS ENDED NOVEMBER 25, 1995 AND NOVEMBER 26, 1994

     Sales increased $31.9 million, or 106%, to $62.1 million for the first quarter of fiscal 1996, compared to $30.2 million for the first quarter of fiscal 1995. The increase was attributable to increased sales in each of FSI's product categories (including the products of ACS) due to increased unit sales as construction of new and the expansion of existing manufacturing facilities by FSI's semiconductor manufacturing customers continued. Sales in fiscal 1996 also increased from fiscal 1995 due to FSI's investment in FME. In November, FSI moved the manufacturing operations for its microlithography and surface conditioning products to a new 100,000 square-foot manufacturing facility, which contains 45,000 square feet of Class 1000 clean room space in Chaska, Minnesota. During the second quarter of fiscal 1996, FSI will move its chemical management manufacturing operations into the space vacated by the other two divisions and will be transferring to Chaska, Minnesota, the manufacturing of certain ACS products now manufactured by a third party in Hollister, California. Increasing revenues in the second quarter of fiscal 1996, as compared to the first fiscal quarter, is partially dependent on the successful transfer of manufacturing operations.

     FSI believes its ability to continue to increase sales is dependent upon increased demand for all three of FSI's product lines, sales growth in international markets, as well as industry and general economic conditions. FSI's backlog as of November 25, 1995 was in excess of $100 million. Because of the timing and relative size of certain orders received by FSI and possible changes in delivery schedules or cancellations of orders, FSI's backlog can vary from time to time and at any particular date is not necessarily indicative of actual sales for any succeeding period.

     FSI's gross profit, as a percentage of sales, decreased to 43.5% for the first quarter of fiscal 1996 from 46.1% for the first quarter of fiscal 1995, due to an increase in the percentage of international sales, which generally carry lower gross profit margins. International sales as a percentage of total sales were 44% and 21%, for the first quarter of fiscal 1996 and 1995, respectively. The increase in international sales as a percentage of sales is due primarily to expansion by semiconductor device manufacturers in Asia Pacific and European markets. The decrease in FSI's gross profit as a percentage of sales was also attributable to a decrease in the percentage of total sales from FSI's higher margin products.

     FSI's gross profit margin may fluctuate as a result of a number of factors, including the mix of products sold, the proportion of international sales and competitive pricing pressures.

     Selling, general, and administrative expenses decreased to 18.2% of sales for the first quarter of fiscal 1996, as compared to 21.0% of sales for the first quarter of fiscal 1995. The increase of approximately $5 million resulted primarily from expanded customer support and marketing expenses associated with FSI's increased order activity and personnel additions made in FSI's divisions in response to FSI's growth. In addition, there were increased accruals for management incentive bonuses and employee profit sharing and for the costs associated with the computer system upgrade. While FSI expects the quarterly amount of selling, general, and administrative expenses to increase during the remainder of fiscal 1996, selling, general and administrative expenses as a percentage of sales may decrease over the same period.

     Research and development expenses increased approximately $2.7 million in the first quarter of fiscal 1996 as compared to the first quarter of fiscal 1995. However, as a percentage of sales, research and development decreased to 12.1% of sales for the first quarter of fiscal 1996, as compared to 16.1% of sales for the first quarter of fiscal 1995. The dollar increase of approximately $2.7 million resulted primarily from FSI's continued development efforts on new and existing products, including the ORION vacuum-based, gas phase (dry) cleaning system, ICE cryogenic aerosol cleaning system, Zeta automated spray processing system, chemical management models, and various other engineering projects. FSI expects the quarterly amount of research and development expenses to increase during the remainder of fiscal 1996.

     Other income (expense), net includes primarily interest income. The increase of $1.3 million for the first quarter of fiscal 1996 as compared to the first quarter of fiscal 1995 reflects primarily an increase in interest earned by FSI on the increased amount of cash and cash equivalents and marketable securities resulting from the February and June 1995 secondary offerings.

     Income tax expense for the first quarter of fiscal 1996 was approximately $3,420,000, or 35.7%, of pre-tax profit compared to approximately $790,000, or 27.8%, of pre-tax profit for the first quarter of fiscal 1995. The lower tax rate in 1995 is due to the reinstatement of deferred tax assets in 1995. FSI anticipates the effective tax rate will range from 34% to 36% in fiscal 1996. The effective tax rate should be at the lower end of the range if Congress reinstates the research and development tax credit, which expired in June 1995.

     The equity in earnings of affiliates increased by approximately $556,000 to $1,556,000 in the first quarter of fiscal 1996, compared to $1,000,000 for the first quarter of fiscal 1995. The increase is due to improved earnings at all affiliates due to expansion by semiconductor device manufacturers in Europe and the continued growth taking place in the Asia Pacific market.

FISCAL YEARS ENDED AUGUST 1995, 1994 AND 1993

     Sales nearly doubled to $190.4 million for the fiscal year ended August 26, 1995 as compared to $96.4 million for the fiscal year ended August 27, 1994. The increase in sales occurred in all product lines due to increased unit sales driven primarily by the construction of new and the expansion of existing manufacturing facilities by FSI's semiconductor manufacturing customers, the acquisition of ACS and FSI's investment in FME.

     Sales for fiscal 1994 increased 23% to $96.4 million from $78.4 million for fiscal 1993. The increase in sales from fiscal 1993 to fiscal 1994 was attributable to significant growth in FSI's microlithography cluster business and increased spare parts and service sales.

     International sales were $69.6 million, $31.5 million and $26.6 million during fiscal 1995, 1994 and 1993, respectively, and represented approximately 37%, 33% and 34% of sales during such periods. Sales increased in Europe, the Far East and Japan during fiscal 1995. The majority of the increase in international sales in fiscal 1995 related to significant microlithography cluster sales in Asia. Sales of FSI's products in Europe, the Far East and Japan also increased from fiscal 1993 to 1994.

     Gross profit as a percentage of sales for fiscal 1995 was 41.2% as compared to 42.1% for fiscal 1994. The decrease in gross profit percentage is primarily due to increased international sales in fiscal 1995 which generally carry lower gross profit margins. In addition, the decrease was also related to an increase in the percentage of total sales of FSI's lower margin products.

     FSI's gross profit margin increased in fiscal 1994 to 42.1% from 36.9% in fiscal 1993. The increase in gross profit percentage between fiscal 1993 and 1994 was attributable primarily to a loss of approximately $800,000 on $5.3 million of sales recognized in fiscal 1993 on a chemical management system project, due to cost overruns. The increase was also related to an increase in the percentage of total sales from FSI's higher margin products, and to a lesser extent to a decrease in the percentage of foreign sales as a percentage of total sales.

     Selling, general and administrative expenses were $33.9 million, $19.6 million and $14.5 million, or 17.8%, 20.3% and 18.5% of sales, during fiscal 1995, 1994 and 1993, respectively. The $14.3 million increase in 1995 is due primarily to increased costs of approximately $3.3 million related to expanded customer support, increase in management incentive bonuses and employee profit sharing of $1.5 million, increased commissions of more than $1.0 million, fees and expenses associated with the ACS acquisition of $800,000, increased allowance for bad debts, and costs associated with the computer systems upgrade. In addition, the overall number of personnel in the selling, general and administrative area increased more than 60% from the end of fiscal 1994 to the end of fiscal 1995. The increase in selling, general and administrative expenses from fiscal 1993 to fiscal 1994 was chiefly due to expanded customer support and marketing of approximately $2.4 million, and management incentive bonuses and employee profit sharing of approximately $625,000.

     Research and development expenses for fiscal 1995 were $24.9 million, or 13.1% of sales, as compared to $15.7 million, or 16.3% of sales, for fiscal 1994. The increase of $9.2 million resulted primarily from FSI's continued development efforts on new or existing products, including the Polaris 2000 cluster, the Excalibur MVP system, the ORION vacuum-based, gas phase (dry) cleaning system, the ICE cryogenic aerosol cleaning system and certain chemical management products.

     Research and development expenses for fiscal 1994 increased $3.9 million to $15.7 million from $11.8 million for fiscal 1993. The increase in fiscal 1994 was primarily due to realizing a full year of expenses for the Microlithography division's demonstration and process development laboratory, and continued development costs for FSI's ORION vacuum-based, gas phase (dry) cleaning system.

     During fiscal years 1995, 1994 and 1993, FSI recognized approximately $546,000, $1.3 million and $1.2 million, respectively, of third party funding as reductions in research and development expenses.

     Other income (expense) was approximately $2.2 million of income, or 1.1% of sales, for fiscal 1995 as compared to $254,000 of expense, or (0.2)% of sales, for fiscal 1994. The majority of the change is due to an increase of approximately $1.7 million in interest income recognized on cash and cash equivalents, and marketable securities. FSI's cash and cash equivalents, and marketable securities increased due to the proceeds of the two secondary offerings completed in February and July 1995.

     Other income (expense) was approximately $254,000 of expense, or (0.2)% of sales, for fiscal 1994 as compared to $671,000 of expense, or (0.8)% of sales, for fiscal 1993. The decrease in expense in fiscal 1994 is due to decreased interest expense as a result of eliminating FSI's asset-based credit facility in March 1994. In addition, FSI's interest income increased approximately $244,000 during fiscal 1994 due to increased investments in cash and cash equivalents from the proceeds of a secondary offering completed in November 1993.

     FSI's income tax expense was approximately $5.9 million, $1.3 million and $360,000 in fiscal 1995, 1994 and 1993, respectively. This equated to an effective tax rate of 27.2%, 24.6% and 17.6% in fiscal 1995, 1994 and 1993, respectively. FSI's effective tax rate was lower than what would be expected using a 35% "statutory" effective tax rate due to the reinstatement of deferred tax assets resulting from the generation of taxable income in fiscal 1993, 1994 and 1995.

     The equity in earnings of affiliates was $3.6 million, $1.8 million and $1.3 million for fiscal 1995, 1994 and 1993, respectively. The increase in fiscal 1995 primarily resulted from the increased earnings of its 40-percent-owned affiliate, Metron Semiconductors Europa B.V. ("MSE"), and the Metron Asia Group ("MSA") in which it had a 50% ownership. The increase in fiscal 1994 from 1993 was attributed to the increased earnings of both MSE and MSA. On July 5, 1995, MSE acquired MSA and on July 6, 1995, acquired Transpacific Technology Corporation, a U.S. distribution company. FSI owns 38% of this newly consolidated entity.

QUARTERLY RESULTS OF OPERATIONS

     The following table presents certain unaudited consolidated quarterly financial information for the first quarter of fiscal 1996 and for each quarter in fiscal 1995 and 1994. In the opinion of FSI's management, this information has been prepared on the same basis as the audited consolidated financial statements appearing elsewhere in this Proxy Statement/Prospectus and includes all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the unaudited quarterly results set forth herein. FSI's quarterly results have in the past been subject to fluctuations and, thus, the operating results for any quarters are not necessarily indicative of results for any future period.

                                                                          QUARTER ENDED
                              -----------------------------------------------------------------------------------------------------
                              FISCAL 1996                    FISCAL 1995                                 FISCAL 1994
                              ----------- -------------------------------------------  --------------------------------------------
                               NOVEMBER    NOVEMBER   FEBRUARY      MAY      AUGUST     NOVEMBER    FEBRUARY     MAY       AUGUST
                               25, 1995    26, 1994   25, 1995    27, 1995  26, 1995    27, 1993    26, 1994   28, 1994   27, 1994
                              ----------- ---------- ---------- ---------  ----------  ----------  ---------- ---------- ----------
Sales........................   $62,147     $30,184    $42,728    $53,503    $63,988     $21,415     $20,707   $  26,087   $28,228
Cost of goods sold...........    35,127      16,263     24,370     31,527     39,842      12,665      11,463      15,668    15,992
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Gross profit.................    27,020      13,921     18,358     21,976     24,146       8,750       9,244      10,419    12,236
Operating expenses:
  Selling, general, and
  administrative.............    11,314       6,329      7,470     10,291      9,819       4,284       4,341       4,851     6,076
  Research and development...     7,532       4,873      6,040      6,465      7,487       3,396       3,743       3,860     4,744
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Total operating expenses.....    18,846      11,202     13,510     16,756     17,306       7,680       8,084       8,711    10,820
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Operating income.............     8,174       2,719      4,848      5,220      6,840       1,070       1,160       1,708     1,416
Other income (expense), net..     1,396         121        173        737      1,142        (198)        (10)        (80)       34
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Income before income
 taxes.......................     9,570       2,840      5,021      5,957      7,982         872       1,150       1,628     1,450
Income tax expense...........     3,420         790      1,254      1,756      2,126         185         300         362       407
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Income before minority
 interest and equity in
 earnings of affiliates......     6,150       2,050      3,767      4,201      5,856         687         850       1,266     1,043
Minority interest............      (162)          0          0          0       (155)          0           0           0         0
Equity in earnings of
 affiliates..................     1,556       1,000        323        805      1,439         414         368         378       640
                                -------     -------    -------    -------    -------     -------     -------   ---------   -------
Net income...................   $ 7,544     $ 3,050    $ 4,090    $ 5,006    $ 7,140     $ 1,101     $ 1,218   $   1,644   $ 1,683
                                =======     =======    =======    =======    =======     =======     =======   =========   =======


     The table below sets forth the percentage relationship of certain items to net sales with regard to FSI's results of operations for each of the quarters presented above.

                                                                          QUARTER ENDED
                              -----------------------------------------------------------------------------------------------------
                              FISCAL 1996                    FISCAL 1995                                 FISCAL 1994
                              ----------- -------------------------------------------  --------------------------------------------
                               NOVEMBER    NOVEMBER   FEBRUARY     MAY       AUGUST     NOVEMBER    FEBRUARY     MAY       AUGUST
                               25, 1995    26, 1994   25, 1995   27, 1995   26, 1995    27, 1993    26, 1994   28, 1994   27, 1994
                              ----------- ---------- ---------- ---------  ----------  ----------  ---------- ---------- ----------
Sales.......................    100.0%      100.0%     100.0%     100.0%     100.0%       100.0%      100.0%     100.0%    100.0%
Cost of goods sold..........     56.5        53.9       57.0       58.9       62.3         59.1        55.4       60.1      56.7
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Gross profit................     43.5        46.1       43.0       41.1       37.7         40.9        44.6       39.9      43.3
Operating expenses:
  Selling, general, and
  administrative............     18.2        21.0       17.5       19.2       15.3         20.0        21.0       18.6      21.5
  Research and development..     12.1        16.1       14.1       12.1       11.7         15.9        18.0       14.8      16.8
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Total operating expenses....     30.3        37.1       31.6       31.3       27.0         35.9        39.0       33.4      38.3
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Operating income............     13.2         9.0       11.4        9.8       10.7          5.0         5.6        6.5       5.0
Other income (expense), net.      2.2         0.4        0.4        1.3        1.8         (0.9)       (0.1)      (0.3)      0.1
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Income  before income taxes.     15.4         9.4       11.8       11.1       12.5          4.1         5.5        6.2       5.1
Income tax expense..........      5.5         2.6        3.0        3.3        3.3          0.9         1.4        1.4       1.4
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Income before minority
 interest equity in
 earnings of affiliates.....      9.9         6.8        8.8        7.8        9.2          3.2         4.1        4.8       3.7
Minority interest...........     (0.3)        0.0        0.0        0.0       (0.2)         0.0         0.0        0.0       0.0
Equity in earnings of
 affiliates.................      2.5         3.3        0.8        1.5        2.2          1.9         1.8        1.5       2.3
                                -----       -----      -----      -----      -----        -----       -----      -----     -----
Net income..................     12.1%       10.1%       9.6%       9.3%      11.2%         5.1%        5.9%       6.3%      6.0%
                                =====       =====      =====      =====      =====        =====       =====      =====     =====

     FSI expects it will continue to experience fluctuations in its quarterly operating results. In the past, these fluctuations have been caused by a variety of factors including timing and shipment of orders, the sales mix of higher margin and lower margin products, fluctuations in the percentage of international sales, and equity in earnings (loss) of affiliates. There can be no assurance as to the level of sales or profits, if any, in any future period. See "Risk Factors -- Cyclicality of the Semiconductor Device Industry" and
"-- Fluctuations in Operating Results."

LIQUIDITY AND CAPITAL RESOURCES

     FSI's cash and cash equivalents and marketable securities decreased by approximately $10.6 million to approximately $100.6 million on November 25, 1995 from August 26, 1995. The decrease resulted primarily from the use of cash to support operations in response to continued growth of FSI and from the acquisition of property, plant and equipment, including those related to FSI's new manufacturing facility.

     FSI's accounts receivable increased by approximately $6.9 million to $54.7 million as of November 25, 1995, compared to August 26, 1995. The increase reflects higher international sales levels, which generally have longer payment terms and also increased sales of chemical management products, which typically have higher retainages by the customer. FSI inventory increased approximately $.4 million to $32.3 million at the end of the first quarter of fiscal 1996, compared to the fiscal year ended August 26, 1995. The increase primarily resulted from FSI's purchased parts and raw materials inventory being higher at the end of the first quarter of fiscal 1996 offset by a decrease in finished goods. As of November 25, 1995, FSI's ratio of current assets to current liabilities was 3.7 to 1.0 and its working capital was $143.5 million.

     FSI had acquisitions of property, plant and equipment in the first quarters of fiscal 1996 and 1995 of approximately $9,701,000 and $1,713,000, respectively. Capital additions in the first quarter of fiscal 1996 were associated primarily with the completion of the new manufacturing facility, the equipping of 35,000 square feet of leased engineering and administrative space for the Chemical Management Division, and purchase of computer equipment. FSI expects to invest approximately $30.0 million in facility and laboratory expansion programs and computer systems in fiscal 1996, including approximately $25.0 million to construct and equip an additional 88,000 square feet of laboratory and office space to its new Chaska, Minnesota facility. See "FSI Business -- Properties."

     FSI does not currently have a credit facility. However, FSI has negotiated the terms of a new credit facility, which it expects to enter into during fiscal 1996. FSI believes that existing cash and cash equivalents, marketable securities and internally generated funds will be sufficient to meet FSI's currently projected working capital and other cash requirements both for the short-term and through at least the end of fiscal 1996.

     FSI believes that success in its industry requires substantial capital in order to maintain the flexibility to take advantage of opportunities as they may arise. FSI may, from time to time, as market and business conditions warrant, invest in or acquire complementary businesses, products or technologies. FSI may effect additional equity or debt financing to fund such activities. The issuance of additional equity or debt securities could result in additional dilution to FSI's shareholders.

                PRINCIPAL SHAREHOLDERS OF SEMICONDUCTOR SYSTEMS

     The following sets forth, as of ____________, 1996, in tabular format, beneficial owners (by right, by agreement or otherwise, to direct the voting or disposition of shares) of more than 5% of the outstanding shares of the Common Stock of Semiconductor Systems and all directors and officers of Semiconductor Systems as a group. Unless otherwise indicated, such persons have sole voting and dispositive powers with respect to the shares indicated.

                                           NUMBER OF SHARES           PERCENT OF
NAME AND ADDRESS/(1)/                     BENEFICIALLY OWNED      OUTSTANDING SHARES
---------------------                     ------------------      -------------------

Michael L. Parodi                              1,715,750                 21.4%

Douglas K. Amis/(2)/                           1,715,750                 21.4%

Gerald E. Masterson/(3)/                       1,340,750                 16.8%

Qui V. Nguyen                                  1,000,000                 12.5%

Michael E. Van De Ven                            400,000                  5.0%

All directors and executive                    4,772,250                 59.7%
officers as a group
(3 persons)


_________________________
/(1)/ The address for all individuals listed above is c/o Semiconductor Systems, Inc. 47003 Mission Falls Court, Fremont, California 94539

/(2)/   Shares held by the Douglas K. Amis Trust.

/(3)/ Shares held by the Gerald E. Masterson and Barbara L. Masterson as Co-Trustees of the Masterson Living Trust dated March 25, 1992.

DIRECTOR AND EXECUTIVE OFFICER INFORMATION

           NAME              AGE                        TITLE
           ----              ---                        -----
Michael L. Parodi             47    Chairman of the Board, President and Chief
                                    Executive Officer

Gerald E. Masterson           55    Vice President, Finance, Chief Financial
                                    Officer, Secretary and Director

Douglas K. Amis               47    Vice President, Administration and Director


                        SEMICONDUCTOR SYSTEMS BUSINESS


INTRODUCTION

     Semiconductor Systems designs, develops, manufactures, markets and services technologically advanced equipment used in the semiconductor, flat panel display, thin film head and multi-chip module industries. Semiconductor Systems manufactures a line of specialized, proprietary processing products which are principally used in the photolithography stages of the critical layering in the fabrication of semiconductors and other advanced electronic devices. Semiconductor Systems' product offerings include the OrbiTrak semiconductor processing system, APEX flat panel display and multi-chip module processing systems, Scorpio thin-film-head processing system, System-500 high throughput semiconductor processing system and System-150/System-1A semiconductor processing systems. Semiconductor Systems also provides spare parts to its installed customer base plus maintenance service contracts as requested.

INDUSTRY BACKGROUND

     Continuous improvements in semiconductor process and design technologies have led to the production of smaller, more complex and more reliable devices at a lower cost per function. As performance has increased and size and cost have decreased, the demand for semiconductors has expanded beyond the primary market in computer systems to include applications in telecommunications systems, automotive products, consumer goods and industrial automation and control systems. Semiconductor content as a percentage of system cost has also increased. In addition, the demand for electronic systems has expanded geographically with the emergence of new markets, particularly in the Pacific Rim countries. Consequently, semiconductor sales have increased significantly over the long term and Semiconductor Systems believes that these long-term trends will continue, driving demand for semiconductor production equipment that can produce advanced integrated circuits in high volumes at the lowest cost of ownership.

     The rapid development of advanced semiconductor applications requires semiconductor manufacturers to continually improve their technology and manufacturing capabilities to remain competitive within the industry. As a consequence, semiconductor manufacturers demand increasingly sophisticated, cost effective processing equipment from equipment suppliers.

     The flat panel display and thin film head industries utilize many of the same basic technological building blocks as does the semiconductor manufacturing industry, in that certain production equipment provides the same basic function or applications for a substrate as semiconductor manufacturing equipment does for a silicon wafer. The flat panel display and thin film head manufacturing markets, while not as large as the semiconductor manufacturing market, are nonetheless experiencing significant growth rates.

     The fabrication of semiconductors, flat panel displays and thin film heads is a complex process involving several distinct phases repeated numerous times during the fabrication process. Each production phase requires different processing technology and equipment, and no one equipment supplier currently produces equipment to address all phases of production. As a result, device manufacturers construct fabrication facilities by combining manufacturing equipment produced by several different suppliers, each of which performs specific functions in the manufacturing process.

     Concurrent with rapid technological advances in the semiconductor, flat panel display and thin film head industries, competitive pressures are forcing device manufacturers to reduce production costs. Because of the significant capital cost of a typical new semiconductor fabrication facility, device manufacturers have increased their focus on the various cost components of these facilities. This focus has led device manufacturers to increasingly analyze the costs associated with owning and operating each piece of required operating equipment, often referred to as the equipment's "cost of ownership." Cost of ownership measurement has become an increasingly competitive issue among equipment suppliers.

     Semiconductor Systems believes that device manufacturers are demanding that equipment suppliers take an increasingly active role in meeting the device manufacturers technology requirements and cost constraints by developing and supporting the products and processes required to fabricate advanced devices. Equipment companies must provide advanced process expertise, superior product performance, reduced overall cost of ownership and worldwide customer support to better meet the needs of device manufacturers as well as to meet formal international quality standards.

TECHNOLOGY AND PRODUCTS

     Semiconductor Systems has expertise in and a unique cluster platform approach to meeting the photolithography requirements of the semiconductor and other advanced electronic device manufacturing industries. Semiconductor Systems' products include:

     ORBITRAK

     Introduced in 1993, the OrbiTrak semiconductor processing system is designed for use in advanced eight-inch wafer fabrication processes for integrated circuits with line widths of 0.35 microns or smaller. Geometries of
0.35 microns are required for 64 megabyte DRAMs and other advanced devices.

     OrbiTrak's proprietary process modules--arranged in an "orbit" around production proven, three axis robots--allow wafers to be processed in virtually any desired sequence. Multiple process chambers, thermal process modules, and fixed central robots with dual wands all contribute to superior throughput in a very small footprint. OrbiTrak features a high module density per square foot, resulting in a small footprint, thereby reducing its cost of ownership.

     Improved device yields are a result of OrbiTrak's process and software control algorithms within the system. The optional class 0.1 environmental chamber provides control of particulates, temperature and humidity. Separate environmental controls for the coat and develop chambers provide further process management and control, a necessity for deep-UV processing requirements. Ergonomic architecture and bulkhead mountability make optimal use of expensive clean room floor space while allowing easy access for preventive maintenance.
An optional robotic stepper interface transforms OrbiTrak, in combination with a stepper, into a fully-linked photolithography cell. This interface provides seamless processing from an uncoated wafer through coating, exposure and development to a masked wafer ready for deposition or etch processing.

     APEX FLAT PANEL DISPLAY PROCESSING SYSTEM

     Introduced in 1993, APEX was designed to meet the needs of display manufacturers in the flat panel display ("FPD") market. Flat panel displays are the full color screens seen in lap top computers, aircraft cockpits and consumer electronics. Using the design architecture developed for the OrbiTrak system, the APEX system also integrates the cluster tool processing concept. The APEX system is designed to handle thin glass substrate up to 500mm x 500mm (20 inches) square. This capability insures that the APEX system can be used to manufacture today's FPD products as well as next generation products.

     SCORPIO PROCESSING SYSTEM

     Introduced in 1993, Scorpio is designed to provide an OrbiTrak-like platform for the photolithography steps involved in the manufacturing of thin film heads. The benefits of "cluster" processing are also resident in this system, which is ideally suited for the thin film head marketplace. The Scorpio system provides thin-film head fabricators with some of the same advantages provided to semiconductor fabricators by the OrbiTrak system.

     Scorpio is also designed for use in manufacturing multi-chip modules ("MCM"). MCMs are multiple integrated circuits designed onto a single packaging substrate to provide increased functionality with a smaller component size.
This market is expected to grow as system designers strive to put more capabilities into smaller packages with lower propagation delays. MCMs with substrate sizes larger than standard silicon wafers are anticipated, in which case the APEX system could also be used for this application.

     SYSTEM 500

     Introduced in 1991, the System 500 processing system is designed for use in high volume fabrication processes for semiconductors requiring contamination control and photoresist processing down to line widths as narrow as 0.5 microns. The System 500 incorporates such automation features as two develop chambers, multiple cassettes, automatic loading, state-of-the-art software and communications capabilities, certain process control improvements, and a robotic interface to provide for a fully-linked photolithography cell. The System 500 is typically purchased for high-volume, large die area, advanced logic manufacturing. System 500 can process wafers up to six inches in diameter.

     SYSTEM 150

     Introduced in 1986, the System 150 is capable of processing semiconductor wafers with diameters of three to six inches and supporting the needs of photoresist processing down to 0.5 micron line widths. The System 150 has excellent software and process control capabilities, as well as providing the interface to provide for a fully-linked photolithography cell. In the United States, the System 150 is typically purchased for expansion of current capacity or for upgrading capability from the System 1A. The System 150 is also well-suited for emerging country applications.

     SYSTEM 1A

     The System 1A, introduced in 1983, is Semiconductor Systems' initial integrated photoresist processing system. With over 100 systems still in wafer manufacturing today, the System 1A is capable of processing wafers from two to six inches in diameter and supports the needs of photoresist processing down to
1.0 micron line widths. The System 1A is typically purchased for expansion of current, older generation fabrication capacity or for equipment replacement needs. The System 1A is also well-suited for emerging country applications.

     OTHER PRODUCTS

     Semiconductor Systems provides system remanufacturing and retrofits tailored to customer specific requirements for OEM, direct and second party purchased systems. Semiconductor Systems has also developed a line of high pressure scrubbers and cleaners sold in the same markets that Semiconductor Systems sells its photoresist processing systems.

SERVICE AND SPARE PARTS

     Semiconductor Systems offers service agreements for preventive maintenance or requested maintenance on site, in addition to replacement and consumable parts for all systems it sells.

ENGINEERING, RESEARCH AND DEVELOPMENT

     Semiconductor Systems seeks to continuously improve its core products based on customer input. Approximately 45% of Semiconductor Systems' employees are dedicated to product and development engineering, and field engineering support. Research and development expenses were $3,013,000 and $3,592,000 for the years 1994 and 1995, respectively.

SALES AND MARKETING

     Semiconductor Systems' marketing efforts focus on understanding customer requirements and determining which approach to address a customer requirement. A tactical sales/marketing organization manages the day-to-day activities with the customer base as well as marketing communications activities.

     Semiconductor Systems' United States sales activities consist primarily of direct sales through Semiconductor Systems employees or independent sales representatives. Semiconductor Systems maintains a sales office in Fremont, California and has sales personnel located in Dallas, Texas and Downingtown, Pennsylvania. Installation, training of customer service personnel and warranty service are provided by Semiconductor Systems field service engineers.

     In Korea, Taiwan, China, Singapore, Malaysia, Thailand, Indonesia, Philippines, Europe and Israel, Semiconductor Systems utilizes independent sales representatives. Training of the independent sales representatives' service personnel is provided by Semiconductor Systems. In Japan, Semiconductor Systems has entered into a licensing and distribution agreement with two Japanese companies to manufacture and distribute the OrbiTrak system in Japan.

CUSTOMERS

     Semiconductor Systems offers its products for sale in the United States, Europe, Israel, the Pacific Rim countries and in Japan. Sales to Intel Corporation represented 32% and 64% of Semiconductor Systems' sales in 1995 and 1994 respectively. Of Semiconductor Systems' customers, Intel, Hewlett-Packard, Motorola and Microchip Technology each accounted for more than 10% of revenue in 1995 and only Intel accounted for more than 10% of revenue in 1994.

MANUFACTURING AND SUPPLIERS

     Semiconductor Systems typically assembles its products and sub-systems from components and prefabricated parts manufactured and supplied by others, such as process controllers, robots, pumps, motors, valves, integrated circuits, power supplies, pressure valves, chamber bowls and relays. Certain of the materials are manufactured by others to Semiconductor Systems' specifications. In order to maintain a high level of quality for customized components, Semiconductor Systems provides detailed engineering drawings and specifications to all these suppliers. Quality control is maintained through incoming inspection of components, in-process inspection during equipment assembly and final inspection and operation of all manufactured systems prior to shipment.

     Certain of the components and subassemblies included in Semiconductor Systems' products are obtained from a single supplier in order to ensure overall quality and timeliness of delivery. Although Semiconductor Systems seeks to reduce dependence on sole and limited source suppliers and Semiconductor Systems has not experienced significant production delays due to unavailability or delay in procurement of component parts or raw materials to date, disruption or termination of certain of these sources could have a temporary adverse effect on Semiconductor Systems' operations. The Company believes that alternative sources could be obtained and qualified to supply these products, if necessary. Nevertheless, a prolonged inability to obtain certain components could have an adverse effect on Semiconductor Systems' operating results and could result in damage to customer relations.

BACKLOG

     At January 28, 1996, Semiconductor Systems' backlog was approximately $11,254,000, compared with approximately $12,000,000 at the same time last year. Backlog consists of products ordered for which a customer purchase order has been received and has been scheduled for delivery within twelve months. Orders are subject to cancellation or rescheduling, sometimes with a cancellation charge.

COMPETITION

     The semiconductor, flat panel display, thin-film head and MCM equipment industries are all highly competitive. Semiconductor Systems' principal competitors in all geographical regions of the world are Tokyo Electron, Dai Nippon Screen, Silicon Valley Group, and FSI. To date, Semiconductor Systems has not experienced any barriers to competition as a result of government trade restrictions in any of the markets it has pursued. There can be no assurance, however, that imposition of such restrictions in the future will not adversely affect Semiconductor Systems' ability to compete in these markets. Most of Semiconductor Systems' competitors have greater financial, manufacturing and service organizations as well as longer standing customer relations than those of Semiconductor Systems. There can be no assurance that the levels of competition in Semiconductor Systems' particular product market will not intensify or that Semiconductor Systems' technological advantages may not be reduced or lost as a result of technological advances by competitors or changes in semiconductor, FPD, thin-film head or MCM processing technology.

PATENTS, TRADEMARKS, COPYRIGHTS AND OTHER INTELLECTUAL PROPERTY

     Semiconductor Systems believes that the success of its business depends on a combination of technical competence and marketing abilities rather than on its patents, trademarks and copyrights. Nevertheless, Semiconductor Systems has a policy of seeking patents when appropriate for inventions relating to new products and improvements. Semiconductor Systems owns 5 patents and has 8 patents pending in the United States, and has 18 patent applications pending elsewhere in the world. Semiconductor Systems has one registered trademark in the United States and one pending trademark registration in Japan.

     Semiconductor Systems also relies upon trade secret protection for its confidential and proprietary information, and it routinely enters into confidentiality agreements with its suppliers. There can be no assurance, however, that others will not independently obtain information regarding techniques of Semiconductor Systems or otherwise gain access to Semiconductor Systems' trade secrets, or that Semiconductor Systems can meaningfully protect its trade secrets.

EMPLOYEES

     As of January 28, 1996, Semiconductor Systems employed 169 persons including 39 in engineering, research and development, 15 in sales and marketing, 34 in field service and support, 68 in manufacturing and support and 13 in executive, finance and administrative activities. Many of Semiconductor Systems' employees are highly skilled, and Semiconductor Systems' success will depend in part upon its continued ability to attract, retain and motivate highly-skilled employees. Semiconductor Systems has never had a work stoppage or strike and no employees are represented by a labor union or covered by collective bargaining agreements. Semiconductor Systems considers its employee relations to be good.

FACILITIES

     Semiconductor Systems' headquarters for all its operations are located in Fremont, California totaling approximately 62,000 square feet. These facilities are occupied under a lease expiring on June 30, 1996. Semiconductor Systems expects to enter into a lease amendment extending the term of the lease through June 30, 2001 in the near future. Semiconductor Systems, as are all manufacturing companies, is subject to various federal, state and local environmental statutory requirements. Semiconductor Systems believes that it is in material compliance with existing applicable environmental laws and regulations.

    SEMICONDUCTOR SYSTEMS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     Founded in 1982, Semiconductor Systems was acquired in 1983 by General Signal Corporation. In 1990, General Signal announced its intention to exit the semiconductor equipment industry and put its industry related divisions on the market for sale. In late 1990, Semiconductor Systems' senior management purchased certain assets of Semiconductor Systems and immediately began to refocus the business around a much improved customer satisfaction culture, and the development of a broader product portfolio to attempt to expand its customer base.

     Semiconductor Systems' operating results are affected by several factors including competitive pressures on pricing, critical mass as to the level of manufacturing and engineering capabilities, and the scheduling of orders by its customers. Additional factors, in the case of OrbiTrak, APEX and Scorpio processing systems, include customer reluctance to rely on new products and the relative lack of an installed base of these products. Semiconductor Systems' cost of sales includes the cost of raw material components and supplies purchased or fabricated, direct labor personnel and associated costs, associated facilities costs, direct and indirect costs associated with manufacturing supervision and sustaining engineering, as well as costs associated with procurement, scheduling, testing, quality assurance and equipment installation and warranty functions performed by Semiconductor Systems.

     Semiconductor Systems' future will depend in part on its ability to engineer, design, integrate and install products for several customers at the same time. Semiconductor Systems' ability to retain and attract additional management and technical personnel will also affect future results.

RESULTS OF OPERATIONS

     The following tables set forth for the years indicated certain financial data in dollar amounts ($ expressed in thousands) and as a percentage of revenues:

                                                  Year Ended December 31,
                                                ----------------------------
                                                  1993      1994      1995
                                                --------  --------  --------
      Sales..................................   $25,673   $28,229   $31,392
      Cost of goods sold.....................    12,665    16,123    19,055
                                                -------   -------   -------
      Gross profit...........................    13,008    12,106    12,337
      Selling, general & administrative......     3,832     4,963     5,963
      Research and development...............     2,632     3,013     3,592
                                                -------   -------   -------
      Operating income.......................     6,544     4,130     2,782
      Other income (expense), net............       122        28     (289)
                                                -------   -------   -------
      Income before income taxes.............     6,666     4,158     2,493
      Income tax expense.....................     (176)      (37)      (37)
                                                -------   -------   -------
      Net income.............................   $ 6,490   $ 4,121   $ 2,456
                                                =======   =======   =======

                                                  As a Percentage of Sales
                                                ----------------------------
      Sales..................................     100.0%    100.0%    100.0%
      Cost of goods sold.....................      49.3      57.1      60.7
                                                  -----     -----     -----
      Gross profit...........................      50.7      42.9      39.3
      Selling, general & administrative......      14.9      17.6      19.0
      Research and development...............      10.3      10.7      11.4
                                                  -----     -----     -----
      Operating income.......................      25.5      14.6       8.9
      Other income (expense), net............       0.5       0.1      (1.0)
                                                  -----     -----     -----
      Income before income taxes.............      26.0      14.7       7.9
      Income tax expense.....................      (0.7)     (0.1)     (0.1)
                                                  -----     -----     -----
      Net income.............................      25.3%     14.6%      7.8%
                                                  =====     =====     =====

YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

     SALES. Sales increased 10.0% to $28.2 million in 1994 and 11.2% to $31.4 million in 1995. The increase in sales from 1993 to 1994 reflects the net increase resulting from a reduction of dependence on sales to Intel Corporation from 77% of Semiconductor Systems' total revenue in 1993 to 64% of total revenue in 1994, and increased sales to other customers from $5.9 million in 1993 to $10.3 million in 1994. Sales of spare parts and service averaged $4.0 million during these periods. The increase in sales from 1994 to 1995 reflects the net increase from a further reduction of dependence on sales to Intel Corporation from 64% of total Semiconductor Systems revenue in 1994 to 32% of total revenue in 1995, and increased sales to other customers from $10.3 million in 1994 to $21.5 million in 1995. Sales of spare parts increased slightly but a reduction in service revenue decreased total spare parts and service revenue to $3.4 million during 1995.

     Semiconductor Systems' international sales were $0.6 million, $0.8 million and $1.7 million in 1993, 1994 and 1995, respectively, and represented approximately 2%, 3% and 5% of sales during such periods. Of the $1.7 million of 1995 international sales, $1.4 million was to the Japanese company with whom Semiconductor Systems has a license agreement.

     GROSS PROFIT. Semiconductor Systems' gross profit as a percentage of sales decreased from 50.7% in 1993 to 42.9% in 1994 and to 39.3% in 1995. The decrease in gross profit percentage between 1993 and 1994 was primarily due to the product mix changing away from a mature product with higher margins being sold to a well established customer, to the newer products being sold to newer customers who, reluctant to change to a somewhat unproven processing system, typically demanded deep price concessions prior to releasing purchase orders. In addition to these price pressures, higher costs associated with early stage manufacturing resulted in the decreased gross margins. The decrease in gross profit percentage from 42.9% in 1994 to 39.3% in 1995 resulted partially from the factors discussed above and partially from the slightly negative gross margin associated with the $1.4 million sales to the Japanese company with whom Semiconductor Systems has a license agreement.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses were $3.8 million, $5.0 million and $6.0 million, or 14.9%, 17.6% and 19.0% of sales in 1993, 1994 and 1995, respectively. The increase, mostly sales related, from 1993 to 1994 was due primarily to an increase in the headcount of the direct sales and marketing organization required to more adequately address the increased product portfolio and expansion of the customer base, plus commission costs associated with independent sales representatives successfully obtaining customer purchase orders for Semiconductor Systems products. Independent sales representatives are paid a higher commission rate on revenue generated than are Semiconductor Systems' direct sales personnel. The increase from 1994 to 1995 was due to the addition of direct regional sales personnel, additional commissions to both the independent sales representatives and to Semiconductor Systems direct sales personnel, and the establishment of a product applications laboratory. 1995 costs associated with the applications lab were approximately $0.8 million. Semiconductor Systems expects that selling, general and administrative expenses will likely increase in absolute dollars in 1996, as Semiconductor Systems continues to expand its direct sales and marketing organization.

     RESEARCH AND DEVELOPMENT. Research and development expenses were $2.6 million, $3.0 million and $3.6 million, or 10.3%, 10.7% and 11.4% of sales in 1993, 1994 and 1995, respectively. The increase from 1993 to 1994 was primarily due to increased OrbiTrak development during the year it was introduced to the semiconductor marketplace. The increase from 1994 to 1995 was due to a combination of increased OrbiTrak development during its initial year of shipments to customers plus development of additional features for the APEX flat panel display system. Semiconductor Systems expects that research and development expenses will increase in absolute dollars in 1996, as Semiconductor Systems continues to devote substantial resources to new product development.

     OTHER INCOME (EXPENSE), NET. The balance of other income (expense), net reflects the swing from net interest earned on a positive cash balance in 1993 and 1994 to interest expense on cash borrowings in 1995.

     INCOME TAX EXPENSE. As an S corporation, Semiconductor Systems pays no corporate level income taxes, other than a net 1.5% to 2.5% tax to various states on S corporation pre-tax earnings. Net income of S corporations flows to individual shareholders on a pro-rata basis of shares owned and is to be included on each shareholder's individual tax return each taxable year. Income tax expense indicated here reflects only the corporate level taxes assessed to Semiconductor Systems.

LIQUIDITY AND CAPITAL RESOURCES

     Semiconductor Systems has satisfied its liquidity and capital resource requirements through a combination of internal cash flow and short-term borrowings. Semiconductor Systems' working capital increased from $5,402,000 at December 31, 1993 to $7,150,000 at December 31, 1994 and increased further to $7,665,000 at December 31, 1995.

     Semiconductor Systems' operating activities provided cash of $5,712,000 and $2,499,000 in 1993 and 1994, respectively. Cash provided by operating activities in 1993 and 1994 primarily resulted from net income partially offset by changes in working capital needs, most notably inventory and accounts receivable. Cash used by operating activities in 1995 of $2,070,000 was primarily caused by increases in inventory and accounts receivable, partially offset by net income and the increase in accounts payable.

     Semiconductor Systems' capital expenditures totaled $762,000, $663,000 and $616,000 in 1993, 1994 and 1995, respectively. Semiconductor Systems also acquired $200,000 and $456,000 of equipment via capital leases in 1994 and 1995, respectively. Semiconductor Systems purchased $2,278,000 of short-term investments in 1993 which have been sold to fund operations and equipment acquisitions in 1993, 1994 and 1995.

     Semiconductor Systems has made distributions of $7,671,000, $1,957,000 and $1,837,000 in 1993, 1994 and 1995, respectively, principally for the S corporation shareholders' tax requirements. At December 31, 1995

Semiconductor Systems had $2,784,000 in cash and cash equivalents and had drawn $5.7 million against a $7.0 million bank short-term facility, which bears interest at the bank's reference rate (8.5% at December 31, 1995) plus 0.25% and is secured by substantially all of Semiconductor Systems' assets. At December 31, 1995, Semiconductor Systems was not in compliance with certain covenants of its line of credit agreement, all of which have been waived by the bank. Further, Semiconductor Systems has received a letter from its bank indicating its intent to renew the line of credit agreement through May 1997. Semiconductor Systems believes that with the short-term credit agreement and available cash it will have sufficient resources to meet its capital requirements to sustain operations for at least the next twelve months.


                                    EXPERTS

     The consolidated financial statements and financial statement schedule of FSI as of August 26, 1995 and August 27, 1994 and for each of the fiscal years in the three-year period ended August 26, 1995, included in the Registration Statement of which this Proxy Statement/Prospectus is a part have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports accompanying such consolidated financial statements and financial statement schedule, and are included herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Semiconductor Systems as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                LEGAL OPINIONS

     The validity of the shares of FSI Common Stock to be issued in the Merger will be passed upon for FSI by Faegre & Benson LLP, Minneapolis, Minnesota. Certain legal matters will be passed upon for Semiconductor Systems by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                 INDEX TO FINANCIAL STATEMENTS AND INFORMATION

                                                                                                     PAGE
                                                                                                     ----
CONSOLIDATED FINANCIAL STATEMENTS OF FSI INTERNATIONAL, INC. AND SUBSIDIARIES
Independent Auditors' Report.......................................................................  F-2
Consolidated Statements of Operations for the fiscal years ended August 26, 1995, August 27, 1994 and August 28, 1993.............................................................................  F-3
Consolidated Balance Sheets as of August 26, 1995 and August 27, 1994..............................  F-4
Consolidated Statements of Stockholders' Equity for the fiscal years ended August 26, 1995,
   August 27, 1994 and August 28, 1993.............................................................  F-5
Consolidated Statements of Cash Flows for the fiscal years ended August 26, 1995, August 27, 1994 and August 28, 1993.............................................................................  F-6
Notes to Consolidated Financial Statements.........................................................  F-7
Consolidated Statements of Operations (unaudited) for the Quarters ended November 25, 1995 and November 26, 1994...........................................................................  F-17
Consolidated Condensed Balance Sheets as of November 25, 1995 (unaudited) and August 26, 1995......  F-18
Consolidated Condensed Statements of Cash Flows (unaudited) for the Quarters Ended
   November 25, 1995 and November 26, 1994.........................................................  F-20
Notes to Consolidated Condensed Financial Statements (unaudited)...................................  F-21

FINANCIAL STATEMENTS OF SEMICONDUCTOR SYSTEMS, INC.
Report of Independent Accountants..................................................................  F-22
Balance Sheets as of December 31, 1994 and 1995....................................................  F-23
Statements of Operations for the years ended December 31, 1993, 1994 and 1995......................  F-24
Statements of Shareholders' Equity for the fiscal years ended December 31, 1993, 1994 and 1995.....  F-25
Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995......................  F-26
Notes to Financial Statements......................................................................  F-27

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF FSI INTERNATIONAL, INC. AND
   SEMICONDUCTOR SYSTEMS, INC.
Description of the Unaudited Pro Forma Combined Financial Information..............................  F-33
Unaudited Pro Forma Combined Statements of Operations for the quarters ended November 25, 1995 and November 26, 1994 and for the fiscal years ended August 26, 1995, August 27, 1994 and
   August 28, 1993.................................................................................  F-34
Combined Balance Sheet as of November 25, 1995.....................................................  F-39
Notes to Unaudited Pro Forma Combined Financial Information........................................  F-40

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
FSI International, Inc.:

We have audited the accompanying consolidated balance sheets of FSI International, Inc. and subsidiaries as of August 26, 1995 and August 27, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended August 26, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FSI International, Inc. and subsidiaries as of August 26, 1995 and August 27, 1994, and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended August 26, 1995, in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Minneapolis, Minnesota
October 13, 1995

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           ------------------------------------------
Fiscal years ended August 26, 1995, August 27, 1994 and August 28, 1993       1995            1994           1993
---------------------------------------------------------------------------------------------------------------------
Sales (including sales to affiliates of $42,625,000
  $24,699,000 and $19,603,000, respectively)                               $190,403,364    $96,437,653    $78,432,284

Cost of goods sold                                                          112,002,351     55,788,375     49,464,226
---------------------------------------------------------------------------------------------------------------------
Gross profit                                                                 78,401,013     40,649,278     28,968,058

Selling, general and administrative expenses                                 33,908,913     19,552,376     14,496,165

Research and development expenses                                            24,864,705     15,742,894     11,760,306
---------------------------------------------------------------------------------------------------------------------
Operating income                                                             19,627,395      5,354,008      2,711,587

Interest expense                                                                (27,745)      (417,521)      (556,984)

Interest income                                                               2,067,619        318,211         74,308

Other income (expense), net                                                     133,079       (154,314)      (188,217)
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                   21,800,348      5,100,384      2,040,694

Income tax expense                                                            5,926,000      1,254,000        360,000
---------------------------------------------------------------------------------------------------------------------
Income before minority interest and equity
  in earnings of affiliates                                                  15,874,348      3,846,384      1,680,694

Minority interest                                                              (155,562)            --             --

Equity in earnings of affiliates                                              3,566,900      1,799,750      1,277,261
---------------------------------------------------------------------------------------------------------------------
  Net income                                                               $ 19,285,686    $ 5,646,134    $ 2,957,955
=====================================================================================================================
  Net income per common share                                              $       1.13    $       .43    $       .28
---------------------------------------------------------------------------------------------------------------------
Weighted average common shares and
  common share equivalents                                                   17,070,549     13,222,408     10,557,646
=====================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.


FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS



                                             August 26, 1995    August 27, 1994
-------------------------------------------------------------------------------
Assets

Current assets:
    Cash and cash equivalents                  $ 97,143,176        $10,724,729
    Marketable securities                        14,059,682                 _
    Trade accounts receivable, less
      allowance for doubtful accounts
      of $1,225,000 and $525,000,
      respectively                               34,709,769         16,234,940
    Trade accounts receivable from
      affiliates                                 13,069,739          5,378,164
    Inventories                                  31,859,135         16,452,665
    Deferred income tax benefit                   5,828,018          1,832,000
    Prepaid expenses and other current
      assets                                      4,362,652          4,112,238
-------------------------------------------------------------------------------
        Total current assets                    201,032,171         54,734,736
-------------------------------------------------------------------------------
Property, plant and equipment, net               19,352,519          5,143,244
Investment in affiliates                          8,813,370          4,856,091
Deposits and other assets                         4,048,242          4,622,798
Deferred income tax benefit--long-term              595,085                 -
-------------------------------------------------------------------------------
                                               $233,841,387        $69,356,869

===============================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current maturities of long-term debt       $     33,228        $   148,834
    Trade accounts payable                       25,279,750         10,968,855
    Accrued expense                              21,252,755          8,948,086
    Customer deposits                             2,614,874          3,685,948
    Deferred revenue                              5,722,030          3,204,892
-------------------------------------------------------------------------------
        Total current liabilities                54,902,637         26,956,615
-------------------------------------------------------------------------------
Long-term debt, less current mturities               46,711             33,228
Minority interest                                   681,558                 -
Stockholders' equity:
    Preferred stock, no par value;
      10,000,000 shares authorized; none
      issued and outstanding                             -                  -
    Common stock, no par value; 50,000,000
      shares authorized; issued and
      outstanding, 20,260,612 and 13,166,073
      shares, respectively                      144,379,884         28,719,418
    Retained earnings                            32,571,902         13,286,216
    Cumulative translation adjustment             1,258,695            361,392
-------------------------------------------------------------------------------
        Total stockholders' equity              178,210,481         42,367,026
-------------------------------------------------------------------------------
Commitments (notes 3, 5, 6, 17 and 20)         $233,841,387        $69,356,869
===============================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                                                               FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                           Common Stock
                                                     ------------------------               Cumulative
Fiscal years ended August 26, 1995,                  Number of                  Retained    Translation
August 27, 1994 and August 28, 1993                   Shares        Amount      Earnings    Adjustment       Total
---------------------------------------------------------------------------------------------------------------------
Balance, August 29, 1992                              9,533,602  $ 12,562,704  $ 4,682,127  $  467,922   $ 17,712,753

Stock issuance                                          504,793       830,685           --          --        830,685

Recision of shares                                     (352,223)         (171)          --          --           (171)

Tax benefit from stock options exercised                     --       156,711           --          --        156,711

Change in cumulative translation adjustment                  --            --           --     (69,313)       (69,313)

Net income                                                   --            --    2,957,955          --      2,957,955
---------------------------------------------------------------------------------------------------------------------
Balance, August 28, 1993                              9,686,172    13,549,929    7,640,082     398,609     21,588,620

Stock issuance                                        3,479,901    14,804,079           --          --     14,804,079

Tax benefit from stock options exercised                     --       365,410           --          --        365,410

Change in cumulative translation adjustment                  --            --           --     (37,217)       (37,217)

Net income                                                   --            --    5,646,134          --      5,646,134
---------------------------------------------------------------------------------------------------------------------
Balance, August 27, 1994                             13,166,073    28,719,418   13,286,216     361,392     42,367,026

Stock issuance                                        7,094,539   114,913,188           --          --    114,913,188

Tax benefit from stock options exercised                     --       747,278           --          --        747,278

Change in cumulative translation adjustment                  --            --           --     897,303        897,303

Net income                                                   --            --   19,285,686          --     19,285,686
---------------------------------------------------------------------------------------------------------------------
Balance, August 26, 1995                             20,260,612  $144,379,884  $32,571,902  $1,258,695   $178,210,481
=====================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.


FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                           ----------------------------------------
Fiscal years ended August 26, 1995, August 27, 1994 and August 28, 1993        1995          1994          1993
-------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                 $ 19,285,686   $ 5,646,134   $ 2,957,955
Adjustments to reconcile net income to net cash provided
  by operating activities:
    Minority interest                                                           155,562            --            --
    Depreciation and amortization                                             3,141,701     2,647,441     2,783,157
    Provision for deferred income taxes                                      (4,591,103)     (696,000)   (1,136,000)
    Stock issued for services                                                    65,643       141,376            --
    Equity in earnings of affiliates                                         (3,566,900)   (1,799,750)   (1,277,261)
    Gain on sale of equipment                                                    (8,000)      (19,254)           --
  Changes in operating assets and liabilities:
      Trade accounts receivable                                             (24,698,519)   (7,298,164)     (880,363)
      Inventories                                                           (15,319,190)   (3,332,475)      265,257
      Prepaid expenses and other current assets                                (250,414)   (2,234,324)      321,460
      Trade accounts payable                                                 13,019,625     3,285,564       999,624
      Accrued expenses                                                       13,043,417     2,840,603     2,667,696
      Customer deposits                                                      (1,071,074)    2,901,801      (799,627)
      Deferred revenue                                                        2,517,138     1,589,371       488,763
      Other                                                                      13,854            --            --
-------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                                   1,737,426     3,672,323     6,390,661
-------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Investment in FME, net of cash received                                        (850,333)           --            --
Acquisition of property, plant and equipment                                (16,525,386)   (2,716,891)   (2,455,266)
Proceeds from note receivable from affiliate                                    500,000            --            --
Purchase of marketable securities                                           (15,560,502)           --            --
Sales of marketable securities                                                1,500,820            --            --
Decrease (increase) in deposits and other assets                                927,097    (4,151,350)        3,717
Proceeds from sale of equipment                                                   8,000        19,254            --
-------------------------------------------------------------------------------------------------------------------
  Net cash used in investing activities                                     (30,000,304)   (6,848,987)   (2,451,549)
-------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Restricted cash                                                                      --     1,370,891      (539,295)
Principal payments on long-term debt                                           (166,220)     (924,365)     (594,051)
Cash overdraft                                                                       --            --      (652,714)
Notes payable to bank, net                                                           --    (1,989,497)   (2,269,149)
Net proceeds from issuance of common stock                                  114,847,545    14,662,703       830,514
-------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used in) financing activities                       114,681,325    13,119,732    (3,224,695)
-------------------------------------------------------------------------------------------------------------------
Increase in cash and cash equivalents                                        86,418,447     9,943,068       714,417
Cash and cash equivalents at beginning of year                               10,724,729       781,661        67,244
-------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                   $ 97,143,176   $10,724,729   $   781,661
===================================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.


                                                               FSI INTERNATIONAL

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

    Fiscal years ended August 26, 1995, August 27, 1994 and August 28, 1993

-------------------------------------------------------
NOTE 1  |  Summary of Significant Accounting Principles
-------------------------------------------------------

PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of FSI International, Inc. and its wholly owned subsidiaries, FSI International, Ltd., a foreign sales corporation (FSC), and Applied Chemical Solutions, Inc. (collectively, the "Company"). The 1995 consolidated financial statements also include the accounts of FSI Metron Europe, Limited (FME), a joint venture owned equally by the Company and Metron Semiconductors Europa B.V., an affiliate of the Company. This joint venture interest was acquired as of January 31, 1995. All significant intercompany balances and transactions have been eliminated in consolidation.

  The Company's fiscal year ends on the last Saturday in August and is comprised of 52 or 53 weeks.

REVENUE RECOGNITION. Revenue related to the majority of the Company's products is recognized upon shipment, except for newly introduced products and for initial customer installments, which are recognized upon the successful completion of an evaluation period. Revenue on chemical management systems for which the Company has the responsibility of engineering and design work, as well as installation, is recognized upon successful completion of the projects' phases and milestones. Losses on such projects are recognized in the period in which it is determined that it is probable that a loss might be incurred.

CASH AND CASH EQUIVALENTS. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

MARKETABLE SECURITIES. In fiscal 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under the provisions of this statement, the Company classifies its marketable debt and equity securities in one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near-term. Held-to-maturity securities are those which the Company intends to, and has the ability to hold until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. Trading and available-for-sale securities are recorded at fair market value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses for trading securities are included in earnings. Available-for-sale securities' unrealized holding gains and losses are excluded from earnings and reported as a net amount and as a separate component of stockholders' equity until realized.

  At August 26, 1995, cash equivalents and marketable securities consisted mainly of investment grade commercial paper and U.S. Government Agency discount notes and are considered by management to be available for sale. The substantial majority of these investments are classified as cash equivalents. The remaining investments are classified as marketable securities, most of which mature in fiscal 1996. Because amortized cost approximates market, no adjustment has been made to stockholders' equity as a result of changes in the market value of these securities.

INVENTORIES. Inventories are valued at the lower of cost, determined by the first-in, first-out method, or estimated net realizable value.

PROPERTY, PLANT AND EQUIPMENT. Leasehold improvements are carried at cost and amortized over a three to 15 year period or the term of the underlying lease, whichever is shorter. Equipment is carried at cost and depreciated on a straight-line or declining-balance method over their estimated economic lives. Principal economic lives for equipment are one to seven years. When assets are retired or disposed of, the cost and accumulated depreciation thereon is removed from

FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES the accounts and gains or losses are included in other income (expense). Maintenance and repairs are expensed as incurred; significant renewals and betterments are capitalized.

PATENTS AND LICENSE FEES. Patents and license fees are capitalized and amortized over their estimated economic or legal lives, whichever is shorter, ranging up to five years.

INVESTMENT IN AFFILIATES. As of August 26, 1995, the Company's investment in affiliated companies consists of a 40 percent interest in Metron Semiconductors Europa B.V., a 50 percent interest in Metron Semiconductors (Hong Kong) Limited, Metron Semiconductors Far East Limited and Metron Semiconductors Asia Limited (collectively, Metron Asia Group), and a 49 percent interest in m.FSI Ltd., a Japanese joint venture. Each investment is accounted for by the equity method utilizing a three-month lag due to the affiliates' May and June year-ends. Summary financial information for Metron Semiconductors Europa B.V., Metron Asia Group and m.FSI Ltd. are included in note 6.

CAPITALIZED PRODUCT SOFTWARE COSTS. The Company capitalizes computer software production costs once technological feasibility has been established for the product. The capitalized costs are generally amortized over periods of two to four years. The Company had unamortized capitalized software costs of approximately $0 and $225,000 at August 26, 1995 and August 27, 1994, respectively. The Company amortized approximately $225,000, $225,000 and $432,000 in fiscal years 1995, 1994 and 1993, respectively.

INCOME TAXES. Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting.

PRODUCT WARRANTY. The Company, in general, warrants new equipment manufactured by the Company to the original purchaser to be free from defects in material and workmanship for up to two years, depending upon the product. Provisions are made for the estimated costs of maintaining product warranties at the time the product is sold.

FOREIGN CURRENCY TRANSLATION. Assets and liabilities of foreign subsidiaries and investees are translated into U.S. dollar at current exchange rates. Operating results of subsidiaries and investees are translated into U.S. dollars using the average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translating subsidiaries and investees are included in the cumulative translation adjustment account in stockholders' equity.

NET INCOME PER COMMON SHARE. Net income per common share is computed based on the weighted average number of common shares and common share equivalents outstanding during the year. All stock options and stock warrants are reflected in the computation of common share equivalents. For all periods presented, fully diluted and primary net income per common share are approximately the same.

RECLASSIFICATIONS. Certain fiscal 1994 and 1993 amounts have been reclassified to conform to the fiscal 1995 presentation.

--------------------------------------------------------------------------------
/                                                                              \
/    Note 2            Acquisition of Applied Chemical Solutions               \
/                                                                              \
--------------------------------------------------------------------------------

On March 8, 1995, the Company completed its merger with Applied Chemical Solutions ("ACS"). The Company issued 1,061,472 shares of common stock in connection with the merger. This transaction was accounted for as a pooling of interests; therefore, all prior financial statements have been restated to reflect the merger. Prior to the merger, ACS prepared its financial statements on a July 31 fiscal year-end. ACS's fiscal year has been changed to the last Saturday in August to conform to the Company's year-end. The Company's restated financial statements for fiscal years 1994 and 1993 include ACS amounts for the fiscal years ended August 27, 1994 and August 28, 1993, respectively.

                                                              FSI  INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

  Sales and net income (loss) included in the Company's consolidated statements of operations are as follows:

                           -----------------------------------------------------
Fiscal years ended         August 26, 1995   August 27, 1994   August 28, 1993
--------------------------------------------------------------------------------
Sales:

  ACS                         $ 11,064,550       $ 2,390,082       $ 1,480,245

  FSI and other
   subsidiaries                179,338,814        94,047,571        76,952,039
--------------------------------------------------------------------------------
                              $190,403,364       $96,437,653       $78,432,284
================================================================================
Net income (loss):

  ACS                         $    875,734       $  (869,617)      $  (231,281)

  FSI and other
   subsidiaries                 18,409,952         6,515,751         3,189,236
--------------------------------------------------------------------------------
                              $ 19,285,686       $ 5,646,134       $ 2,957,955
================================================================================

  In connection with the merger, approximately $800,000 of merger costs and expenses were incurred and have been charged to selling, general and administrative expenses in fiscal 1995. The charge includes professional fees and other direct transaction costs associated with the merger.

-------------------------------------------------
|  NOTE 3  |  Related Party Transactions and    |
|          |  Other Lease Commitments           |
-------------------------------------------------

The Company is obligated under operating lease agreements for equipment and manufacturing and office facilities. Certain of the lease agreements are with partnerships of which a partner is an officer and director of the Company.

  The lease for the Company's manufacturing facilities is a lease with such a partnership (Lake Hazeltine Properties). The agreement provides for base monthly rentals of approximately $58,333, plus payment of executory costs such as property taxes, maintenance and insurance.

  In addition, the agreement provides for an annual adjustment of the monthly rental based upon the percentage increase in the Consumer Price Index (CPI) for all urban customers; however, such increase shall not exceed 5 percent per year and is adjusted every three years to the fair market rental.

  Future minimum lease payments for all leases with non-cancellable lease terms in excess of one year at August 26, 1995 are as follows:

                                          -------------------------------------
                                                     Related
Fiscal years ending August                      Party Leases      Other Leases
-------------------------------------------------------------------------------
1996                                              $  847,958        $1,002,789

1997                                                 790,000           757,258

1998                                                 700,000           575,965

1999                                                 700,000           502,684

2000                                                 700,000           485,354

Thereafter                                           116,667            36,752
-------------------------------------------------------------------------------
  Total minimum lease payments                    $3,854,625        $3,360,802
===============================================================================

  Rental expense for all operating leases consisted of the following:

                           -----------------------------------------------------
Fiscal years ended         August 26, 1995    August 27, 1994   August 28, 1993
--------------------------------------------------------------------------------
Rent expense for
  related party leases          $1,320,300         $1,289,800        $1,261,300

Rent expense for other
  operating leases                 909,400            763,600           889,800
--------------------------------------------------------------------------------
                                $2,229,700         $2,053,400        $2,151,100
================================================================================

  On June 1, 1991, the Company received a Demand Note Payable with interest at approximately 0.75 percent over prime from Metron Semiconductors Asia Ltd. At August 27, 1994, there was $500,000 outstanding against the note. The note was paid in full in fiscal 1995. As of August 26, 1995, the Company is a guarantor of approximately $400,000 of Metron Semiconductors Asia Ltd.'s debt.

FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

-------------------------------------------------
|  NOTE 4  |  Inventories                       |
-------------------------------------------------

Inventories are summarized as follows:

                                       -----------------------------------------
                                        August 26, 1995      August 27, 1994
--------------------------------------------------------------------------------
Finished products                           $ 7,048,392          $ 1,675,041

Work in process                               6,448,693            5,965,322

Subassemblies                                 3,387,324            2,195,364

Raw materials and purchased parts            14,974,726            6,616,938
--------------------------------------------------------------------------------
                                            $31,859,135          $16,452,665
================================================================================

-------------------------------------------------
|  NOTE 5  |  Property, Plant and Equipment     |
-------------------------------------------------

The components of property, plant and equipment are as follows:

                                       -----------------------------------------
                                        August 26, 1995      August 27, 1994
--------------------------------------------------------------------------------
Leasehold improvements                     $  3,387,698         $  2,195,030

Office furniture and equipment               11,015,452            7,027,347

Manufacturing equipment                       4,175,259            2,903,051

Lab equipment                                 5,205,462            4,955,367

Tooling                                         573,159              535,277

Vehicles                                        196,669                   --

Capital-in-progress                          10,170,725                   --
--------------------------------------------------------------------------------
                                             34,724,424           17,616,072

Less accumulated depreciation
  and amortization                          (15,371,905)         (12,472,828)
--------------------------------------------------------------------------------
                                           $ 19,352,519         $  5,143,244
================================================================================

  The Company is in the process of completing a new manufacturing facility in Chaska, Minnesota. Capital-in-progress costs relating to the building of approximately $5,553,000 were incurred through August 26, 1995. During fiscal 1996, the Company anticipates approximately $5,950,000 will be incurred to complete the facility. In addition, the Company has commitments for approximately $1,400,000 for furniture and equipment related to this facility. The majority of remaining capital-in-progress amounts relate to investments in our information technology systems.

-------------------------------------------------
|  NOTE 6  |  Investments in Affiliates         |
-------------------------------------------------

A summary of assets, liabilities and results of operations for Metron Semiconductors Europa B.V., the Metron Asia Group and m.FSI Ltd., accounted for on the equity method, is as follows (dollars in thousands):

Metron Semiconductors Europa B.V.:

                           -----------------------------------------------------
May 31,                              1995                1994              1993
--------------------------------------------------------------------------------
Current assets                    $38,409             $31,637           $23,932

Noncurrent assets, net              5,038               2,952             3,029

Current liabilities                26,852              23,799            19,521

Noncurrent liabilities                 81                 539               762

Minority interest                      --               1,020               621

Total stockholders' equity         16,514               9,231             6,057
--------------------------------------------------------------------------------

                           -----------------------------------------------------
Fiscal years ended May 31,           1995                1994              1993
--------------------------------------------------------------------------------
Sales                            $101,968             $84,097           $63,226

Net income before minority
  interest                          4,465               3,947             2,430

Minority interest                    (115)               (413)             (266)

Net income                          4,350               3,534             2,164
--------------------------------------------------------------------------------

                                                               FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

Metron Asia Group:

                          ------------------------------------------------------
                           May 31, 1995        June 30, 1994      June 30, 1993
--------------------------------------------------------------------------------
Current Assets                  $14,270               $7,360             $4,760

Noncurrent assets, net              628                  197                290

Current liabilities              11,257                7,214              5,631

Noncurrent liabilities               87                   --                 --

Total stockholders'
  (deficit) equity                3,554                  343               (581)
--------------------------------------------------------------------------------




                           Eleven
                           months ended                Fiscal years ended
                          ------------------------------------------------------
                           May 31, 1995        June 30, 1994      June 30, 1993
--------------------------------------------------------------------------------
Sales                           $34,655              $17,964            $14,262

Net income                        3,357                  913                616
--------------------------------------------------------------------------------

  Metron Asia Group changed its fiscal year-end to May from June in fiscal 1995.


m.FSI Ltd:

                          ------------------------------------------------------
June 30,                          1995                  1994               1993
--------------------------------------------------------------------------------
Current Assets                  $6,430                $5,748             $4,494

Noncurrent assets, net           2,532                 1,646              2,046

Current liabilities              4,989                 4,613              5,669

Noncurrent liabilities              50                    19                  9

Total stockholders'
  equity                         3,923                 2,762                862
--------------------------------------------------------------------------------


                          ------------------------------------------------------
Fiscal years ended June 30,       1995                  1994               1993
--------------------------------------------------------------------------------
Sales                           $9,641               $10,027             $4,487

Net income (loss)                  581                 1,737               (928)
--------------------------------------------------------------------------------

  The Company sold approximately $42,625,000, $24,699,000 and $19,603,000 of its products to Metron Semiconductors Europa B.V., Metron Asia Group and m.FSI Ltd. in fiscal 1995, 1994 and 1993, respectively. In addition, the Company paid the Metron Asia Group a commission for direct sales to Asian customers of $1,112,000, $459,000 and $432,000 in fiscal years 1995, 1994 and 1993, respectively. At August 26, 1995 and August 27, 1994, trade accounts receivable from affiliates was approximately $13,070,000 and $5,378,000, respectively.
  On July 6, 1995, subsequent to the affiliates' fiscal year-ends, the consolidation Metron Semiconductors Europa B.V., the Metron Asia Group and a U.S. company named Transpacific Technology Corporation (TCC) was completed. The Company owns 38.2 percent of this newly consolidated entity. As part of this transaction, the Company is a guarantor of affiliate debt to former TTC shareholders of approximately $489,000.

------------------------------------------
| NOTE 7  |  Deposits and Other Assets   |
------------------------------------------

Included in deposits and other assets are net investments in sales type leases and equipment under operating leases. The components of net investment in sales type leases are as follows:

                                    --------------------------------------------
Fiscal years ended                      August 26, 1995         August 27, 1994
--------------------------------------------------------------------------------
Minimum lease payments receivable              $892,800              $1,488,000

Less:

  Unearned revenue                               50,872                 135,016
--------------------------------------------------------------------------------
     Total net investments in sales
        type leases                            $841,928              $1,352,984
================================================================================

  Future minimum lease payments to be received are as follows:

                                                      --------------------------
Fiscal year                                                              Amount
--------------------------------------------------------------------------------
1996                                                                   $595,200

1997                                                                    297,600
--------------------------------------------------------------------------------
Total future minimum lease payments to be received                     $892,800
================================================================================

FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

  Components of investments in equipment under operating leases are as follows:

                                    --------------------------------------------
Fiscal years ended                      August 26, 1995         August 27, 1994
--------------------------------------------------------------------------------
Equipment under operating leases             $1,997,312              $1,997,312

Less accumulated depreciation                   713,325                 142,665
--------------------------------------------------------------------------------
Equipment under operating leases, net        $1,283,987              $1,854,647
================================================================================

  The following is a schedule of future minimum lease payments under operating leases:


                                                      --------------------------
Fiscal year                                                              Amount
--------------------------------------------------------------------------------
1996                                                                 $  839,000

1997                                                                    839,000

1998                                                                    211,100
--------------------------------------------------------------------------------
                                                                     $1,889,100
================================================================================

------------------------------------------
| NOTE 8  |  Accrued Expenses            |
------------------------------------------

Accrued expenses are summarized as follows:

                                    --------------------------------------------
Fiscal years ended                      August 26, 1995         August 27, 1994
--------------------------------------------------------------------------------
Commissions                                 $ 1,385,205              $1,057,738

Commissions due to affiliates                 1,602,530                  56,127

Income taxes                                  4,201,245                 501,781

Salaries and bonuses                          4,984,319               2,989,010

Pension and profit sharing                    1,298,115                 449,600

Estimated product warranty                    5,030,947               2,742,671

Product sales incentive commission              744,927                  64,334

Other                                         2,005,467               1,086,825
--------------------------------------------------------------------------------
                                            $21,252,755              $8,948,086
================================================================================

------------------------------------------
| NOTE 9  | Long-Term Debt                |
------------------------------------------

Long-term debt is summarized as follows:

                                    --------------------------------------------
Fiscal years ended                      August 26, 1995         August 27, 1994
--------------------------------------------------------------------------------
Installment loans due in monthly
  installments of $10,899 in
  principal and interest at 10%
  through February 1995--secured
  by stock                                      $    --                $ 20,009

Installment loans on capital leases;
  interest rates ranging from 9% to
  14.25% through August 1996--secured
  by underlying equipment                        33,228                 162,053

Other                                            46,711                      --
--------------------------------------------------------------------------------
                                                 79,939                 182,062

Less current maturities                          33,228                 148,834
--------------------------------------------------------------------------------
                                                $46,711                $ 33,228
================================================================================

  Maturities of long-term debt in fiscal 1997 and 1998, are $43,503 and $3,208, respectively.

------------------------------------------
| NOTE 10  | Technology Purchase         |
------------------------------------------

During fiscal 1994, the Company purchased technology and related assets from a third party. The total purchase price consisted of $90,000 cash and 35,000 shares of the Company's common stock with a fair value of approximately $205,600. As of fiscal year-end, the 35,000 shares of common stock were reserved for issuance on June 16, 1996.

                                                               FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

----------------------------------
|  NOTE 11  | Income Taxes       |
----------------------------------

The provision for income taxes is summarized as follows:

                             ---------------------------------------------------
Fiscal years ended                      1995             1994              1993
--------------------------------------------------------------------------------
Current:

  Federal                        $ 9,561,000       $1,627,000       $ 1,416,000

  Foreign                            204,000               --                --

  State                              752,000          323,000            80,000
--------------------------------------------------------------------------------
                                  10,517,000        1,950,000         1,496,000
--------------------------------------------------------------------------------
Deferred:

  Federal                         (4,084,000)        (696,000)       (1,136,000)

  State                             (507,000)              --                --
--------------------------------------------------------------------------------
                                  (4,591,000)        (696,000)       (1,136,000)
--------------------------------------------------------------------------------
                                 $ 5,926,000       $1,254,000       $   360,000
================================================================================

  In fiscal 1995, 1994 and 1993, there was a tax benefit of $747,278, $365,410 and $156,711, respectively, credited to stockholders' equity associated with the exercise of stock options.

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at August 26, 1995 and August 27, 1994 are as follows:



                             ---------------------------------------------------
Fiscal years ended                    August 26, 1995           August 27, 1994
--------------------------------------------------------------------------------
Deferred tax assets:

  Inventory                                $3,522,000               $ 2,187,800

  Revenue recognition                       1,034,000                   179,000

  Accounts receivable                         466,000                   185,000

  Property, plant and equipment               365,000                   294,000

  Accruals                                    915,000                   594,500

  Tax credit carryovers                            --                   484,300

  Net operating loss carryover                     --                   466,500

  Other, net                                  357,000                  (115,300)
--------------------------------------------------------------------------------
     Total gross deferred tax assets        6,659,000                 4,275,800


     Valuation allowance                           --                (1,996,800)
--------------------------------------------------------------------------------
        Net deferred tax assets             6,659,000                 2,279,000
--------------------------------------------------------------------------------
Deferred tax liabilities:

  Accruals                                    236,000                   201,000

  Undistributed subsidiary income                  --                   150,000

  Other, net                                       --                    96,000
--------------------------------------------------------------------------------
     Total gross deferred tax liabilities     236,000                   447,000
--------------------------------------------------------------------------------
        Net deferred tax assets            $6,423,000               $ 1,832,000
================================================================================

FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

  The effective tax rate differs from the statutory federal income tax rate as follows:

                                        ----------------------------------------
Fiscal years ended                         1995             1994           1993
--------------------------------------------------------------------------------
Expected federal income tax expense        35.0%            34.0%          34.0%

State income taxes, net of federal
  benefit                                   2.7              2.3           (7.2)

Research activities credit                 (1.0)            (8.4)         (13.2)

Valuation allowance                        (9.2)            (0.8)          (3.3)

Foreign sales corporation                  (2.6)            (4.3)         (10.3)

Undistributed earnings of subsidiary         --               --            5.1

Other items, net                            2.3              1.8           12.5
--------------------------------------------------------------------------------
                                           27.2%            24.6%          17.6%
================================================================================

  The Company reduced its valuation allowance from $1,996,800 as of August 27, 1994 to $0 as of August 26, 1995. Based on the Company's taxable income over the last three fiscal years, management believes it is more likely than not that the Company will realize the benefit of the net deferred tax asset of $6,423,000 as of August 26, 1995 through the availability of taxable income in the carryback period and future earnings.

  The Company utilized approximately $1,300,000 of net operating loss carryforwards from ASC in fiscal year 1995.

----------------------------------------------------
| NOTE 12 | Pensions and Profit Sharing Plans      |
----------------------------------------------------

The Company has a defined contribution pension plan for employees, Total pension cost for fiscal 1995, 1994 and 1993 was $857,826, $630,657 and $500,243,
respectively. There is no past service liability.

  The Company's joint venture, FME, has a fully insured pension plan for its present directors and employees with a minimum annual contribution of approximately $33,000.

  The Company also has an Employee 401(k) Retirement Plan, which allows for a discretionary profit sharing contribution on a calendar year basis, covering eligible employees. Contributions under the plan are determined by means of a formula or at the discretion of the Board of Directors. Contributions accrued in fiscal years 1995, 1994 and 1993 were $290,000, $200,000 and $150,000, respectively.

----------------------------------------------------
| NOTE 13 | Stock Options and Warrants             |
----------------------------------------------------

The Company's Directors Nonstatutory Stock Option Plan (the "Directors Plan") allows for the granting of options to nonemployee directors. The option price and terms of the options are determined by the Directors Plan, and the per share exercise price of the option may not be less than the fair market value of the stock at the time the option is granted.

  The Company's Stock Option Plans (the "Option Plans") authorize grants of options to purchase shares of the Company's common stock to officers and employees. Under the Option Plans, options become exercisable as determined by the Option Committee. The option prices are fixed by the Option Committee, and may not be less than the fair market value of the stock at the time the option is granted. Options expire 10 years after the date granted or on a prior date as fixed by the Option Committee.

  The Company adopted a 1994 Omnibus Stock Plan (the "Plan") during fiscal year 1994. The Plan, which was approved by the Company's shareholders, authorizes stock based awards ("Awards") to purchase up to 1,000,000 shares of the Company's common stock. Under the Plan, the Plan Committee has the power to make Awards, to determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan.

                                                               FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

  The activity under all plans is as follows:


                                         ----------------------------------------------------------------------

                                                   Number of Shares
                                         -----------------------------------------
                                           Available
Activity description                       For Grant                Outstanding                      Price Range
----------------------------------------------------------------------------------------------------------------

August 29, 1992                              269,998                  1,642,826                     $  .94- 3.03

  Granted                                   (257,558)                   257,558                       1.87- 6.21

  Exercised                                       --                   (326,564)                       .94- 2.75

  Cancelled                                   44,330                    (44,330)                       .94- 2.75
-----------------------------------------------------------------------------------

August 28, 1993                               56,770                  1,529,490                        .94- 6.21

  1994 Omnibus Stock
    Option Plan                            1,000,000                         --                               --

  Granted                                   (354,164)                   354,164                       6.00- 7.13

  Exercised                                       --                   (216,864)                       .94- 3.03

  Cancelled                                 (195,828)                   (51,162)                      1.75- 7.13
-----------------------------------------------------------------------------------

August 27, 1994                              506,778                  1,615,628                        .94- 7.13

  Directors Non-
    statutory Plan                           100,000                         --                               --

  Granted                                   (433,848)                   433,848                       8.70-26.00

  Exercised                                       --                   (519,381)                       .94- 7.13

  Cancelled                                   10,694                    (17,694)                      2.75- 7.13
-----------------------------------------------------------------------------------

August 26, 1995                              183,624                  1,512,401                        .94-26.00
===================================================================================

Number of shares
 exercisable at
 August 26, 1995                             833,038                                                $  .94-7.125
                                             =======                                                ============


  In fiscal 1993, the Company issued a warrant to purchase 100,000 shares of common stock at an exercise price of $3.75 per share to an unrelated company providing consulting services. The warrant expires on February 28, 2003.

  In August 1995, the Board of Directors, subject to the approval of the shareholders at the 1996 annual shareholders meeting, amended the 1994 Omnibus Stock Plan to increase the aggregate number of shares that may be purchased under the plan by an additional 500,000 shares.

-------------------------------------------------------------------------------
/                                                                             \
/     Note 14          Employee Stock Purchase Plan                           \
/                                                                             \
-------------------------------------------------------------------------------

The Company adopted an employee stock purchase plan (the "Plan") effective January 1, 1989. The Plan enables employees to contribute up to 6 percent of their wages toward the purchase of the Company's common stock at 85 percent of the lower of market value at the beginning of the calendar year or the end of the calendar year. At August 26, 1995, 322,278 shares were reserved for future employee purchases of stock under the Plan. On December 31, 1994, 1993 and 1992, 139,582 shares were issued at $4.78 per share, 153,436 shares were issued at $3.16 per share and 171,222 shares were issued at $1.70 per share, respectively, under the Plan.

  In August 1995, the Board of Directors, subject to the approval of the shareholders at the 1996 annual shareholders meeting, amended the Plan to increase the number of shares that may be purchased under the Plan by 200,000 shares.

-------------------------------------------------------------------------------
/                                                                             \
/     Note 15          Additional Sales Information                           \
/                                                                             \
--------------------------------------------------------------------------------

International sales for the fiscal years ended 1995, 1994 and 1993 were approximately 37 percent, 33 percent and 34 percent, respectively, of total sales. (Included in these percentages and the table below are sales to affiliates. See note 6.) International sales by geographic area, consisting principally of export sales, are summarized as follows:


                                  --------------------------------------------------------------
Fiscal years ended                            1995                    1994                  1993
------------------------------------------------------------------------------------------------

Asia                                   $42,363,000             $16,015,000           $15,021,000

Europe                                  27,092,000              14,854,000            11,457,000

Other                                      149,000                 626,000               113,000
------------------------------------------------------------------------------------------------
                                       $69,604,000             $31,495,000           $26,591,000
================================================================================================

  The following summarizes significant customers comprising 10 percent or more of the Company's direct customer sales, which includes sales through affiliates to end users:

FSI INTERNATIONAL

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                     -----------------------------------------
                           1995           1994            1993
--------------------------------------------------------------

Customer A                   16%            --              23%

Customer B                   --             21%             --

Customer C                   12%            --              --

Customer D                   11%            --              --
--------------------------------------------------------------
"--" = less than 10%

--------------------------------------------------------------------------------
/                                                                              \
/     Note 16          Research and Development Agreements                     \
/                                                                              \
--------------------------------------------------------------------------------

The Company has received research and development funding commitments from third party organizations. Such funds are not anticipated to cover all costs of the research and development projects involved. The funds received are recorded as reductions to research and development expenses. The Company recognized approximately $546,200, $1,342,100 and $1,202,700 of third party funding in fiscal years 1995, 1994 and 1993, respectively.

--------------------------------------------------------------------------------
/                                                                              \
/     Note 17          License Agreement                                       \
/                                                                              \
--------------------------------------------------------------------------------

A product is offered by the Company under a license agreement. Under the license agreement, the Company has the exclusive right to sell and the non-exclusive right to manufacture the product, except that the licensor may manufacture and distribute the product for its own use. The Company also has the non-exclusive right to manufacture and sell related modules. The licensor may modify the Company's exclusive sales rights to a non-exclusive license if the Company fails to use reasonable efforts in marketing the product. The license agreement requires a royalty payment to the licensor on the equipment manufactured and sold by the Company pursuant to the license. When certain aggregate sales amounts are achieved under the license agreement, the Company has the option of reducing the royalty amount or converting the license to a fully paid, non-exclusive license. The license agreement continues until terminated. It may be terminated by either party upon a breach by the other party, and the failure to cure, of certain terms of the agreement, including payment of royalties when due, refusal to sell products, and failure to meet quality standards.

--------------------------------------------------------------------------------
/                                                                              \
/     Note 18          Supplementary Cash Flow Information                     \
/                                                                              \
--------------------------------------------------------------------------------

The Company's non-cash investing and financing activities in fiscal 1993 included $117,195 for the purchase of equipment under capital leases. The Company paid interest in fiscal 1995, 1994 and 1993 of $31,119, $442,688 and $586,827, respectively. Income taxes paid in fiscal years 1995, 1994 and 1993 were $5,916,126, $1,751,000 and $595,691, respectively. In addition, the Company realized, in fiscal years 1995, 1994 and 1993, a tax benefit from the exercise of stock options in the amount of $747,278, $365,410 and $156,711, respectively.

--------------------------------------------------------------------------------
/                                                                              \
/     Note 19          Common Stock                                            \
/                                                                              \
--------------------------------------------------------------------------------

On June 1, 1995, the Board of Directors declared a two-for-one common stock split to stockholders of record as of June 13, 1995. All share information and per share information have been restated to reflect this stock split.

--------------------------------------------------------------------------------
/                                                                              \
/     Note 20          Contingencies                                           \
/                                                                              \
--------------------------------------------------------------------------------

In the normal course of business, the Company from time to time becomes involved in litigation which may ultimately result in a liability to the Company. It is the opinion of management that facts known at the present time do not indicate that there is a probability that any such litigation would have a material effect on the Company's operations or its financial position. As of August 26, 1995, the Company believes it is not involved in any material litigation.

                                                               FSI INTERNATIONAL

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
         FOR THE QUARTERS ENDED NOVEMBER 25, 1995 AND NOVEMBER 26, 1994

                                  (Unaudited)



                                          November 25,   November 26,
                                              1995           1994
                                          -------------  -------------
Sales (including sales to affiliates of
   $13,130,000 and $6,339,000,
   respectively)                           $62,147,725    $30,184,769

Cost of sales                               35,127,368     16,263,325
                                           -----------    -----------

   Gross profit                             27,020,357     13,921,444

Selling, general and administrative
 expenses                                   11,313,801      6,329,025
Research and development expenses            7,532,908      4,873,260
                                           -----------    -----------

   Operating income                          8,173,648      2,719,159

Interest expense                               ( 9,115)        (5,605)
Interest income                              1,422,072        130,229
Other income (expense), net                    (16,652)        (3,559)
                                           -----------    -----------

   Income before income taxes                9,569,953      2,840,224

Income tax expense                           3,420,065        790,195
                                           -----------    -----------

   Income before minority interest
       and equity in earnings of
       affiliates                            6,149,888      2,050,029

Minority interest                             (161,830)           ---

Equity in earnings of affiliates             1,556,099      1,000,400
                                           -----------    -----------

   Net income                                7,544,157      3,050,429
                                           ===========    ===========

   Net income per common share                   $0.35          $0.21

   Weighted average common shares
      and common share equivalents          21,564,917     14,417,099

     See accompanying notes to consolidated condensed financial statements.

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                     NOVEMBER 25, 1995 AND AUGUST 26, 1995

                                     ASSETS


                                           November 25,    August 26,
                                              1995           1995
                                           (Unaudited)     (Audited)
                                          -------------  -------------
Current assets:
   Cash and cash equivalents              $ 62,500,518   $ 97,143,176
   Marketable securities                    38,088,650     14,059,682
   Trade accounts receivable, net of
     allowance for doubtful accounts
     of $1,375,000 and $1,225,000,
     respectively                           39,412,294     34,709,769
   Trade accounts receivable from
     affiliates                             15,254,708     13,069,739
   Inventories                              32,285,603     31,859,135
   Deferred income tax benefit               5,828,018      5,828,018
   Other current assets                      3,512,409      4,362,652
                                          ------------   ------------

       Total current assets                196,882,200    201,032,171
                                          ------------   ------------

Property, plant and equipment, at cost      44,285,322     34,724,424
   Less accumulated depreciation and
   amortization                            (16,127,758)   (15,371,905)
                                          ------------   ------------
                                            28,157,564     19,352,519
                                          ------------   ------------

Investment in affiliates                    10,369,469      8,813,370
Deposits and other assets                    4,155,950      4,048,242
Deferred income tax benefit - long-term        594,887        595,085
                                          ------------   ------------

                                          $240,160,070   $233,841,387
                                          ============   ============

     See accompanying notes to consolidated condensed financial statements.

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                     NOVEMBER 25, 1995 AND AUGUST 26, 1995
                                  (continued)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                           November 25,     August 26,
                                               1995            1995
                                           (Unaudited)      (Audited)
                                          --------------  --------------
Current liabilities:
   Current maturities of long-term debt    $     22,421    $     33,228
   Trade accounts payable                    21,633,908      25,279,750
   Accrued expenses                          23,683,075      21,252,755
   Customer deposits                          2,506,870       2,614,874
   Deferred revenue                           5,548,674       5,722,030
                                           ------------    ------------

       Total current liabilities             53,394,948      54,902,637
                                           ------------    ------------

Long-term debt, less current maturities          62,948          46,711
Other long-term liabilities                      18,359               0
Minority interest                               813,827         681,558

Stockholders' Equity:
   Preferred stock, no par value;                   ---             ---
    10,000,000 shares
       authorized, none issued and
       outstanding
   Common stock, no par value;              144,524,794     144,379,884
    50,000,000 shares
       authorized, issued and
       outstanding; 20,315,936
       and 20,260,612 shares at
       November 25, 1995
       and August 26, 1995, respectively
   Retained earnings                         40,116,059      32,571,902
   Cumulative translation adjustment          1,229,135       1,258,695
                                           ------------    ------------

       Total stockholders' equity           185,869,988     178,210,481
                                           ------------    ------------

                                           $240,160,070    $233,841,387
                                           ============    ============

     See accompanying notes to consolidated condensed financial statements.

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
         FOR THE QUARTERS ENDED NOVEMBER 25, 1995 AND NOVEMBER 26, 1994

                                  (Unaudited)



                                          November 25,   November 26,
                                              1995           1994
                                          -------------  -------------
OPERATING ACTIVITIES:
   Net income                             $  7,544,157    $ 3,050,429
   Adjustments to reconcile net income
    to net cash
    used in operating activities:
       Minority interest                       161,830            ---
       Provision for deferred income
        taxes                                    3,945            ---
       Depreciation and amortization           956,071        603,707
       Equity in earnings of affiliates     (1,556,099)    (1,000,400)
       Stock issued for services                   ---         41,587
       Changes in operating assets and
        liabilities:
          Trade accounts receivable         (6,887,494)    (5,427,155)
          Inventories                         (426,468)    (1,371,992)
          Prepaid expenses and other
           current assets                      864,657     (1,204,381)
          Trade accounts payable            (3,645,842)     1,247,415
          Accrued expenses                   2,430,319        930,778
          Customer deposits                   (108,003)       (98,777)
          Deferred revenue                    (173,356)     1,412,339
          Other                                (59,120)           ---
                                          ------------    -----------

   Net cash used in operating activities      (895,403)    (1,816,450)
                                          ------------    -----------

INVESTING ACTIVITIES:
   Acquisition of property, plant and
    equipment                               (9,701,334)    (1,713,044)
   Purchase of marketable securities       (34,634,401)           ---
   Sales of marketable securities            5,710,297            ---
   Maturities of marketable securities       4,895,136            ---
   Increase in deposits and other assets      (167,293)        (5,919)
                                          ------------    -----------
        Net cash used in investing
         activities                        (33,897,595)    (1,718,963)
                                          ------------    -----------

FINANCING ACTIVITIES:
   Additions (principal payments on)
    long-term debt                              16,237        (61,112)
   Notes payable to bank                       (10,807)           ---
   Net proceeds from issuance of
    common stock                               144,910        175,367
                                          ------------    -----------
        Net cash provided by financing
         activities                            150,340        114,255
                                          ------------    -----------

Decrease in cash and cash equivalents      (34,642,658)    (3,421,158)

Cash and cash equivalents at beginning
 of period                                  97,143,176     10,724,729
                                          ------------    -----------
Cash and cash equivalents at end of
 period                                     62,500,518      7,303,571
                                          ============    ===========

     See accompanying notes to consolidated condensed financial statements.

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  (Unaudited)


(1)  RECLASSIFICATIONS

     Certain 1995 amounts have been reclassified to conform to the 1996 presentation.

(2)  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The accompanying consolidated condensed financial statements have been prepared by the Company without audit and reflect all adjustments (consisting only of normal and recurring adjustments) which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods presented. The statements have been prepared in accordance with the regulations of the Securities and Exchange Commission but omit certain information and footnote disclosures necessary to present the statements in accordance with generally accepted accounting principles. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. These consolidated condensed financial statements should be read in conjunction with the Consolidated Financial Statements and footnotes thereto included in the Company's Annual 10-K Report for the fiscal year ended August 26, 1995 previously filed with the Securities and Exchange Commission.

(3)  INVENTORIES

     Inventories are summarized as follows:

                                     November 25,   August 26,
                                         1995          1995
                                      Unaudited     (Audited)
                                     ------------  ------------
Finished products                     $ 4,820,516  $ 7,048,392
Work-in-process                         6,844,662    6,448,693
Subassemblies                           2,768,643    3,387,324
Raw materials and purchased parts      17,851,782   14,974,726
                                      -----------  -----------
                                      $32,285,603  $31,859,135
                                      ===========  ===========

(4)  SUPPLEMENTARY CASH FLOW INFORMATION

                                         Quarters Ended
                                   --------------------------
                                   November 25,  November 26,
                                       1995          1994
                                   ------------  ------------

Schedule of interest and income
taxes paid:
          Interest                   $   11,815      $ 10,890
          Income Taxes                1,807,774       394,340


                       REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Shareholders of Semiconductor Systems, Inc.

          In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Semiconductor Systems, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



Price Waterhouse LLP
San Jose, California
February 23, 1996

                          SEMICONDUCTOR SYSTEMS, INC.


                                BALANCE SHEETS


                                                                           December 31,
                                                              ----------------------------------------
                                                                     1994                  1995
                                                              -------------------   ------------------
ASSETS
Current assets:
     Cash and cash equivalents...............................       $1,069,000            $2,183,000
     Short-term investments..................................        1,764,000               601,000
     Accounts receivable, net of allowance for
     doubtful accounts of $9,000 and $23,000.................        4,655,000             6,461,000
     Inventory...............................................        5,484,000            10,805,000
     Prepaid expenses and other current assets...............          153,000               112,000
                                                                -----------------     ----------------
          Total current assets...............................       13,125,000            20,162,000
                                                                -----------------     ----------------

Property and equipment, net..................................        1,527,000             1,946,000
Other assets.................................................          243,000               139,000
                                                                -----------------     ----------------
          Total assets.......................................      $14,895,000           $22,247,000
                                                                =================     ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Line of credit..........................................      $ 1,100,000           $ 5,700,000
     Accounts payable........................................        1,742,000             3,892,000
     Accrued expenses and other liabilities..................        2,904,000             2,573,000
     Income taxes payable....................................          142,000               126,000
     Current portion of capital lease obligations............           87,000               206,000
                                                                -----------------     ----------------
          Total current liabilities..........................        5,975,000            12,497,000
                                                                -----------------     ----------------

Long-term portion of capital lease obligations...............          172,000               383,000
                                                                -----------------     ----------------
Shareholders' equity:
     Common Stock, no par value; 10,000,000
          shares authorized, 8,000,000 shares issued
          and outstanding....................................            8,000                 8,000
     Retained earnings.......................................        8,740,000             9,359,000
                                                                -----------------     ----------------
          Total shareholders' equity.........................        8,748,000             9,367,000
                                                                -----------------     ----------------

          Total liabilities and shareholders' equity.........      $14,895,000           $22,247,000
                                                                =================     ================



   The accompanying notes are an integral part of these financial statements

                          SEMICONDUCTOR SYSTEMS, INC.


                           STATEMENTS OF OPERATIONS


                                                                  Year ended December 31,
                                                ---------------------------------------------------------
                                                        1993               1994               1995
                                                -------------------  -----------------  -----------------
Sales........................................       $25,673,000         $28,229,000       $31,392,000
Cost of sales................................        12,665,000          16,123,000        19,055,000
                                                -------------------  -----------------  -----------------
Gross profit.................................        13,008,000          12,106,000        12,337,000
                                                -------------------  -----------------  -----------------

Operating expenses:
  Selling, general and administrative.....            3,832,000           4,963,000         5,963,000
  Research and development................            2,632,000           3,013,000         3,592,000
                                                -------------------  -----------------  -----------------
        Total operating expenses......                6,464,000           7,976,000         9,555,000
                                                -------------------  -----------------  -----------------

Operating income.............................         6,544,000           4,130,000         2,782,000
Interest expense.............................           (21,000)            (53,000)         (350,000)
Interest income..............................           143,000              81,000            61,000
                                                -------------------  -----------------  -----------------

Income before income taxes...................         6,666,000           4,158,000         2,493,000
Provision for income taxes...................          (176,000)            (37,000)          (37,000)
                                                -------------------  -----------------  -----------------

Net income...................................       $ 6,490,000         $ 4,121,000       $ 2,456,000
                                                ===================  =================  =================

Net income per share.........................            $0.80               $0.51             $0.30
                                                ===================  =================  =================

Weighted average common shares and
           equivalents.......................         8,127,000           8,051,000         8,072,000
                                                ===================  =================  =================

  The accompanying notes are an integral part of these financial statements.

                          SEMICONDUCTOR SYSTEMS, INC.

                      STATEMENTS OF SHAREHOLDERS' EQUITY


                                                     Common Stock
                                            -----------------------------
                                                                                Retained
                                               Shares           Amount          Earnings            Totals
                                            -------------   -------------   ----------------  ------------------
Balance at December 31, 1992..............    8,200,000         $8,000        $ 7,817,000        $ 7,825,000

Net income................................            -              -          6,490,000          6,490,000

Repurchase of stock.......................     (200,000)             -            (60,000)           (60,000)

Distributions to shareholders.............            -              -         (7,671,000)        (7,671,000)
                                            -------------   -------------   ----------------  ------------------

Balance at December 31, 1993..............    8,000,000          8,000          6,576,000          6,584,000

Net income................................            -              -          4,121,000          4,121,000

Distributions to shareholders.............            -              -         (1,957,000)        (1,957,000)
                                            -------------   -------------   ----------------  ------------------

Balance at December 31, 1994..............    8,000,000          8,000          8,740,000          8,748,000

Net income................................            -              -          2,456,000          2,456,000

Distributions to shareholders.............            -              -         (1,837,000)        (1,837,000)
                                            -------------   -------------   ----------------  ------------------
Balance at December 31, 1995..............    8,000,000         $8,000        $ 9,359,000        $ 9,367,000
                                            =============   =============   ================  ==================


The accompanying notes are an integeral part of these financial statements

                          SEMICONDUCTOR SYSTEMS, INC.


                           STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH

                                                                             Year ended December 31,
                                                           ----------------------------------------------------------
                                                                  1993                1994               1995
                                                           -----------------    -----------------   -----------------
Cash flows from operating activities:
   Net income.............................................     $6,490,000           $4,121,000          $2,456,000
   Adjustments:
      Depreciation and amortization.......................        188,000              437,000             653,000
      Changes in assets and liabilities:
         Accounts receivable..............................       (371,000)          (1,460,000)         (1,806,000)
         Inventory........................................     (1,971,000)          (1,129,000)         (5,321,000)
         Prepaid expenses and other
         current assets...................................       (124,000)              77,000              41,000
         Accounts payable.................................        912,000             (294,000)          2,150,000
         Accrued expenses and other
         liabilities......................................        573,000              868,000            (331,000)
         Income taxes payable.............................         43,000               41,000             (16,000)
         Other assets.....................................        (28,000)            (162,000)            104,000
                                                            ----------------    -----------------   -----------------
         Net cash provided by (used in)
         operating activities.............................      5,712,000            2,499,000          (2,070,000)
                                                            ----------------    -----------------   -----------------

Cash flows provided by (used in) investing activities:
   Capital expenditures...................................       (762,000)            (663,000)           (616,000)
   Sales of short-term investments........................        850,000              673,000           1,163,000
   Purchases of short-term investments....................     (2,278,000)            (159,000)                  -
                                                            ----------------    -----------------   -----------------
         Net cash provided by (used in)
         investing activities.............................     (2,190,000)            (149,000)            547,000
                                                            ----------------    -----------------   -----------------

Cash flows provided by (used in) financing activities:
   Distributions to shareholders..........................     (7,671,000)          (1,957,000)         (1,837,000)
   Proceeds from borrowings...............................        500,000              600,000           4,600,000
   Repurchase of common stock.............................        (60,000)                   -                   -
   Payments under capital lease
   obligations............................................            -                (45,000)           (126,000)
                                                            ----------------    -----------------   ----------------
         Net cash provided by (used in)
         financing activities.............................     (7,231,000)          (1,402,000)          2,637,000
                                                            ----------------    -----------------   ----------------

Net increase (decrease) in cash and cash equivalents......     (3,709,000)             948,000           1,114,000
Cash and cash equivalents at beginning
of year...................................................      3,830,000              121,000           1,069,000
                                                            ----------------    -----------------   ----------------
Cash and cash equivalents at end of year..................       $121,000           $1,069,000          $2,183,000
                                                            ================    =================   ================
Supplemental cash flow information:
   Interest paid during the year..........................        $18,000              $61,000            $288,000
   Acquisition of equipment under capital.................
   leases.................................................              -             $200,000            $456,000

The accompanying notes are an integral part of these financial statements.

                          SEMICONDUCTOR SYSTEMS, INC.


                         NOTES TO FINANCIAL STATEMENTS



NOTE 1 - THE COMPANY AND BASIS OF PRESENTATION:


     Semiconductor Systems, Inc. (the "Company") designs, manufactures, sells and services high-quality, specialized photolithography/wafer track processing equipment for sub-micron integrated circuit, flat panel display and thin-film head fabrication. The Company was incorporated in the state of California in November 1990. The financial statements of the Company are subject to estimates made by management.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


Cash equivalents and short-term investments

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Short-term investments consist primarily of tax-exempt municipal bonds. Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). In accordance with SFAS 115, 1993 financial statements have not been restated to reflect the change in accounting and there was no cumulative effect as a result of adopting SFAS 115.

     SFAS 115 requires investment securities to be classified as either held to maturity, trading, or available for sale. Management determines the appropriate classification of its investments at the time of purchase. The Company's short-term investments portfolio as of December 31, 1994 and 1995 are classified as available for sale. Under SFAS 115, investments classified as available for sale are recorded at fair value and any temporary difference between an investment's cost and its fair value is recorded as a separate component of shareholders' equity. Gross unrealized holding gains and losses and gross realized gains and losses were not significant as of or for each of the three years in the period ended December 31, 1995. The Company's short-term investments mature in 1996.

Inventories

     Inventories are stated at the lower of cost or market, with cost determined on the first-in, first-out basis. The Company obtains certain components from single, or a limited number of sources. A significant interruption in the delivery of such items could have material adverse effect on the Company's financial condition and results of operations.

                          SEMICONDUCTOR SYSTEMS, INC.

Property and equipment

     Property and equipment are stated at cost. Depreciation is computed using accelerated methods based on the estimated useful life of the respective assets, generally three to seven years. Leasehold improvements are amortized on the straight-line method over the estimated useful lives of the improvements or the lease term, whichever is shorter.

Revenue recognition

     Revenue is recognized upon shipment provided there are no unusual acceptance, return or other terms. The Company provides for the estimated costs of fulfilling its installation and warranty obligations at the time the related revenue is recorded. Service and maintenance contract revenues are initially recorded as unearned service contract revenue, which is included in other accrued expenses, and recognized as income on a straight-line basis over the service period of the related contract.

Research and development costs

     Research and development costs are charged to expense as incurred.

Recently issued accounting standards

     In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption of SFAS 121 is not expected to have any effect on the Company's financial statements.

     In October 1995, the FASB issued SFAS 123, "Accounting for Stock-Based Compensation." The Company's adoption of SFAS 123 in 1996 is not expected to have a material effect on the Company's financial position or results of operations, as the Company intends to continue to measure the compensation cost of stock option and purchase plans using the intrinsic value-based method.

Income taxes

     The Company qualifies for and has elected S corporation status for federal and state income tax purposes which requires that the income and/or losses of the Company be included proportionately in the income tax returns of the shareholders. Accordingly, no provision for income taxes has been made, except for the California income tax on S corporations.

Net income per share

     Net income per share is computed using the weighted average number of common and common equivalent shares ("weighted average shares") outstanding during the period plus dilutive common stock equivalents consisting of stock options outstanding (using the treasury stock method).


Significant customers

                                                                                                      Percentage of
                                                                                                         Accounts
                                                                                                         Receivable
                                                         Year Ended December 31,                       at December 31,
                                            -------------------------------------------------------   -----------------
                                                 1993                1994             1995                  1995
                                            ---------------   -----------------  ------------------   -----------------
Customers comprising 10% or more of
the Company's net sales for the years
indicated:
     A   ................................         77%                64%               32%                  12%
     B   ................................         --                 --                13%                  20%
     C   ................................         --                 10%               12%                  --
     D   ................................         --                 --                12%                  27%

                          SEMICONDUCTOR SYSTEMS, INC.

Concentrations of credit risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash equivalents, short-term investments and trade accounts receivable. The Company's customers are semiconductor manufacturers throughout the world. The Company performs ongoing credit evaluations of its customers' financial condition and, generally requires no collateral from its customers. The Company maintains a nominal allowance for uncollectible accounts receivable based upon expected collectibility of all accounts receivable and write-offs of accounts receivable were insignificant in each of the three years in the period ended December 31, 1995.


NOTE 3 - BALANCE SHEET COMPONENTS:

                                                                                        December 31,
                                                                          ------------------------------------
                                                                                1994                1995
                                                                          ----------------    ----------------
Inventory:
     Raw materials......................................................     $1,715,000         $ 4,188,000
     Work-in-process....................................................      3,769,000           6,298,000
     Finished goods.....................................................              -             319,000
                                                                          ----------------    ----------------
                                                                             $5,484,000         $10,805,000
                                                                          ================    ================
Property and equipment:
     Machinery and equipment............................................     $1,426,000         $ 1,894,000
     Furniture and fixtures.............................................        129,000             231,000
     Leasehold improvements.............................................        227,000             545,000
     Computer hardware and software.....................................        664,000             848,000
                                                                          ----------------    ----------------
                                                                              2,446,000           3,518,000
     Less: accumulated depreciation and amortization....................       (919,000)         (1,572,000)
                                                                          ----------------    ----------------
                                                                             $1,527,000         $ 1,946,000
                                                                          ================    ================
Property and equipment acquired under capital leases included above:
     Machinery and equipment............................................     $  112,000         $   355,000
     Furniture and fixtures.............................................         61,000             123,000
     Computer hardware and software.....................................        157,000             308,000
                                                                          ----------------    ----------------
                                                                                330,000             786,000
     Less:  accumulated amortization....................................       (123,000)           (236,000)
                                                                          ----------------    ----------------
                                                                             $  207,000         $   550,000
                                                                          ================    ================
Accrued expenses and other liabilities:
     Accrued payroll and employee benefits..............................     $  650,000         $   646,000
     Accrued commissions................................................        556,000             801,000
     Accrued warranty and installation..................................        741,000             799,000
     Customer deposits..................................................        485,000              90,000
     Other..............................................................        472,000             237,000
                                                                          ----------------    ----------------
                                                                             $2,904,000         $ 2,573,000
                                                                          ================    ================

                          SEMICONDUCTOR SYSTEMS, INC.

NOTE 4 - LINE OF CREDIT:

     The Company has a line of credit agreement (the "Agreement") with a bank which expires May 1, 1996. The Agreement provides the Company with up to $7,000,000 of available credit. Amounts outstanding under the credit agreement bear interest at the bank's reference rate (8.5% at December 31, 1995) plus 0.25% and are secured by substantially all of the Company's assets. At December 31, 1995, $5,700,000 was outstanding under the Agreement. The Agreement requires that the Company comply with certain financial covenants, maintenance of certain financial ratios and restrictions on the distributions to shareholders as defined in the Agreement. At December 31, 1995, the Company was in default of certain of these covenants but has received a waiver of default.


NOTE 5 - EMPLOYEE BENEFIT PLANS:

401(k) plan

     The Company has a 401(k) plan for all eligible employees. Participants may make contributions to the plan in accordance with the provisions of the plan. Company contributions vest based upon the participant's length of employment. Forfeitures are allocated to the remaining participants. The Company did not make any contributions to the plan during the years ended December 31, 1993, 1994 and 1995.

Profit sharing bonus plan

     The Company has a profit sharing bonus plan for eligible nonshareholder employees. Under the terms of the plan, the Company may distribute, at the discretion of management, a portion of its profits not to exceed 15% of the Company's annual income before income taxes. Profit sharing bonus expense was approximately $419,000, $235,000 and $131,000 for the years ended December 31, 1993, 1994 and 1995, respectively.



NOTE 6 - SHAREHOLDERS' EQUITY:

     All of the Company's shareholders are also employees of the Company. The Company has the right to repurchase shares of the Company's outstanding common stock upon the occurrence of certain events such as resignation or other termination, death or disability of a shareholder/employee as more fully described in the Employee Stock Purchase and Shareholder Agreement (the "Agreement"). In the event that the Company does not elect to repurchase all or part of a terminated employee's shares, the remaining shareholders can elect to repurchase all or part of such shareholder's shares. The price at which the Company may repurchase the shares is based on undistributed profit divided by the total number of outstanding shares. Pursuant to the Agreement, the Company repurchased 200,000 shares in 1993 for an aggregate purchase price of approximately $60,000. In August 1995, a 20% shareholder of the Company resigned. Upon resignation, the Company did not elect to purchase the shareholder's shares. Pursuant to the Agreement, the remaining shareholders elected to purchase the 1,600,000 shares for an aggregate purchase price of approximately $1,800,000.

     The Company's 1993 Stock Option Plan (the "Plan") provides for the issuance of nontransferable incentive stock options to employees of the Company and nonstatutory stock options and stock purchase rights to employees and consultants of the Company. A total of 1,000,000 shares of common stock have been reserved for issuance under the Plan.

     Incentive stock options granted under the Plan will be at prices of not less than 100% of the fair value of the common stock as determined by the Board of Directors at the time of grant, except that stock options granted to

                          SEMICONDUCTOR SYSTEMS, INC.

any employee who owns stock representing more than 10% of total voting power must have an exercise price of not less than 110% of fair value. The term of the options granted under the plan are to be no more than ten years; except for an optionee who owns stock representing more than 10% of the voting power of all classes of stock of the Company. For these options, the term is a maximum of five years from the date of grant.

     In October 1993, options to purchase 200,000 shares of the Company's common stock were granted to employees at a per share exercise price of $1.25. Options to purchase 129,166 shares under this grant are currently vested and the remaining outstanding options become vested in October 1999, subject to certain provisions which could accelerate the vesting. Options granted in 1994 and 1995 vest 25% per year commencing on the first anniversary of the grant date. None of the options are exercisable, however, until they are vested and either (1) the Company becomes a "C" corporation under current tax law, (2) the Company merges with or into another corporation or sells substantially all of its assets, (3) the Company undertakes an offering of shares of common stock registered on a Form S-1 filed with the Securities and Exchange Commission, or (4) six years after date of grant.

     The following table summarizes activities under the Plan:

                                                   Options
                                                Available for           Options             Exercise
                                                    Grant             Outstanding             Price
                                             ------------------    -----------------   ------------------
Balance at December 31, 1992..............              --                   --            $         --
Shares authorized.........................       1,000,000                   --                      --
Options granted...........................        (200,000)             200,000                    1.25
                                             ------------------    -----------------   ------------------

Balance at December 31, 1993..............         800,000              200,000                    1.25
Options granted...........................         (47,500)              47,500             1.50 - 1.75
                                             ------------------    -----------------   ------------------

Balance at December 31, 1994..............         752,500              247,500             1.25 - 1.75
Options granted...........................         (37,000)              37,000                    2.00
Options canceled.........................           4,917               (4,917)            1.50 - 1.75
                                             ------------------    -----------------   ------------------
Balance at December 31, 1995..............         720,417              279,583            $1.25 - 2.00
                                             ==================    =================   ==================

At December 31, 1995, 148,079 options were vested under the Plan.


NOTE 7 - LICENSE AGREEMENT:

     On December 13, 1994, the Company entered into an agreement to license the technology for one of its products to a Japanese corporation (the "Licensee"). The license agreement permits the Licensee to design and manufacture the product for sale to a specified distributor for resale only in Japan or to the Company for resale outside Japan. In exchange for the license, the Licensee will pay a royalty to the Company on each system sold to any customer, including the Company; no systems have been sold to date. The agreement expires on December 31, 2002.

     The agreement requires the Company to provide technical support and system engineering services to the Licensee. SSI shall pay 20% of such costs per year during the term of the license agreement. However, the Licensee is required to reimburse the Company for any costs in excess of $100,000 per year during the term of the license agreement.

                          SEMICONDUCTOR SYSTEMS, INC.

NOTE 8 - COMMITMENTS:

     The Company leases its primary facilities under a three-year operating lease that expires on June 30, 1996 and certain equipment for terms of 3 to 5 years.

     Minimum future lease payments under noncancelable leases as of December 31, 1995 were as follows:

Years                                                   Capital Leases           Operating Leases
-----                                              ------------------------    ---------------------
1996.............................................           $   247,000             $    383,000
1997.............................................               217,000                  417,000
1998.............................................               114,000                  417,000
1999.............................................                65,000                  436,000
2000.............................................                45,000                  454,000
2001 and thereafter..............................                    --                  227,000
                                                   ------------------------    --------------------
Total minimum lease payments.....................               688,000             $  2,334,000
                                                                               ====================
Less amount representing interest................               (99,000)

Present value of minimum lease payments..........               589,000
Less current portion.............................              (206,000)
                                                   ----------------------
Long-term lease obligation.......................           $   383,000
                                                   ======================

     Rent expense totaled approximately $347,000, $361,000 and $379,0 00 for the years ended December 31, 1993, 1994 and 1995, respectively.


NOTE 9 - SUBSEQUENT EVENTS:

     On February 5, 1996, the Company entered into an Agreement and Plan of Reorganization under which, subject to shareholder approval and certain other conditions, FSI International, Inc. ("FSI") will acquire all of the outstanding common stock and options of the Company for previously unissued shares of FSI's only class of voting common stock in an exchange ratio of approximately .2174022 shares of FSI for each share of the Company.

     In November 1995, the shareholders of the Company purchased 1,600,000 shares of the Company's common stock held by a 20% shareholder (the "Former Shareholder") of the Company for an aggregate purchase price of approximately $1,800,000. The purchase was made pursuant to an Employee Stock Purchase and Shareholder Agreement between the Former Shareholder and the Company. See Note 6 above. In February 1996, this Former Shareholder asserted that the stock purchase was invalid and he has hired counsel and threatened litigation. The Company's management believes that there is no basis for the Former Shareholder's contention, and the Company and the Company's shareholders intend to contest the matter vigorously. Under the terms of the Agreement and Plan of Reorganization, the cost of potential litigation with the Former Shareholder would first be borne by the Company's shareholders, subject to the limitations set forth in the Agreement and Plan of Reorganization.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     AS OF NOVEMBER 25, 1995 AND FOR THE QUARTERS ENDED NOVEMBER 25, 1995 AND NOVEMBER 26, 1994 AND FOR THE FISCAL YEARS IN THE THREE-YEAR PERIOD
                             ENDED AUGUST 26, 1995


 FSI International, Inc. (FSI) and Semiconductor Systems, Inc. (Semiconductor
                                   Systems)


The following unaudited pro forma combined financial information presents the pro forma effect of the proposed acquisition of Semiconductor Systems by FSI on FSI's historical financial position and results of operations using the pooling-of-interests method of accounting. Semiconductor Systems' fiscal year ends December 31. In presenting the pooling-of-interests combination on a pro forma basis, Semiconductor Systems' financial statements for the twelve months ended August 26, 1995 were combined with FSI's financial statements for the same period and Semiconductor Systems' financial statements for the years ended December 31, 1994 and 1993 were combined with FSI's for the years ended August 27, 1994 and August 28, 1993, respectively. Semiconductor Systems' unaudited results for the four months ended December 31, 1994 included sales of $3,759,000 and net income of $380,000. An adjustment would be made to stockholders' equity in the combined historical financial statements to eliminate the effect of including Semiconductor Systems' net income for the four months ended December 31, 1994 in the statements of operations for both fiscal years ended August 26, 1995 and August 27, 1994. The pro forma statements of operations for the quarters ended November 25, 1995 and November 26, 1994 and the balance sheet as of November 25, 1995 of FSI have been combined with Semiconductor Systems' statements of operations for the quarters ended November 26, 1995 and November 27, 1994, respectively, and the balance sheet as of November 26, 1995. The pro forma combined financial information should be read in conjunction with the historical financial information of FSI and Semiconductor Systems appearing elsewhere in the Prospectus. The pro forma combined financial information has been prepared and included as required by the rules and regulations of the Securities and Exchange Commission and does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the dates indicated or of the results which may be obtained in the future.

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.

                              UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                                                    Historical
                                          ------------------------------
                                               FSI         Semiconductor
                                          International       Systems,                             Pro Forma
                                               Inc.             Inc.                               Combined
                                          Quarter Ended    Quarter Ended                         Quarter Ended
                                           November 25,     November 26,           Pro Forma      November 25,
                                               1995             1995              Adjustments        1995
----------------------------------------------------------------------------------------------------------------
Sales                                     $62,147,725         $8,196,000                          $70,343,725
Cost of goods sold                         35,127,368          5,416,000                           40,543,368
-----------------------------------------------------------------------------------------------------------------
               Gross profit                27,020,357          2,780,000                           29,800,357

Selling, general and
 administrative expenses                   11,313,801          1,440,000                           12,753,801
Research and development expenses           7,532,908            999,000                            8,531,908
-----------------------------------------------------------------------------------------------------------------
               Operating income             8,173,648            341,000                            8,514,648

Interest expense                               (9,115)         (114,000)                            (123,115)
Interest income                             1,422,072              7,000                            1,429,072
Other income (expense), net                   (16,652)          (47,000)                             (63,652)
-----------------------------------------------------------------------------------------------------------------
               Income before income taxes   9,569,953            187,000                            9,756,953

Income tax expense                          3,420,065              6,000            $71,000(d)      3,497,065
-----------------------------------------------------------------------------------------------------------------
               Income before minority
               interest and equity
               earnings of affiliates       6,149,888            181,000           (71,000)(d)      6,259,888

Minority interest                            (161,830)                 0                            (161,830)

Equity in earnings of affiliates            1,556,099                  0                            1,556,099
-----------------------------------------------------------------------------------------------------------------

               Net income                  $7,544,157           $181,000          $(71,000)(d)     $7,654,157
-----------------------------------------------------------------------------------------------------------------
               Net income per common share       $.35               $.02                             $.33 (a)
-----------------------------------------------------------------------------------------------------------------

Weighted average common shares and                                              (8,084,771)(a)
   common share equivalents                21,564,917          8,084,771          1,757,635(a)     23,322,552
-----------------------------------------------------------------------------------------------------------------

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS

                                                                  Historical
                                                      -------------------------------
                                                           FSI          Semiconductor
                                                      International        Systems,                             Pro Forma
                                                           Inc.              Inc.                                Combined
                                                      Quarter Ended     Quarter Ended                          Quarter Ended
                                                       November 26,      November 27,       Pro Forma           November 26,
                                                          1994              1994           Adjustments            1994
------------------------------------------------------------------------------------------------------------------------------
Sales                                                   $30,184,769       $7,206,000                          $37,390,769
Cost of goods sold                                       16,263,325        4,359,000                           20,622,325
------------------------------------------------------------------------------------------------------------------------------
               Gross profit                              13,921,444        2,847,000                           16,768,444

Selling, general and administrative expenses              6,329,025        1,439,000                            7,768,025
Research and development expenses                         4,873,260          823,000                            5,696,260
------------------------------------------------------------------------------------------------------------------------------
               Operating income                           2,719,159          585,000                            3,304,159

Interest expense                                             (5,605)         (5,000)                             (10,605)
Interest income                                             130,229           23,000                              153,229
Other income (expense), net                                  (3,559)               0                              (3,559)
------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                2,840,224          603,000                            3,443,224

Income tax expense                                          790,195            3,000            $240,000(d)     1,033,195
------------------------------------------------------------------------------------------------------------------------------
               Income before minority
               interest and equity
               in earnings of affiliates                  2,050,029          600,000           (240,000)(d)     2,410,029

Minority interest                                                 0                0                                    0

Equity in earnings of affiliates                          1,000,400                0                            1,000,400
------------------------------------------------------------------------------------------------------------------------------

               Net income                               $ 3,050,429         $600,000           (240,000)(d)   $ 3,410,429
------------------------------------------------------------------------------------------------------------------------------
               Net income per common share                     $.21             $.07                              $.21(a)
------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares and                                                           (8,062,643)(a)
  common share equivalents                               14,417,099        8,062,643           1,752,825(a)    16,169,924
-----------------------------------------------------------------------------------------------------------------------------

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.

                              UNAUDITED PRO FORMA
                       COMBINED STATEMENT OF OPERATIONS

                                                           Historical
                                                ------------------------------
                                                     FSI         Semiconductor
                                                International      Systems,                         Pro Forma
                                                     Inc.            Inc.                           Combined
                                                  Year ended      Year ended                       Year ended
                                                  August 26,      August 27,       Pro Forma       August 26,
                                                     1995            1995         Adjustments         1995
--------------------------------------------------------------------------------------------------------------------
Sales                                            $190,403,364    $28,057,000                      $218,460,364
Cost of goods sold                                112,002,351     16,651,000                       128,653,351
--------------------------------------------------------------------------------------------------------------------
               Gross profit                        78,401,013     11,406,000                        89,807,013

Selling, general and administrative expenses       33,908,913      6,090,000                        39,998,913
Research and development expenses                  24,864,705      3,172,000                        28,036,705
--------------------------------------------------------------------------------------------------------------------
               Operating income                    19,627,395      2,144,000                        21,771,395

Interest expense                                      (27,745)     (136,000)                         (163,745)
Interest income                                     2,067,619         80,000                         2,147,619
Other income (expense), net                           133,079              0                           133,079
--------------------------------------------------------------------------------------------------------------------
               Income before income taxes          21,800,348      2,088,000                        23,888,348

Income tax expense                                  5,926,000         16,000       $825,000(d)       6,767,000
--------------------------------------------------------------------------------------------------------------------
               Income before minority
               interest and equity in
               earnings of affiliates              15,874,348      2,072,000      (825,000)(d)      17,121,348

Minority interest                                    (155,562)             0                         (155,562)

Equity in earnings of affiliates                    3,566,900              0                         3,566,900
--------------------------------------------------------------------------------------------------------------------
               Net income                         $19,285,686     $2,072,000     $(825,000)(d)     $20,532,686
--------------------------------------------------------------------------------------------------------------------
               Net income per common share              $1.13           $.26                          $1.09(a)
--------------------------------------------------------------------------------------------------------------------

Weighted average common shares and                                              (8,072,332)(a)
 common share equivalents                          17,070,549      8,072,332      1,754,931(a)      18,825,480
--------------------------------------------------------------------------------------------------------------------

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS


                                                           Historical
                                                -------------------------------
                                                     FSI          Semiconductor
                                                International       Systems,                          Pro Forma
                                                    Inc.              Inc.                             Combined
                                                 Year ended        Year ended                         Year ended
                                                 August 27,       December 31,      Pro Forma         August 27,
                                                    1994              1994         Adjustments           1994
------------------------------------------------------------------------------------------------------------------
Sales                                             $96,437,653      $28,229,000                    $124,666,653
Cost of goods sold                                 55,788,375       16,123,000                      71,911,375
------------------------------------------------------------------------------------------------------------------
               Gross profit                        40,649,278       12,106,000                      52,755,278

Selling, general and administrative expenses       19,552,376        4,963,000                      24,515,376
Research and development expenses                  15,742,894        3,013,000                      18,755,894
------------------------------------------------------------------------------------------------------------------
               Operating income                     5,354,008        4,130,000                       9,484,008

Interest expense                                     (417,521)         (53,000)                       (470,521)
Interest income                                       318,211           81,000                         399,211
Other income (expense), net                          (154,314)               0                        (154,314)
------------------------------------------------------------------------------------------------------------------
               Income before income taxes           5,100,384        4,158,000                       9,258,384

Income tax expense                                  1,254,000           37,000      $1,472,000(d)    2,763,000
------------------------------------------------------------------------------------------------------------------
               Income before minority
               interest and equity in
               earnings of affiliates               3,846,384        4,121,000     (1,472,000)(d)    6,495,384

Minority interest                                           0                0                               0

Equity in earnings of affiliates                    1,799,750                0                       1,799,750
------------------------------------------------------------------------------------------------------------------

               Net income                         $ 5,646,134      $ 4,121,000    $(1,472,000)(d)   $8,295,134
------------------------------------------------------------------------------------------------------------------
               Net income per common share              $ .43             $.51                         $.55(a)
------------------------------------------------------------------------------------------------------------------

Weighted average common shares and                                                 (8,050,848)(a)
   common share equivalents                        13,222,408        8,050,848       1,750,260(a)   14,972,668
------------------------------------------------------------------------------------------------------------------

                    FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.

                              UNAUDITED PRO FORMA
                        COMBINED STATEMENT OF OPERATIONS


                                                           Historical
                                                -------------------------------
                                                     FSI           Semiconductor
                                                International        Systems,                        Pro Forma
                                                    Inc.               Inc.                           Combined
                                                 Year ended         Year ended                       Year ended
                                                 August 28,        December 31,      Pro Forma       August 28,
                                                    1993               1993         Adjustments         1993
---------------------------------------------------------------------------------------------------------------------

Sales                                             $78,432,284      $25,673,000                    $104,105,284
Cost of goods sold                                 49,464,226       12,665,000                      62,129,226
---------------------------------------------------------------------------------------------------------------------
               Gross profit                        28,968,058       13,008,000                      41,976,058

Selling, general and administrative expenses       14,496,165        3,832,000                      18,328,165
Research and development expenses                  11,760,306        2,632,000                      14,392,306
---------------------------------------------------------------------------------------------------------------------
               Operating income                     2,711,587        6,544,000                       9,255,587

Interest expense                                     (556,984)         (21,000)                       (577,984)
Interest income                                        74,308          143,000                         217,308
Other income (expense), net                          (188,217)               0                        (188,217)
---------------------------------------------------------------------------------------------------------------------
               Income before income taxes           2,040,694        6,666,000                       8,706,694

Income tax expense                                    360,000          176,000      $2,350,000(d)    2,886,000
---------------------------------------------------------------------------------------------------------------------
               Income before minority
               interest and equity in
               earnings of affiliates               1,680,694        6,490,000     (2,350,000)(d)    5,820,694


Minority interest                                           0                0                               0

Equity in earnings of affiliates                    1,277,261                0                       1,277,261
---------------------------------------------------------------------------------------------------------------------

               Net income                         $ 2,957,955      $ 6,490,000    $(2,350,000)(d)   $7,097,955
---------------------------------------------------------------------------------------------------------------------
               Net income per common share               $.28             $.80                         $.58(a)
---------------------------------------------------------------------------------------------------------------------


Weighted average common shares and                                                 (8,127,123)(a)
   common share equivalents                        10,557,646        8,127,123       1,766,843(a)   12,324,489
---------------------------------------------------------------------------------------------------------------------

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES
                        AND SEMICONDUCTOR SYSTEMS, INC.
                              UNAUDITED PRO FORMA
                            COMBINED BALANCE SHEET

                                                 Historical
                                        ----------------------------------
                                             FSI             Semiconductor
                                        International          Systems,                               Pro Forma
                                            Inc.                 Inc.                                  Combined
                                        November 25,         November 26,         Pro Forma          November 25,
                Assets                      1995                 1995            Adjustments             1995
-------------------------------------------------------------------------------------------------------------------
Current assets:
    Cash and cash equivalents             $62,500,518        $   427,000                           $62,927,518
    Marketable securities                  38,088,650                  0                            38,088,650
    Trade accounts receivable, net         39,412,294          5,780,000                            45,192,294
    Trade accounts receivable from
        affiliates                         15,254,708                  0                            15,254,708
    Inventories                            32,285,603         11,085,000                            43,370,603
    Deferred income tax benefit             5,828,018                  0          $1,500,000(c)      7,328,018
    Other current assets                    3,512,409            486,000                             3,998,409
-------------------------------------------------------------------------------------------------------------------
               Total current assets       196,882,200         17,778,000           1,500,000       216,160,200
-------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net         28,157,564          1,094,000                            29,251,564
Investment in affiliates                   10,369,469                  0                            10,369,469
Deposits and other assets                   4,155,950            684,000                             4,839,950
Deferred income tax  benefit--long-term       594,887                  0                               594,887
                                          -----------        -----------          ----------       -----------
                                         $240,160,070        $19,556,000          $1,500,000      $261,216,070
===================================================================================================================

         Liabilities and Stockholders' Equity
-------------------------------------------------------------------------------------------------------------------

Current liabilities:
    Line of credit                       $          0         $5,200,000                            $5,200,000
    Current maturities of
    long-term debt                             22,421            176,000                               198,421
    Trade accounts payable                 21,633,908          3,036,000                            24,669,908
    Accrued expenses                       23,683,075          2,567,000                            26,250,075
    Customer deposits                       2,506,870                  0                             2,506,870
    Deferred revenue                        5,548,674                  0                             5,548,674
-------------------------------------------------------------------------------------------------------------------
               Total current liabilities   53,394,948         10,979,000                            64,373,948
-------------------------------------------------------------------------------------------------------------------

Long-term debt, less
 current maturities                            62,948            339,000                               401,948
Other long-term liabilities                    18,359                  0                                18,359
Minority interest                             813,827                  0                               813,827

Stockholders' equity:
   Preferred stock                                  0                  0                   0                 0
   Common stock                           144,524,794              8,000          $8,230,000(b)    154,262,794
                                                                                   1,500,000(c)
   Retained earnings                       40,116,059          8,230,000          (8,230,000(b)     40,116,059

   Cumulative translation adjustment        1,229,135                  0                             1,229,135
--------------------------------------------------------------------------------------------------------------------
               Total stockholders'
                equity                   $185,869,988         $8,238,000          $1,500,000      $195,607,988
--------------------------------------------------------------------------------------------------------------------

                                         $240,160,070        $19,556,000          $1,500,000      $261,216,070
====================================================================================================================

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

          Notes to Unaudited Pro Forma Combined Financial Information


The following pro forma items are reflected in the accompanying unaudited pro forma combined balance sheet and statements of operations.

     (a) Pro forma net income per common and common equivalent share was computed by dividing pro forma net income by the pro forma combined weighted average number of common and common equivalent shares outstanding. The pro forma adjustment for combined weighted average number of common and common equivalent shares was based upon the weighted average number of common and common equivalent shares of Semiconductor Systems multiplied by the exchange ratio.


     (b) Adjustment to transfer the undistributed earnings of Semiconductor Systems to common stock from retained earnings. Semiconductor Systems is an S Corporation and under a pooling of interests business combination, the combined enterprise should report the undistributed earnings of the S Corporation as additional capital.

     (c) Adjustment to recognize the effect of recording net deferred tax assets related to existing temporary differences of Semiconductor Systems as if it had been a C Corporation versus an S Corporation. The net deferred tax assets and corresponding tax benefit will be recorded in the historical financial statements upon Semiconductor Systems' election to change from an S Corporation to a C Corporation (closing date of merger).

     (d) Adjustment to recognize the effect of the income tax expense for Semiconductor Systems as if it had been a C Corporation versus an S Corporation.

In connection with the merger, approximately $800,000 of merger costs and expenses may be incurred and would be charged to expense in the period the merger is closed. The merger expenses will consist of legal, accounting and investment banking fees. These expenses have not been included in the Pro Forma Combined Financial Information.

                                    ANNEX I
                                    -------

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            FSI INTERNATIONAL, INC.,

                           SPECTRE ACQUISITION CORP.,

                                      AND

                          SEMICONDUCTOR SYSTEMS, INC.

                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE I THE MERGER...................................................................   1
  1.1   The Merger.....................................................................   1
  1.2   Effective Time.................................................................   1
  1.3   Effect of the Merger...........................................................   2
  1.4   Articles of Incorporation; Bylaws..............................................   2
  1.5   Directors and Officers.........................................................   2
  1.6   Effect on Capital Stock........................................................   2
        (a) Conversion of Company Common Stock.........................................   2
        (b) Cancellation of Parent-Owned Stock.........................................   3
        (c) Stock Options..............................................................   3
        (d) Capital Stock of Merger Sub................................................   3
        (e) Adjustments to Exchange Ratio..............................................   3
        (f) Fractional Shares..........................................................   3
  1.7   Company Dissenting Shares......................................................   3
  1.8   Surrender of Certificates......................................................   4
        (a) Exchange Agent.............................................................   4
        (b) Parent to Provide Common Stock.............................................   4
        (c) Exchange Procedures........................................................   4
        (d) Distributions With Respect to Unexchanged Shares...........................   4
        (e) Transfers of Ownership.....................................................   5
        (f) No Liability...............................................................   5
  1.9   No Further Ownership Rights in Company Common Stock............................   5
  1.10  Deposit of Parent Common Stock into Escrow.....................................   5
  1.11  Lost, Stolen or Destroyed Certificates.........................................   5
  1.12  Tax and Accounting Consequences................................................   5
  1.13  Taking of Necessary Action; Further Action.....................................   6
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................   6
  2.1   Organization of the Company....................................................   6
  2.2   Company Capital Structure......................................................   6
  2.3   Subsidiaries...................................................................   7
  2.4   Authority......................................................................   7
  2.5   Company Financial Statements...................................................   7
  2.6   Inventory......................................................................   7
  2.7   No Undisclosed Liabilities.....................................................   8
  2.8   No Changes.....................................................................   8
  2.9   Taxes..........................................................................   9
        (a) Definition of Taxes........................................................   9
        (b) Tax Returns and Audits.....................................................  10
  2.10  Restrictions on Business Activities............................................  11
  2.11  Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.  11
  2.12  Intellectual Property..........................................................  12
  2.13  Product Warranties and Claims..................................................  13
  2.14  Agreements, Contracts and Commitments..........................................  13
  2.15  Interested Party Transactions..................................................  15
  2.16  Governmental Authorization.....................................................  15
  2.17  Litigation.....................................................................  15
  2.18  Accounts Receivable............................................................  15
  2.19  Bank Accounts; Guaranties; Powers of Attorney..................................  15
  2.20  Customers......................................................................  16
  2.21  Suppliers......................................................................  16
  2.22  Minute Books...................................................................  16
  2.23  Environmental Matters..........................................................  16
        (a) Hazardous Material.........................................................  16
   (a)  Hazardous Material.............................................................  16
   (c)  Hazardous Materials Activities.................................................  16
   (d)  Underground Storage Tanks......................................................  17

   (e)  Permits........................................................................  17
   (f)  Environmental Liabilities......................................................  17
  2.24  Brokers' and Finders' Fees.....................................................  17
  2.25  Labor Matters..................................................................  17
  2.26  Employee Benefit Plans.........................................................  18
  2.27  Insurance......................................................................  19
  2.28  Compliance With Laws...........................................................  19
  2.29  Third Party Consents...........................................................  19
  2.30  Registration Statements; Proxy Statement/Prospectus............................  19
  2.31  Complete Copies of Materials...................................................  20
  2.32  Pooling of Interests; Reorganization...........................................  20
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................  20
  3.1   Organization, Standing and Power...............................................  20
  3.2   Capital Structure..............................................................  20
  3.3   Authority......................................................................  21
  3.4   SEC Reports and Financial Statements...........................................  21
  3.5   No Material Adverse Change.....................................................  22
  3.6   Litigation.....................................................................  22
  3.7   Broker's and Finders' Fees.....................................................  22
  3.8   Registration Statement; Proxy Statement/Prospectus.............................  22
  3.9   Pooling of Interests; Reorganization...........................................  23
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME.........................................  23
  4.1   Conduct of Business of the Company.............................................  23
  4.2   No Solicitation................................................................  25
ARTICLE V ADDITIONAL AGREEMENTS........................................................  26
  5.1   Registration Statement; Proxy Statement/Prospectus.............................  26
  5.2   Meeting of the Company's Shareholders..........................................  26
  5.3   Access to Information..........................................................  26
  5.4   Confidentiality................................................................  27
  5.5   Expenses.......................................................................  27
  5.6   Public Disclosure..............................................................  27
  5.7   Pooling Accounting.............................................................  27
  5.8   Consents.......................................................................  27
  5.9   FIRPTA.........................................................................  27
  5.10  Legal Requirements.............................................................  28
  5.11  Blue Sky Laws..................................................................  28
  5.12  Best Efforts and Further Assurances............................................  28
  5.13  Certain Benefit Plans..........................................................  28
  5.14  Tax-Free Reorganization........................................................  28
  5.15  Stock Options..................................................................  28
  5.16  [Intentionally Omitted]........................................................  29
  5.17  State Takeover Laws............................................................  29
  5.18  Affiliate Agreements...........................................................  29
  5.19  Notification of Certain Matters................................................  29
  5.20  Antitrust Notification.........................................................  30
  5.21  Comfort Letters................................................................  30
  5.22  Tax Distributions..............................................................  30
ARTICLE VI CONDITIONS TO THE MERGER....................................................  31
  6.1   Conditions to Obligations of the Parties to Effect the Merger..................  31
        (a) Shareholder Approval.......................................................  31
        (b) Registration Statement Effective...........................................  31
        (c) No Injunctions or Restraints; Illegality...................................  31
        (d) Employment, Non-Competition................................................  31
        (e) Approvals..................................................................  31
  6.2   Additional Conditions to Obligations of the Company............................  31
        (a) Representations, Warranties and Covenants..................................  31
        (b) Certificate of Parent......................................................  32
        (c) Legal Opinions.............................................................  32

        (d) Tax Opinion................................................................  32
        (e) No Material Adverse Changes................................................  32
  6.3   Additional Conditions to the Obligations of Parent and Merger Sub..............  32
        (a) Representations, Warranties and Covenants..................................  32
        (b) Certificate of the Company.................................................  32
        (c) Third Party Consents.......................................................  33
        (d) Injunctions or Restraints on Conduct of Business...........................  33
        (e) Legal Opinion..............................................................  33
        (f) Tax Opinion................................................................  33
        (g) No Material Adverse Changes................................................  33
        (h) Dissenters.................................................................  33
        (i) Affiliate Agreements.......................................................  33
        (j) Termination of Shareholder Agreements......................................  33
        (k) Accounting.................................................................  33
ARTICLE VII INDEMNIFICATION AND ESCROW OBLIGATIONS.....................................  34
  7.1   Survival of Representations and Warranties.....................................  34
  7.2   Agreement to Indemnify.........................................................  34
  7.3   Expiration of Indemnification..................................................  34
  7.4   Escrow Fund....................................................................  35
  7.5   Closing........................................................................  35
  7.6   Protection of Escrow Fund......................................................  36
  7.7   Distributions; Voting..........................................................  36
  7.8   Claims Upon Escrow Fund........................................................  36
  7.9   Objections to Claims...........................................................  37
  7.10  Resolution of Conflicts........................................................  37
  7.11  Distribution Upon Termination of Escrow Period.................................  38
  7.12  Agent of the Securityholders; Power of Attorney................................  38
  7.13  Actions of the Securityholder Agent............................................  39
  7.14  Third-Party Claims.............................................................  40
  7.15  Escrow Agent's Duties..........................................................  41
  7.16  No Joint Liability; Maximum Liability..........................................  41
  7.17  Remedies.......................................................................  41
  7.18  Sale of Escrow Shares..........................................................  41
  7.19  Shareholder Agent Expenses; Access to Records..................................  42
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.........................................  42
  8.1   Termination....................................................................  42
  8.2   Effect of Termination..........................................................  43
  8.3   Termination Fees and Expenses..................................................  43
  8.4   Amendment......................................................................  44
  8.5   Extension; Waiver..............................................................  44
ARTICLE IX GENERAL PROVISIONS..........................................................  44
  9.1   Survival of Agreements at Effective Time.......................................  44
  9.2   Notices........................................................................  44
  9.3   Interpretation.................................................................  45
  9.4   Counterparts...................................................................  45
  9.5   Entire Agreement...............................................................  45
  9.6   Severability...................................................................  45
  9.7   Other Remedies.................................................................  46
  9.8   Knowledge Attribution..........................................................  46
  9.9   Specific Performance...........................................................  46
  9.10  Governing Law..................................................................  46
  9.11  Rules of Construction..........................................................  46

EXHIBIT LIST
------------
Exhibit A - Merger Agreement
Exhibit B - Affiliate Agreement
Exhibit C - Form of Employment Agreement

Exhibit D - Opinion of Faegre & Benson Professional Limited Liability
            Partnership
Exhibit E - Tax Opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit F - Opinion of Wilson, Sonsini, Goodrich & Rosati
Exhibit G - Tax Opinion of Faegre & Benson Professional Limited Liability
            Partnership

                      AGREEMENT AND PLAN OF REORGANIZATION

   This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 5, 1996 by and among FSI International, Inc., a Minnesota corporation ("Parent"), Spectre Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Semiconductor Systems, Inc., a California corporation (the "Company").

                                    RECITALS

   A. The Board of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that the Company and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, the outstanding shares of Common Stock of the Company, no par value ("Company Common Stock"), shall be converted into shares of Common Stock of Parent, no par value ("Parent Common Stock"), at the rate determined herein.

   C. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

   E. In consideration of a mutual desire to effect the Merger and the mutual benefit to be derived therefrom, Parent and the shareholders of the Company have entered into a "Shareholders Agreement" executed and delivered simultaneously herewith whereby the shareholders of the Company have, among other things, agreed to and confirmed the indemnification obligations contained in Article VII of this Agreement.

   NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Merger Agreement attached hereto as Exhibit A (the "Merger Agreement") and the applicable provisions of the California Corporations Code ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

   1.2 Effective Time. On February 26, 1996 or as promptly thereafter as practicable after the satisfaction or waiver of the conditions set forth in
Article VI, the parties hereto shall cause the Merger to be consummated by filing the Merger Agreement with the Secretary of State of the State of California, in accordance with the relevant provisions of California Law (the time of the filing of the Merger Agreement with the Secretary of State of the State of California being the "Effective Time"). The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of Faegre & Benson Professional Limited Liability Partnership, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at 9:00 a.m. on the day of the Effective Time or at such other time, date and location as the parties hereto agree (the "Closing Date").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement and the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

   1.4  Articles of Incorporation; Bylaws.

        (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Semiconductor Systems, Inc."

        (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

   1.5 Directors and Officers. The directors of Merger Sub shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of the Company shall be Benjamin J. Sloan, President and Chief Executive Officer; Benno
G. Sand, Executive Vice President, Chief Financial Officer and Secretary; Michael L. Parodi, Vice President and General Manager; Douglas K. Amis, Vice President, Administration; and Gerald E. Masterson, Vice President, Finance, in each case until their respective successors are duly elected or appointed and qualified.

   1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

        (a) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the quotient determined by dividing 1,800,000 shares (the "Parent Shares") by the sum of: (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Company Common Stock issuable upon the exercise or conversion of all stock options, rights or other securities of the Company outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided that the number of Parent Shares used for purposes of calculating the Exchange Ratio pursuant to this Section 1.6(a) shall be subject to adjustment pursuant to Section 1.6(e) and Section 5.5 of this Agreement.

        (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

        (c) Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's 1993 Stock Option Plan (the "Company Stock Plan") shall be converted into options to acquire shares of Parent Common Stock in accordance with Section 5.15.

        (d) Capital Stock of Merger Sub. Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of common stock of the Surviving Corporation.

        (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

        (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the closing sale price of a share of Parent Common Stock on the date immediately preceding the Closing Date or, if no sale of shares of Parent Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares of Parent Common Stock on the National Association of Securities Dealers, Inc. National Market System (the "Closing Price").

   1.7  Company Dissenting Shares.

        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

        (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

        (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of the Company's Common Stock pursuant to the applicable provisions of California Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

   1.8  Surrender of Certificates.

        (a) Exchange Agent. Harris Trust and Savings Bank shall act as exchange agent (the "Exchange Agent") in the Merger.

        (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock.

        (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock (other than Dissenting Shares) will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

        (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        (f) No Liability. Notwithstanding anything to the contrary in this
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Common Stock or Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   1.9 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

   1.10 Deposit of Parent Common Stock into Escrow. On the Closing Date and notwithstanding any of the provisions in this Section 1.10 or elsewhere in this Agreement, and without any act of any shareholder of the Company, a portion of the shares of the Parent Common Stock to be issued in exchange for the Company Common Stock pursuant to Section 1.6(a) shall be deposited into an escrow to be established pursuant to Article VII, and the remaining shares of Parent Common Stock shall be available for issuance as provided in Section 1.8(c). The escrow shall consist of two escrow accounts, (i) one consisting of an aggregate of 60,000 shares of Parent Common Stock and (ii) the other consisting of an aggregate of 250,000 shares of Parent Common Stock.

   1.11 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation, Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

   1.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall (a) constitute a reorganization within the meaning of
Section 368 of the Code and (b) qualify for accounting treatment as a pooling of interests.

   1.13 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section to which such disclosure relates and is supplied by the Company to Parent (the "Company Disclosure Schedules") and dated as of the date hereof, the Company represents and warrants to Parent and Merger Sub as follows:

   2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by the Company. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to counsel for Parent.

   2.2 Company Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, no par value, of which there are 8,000,000 shares issued and outstanding held by the persons, with the addresses and in the amounts, set forth on Schedule 2.2(a). At the time of the Closing, Schedule 2.2(a) shall have been appropriately adjusted to reflect option exercises and stock repurchases since the date hereof. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. As of the date hereof, the Company has reserved 1,000,000 shares of Common Stock for issuance to employees and consultants pursuant to the Company Stock Plan, of which no shares have been exercised, and 279,583 shares are subject to outstanding, unexercised options. Schedule 2.2(b) sets forth for each outstanding option the name of the holder of such option, the address of such holder, the number of shares subject to such option, the exercise price of such option, the vesting schedule of such option, whether or not such option qualifies as an incentive stock option and, if the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration. Such list also describes any repricing of options which has taken place since the Company's incorporation. There are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

   2.3 Subsidiaries. The Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

   2.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's shareholders as contemplated by Section 5.2. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation, as amended, or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Secretary of States of the States of California and Minnesota, (ii) filings in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country.

   2.5 Company Financial Statements. Schedule 2.5 sets forth the Company's audited financial statements for the fiscal years ended December 31, 1992, 1993 and 1994 and the Company's unaudited financial statements for the fiscal year ended December 31, 1995 (collectively, the "Company Financial Statements"). The Company Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except that the unaudited financial statements for the fiscal year ended December 31, 1995 do not contain the footnotes necessary to be in accordance with generally accepted accounting principles). The Company Financial Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The unaudited balance sheet of the Company as of December 31, 1995 is hereinafter referred to as the "Company Balance Sheet."

   2.6 Inventory. All inventories reflected on the Company Balance Sheet and all inventories that have been acquired or produced since the date of the Company Balance Sheet are stated in accordance with generally accepted accounting principles at the lower of cost or market using the FIFO method. All raw materials, finished goods, parts and work-in-progress inventories are of a quality and quantity usable by the Company in the ordinary course of its business, except for obsolete items, all of which have been written down on the Company's books of account to net realizable value or have been provided for by adequate reserves. All finished goods inventories reflected on the Company Balance Sheet and all such inventories held on the date hereof and on the Effective Date are or are reasonably expected to be saleable in the ordinary course of the Company's business, net of reserves. All inventories of the Company as of the date hereof are located at the Company's headquarters in Fremont, California.

   2.7 No Undisclosed Liabilities. Except as set forth in Schedule 2.7, the Company does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the Company Balance Sheet, (ii) have not been specifically described in this Agreement or (iii) are not normal or recurring liabilities incurred since December 31, 1995 in the ordinary course of business consistent with past practices; provided, however, that no representation or warranty is made under this Section 2.7 with respect to any of those matters covered under Section 2.12.

   2.8  No Changes.

        (a) Except as set forth in Schedule 2.8(a), since the date of the Company Balance Sheet there has not been, occurred or arisen any:

            (i) destruction or loss of any material assets of the Company (whether or not covered by insurance); or

            (ii) the commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Company or its affairs which could, upon ultimate resolution, have a material adverse effect upon the assets, business, properties, prospects, results of operations or financial condition of the Company.

        (b) Except as set forth in Schedule 2.8(b), since the date of the Company Balance Sheet through the date of this Agreement the Company has not:

            (i) entered into any transaction except in the ordinary course of business as conducted on the date of the Company Balance Sheet;

            (ii) amended or changed the Articles of Incorporation or Bylaws of the Company;

            (iii) made capital expenditures exceeding $25,000 individually or $100,000 in the aggregate;

            (iv) changed its accounting methods or practices (including any change in depreciation or amortization policies or rates);

            (v)  revaluated any of its assets;

            (vi) declared, set aside, or paid a dividend or other distribution with respect to the shares of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

            (vii) increased the salary or other compensation payable or to become payable by the Company to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

            (viii) acquired, sold or transferred any asset of the Company other than in the ordinary course of business and consistent with past practices;

            (ix) made a loan to any person or entity, or guaranty by the Company of any loan, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices;

            (x) amended or terminated any contract, agreement or license of the type referred to in Section 2.14(a)-(p) to which the Company is a party;

            (xi) waived or released any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (xii) issued or sold any of its shares of capital stock or any other of its securities except for issuance or sales as a result of exercises of stock options granted under the Company Stock Plan;

            (xiii) experienced any labor trouble or received a claim of or committed a wrongful discharge or other unlawful labor practice or action;

            (xiv) experienced the termination by a third party or received notice from a third party of the termination of any contract, agreement or license of the type referred to in Section 2.14(a)-(q) to which the Company is a party;

            (xv) experienced a loss of services of any Company personnel that is material to the conduct of the business of the Company; or

            (xvi) entered into any negotiations or otherwise agreed to do any of the things described in the preceding clauses (i) through (xv) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

   2.9  Taxes.

        (a) Definition of Taxes. For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (b) Tax Returns and Audits.  Except as set forth in Schedule 2.9:

            (i) The Company has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

            (ii) The Company as of the Effective Time: (A) will have paid all Taxes it is required to pay as of such time and (B) will have withheld with respect to its employees, shareholders or others all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

            (iii) There is no Tax deficiency outstanding, or assessed against the Company, the Company has not received any written notice of a proposed assessment of taxes, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax which is still in effect.

            (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

            (v) Except for those which have been accrued or reserved against on the Company Balance Sheet and those incurred in the ordinary course of business since December 31, 1995, the Company does not and will not in the future have any liabilities for unpaid Taxes, whether asserted or unasserted, contingent or otherwise, for or with respect to all periods prior to and including the Closing Date.

            (vi) The Company has made available to Parent or its legal counsel for inspection copies of all federal and state income and all domestic state sales and use Returns for Taxes for all periods since the date of the Company's incorporation.

            (vii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            (viii) There is no contract, agreement, plan or arrangement, excluding the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

            (ix) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

            (x) The Company is not now, or has it ever been, a party to a tax sharing or allocation agreement.

            (xi) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

            (xii) The Company has not granted any power of attorney with respect to any matter relating to Taxes which is currently in force.

            (xiii) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company nor, to the knowledge of the Company, has the IRS proposed any such adjustment or change in accounting method.

            (xiv) All transactions that could give rise to an understatement of federal income tax within the meaning of Section 6662 of the Code have been disclosed in accordance with Section 6662 of the Code; no indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

            (xv) The Company is, and at all times since inception has been, qualified as a corporation for which a valid election to be taxed under the provisions of Subchapter S ("Subchapter S"), Chapter 1, Subtitle A of the Code has been filed and is in effect under Subchapter S. In addition, the Company is, and since inception has been, qualified to be taxed as an S corporation in every state in which it is obligated to file a Return and that recognizes elections to be taxed as an S corporation.

   2.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company.

   2.11 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.
---------

        (a) Schedule 2.11(a) sets forth a true and complete list of all real property owned or leased by the Company, and, in the case of leased real property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental or other fee payable under any such lease. All such leases are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which the Company has not taken adequate steps to prevent such default from occurring).

        (b) Except as set forth in Schedule 2.11(b), the Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens, except as reflected in the Company Financial Statements.

        (c) Schedule 2.11(c) lists all equipment owned, with either an original purchase price or current book value of $25,000 or more, and leased by the Company, reflecting the location of such items and whether they are owned or leased. The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition subject to normal wear and tear, (iv) reasonably maintained, and (v) not unreasonably dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

   2.12 Intellectual Property. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, mask works, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used by the Company. Schedule 2.12(a) lists all patents, registered trademarks and service marks, registered and unregistered copyrights in computer software, trade names and any applications therefor, which relate to or are a part of the Company's products or services (the "Company Intellectual Property Rights"), and specifies the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.12(b) includes and specifically identifies all third party patents, trademarks or copyrights (including software) (the "Third Party Intellectual Property Rights") which to the Company's knowledge are incorporated in, are, or form a part of, any Company product. Schedule 2.12(b) lists (i) any requests the Company has received to make any application or registration for patent, copyright, trademark or servicemark protection of Company or Third Party Intellectual Property Rights, including the identity of the requestor and the item requested to be so applied for or registered, and the jurisdiction for which such request has been made;
(ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property Right or any trade secret of the Company; and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any Third Party Intellectual Property Rights, or other trade secret of a third party in or as any product, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof.

   The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on Schedule 2.12(b). No claims with respect to the Company Intellectual Property Rights, any trade secret of the Company, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Rights by or through the Company, have been asserted or, to the knowledge of the Company, are threatened by any person, nor does the Company know of any grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret of the Company; or (iv) challenging the Company's license or legally enforceable right to use of the Third Party Intellectual Property Rights.

   All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights, any trade secret of the Company, or any Third Party Intellectual Property Right to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. The Company (i) has not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of trade secret or other proprietary right of any third party; (ii) has no knowledge of any basis for any such charge or claim; and

(iii) has no knowledge of any infringement liability with respect to, or infringement or violation by, the Company of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

   No Company Intellectual Property Right, trade secret material to the Company or, to the Company's knowledge, Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Company Intellectual Property Right, any trade secret of the Company, or any Third Party Intellectual Property Right.

   2.13 Product Warranties and Claims. All products heretofore sold by the Company during the two years preceding the date hereof and all services provided by the Company during such period have been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability for replacement or repair of such products or other damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Company Balance Sheet and to ordinary course customer servicing (consistent with industry practices). To the Company's knowledge, the accrual for warranty related expenses as of December 31, 1995 adequately reflects, and at the Effective Date will adequately reflect, an amount required for satisfaction of warranty claims due in respect of goods sold or services provided by the Company prior to such date. Such provision has been established in accordance with generally accepted accounting principles. Except for the matters set forth in Schedule 2.13, the Company has not received any complaint to the effect that (i) goods sold or services supplied by the Company failed to meet the quality standards or warranty obligations applicable to the agreements, contracts or purchase orders under which such products or services were supplied or (ii) the Company failed to meet its obligation to service any products sold or serviced by the Company.

   2.14 Agreements, Contracts and Commitments. As of the date of this Agreement, except for Employee Plans (as defined in Section 2.26), as contemplated by this Agreement or as set forth on Schedule 2.14(a), the Company does not have and is not a party to the following agreements (or group of related agreements) (whether written or oral):

        (a) any collective bargaining agreement;

        (b) any agreements that contain any unpaid severance liabilities or obligations;

        (c) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

        (d) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization not terminable by the Company on 30 days' notice without liability except to the extent of applicable local law and/or general principles of wrongful termination law may limit the Company's ability to terminate such employees;

        (e) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vested benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

        (f) any fidelity or surety bond or completion bond;

        (g) any lease of personal property having a value individually in excess of $50,000;

        (h) any agreement of indemnification or guaranty;

        (i) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any person;

        (j) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000;

        (k) any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

        (l) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (h) hereof;

        (m) any purchase order or contract for the purchase of raw materials or acquisition of assets involving $100,000 or more;

        (n) any construction contracts;

        (o) any distribution, joint marketing or development agreement;

        (p) any purchase order for the sale of Company products (other than for spare parts) involving $100,000 or more (identified by invoice number, dollar amount and scheduled shipment date); or

        (q) any other agreement, contract or commitment which involves $50,000 or more and is not cancelable without penalty within thirty (30) days.

   Schedule 2.14(a) contains a description of any of the above that constitute oral agreements. Except for such breaches or alleged breaches noted in Schedule 2.14(b), the Company has not breached, or received any claim or threat that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment set forth in any of the Schedules to this Agreement or (ii) any other material agreement, contract or commitment in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from the Company. Each agreement, contract or commitment set forth in any of the Schedules to this Agreement is in full force and effect and, except as otherwise disclosed, is not subject to any default thereunder of which the Company is aware by any party obligated to the Company pursuant thereto. Except as set forth in Schedule 2.29, the Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals as are required in connection with the Merger under any of the Company's agreements, contracts, licenses or leases.

     2.15 Interested Party Transactions. Except as set forth on Schedule 2.15, no officer, director or shareholder of the Company who owns at least 5% of the outstanding Company Common Stock (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.14(a); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 Governmental Authorization. Schedule 2.16 sets forth an accurate list of each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties.

     2.17 Litigation. Except as disclosed on Schedule 2.17, there is no action, suit or legal, administrative, arbitration or other proceeding pending, filed, initiated or threatened by or against the Company, its properties or any of its officers or directors, nor, to the knowledge of the Company, is there any basis therefor. To the best knowledge of the Company, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor is there any basis therefor) before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.18 Accounts Receivable. All accounts receivable of the Company arose in the ordinary course of business at the aggregate amounts thereof, are collectible except to the extent of reserves shown on the Company Balance Sheet (and, for accounts arising after December 31, 1995, to an extent consistent with past reserve practices) and are carried at values determined in accordance with generally accepted accounting principles consistently applied on a reasonable basis. None of the accounts receivable of the Company is subject to any claim of offset, recoupment, setoff or counter-claim and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim. No accounts receivable are contingent upon the performance by the Company of any obligation or contract. No person has any Lien on any of such accounts receivable and no agreement for deduction or discount has been made with respect to any of such receivables.

     2.19 Bank Accounts; Guaranties; Powers of Attorney. Schedule 2.19 identifies (i) the name of each bank, financial or other institution in which the Company has an account or safe deposit box or in which any assets of the Company are deposited, including with the names of all persons authorized to draw thereon or to have access thereto, (ii) all guaranties, endorsements or indemnifications by the Company of any person, firm or corporation and (iii) the names of all persons holding powers of attorney for the Company.

   2.20 Customers. Schedule 2.20 identifies each of the Company's customers which accounted for at least five percent of total sales for each of the fiscal years ended December 31, 1993, 1994 and 1995, and sets forth the total dollar volume of goods and services purchased from the Company by such customers during each period (each customer named on Schedule 2.20, a "Significant Customer"). The Company has not been notified, and has no knowledge, following the consummation of the transactions contemplated by this Agreement, that any customer that was a Significant Customer in 1995 would not do business with the Company, would do significantly less business with the Company or would continue to do business with the Company only under certain terms and conditions which are materially different from those currently prevailing.

   2.21 Suppliers. Schedule 2.21 identifies each of the Company's suppliers which accounted for at least five percent of total goods and services purchased by the Company for each of the fiscal years ended December 31, 1993, 1994 and 1995, and sets forth the total dollar volume of goods and services purchased by the Company from such suppliers during each period (each supplier named on Schedule 2.21, a "Significant Supplier"). The Company has not been notified, and has no knowledge of any information that could reasonably lead one to believe, following the consummation of the transactions contemplated by this Agreement, that any Significant Supplier would not do business with the Company on substantially the same terms and conditions, including credit, payment and allocation terms, as it currently does business with the Company.

   2.22 Minute Books. The minute books of the Company made available to counsel for Parent contain complete and accurate minutes of all meetings or actions by written consent of directors and shareholders of the Company since the time of incorporation of the Company, and reflect all transactions referred to in such minutes accurately.

   2.23  Environmental Matters.

        (a) Hazardous Material by Company. No amount of any substance that has been designated by any Governmental Entity or by applicable state law to be radioactive, toxic or hazardous, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), is present, as a result of the actions of the Company, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased in such form or quantities as to create any liability or obligation for either the Company or Parent.

        (b) Hazardous Material by Others. To the knowledge of the Company, except as set forth on Schedule 2.23 no amount of any Hazardous Material is present, as a result of the actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased in such form or quantities as to create any liability or obligation for either the Company or Parent.

        (c) Hazardous Materials Activities. At no time prior to the Closing has the Company transported, stored, used, manufactured, disposed of, released or exposed its employees or others to

Hazardous Materials in violation of any applicable law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or stature promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

        (d) Underground Storage Tanks. To the knowledge of the Company, except as set forth on Schedule 2.23, there are not now, nor have there ever been in the past, any underground storage tanks on or under any property that the Company currently owns, operates, occupies or leases.

        (e) Permits. Except as set forth on Schedule 2.23, the Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") required to conduct the business of the Company under any federal, state, local or other governmental statute, law, ordinance or regulation regulating or dealing with the protection of human health or the environment, and all such Environmental Permits are in full force and effect. A list of all Environmental Permits is set forth on Schedule 2.23. True and complete copies of all Environmental Permits have been delivered to Parent by the Company.

        (f) Environmental Liabilities. Except as set forth on Schedule 2.23, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or threatened concerning or relating to the Company, any Environmental Permit or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

   2.24 Brokers' and Finders' Fees. Except as disclosed on Schedule 2.24, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

   2.25 Labor Matters. Schedule 2.25 lists all current officers and director level employees of the Company (and their respective titles). The Company is in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which the Company is a party or involving the Company, and, to the knowledge of the Company, there is neither pending nor threatened any investigation or hearing concerning the Company, arising out of or based upon any such laws, regulations or practices. There are no pending claims against the Company under any workers compensation plan or policy or for short term or long term disability. The Company has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees or qualified beneficiaries thereunder. The Company has not given to or received from any current employee of the Company notice of termination of employment. There is no collective bargaining unit representing any of the Company's employees. No petition has been filed and is pending with the National Labor Relations Board by any labor organization or any group of employees for an election or certification regarding the representation of any group of employees by a labor organization, nor to the knowledge of the Company is there at present any solicitation or campaign by any labor organization or employee for the representation of the Company's employees by a labor organization.

   2.26  Employee Benefit Plans.

        (a) Schedule 2.26(a) lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is a member or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company under which the Company or an ERISA Affiliate has or could have any obligations or liability (together, the "Employee Plans").

        (b) Except as disclosed on Schedule 2.26(b) (i) none of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA; (ii) all Employee Plans are in compliance with the requirements prescribed by any and all applicable statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all obligations required to be performed by it under, are not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans; (iii) none of the Employee Plans are intended to qualify under Section 401(a) of the Code; and (iv) no Employee Plan is or within the prior six (6) years has been subject to, and the Company has not incurred, and does not expect to incur, any liability under, Title IV of ERISA or Section 412 of the Code.

        (c) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan: (i) any act or omission by the Company constituting a violation of Section 402, 403, 404 or 405 of ERISA; (ii) any act or omission by the Company which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code; (iii) any act or omission by the Company constituting a violation of Section 503, 510 or 511 of ERISA; or (iv) any act or omission by the Company which could give rise to liability under
Section 502 of ERISA.

        (d) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from the Company to (or under) any such Employee Plan have been fully paid or are adequately provided for on the Company Balance Sheet. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis. There has been no amendment, written interpretation or announcement (whether or not written) by the Company with respect to, or change in employee participation or coverage under, any Employee Plan that would increase the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

        (e) The Company has made available to Parent complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or returns filed with any Governmental Entity with respect to the Employee Plans.

   2.27 Insurance. Schedule 2.27 sets forth an accurate list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Company's knowledge, such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

   2.28 Compliance With Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

   2.29 Third Party Consents. Except as set forth on Schedule 2.29, no consent or approval is needed from any third party in order to effect the Merger, this Agreement or any of the transactions contemplated hereby.

   2.30 Registration Statements; Proxy Statement/Prospectus. The information concerning the Company supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.8) shall not at the time the Registration Statement is declared effective by the Securities and Exchange Commission (the "SEC") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information concerning the Company supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "Company Shareholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement,") shall not, on the date the Proxy Statement is first mailed to the Company's shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information concerning Parent or Merger Sub supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

   2.31 Complete Copies of Materials. All documents received at the request of Parent or its counsel in connection with their legal and accounting review of the Company are true and complete copies thereof.

   2.32 Pooling of Interests; Reorganization. To the knowledge of the Company after due investigation, the Company has not (i) taken any action or failed to take any action which action or failure would jeopardize treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

   Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section to which such disclosure relates and is supplied by Parent to the Company (the "Parent Disclosure Schedules") and dated as of the date hereof, the Parent and Merger Sub represent and warrant to the Company as follows:

   3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries, taken as a whole. Parent has delivered a true and correct copy of the Articles of Incorporation and Bylaws of each of Parent and Merger Sub, as amended to date, to counsel for the Company.

   3.2  Capital Structure.

        (a) The authorized stock of Parent consists of 50,000,000 shares of Common Stock, no par value, of which 20,376,872 shares were issued and outstanding as of December 28, 1995, and 10,000,000 shares of undesignated Preferred Stock, no par value, of which no shares are issued or outstanding as of the date hereof. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, no par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable. Parent has also reserved (i) 2,700,000 shares of Common Stock for issuance to employees and consultants pursuant to Parent's employee stock option and stock purchase plans, and (ii) 200,000 shares of Common Stock for issuance to directors under Parent's Directors' Nonstatutory Stock Option Plan and (iii) 35,000 shares of Parent Common Stock that may be issued in connection with Parent's purchase of certain technology in 1994. Parent has also reserved 100,000 shares of Parent Common Stock for issuance to Aspect, Inc. upon exercise of a warrant to purchase 100,000 shares of Parent Common Stock held by such entity. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        (b) The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, the Merger Agreement, and the applicable provisions of California Law will be duly authorized, validly issued, fully paid, and nonassessable.

   3.3 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Parent or Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement with the Secretary of State of the State of California, (ii) filings in connection, or in compliance, with the provisions of the HSR Act, (iii) the filing of the Registration Statement (as defined in Section 3.8) and Proxy Statement with the SEC, the filing of a Form 8-K and Form 10-C with the SEC after the Closing Date, and any filings as may be required under applicable state securities laws and the laws of any foreign country.

   3.4 SEC Reports and Financial Statements. Each form, report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since August 27, 1994 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"), which include all the documents (other than preliminary material) that Parent was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. True and correct copies of the Parent SEC Reports (excluding the exhibits and schedules thereto) have been furnished to the Company. None of the Parent SEC Reports at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of Parent included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Parent and its subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the period then ended.

   3.5 No Material Adverse Change. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent and its subsidiaries, taken as a whole; (b) any amendments or changes in the Articles of Incorporation or Bylaws of Parent; (c) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent and its subsidiaries, taken as a whole; (d) any sale of a material amount of property of Parent, except in the ordinary course of business or (e) any adverse change of a character that would be required to be disclosed in the next Form 10-Q or Form 10-K required to be filed by Parent.

   3.6 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion nor, to Parent's knowledge, is there a reasonable basis to expect such notice of assertion, against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. Except as disclosed in the Parent SEC Reports, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened against Parent, which is reasonably likely to have a material adverse effect on Parent and its subsidiaries, taken as a whole.

   3.7 Broker's and Finders' Fees. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

   3.8 Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company made in Section 2.30, the registration statement (the "Registration Statement") on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information concerning Parent and Merger Sub supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's shareholders, at the time of the Company Shareholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information concerning the Company supplied by the Company which is contained in any of the foregoing documents.

   3.9 Pooling of Interests; Reorganization. To the knowledge of Parent after due investigation, Parent has not (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

   4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes, to Parent's consent to the filing of Returns if applicable, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with the Company. The Company shall promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company, and of any event which could have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Company. Except as expressly contemplated by this Agreement or as described in the Company Disclosure Schedules, the Company shall not without the prior written consent of Parent:

        (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under the Company Stock Plan or authorize cash payments in exchange for any options granted under any of such Plans;

        (b) Enter into any commitment or transaction (i) which requires performance over a period longer than six months in duration except transactions in the ordinary course of business, or (ii) to purchase fixed assets for an aggregate purchase price in excess of $150,000 through March 31, 1996, or in excess of $75,000 per month thereafter;

        (c) Grant any severance or termination pay to (i) any director, or officer or (ii) to any other employee in excess of an amount equaling one month's pay to such individual (provided, however, that severance or termination pay shall not be granted by the Company without Parent's written approval to more than five such employees), except payments made pursuant to standard written agreements outstanding on the date hereof and as disclosed on Company
Schedule 2.14(a).

        (d) Transfer, sell or license to any person or entity any rights to or interest in the Company Intellectual Property Rights, except in compliance with existing agreements (which agreements are listed in Schedule 2.14(a)) or in the ordinary course of business in connection with product sales;

        (e) Enter into extend or enlarge the rights of the other party under any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any products or technology of the Company;

        (f) Violate any of the contracts set forth in the Company Schedules or amend or otherwise modify the terms of any such contracts other than customer contracts or contracts for the purchase of supplies and services and the sale of product and services entered into the ordinary course of business and which amendment or modification would not have a material adverse effect on the operations or business of the Company;

        (g) Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where the Company in good faith determines that failure to commence suit could reasonably result in the material impairment of a valuable aspect of the Company's business, provided that the Company consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

        (h) Except as provided in Section 5.22, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase or otherwise acquire, directly or indirectly, any shares of the Company's Common Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company.

        (i) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than grants of stock options to employees pursuant to the Company's 1993 Stock Plan made in the ordinary course of business and after consultation with Parent and the repurchase of shares of Company Common Stock from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company and the issuance of shares of Company Common Stock pursuant to the exercise of Company stock options therefor outstanding as of the date of this Agreement;

        (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

        (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

        (l) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

        (m) Incur any indebtedness for borrowed money other than debt incurred under the Company's existing line of credit and in amounts and on terms consistent with past practice, or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

        (n) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except for annual wage increases for employees that do not, in the aggregate, exceed five percent of 1995 base compensation for all such employees and, individually, do not exceed five percent of 1995 base compensation in the case of any officer;

        (o) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or change any accounting methods or practices;

        (p) Pay, discharge or satisfy in an amount in excess of $100,000 (in the aggregate) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or listed on Schedule 4.1(p);

        (q) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Return or any amendment to a Return (other than in the ordinary course of business), enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

        (r) Take any action which would interfere with Parent's ability to account for the Merger as a pooling of interests;

        (s) Waive or release any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, other than in the ordinary course of business and in an amount not in excess of $10,000 per amount or right or claim;

        (t) Enter into any contract, agreement or license of the type referred to in Section 2.14(a)-(p) other than customer contracts or contracts for the purchase of supplies and services and the sale of products and services entered into in the ordinary course of business; or

        (u) Take, or agree to take, any of the actions described in Sections 4.1(a) through (t) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement materially untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

   4.2 No Solicitation. Prior to the Effective Time, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees:

        (a) solicit, encourage, initiate or, except actions which the Company's Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of the Company's business, assets or properties or to purchase or acquire capital stock of the Company whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition");

        (b) except actions which the Company's Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning the Company's business and properties or afford to any person or entity access to its properties, books or records; or

        (c) except actions which the Company's Board of Directors determines in good faith, based upon the advice of outside legal counsel, are required pursuant to its fiduciary duties under applicable law, assist or cooperate with any person to make any proposal to consummate a transaction of the type referred to in clause (a) above.

   In the event the Company shall receive any such written offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately inform Parent in writing as to all material facts relating to any such offer or proposal (including the identity of the party making such offer or proposal and the specific terms thereof) and will cooperate with Parent by furnishing any information it may reasonably request.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

   5.1 Registration Statement; Proxy Statement/Prospectus. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare, and the Parent shall file with the SEC, a Registration Statement on Form S-4 with respect to the Merger and the Parent Common Stock constituting the merger consideration, which shall include necessary proxy materials relating to the approval of the Merger and the transactions contemplated hereby by the shareholders of the Company. The Registration Statement on Form S-4 shall comply in form with applicable SEC requirements and Parent shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be changed unless the Board of Directors of the Company, upon written advice of its outside legal counsel following receipt of a written proposal or offer for an Acquisition, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law.

   5.2 Meeting of the Company's Shareholders. The Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting as soon as practicable. The Company shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders' Meeting without the consent of Parent. Subject to Section 5.1, the Company shall use its best efforts to solicit from shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by California Law to effect the Merger.

   5.3 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the

Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel of the Company as Parent may reasonably request. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. Parent shall provide the Company with copies of such information about Parent as the Company may reasonably request and shall provide the Company with reasonable access to its executive officers in this connection. No information or knowledge obtained in any investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

   5.4  Confidentiality.   The parties acknowledge that Parent and Company have
previously executed a Confidentiality Agreement dated November 1, 1995 (the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

   5.5 Expenses. Except as hereinafter provided, all fees and expenses incurred in connection with the Merger and this Agreement shall be the obligation of the respective party incurring such fees and expenses. Provided, however, that if the Merger is consummated, and if the Company's costs and expenses associated with legal, accounting, investment banking, and other similar fees and expenses associated with the transactions contemplated by this Agreement (collectively, the "Company Transaction Costs"), exceeds $500,000, then the number of shares of Parent Common Stock used for purposes of calculating the Exchange Ratio pursuant to Section 1.6(a) shall be decreased by that number of shares equal to the quotient determined by dividing (x) the amount by which the actual amount of the Company Transaction Costs exceed $500,000 by (y) the Closing Price. Prior to the Closing, the Company shall supply Parent with a certificate itemizing, in reasonable detail, the Company Transaction Costs.

   5.6 Public Disclosure. Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that, such approval shall not be unnecessarily withheld, and subject, in the case of Parent, to Parent's obligation to comply with applicable securities laws.

   5.7 Pooling Accounting. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, Merger Sub or the Company shall knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

   5.8 Consents. Each of Parent and the Company shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and the Company shall use its best efforts to obtain all necessary consents, waivers and approvals under any of the Company's material agreements, contracts, licenses or leases in connection with the Merger for the assignment thereof or otherwise. All such necessary consents are set forth on Company Schedule 2.29.

   5.9 FIRPTA. The Company shall deliver to the Internal Revenue Service a notice that the Company Common Stock is not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of Treasury Regulation
Section 1.897-2(h)(2).

   5.10 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

   5.11 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

   5.12 Best Efforts and Further Assurances. Each of the parties to this Agreement shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   5.13 Certain Benefit Plans. Subject to compliance with pooling of interests accounting treatment of the Merger, Parent shall take such reasonable actions as are necessary to allow eligible employees of the Company to participate in Parent's Employee Stock Purchase Plan and Defined Contribution Pension Plan as soon as practicable after the Effective Time. Subject to the eligibility and other participation requirements and terms contained in Parent's benefit programs and plans, Parent shall provide the Company's employees with full credit for years of past service to the Company since incorporation on November 20, 1990.

   5.14 Tax-Free Reorganization. During the period from the date of this Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent, Merger Sub or the Company shall knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of
Section 368(a) of the Code.

   5.15  Stock Options.

        (a) Each option to purchase shares of Company Common Stock which is outstanding at the Effective Time (a "Company Option") shall, by virtue of the Merger and without any action on the part of the holder thereof, be substituted by Parent with an option under Parent's existing 1994 Omnibus Stock Plan (a "Parent Option"). The Parent Option shall entitle the holder to purchase from Parent that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon exercises of such substituted Parent Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent.

        (b) As promptly as practical after the Effective Time, Parent shall issue to each holder of a Company Option a written instrument evidencing the substitution by Parent of such Company Option.

        (c) It is the intention of the parties that the Parent Options substituted by Parent for Company Options in accordance with clause (a) above qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent the Company Options qualified as incentive stock options prior to the Effective Time; provided, however, that Parent is relying solely upon the Company's representations as to whether or not the Company Options qualify as incentive stock options and Parent shall not be responsible to the optionee or any other person if such determination is alleged or proves to be incorrect.

   5.16  [Intentionally Omitted]

   5.17 State Takeover Laws. If any state takeover law shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

   5.18 Affiliate Agreements. Schedule 5.18 sets forth those persons who are, in the Company's reasonable judgment, 'affiliates" of the Company within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in each case prior to the Effective Time) from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit B. Parent and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

   5.19 Notification of Certain Matters. Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (B) any covenant, condition or agreement contained in this Agreement not be complied with or satisfied; and (ii) any failure of Parent or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.19 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   5.20 Antitrust Notification. Each of the Company and Parent shall use its best efforts to file with the United States Federal Trace Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby within five days of the date hereof and shall promptly file any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and shall comply in all material respects with the requirements of the HSR Act.

   5.21  Comfort Letters.

        (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent "comfort" letters of Price Waterhouse L.L.P., the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Shareholder Meeting, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

        (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of KPMG Peat Marwick LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the date of the Shareholder Meeting, and addressed to the Company and Parent, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

   5.22 Tax Distributions. The Company shall, consistent with business practices regarding the extent of income tax related distributions made to shareholders with respect to their ownership of Company Common Stock in prior taxable years, distribute, in cash on or before the Closing, an aggregate amount equal to the sum of (i) 46% of the taxable income of the Company for its taxable year ended December 31, 1995 (less any amounts previously distributed to the shareholders prior to the Closing in respect of their 1995 income tax liability, which the parties hereto agree is $1,084,800 (the "Distributed Amount") as of the date hereof) plus (ii) 46% of the estimated taxable income of the Company for the period commencing January 1, 1996 and ending on the day preceding the Closing Date (the "1996 Short Period"); the parties, acting in good faith, shall agree to such estimate at or prior to the Closing. In addition, on the day immediately preceding the Closing Date, the Company shall make a distribution in the form of a promissory note (in a form to be agreed to by the parties) (the "Promissory Note") equal to 46% of the actual tax liability of the Company for the 1996 Short Period less any previous distributions to cover taxes for such period. Subsequent to the Closing, the taxable income of the Company for the 1996 Short Period shall be determined in accordance with the terms of the Shareholders Agreement. If the actual taxable income for such 1996 Short Period exceeds the estimated amount, the Company shall promptly pay any amounts owing under the Promissory Note. If 46% of the actual taxable income for the Company's taxable year ended December 31, 1995 is less than the Distributed Amount, the Company shall, prior to the closing, collect from the shareholders (in proportion to their ownership of Company Common Stock for such year) an amount equal to such difference.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

    6.1 Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of the Company.

        (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the parties hereto. All necessary state securities authorizations shall have been received.

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order shall be issued by any court of competent jurisdiction; nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal; nor shall there be any other legal or regulatory restraint or prohibition preventing the consummation of the Merger.

        (d) Employment, Non-Competition. Subject to compliance with pooling of interests accounting treatment of the Merger, the Surviving Corporation and each of Michael L. Parodi, Gerald E. Masterson, Douglas K. Amis, Qui Nguyen and Michael R. Biche shall have entered into their respective employment agreements, the form of which is attached hereto as Exhibit C.

        (e) Approvals. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR shall have expired or been terminated and (ii) Parent, the Company and Merger Sub shall have timely obtained from each Governmental Entity all approvals, if any, necessary for consummation of the Merger and the several transactions contemplated hereby.

   6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a) Representations, Warranties and Covenants. Except as set forth in the Parent Disclosure Schedules, the representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except that any representation or warranty that by its terms was made with reference to a specific date was true and correct in all material respects as of such date, and Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        (b) Certificate of Parent. The Company shall have been provided with a certificate executed on behalf of Parent by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

            (i) except as set forth in the Parent Disclosure Schedules, all representations and warranties made by Parent and Merger Sub under this Agreement are true and complete in all material respects; and

            (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent and Merger Sub on or before such date have been so performed in all material respects.

        (c) Legal Opinions. The Company shall have received a legal opinion from Faegre & Benson Professional Limited Liability Partnership, counsel to Parent, substantially in the form of Exhibit D hereto.

        (d) Tax Opinion. The Company shall have received an opinion from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, substantially in the form of Exhibit E hereto. In rendering such opinion counsel shall be entitled to rely on, and Parent and the Company shall make, reasonable representations related to the tax-free nature of the Merger.

        (e) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, properties, results of operations or financial condition of Parent.

   6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

        (a) Representations, Warranties and Covenants. Except as set forth in the Company Disclosure Schedules, the representations and warranties of the Company in this Agreement and of the shareholders in the Shareholders Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except that any representation or warranty that by its terms was made with reference to a specific date was true and correct in all material respects as of such date, and the Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

        (b) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of the Company by its President and Chief Financial Officer to the effect that, as of the Effective Time:

            (i) except as set forth in the Company Disclosure Schedules, all representations and warranties made by the Company under this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made as of such time; and

            (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

        (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required to effectuate the Merger or in order to assign the agreements listed in Schedule 2.29.

        (d) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision challenging Parent's proposed acquisition of the Company, or limiting or restricting Parent's conduct or operation of the business of the Company, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending.

        (e) Legal Opinion. Parent shall have received a legal opinion from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in substantially the form of Exhibit F and such other opinions as Parent may reasonably request.

        (f) Tax Opinion. Parent shall have received an opinion from Faegre & Benson Professional Limited Liability Partnership, counsel to the Parent, substantially in the form of Exhibit G hereto. In rendering such opinion, counsel shall be entitled to rely on, and Parent and the Company shall make, reasonable representations related to the tax-free nature of the Merger.

        (g) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, properties, results of operations or financial condition of the Company.

        (h) Dissenters. Holders of not more than 5% of the outstanding shares of Company Common Stock shall have exercised, or shall continue to have the right to exercise, dissenters' rights with respect to the transactions contemplated by this Agreement.

        (i) Affiliate Agreements. Parent shall have received from each of the Affiliates of the Company an executed Affiliate Agreement.

        (j) Termination of Shareholder Agreements. All agreements between the Company and any of its shareholders that grant certain registration, voting, right of first refusal or other similar rights to such shareholders, and where such rights would otherwise survive the Merger, shall have been terminated.

        (k) Accounting. Parent shall have received a letter from KPMG Peat Marwick L.L.P., in form and substance reasonably satisfactory to Parent, reconfirming, as of the Effective Time, its belief provided as of the date hereof that, based on such procedures as were deemed relevant

(including the receipt of appropriate pooling letters from Price Waterhouse LLP concerning the Company), the Merger will qualify as a pooling of interests under generally accepted accounting principles.

                                  ARTICLE VII
                     INDEMNIFICATION AND ESCROW OBLIGATIONS

   7.1 Survival of Representations and Warranties. For purposes of this Agreement, all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement by the Company, Parent or Merger Sub (each as modified by the Company Disclosure Schedules or the Parent Disclosure Schedules, as the case may be) shall survive the Merger and continue until the date of the first audit report of Parent consolidated financial statements containing combined operations is issued for those items reasonably expected to be discovered in the audit process and until the first anniversary date of the Effective Time for all other items.

   7.2 Agreement to Indemnify. Upon execution of this Agreement by the Securityholder Agent (as defined in Section 7.12), each shareholder of the Company who shall be entitled to receive shares of Parent Common Stock in the Merger pursuant to the terms of this Agreement (each a "Securityholder" and collectively the "Securityholders") severally, but not jointly, hereby agrees to indemnify and hold Parent, the Surviving Corporation and their respective Affiliates and successors and assigns, including the directors, officers, employees, agents, advisors and representatives of each of them (each of whom may be an "Indemnitee" pursuant to this Section 7.2) harmless from and against any Adverse Consequences (as hereinafter defined) such Indemnitee may suffer resulting from, arising out of, relating to, in the nature of or caused by (i) any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Disclosure Schedules) or in any instrument delivered pursuant to this Agreement by the Company, or any failure by the Company to perform or comply with any covenant contained herein, provided that the Securityholders shall not have any obligation under this
Section 7.2(i) for the first $150,000 in Adverse Consequences incurred in the aggregate by the Indemnitees (the "Basket Amount") (the "General Indemnity"); and (ii) any claim, action, dispute or loss arising out of any action taken or omitted in connection with any transactions involving securities of the Company (excluding the Merger) which were made between or among the Company and/or its shareholders and former shareholders during the 12 months prior to the Effective Date involving any shareholder agreement among the Company and any current or former shareholder of the Company (the "Claims Indemnity").

        For purposes of this Article VII, "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, offset in each case by any related insurance proceeds actually received by the Indemnitees.

   7.3 Expiration of Indemnification. The indemnification obligations of the Securityholders under the General Indemnity shall terminate at 5:00 p.m., Fremont, California time, on the first anniversary date of the Effective Time, but shall not terminate as to any Adverse Consequence (or a potential claim by an appropriate party) asserted in good faith prior to such date (provided that written notice of such claim or potential claim is provided pursuant to Section
7.8 within five days after the date of the first audit report of Parent's consolidated financial statements containing combined operations of Parent and the Company is issued for those reasonably expected to be discovered in the audit process or within five days after the first anniversary date for all other claims or potential claims). The indemnification obligations of the Securityholders under the Claims Indemnity shall continue in full force and effect until expiration of the period during which a claim may be asserted under any relevant statute of limitations, but shall not terminate as to any Adverse Consequences (or a potential claim by an appropriate party) asserted in good faith prior to such date (provided that written notice of such claim or potential claim is provided pursuant to Section 7.8 within five days after the expiration of such period).

   7.4  Escrow Fund.

        (a) As security for the General Indemnity provided for in Section 7.2(i) hereof and by virtue of this Agreement and the Merger Agreement, the Securityholders will be deemed to have received and deposited with the Escrow Agent (as defined below) 60,000 of the shares of Parent Common Stock issued to them in the Merger (plus any additional shares as may be issued upon any stock split, stock dividend or other similar distribution effected by Parent after the Closing) (the "General Escrow Shares"), without any act of any Securityholder (the "General Escrow Account"). As security for the Claims Indemnity provided for in Section 7.2(ii) hereof and by virtue of this Agreement and the Merger Agreement, the Securityholders will be deemed to have received and deposited with the Escrow Agent 250,000 of the shares of Parent Common Stock to be issued to them in the Merger (plus any additional shares as may be issued upon any stock split, stock dividend or other similar distribution effected by Parent after the Closing) (the "Claims Escrow Shares"; and together with the General Escrow Shares, the "Escrow Shares"), without any act of any Securityholder (the "Claims Escrow Account"). Each Securityholder will contribute shares to the General Escrow Account and the Claims Escrow Account on a pro rata basis equal to the total of the Escrow Shares multiplied by a fraction the numerator of which is the number of shares of Parent Common Stock such Securityholder is entitled to receive in the Merger pursuant to Section 1.6(a) (excluding therefrom shares of Parent Common Stock otherwise issuable in respect of Dissenting Shares) and the denominator of which is the total number of shares of Parent Common Stock all Securityholders are entitled to receive in the Merger pursuant to Section 1.6(a) (excluding therefrom shares of Parent Common Stock otherwise issuable in respect of Dissenting Shares). Such shares will be registered in the name of Escro II & Co., and will be deposited with Harris Trust and Savings Bank (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), such deposits to constitute two separate escrow funds (the "General Escrow Fund" containing the General Escrow Shares and the "Claims Escrow Fund" containing the Claims Escrow Shares) to be governed by the terms set forth herein and at Parent's sole cost and expense, except as may otherwise be provided in this Agreement.

        (b) Upon compliance with and subject to the terms hereof, any Indemnitee shall be entitled to indemnity from the General Escrow Fund for all Adverse Consequences incurred by such Indemnitee and indemnifiable under the General Indemnity. Upon compliance with and subject to the terms hereof, any Indemnitee shall be entitled to indemnity from the Claims Escrow Fund for all Adverse Consequences incurred by Indemnitee and indemnifiable under the Claims Indemnity. Each such indemnity will be allocated among the Securityholders in the same proportion as the number of Escrow Shares contributed by the Securityholder to the escrow represents of the total of all Escrow Shares. Such indemnity shall result in a forfeiture of Escrow Shares as set forth in this
Article VII.

   7.5 Closing. The General Escrow Fund shall remain in existence during the period of time (the "General Escrow Period") between the effectiveness of the Merger and 5:00 p.m., West Coast time, on the first anniversary of the Effective Time, subject to the 30-day objection period provided in Section 7.9 and subject to the provisions of Section 7.10. The Claims Escrow Fund shall remain in existence until and including August 31, 1997 (the "Claims Escrow Period"), subject to the 30-day objection period provided in Section 7.9 and subject to the provisions of
Section 7.10.

   7.6 Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

   7.7  Distributions; Voting.

        (a) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund pursuant to Section 7.11 shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

        (b) Each Securityholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Securityholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

   7.8  Claims Upon Escrow Fund.

        (a) General Escrow Fund. Parent may make a claim upon the General Escrow Fund by a written certificate signed by an officer of the Parent (an "Officer's Certificate") promptly after discovery of Adverse Consequences in excess of the Basket Amount:

            (i) stating that the Indemnitees, in the aggregate, have paid or properly accrued or reasonably anticipate that they will have to pay or accrue Adverse Consequences in excess of the Basket Amount and that Parent and/or the other Indemnitees are therefore entitled to indemnity pursuant to Section 7.2(i) of this Agreement, and

            (ii) specifying in reasonable detail the individual items of Adverse Consequences which comprise the Basket Amount (in the case of the first such certificate) and one or more additional Adverse Consequences in excess of the Basket Amount, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related; the Escrow Agent shall, subject to the provisions of Section 7.10 hereof, deliver to Parent out of the General Escrow Fund, as promptly as practicable, cash or shares of Parent Common Stock held in the General Escrow Fund in an amount equal to the amount of such Adverse Consequences which exceed the Basket Amount (provided, however, that with respect to Adverse Consequences the Indemnitees reasonably anticipate they will have to pay or accrue, such amounts shall not be delivered to Parent by the Escrow Agent until such time as such Adverse Consequences must actually be paid or accrued).

        (b) Claims Escrow Fund. Parent may make a claim upon the Claims Escrow Fund by a written certificate signed by an officer of Parent (an "Officer's Certificate") promptly after discovery of Adverse Consequences:

            (i) stating the Parent and/or the other Indemnitees are entitled to indemnity pursuant to Section 7.2(ii) of this Agreement; and

            (ii) specifying in reasonable detail the individual items of Adverse Consequences which comprise the claims under the Claims Indemnity and the date each such item was paid or properly accrued, or the basis for such anticipated liability; the Escrow Agent shall, subject to Section 7.10 hereof, deliver to Parent out of the Claims Escrow Fund, as promptly as practicable, cash or shares of Parent Common Stock held in the Claims Escrow Fund in an amount equal to such Adverse Consequences (provided, however, that with respect to Adverse Consequences the Indemnities reasonably anticipate they will have to pay or accrue, such amounts shall not be delivered to Parent by Escrow Agent until such time as such Adverse Consequences must actually be paid or accrued).

        (c) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of either Escrow Fund as indemnity pursuant to Section 7.8(a) or for determining the amount of cash to be retained in the Escrow Funds after a sale of Escrow Shares pursuant to Section 7.18, the shares of Parent Common Stock shall be valued at a price equal to the Closing Price (as adjusted from time to time in the event of any stock dividends, stock splits, recapitalizations, reorganizations or other like changes with respect to Parent Common Stock).

        (d) In making any deliveries to Parent pursuant to subsection (a) or (b) above, the Escrow Agent shall first distribute any cash available in the applicable Escrow Fund before distributing any shares of Parent Common Stock.

   7.9 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of shares of Parent Common Stock pursuant to Section 7.8 hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the shares of Parent Common Stock in either Escrow Fund in accordance with Section 7.8 hereof, provided that no such payment, delivery or reduction may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

   7.10  Resolution of Conflicts.

        (a) In case the Securityholder Agent shall so object in writing to any indemnity in respect of any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by each of Parent and the Securityholder Agent and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the appropriate Escrow Fund in accordance with the terms thereof.

        (b) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and, in either such event, the matter shall be settled by arbitration conducted by a single, mutually agreed upon arbitrator. If the parties fail to agree upon an arbitrator within 10 days after arbitration is demanded, the arbitrator shall be chosen in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator so selected as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement and notwithstanding anything in
Section 7.9 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold delivery of shares of Parent Common Stock out of the Escrow Fund in accordance therewith.

        (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in California under the rules then in effect of the American Arbitration Association. For purposes of this Section 7.10, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the "Non-Prevailing Party" in the event that the arbitrator awards Parent less than one-half of the disputed amount; otherwise, the Securityholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the American Arbitration Association, and a percentage of the expenses, including without limitation attorneys' fees and costs, incurred by the other party to the arbitration, such percentage to be determined as follows. If the Securityholders are the Non-Prevailing Party, Parent (or other Indemnitee) shall be entitled to recover that percentage of its expenses equal to the result of dividing the amount recovered by Parent by the amount claimed by Parent. If the Securityholders are the Non-Prevailing Party, the Parent shall be entitled to recover such percentage of its expenses from the Escrow Fund. If Parent is the Non-Prevailing Party, the Securityholders shall be entitled to recover that percentage of their expenses equal to the result of dividing (i) an amount equal to the difference between the amounts claimed and the amount recovered, by (ii) the amounts claimed.

   7.11 Distribution Upon Termination of Escrow Period. Promptly following termination of the applicable Escrow Period, the Escrow Agent shall deliver to the Securityholders all of the cash and Parent Common Stock in the General Escrow Fund or the Claims Escrow Fund, as appropriate, in excess of any amount of such Parent Common Stock sufficient, in the reasonable judgment of Parent, and subject to the objection of the Securityholder Agent and the subsequent dispute resolution of the matter as provided in Section 7.10, to satisfy any unsatisfied claims specified in any Officer's Certificate previously delivered to the Escrow Agent with respect to facts or circumstances existing on or prior to the termination of the applicable Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Securityholders all cash and Parent Common Stock remaining in the Escrow Fund to the extent such items are not required to satisfy such claims. Deliveries of cash and Parent Common Stock to the Securityholders pursuant to this Section 7.11 shall be made in proportion to their original contribution to the Escrow Fund.

   7.12  Agent of the Securityholders; Power of Attorney.

        (a) The shareholders of the Company, by their approval of this Agreement and the Merger Agreement at the Company Shareholders' Meeting, shall have approved the indemnification and escrow terms set forth in this Article VII including the deposit of the Escrow Shares of Parent Common Stock by the Securityholders into escrow as set forth in
Section 7.4, and approved the selection and authorization of Michael L. Parodi as the representative of the Securityholders (the "Securityholder Agent") with respect to the escrow provisions set forth in this Article VII. The obligations of the Securityholders with respect to the indemnity and escrow provisions of this Article VII shall become effective as to each Securityholder upon such execution of this Agreement on their behalf by the Securityholder Agent following the Company Shareholder's Meeting. In addition, by virtue of the approval of this Agreement and the Merger Agreement by the shareholders of the Company at the Company's Shareholders' Meeting, the Securityholder Agent shall be constituted and appointed as agent and attorney-in-fact for each Securityholder for and on behalf of each such Securityholder, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Funds in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to
Section 7.10 and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. Such agency of the Securityholder Agent may be changed by the Securityholders from time to time upon not less than thirty (30) days prior written notice to Parent and the Escrow Agent; provided that such Securityholder Agent may not be removed unless holders of a majority in interest of the Escrow Shares agree to such removal and to the identity of the substituted Securityholder Agent. No bond shall be required of any Securityholder Agent, and no Securityholder Agent shall receive compensation for his or her services. Notices or communications to or from each Securityholder Agent shall constitute notice to or from each of the Securityholders.

        (b) The Securityholder Agent shall not be responsible for any act done or omitted thereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Securityholders shall jointly and severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Securityholder Agent.

        (c) Each Securityholder hereby agrees to pay all costs and expenses, including those of any legal counsel or other professional retained by the Securityholder Agent, in connection with the acceptance or administration of the Securityholder Agent's duties hereunder.

   7.13 Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Securityholders, and shall be final, binding and conclusive upon each of the Securityholders, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and all of the Securityholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

   7.14  Third-Party Claims.

        (a) If any third party shall notify any Indemnitee (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Securityholders under this Article VII, then the Indemnified Party shall promptly notify the Securityholder Agent thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying Securityholder Agent shall relieve the Securityholders from any obligation hereunder unless (and then solely to the extent) the Securityholders are prejudiced by such delay.

        (b) In connection with any claim under the General Indemnity, the Securityholders will have the right to defend the Indemnified Party against the Third Party Claim with counsel of their choice satisfactory to the Indemnified Party so long as (A) the Securityholder Agent notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Securityholders will indemnify the Indemnified Party from and against the entirety (subject, in each case, to the Basket Amount in Section 7.2 above) of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Securityholders provide the Indemnified Party with evidence acceptable to the Indemnified Party that the Securityholders will have the financial resources (including the General Escrow Fund) to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Securityholder conducts the defense of the Third Party Claim actively and diligently and keep the Indemnified Party reasonably informed of its status. In connection with any claim under the Claims Indemnity, the Securityholders will have the right to defend the Indemnified Party against the Third Party Claim with counsel of their choice satisfactory to the Indemnified Party so long as (X) the Securityholders notify the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Claim that the Securityholders will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim, and (Y) the Securityholders conduct the defense of the Claim actively and diligently and keep the Indemnified Party reasonably informed of its status.

        (c) So long as the Securityholders are conducting the defense of the Third Party Claim in accordance with Section 7.14(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Securityholder Agent (which consent is not to be withheld or delayed unreasonably), and (C) the Securityholders will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent is not to be withheld or delayed unreasonably).

        (d) In the event any of the conditions in Section 7.14(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (provided the Securityholder Agent consents to such settlement, which consent shall not be withheld or delayed reasonably), (B) if the Securityholders have accepted or shall pursuant to the terms of this Agreement be deemed to have accepted indemnification responsibility for such Third Party Claim, the Securityholders will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (C) the Securityholders will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VII.

   7.15  Escrow Agent's Duties.

        (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

        (b) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

        (c) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

   7.16 No Joint Liability; Maximum Liability. The liability of the Securityholders under this Article VII shall be several and not joint, and liability for any indemnification to which an Indemnitee may be entitled under this Article VII shall be apportioned among the Securityholders in the proportion of their original contributions to the Escrow Fund. Except as set forth in Section 7.17, Parent agrees that (i) the maximum liability of the Securityholders under the General Indemnity shall be an amount equal to the product of the Closing Price multiplied by 10% of the total number of shares of Parent Common Stock to be issued in the Merger pursuant to Section 1.6(a) of this Agreement, and (ii) the maximum liability of the Securityholders under the Claims Indemnity shall be an amount equal to the product of the Closing Price multiplied by 20% of the total number of shares of Parent Common Stock to be issued in the Merger pursuant to Section 1.6(a) of this Agreement. Parent further agrees that it will be required to look first to the appropriate Escrow Fund to satisfy any indemnification obligations the Securityholders may have under this Agreement.

   7.17 Remedies. The existence of this Article VII and of the rights and restrictions set forth herein do not limit any other potential remedies of Parent and the other Indemnitees with respect to any knowing and intentional breaches of the representations and warranties or covenants of the Company contained in this Agreement.

   7.18 Sale of Escrow Shares. Prior to the disbursement of all Escrow Shares, the Securityholder Agent may from time to time instruct the Escrow Agent to cause the sale of all or any portion of such Escrow Shares. The instructions from the Securityholder Agent shall be in writing and shall specify the number of General Escrow Shares and/or Claims Escrow Shares to be sold, the manner of such sale and other relevant terms. A copy of such instructions shall also be delivered to Parent. The Escrow Agent shall effect the sale of the Escrow Shares in accordance with such instructions. All cash proceeds received upon the sale and transfer of any Escrow Shares pursuant to this Section 7.18 shall be deposited by the Escrow Agent and retained in the appropriate Escrow Fund. Such cash sale proceeds shall be treated as part of the appropriate Escrow Fund and shall be subject to all of the applicable provisions of this Article VII relating to the Escrow Shares.

   7.19 Shareholder Agent Expenses; Access to Records. The Escrow Fund shall be available to reimburse the Securityholder Agent for documented out-of-pocket expenses incurred by the Agent in the performance of his duties hereunder in the following amounts: (i) up to $25,000 for expenses related to matters involving the General Escrow Fund and (ii) up to $100,000 for expenses related to matters involving the Claims Escrow Fund. Parent and the Company shall provide the Securityholder Agent and his representatives access to the records of the Company pertaining to the subject matter of any claims for indemnification hereunder, including any Third Party Claims.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

   8.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) by mutual written consent of the Company and Parent;

        (b) by Parent if: (i) it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured); or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger.

        (c) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured);

        (d) by any party hereto if: (i) the Closing has not occurred by May 20, 1996 (unless such circumstance is the result of a breach of the terms hereof in any material respect by the party exercising the termination right); (ii) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal;

        (e) by Parent if the recommendation by the Board of Directors of the Company for the Merger or this Agreement is modified or withdrawn in any way detrimental to Parent;

        (f) by Parent if the Merger and this Agreement shall have been submitted to a vote of the shareholders of the Company and shall not have been approved by the requisite vote; or

        (g) by the Company if (i) the recommendation by the Board of Directors of the Company with respect to the Merger is modified or withdrawn in any way detrimental to Parent and (ii) at the time of such action, an Acquisition Proposal (as defined in Section 8.3) is outstanding; provided, however, that a termination of this Agreement pursuant to this Section 8.1(g) shall not be effective unless and until the Company pays Parent the sum of $1.0 million as contemplated by Section 8.3 below.

   Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

   8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections 5.4, 5.5 and 8.3 and this
Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

   8.3  Termination Fees and Expenses.

        (a) If (i) there has been no material breach by Parent of the representations, warranties and covenant of Parent under this Agreement (a "Material Breach"), (ii) this Agreement is terminated pursuant to Section 8.1(e), and (iii) at the time of such termination an Acquisition Proposal (as defined below) is outstanding, then the Company will promptly thereafter, but in no event later than three business days after receiving a written request by Parent therefor or as otherwise provided in 8.3(c), pay to Parent an amount equal to $1.0 million;

        (b) If (i) there has been no Material Breach by Parent, (ii) the Merger is not approved by the shareholders of the Company and this Agreement has been terminated pursuant to Section 8.1(f), and (iii) at the time of the meeting of the Company's shareholders contemplated by Section 5.2, an Acquisition Proposal is outstanding, then the Company will promptly thereafter, but in no event later than three business days after receiving a written request by Parent therefor or as otherwise provided in 8.3(c), pay to Parent an amount equal to $1.0 million;

        (c) As used herein, the term "Acquisition Proposal" shall mean a written offer from a party other than Parent or its affiliates to acquire the Company in a merger transaction, to acquire all or substantially all of the assets of the Company, or to acquire at least 50% of the outstanding Company Common Stock. If the Acquisition Proposal contemplates a transaction in which the aggregate value of the consideration to be received by the Company and/or its shareholders in such transaction is less than the value of the Parent Common Stock offered hereby, then the fee provided under Sections 8.3(a) or 8.3(b) shall only be payable if the Company shall complete a transaction of the type described in this Section 8.3(c) within one year after the termination of this Agreement with the party that made such

Acquisition Proposal; and such fee shall be payable promptly after the closing of such transaction, but in no event later than three business days after receiving a written request by Parent therefor.

   8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

   8.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

   9.1 Survival of Agreements at Effective Time. The agreements contained in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Sections 1.13, 5.4, 5.5, 5.6, 5.12, 5.14 and 5.22 and in Articles VII and IX of this Agreement shall survive the Effective Time indefinitely.

   9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a)  if to Parent or Merger Sub, to:

             FSI International, Inc.
             322 Lake Hazeltine Drive
             Chaska, Minnesota  55318
             Attention:  Benno G. Sand, Chief Financial Officer
             Telecopy No.: (612) 448-2825

             with a copy to:

             Faegre & Benson Professional Limited Liability Partnership 2200 Norwest Center
             90 South Seventh Street
             Minneapolis, Minnesota  55402
             Attention:  Douglas P. Long, Esq.
             Telecopy No.: (612) 336-3026

        (b)  if to the Company, to

             Semiconductor Systems, Inc.
             47003 Mission Falls Court
             Fremont, California   94539
             Attention:  Michael L. Parodi, Jr.
                         President and Chief Executive Officer
             Telecopy No.:  (510) 656-3226

             with a copy to:

             Wilson, Sonsini, Goodrich & Rosati
             650 Page Mill Road
             Palo Alto, California  94304
             Attention:  Michael J. Danaher, Esq.
             Telecopy No.:  (415) 493-6811

   9.3 Interpretation. When a reference is made in this Agreement to Schedule or Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

   9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto, including the Company Schedules, the Parent Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement and the SSI Stockholders Agreement, which shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

   9.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

   9.7 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

   9.8 Knowledge Attribution. For purposes of this Agreement, (i) except as hereinafter stated in this Section 9.8, references to "knowledge of the Company," "the Company's knowledge" or similar knowledge references with respect to the Company shall refer to the actual knowledge of Michael L. Parodi, Gerald
E. Masterson, Douglas K. Amis, Michael R. Biche or Qui Nguyen, and (ii) references to "knowledge of Parent," the Parent's knowledge" or similar knowledge references with respect to Parent shall refer to the actual knowledge of Joel A. Elftmann, Benno G. Sand, Benjamin J. Sloan and Patricia M. Hollister. For purposes of Section 2.12 of this Agreement, references therein to "knowledge of the Company," "the Company's knowledge" or similar knowledge references with respect to the Company shall refer to the actual knowledge of any management or supervisory level employee of the Company.

     9.9 Specific Performance. Each of the Company and Parent acknowledges and agrees that the other party would be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

   9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

   9.11 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in any agreement or other document will be construed against the party drafting such agreement or document.


                  [THIS PORTION WAS LEFT INTENTIONALLY BLANK.]

   IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by themselves or their duly authorized respective officers and to become effective, all as of the date first written above.

SEMICONDUCTOR SYSTEMS, INC.      FSI INTERNATIONAL, INC.



By: /s/Michael L. Parodi, Jr.          By: /s/Benno G. Sand
    ----------------------------           ----------------------------
       Michael L. Parodi, Jr.,                Benno G. Sand,
       President and Chief Executive          Executive Vice President
       Officer                                and Chief Financial Officer


ESCROW AGENT                           SPECTRE ACQUISITION CORP.


By: /s/Bruce R. Hartney                By: /s/Benno G. Sand
    ----------------------------           ----------------------------
                                              Benno G. Sand,
                                              Executive Vice President


   IN WITNESS WHEREOF, the Securityholder Agent (as to Article VII only) has caused this Agreement to be signed as of the date set forth below, and upon such signing, Article VII of this Agreement shall become effective as to each Securityholder as of the date set forth above.

SECURITYHOLDER AGENT


------------------------------
   (Print Name)

------------------------------
   (Signature)

Address:
        ----------------------
        ----------------------
        ----------------------
        ----------------------

Telephone No.:
              ----------------

Telecopy No.:
              ----------------

Date:
     -------------------------

                                                                       EXHIBIT A

                                MERGER AGREEMENT

     This Merger Agreement, is made and entered into as of ___________, 1996, ("Merger Agreement"), between Semiconductor Systems, Inc., a California corporation (the "Company" or the "Surviving Corporation"), and Spectre Acquisition Corp., a California corporation ("Merger Sub"; the Company and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").

     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and mutual covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

     1.1  Merger of the Company With and Into Merger Sub.

          (a) Agreement to Acquire the Company. Subject to the terms of this Merger Agreement and an Agreement and Plan of Reorganization dated as of February 5, 1996 (as amended, the "Reorganization Agreement"), among FSI International, Inc., a Minnesota corporation and the owner of all the outstanding shares of stock of Merger Sub ("Parent"), the Company and Merger Sub, the Company shall be acquired by Parent through a merger (the "Merger") of Merger Sub with and into the Company.

          (b) Effective Time of the Merger. The Merger shall become effective upon the filing of Articles of Merger with the Secretary of State of the State of California. The date of such filing is hereinafter referred to as the "Effective Time."

          (c) Surviving Corporation. At the Effective Time Merger Sub shall be merged into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger and shall succeed, without other transfer, to all the rights and property of each Constituent Corporation and shall be subject to all the debts and liabilities of each Constituent Corporation in the same manner as if the Surviving Corporation had itself incurred them.

     1.2  Effect of the Merger; Additional Actions.

          (a) Effects. The Merger shall have the effects set forth in Section 1107 of the California General Corporation Law.

          (b) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in the surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Merger Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.


                                   ARTICLE II

                          THE CONSTITUENT CORPORATIONS

     2.1  Organization of the Company.

          (a) Incorporation. The Company was incorporated under the laws of the State of California on November 20, 1990.

          (b) Authorized Stock. The Company is authorized to issue an aggregate of 10,000,000 shares of Common Stock, no par value (the "Company Common Stock").

          (c) Outstanding Stock. At the close of business on ______________________, 1996, 8,000,000 shares of Company Common Stock were outstanding, and no shares of capital stock of the Company were held by the Company in its treasury. At the close of business on _____________, 1996, 1,000,000 shares of Company Common Stock were reserved for issuance under Company Stock Plans, of which no shares had been exercised and 279,583 shares were subject to outstanding options.

     2.2  Organization of Merger Sub.

          (a) Incorporation. Merger Sub was incorporated under the laws of the State of California on ________________________________, 1996.

          (b) Authorized Stock. Merger Sub is authorized to issue an aggregate of 1,000 shares of Common Stock, without par value ("Sub Stock").

          (c) Outstanding Stock. On the date hereof, an aggregate of 1,000 shares of Sub Stock are outstanding and held by Parent.

                                  ARTICLE III

                     ARTICLES OF INCORPORATION, BYLAWS AND
              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

     3.1  Articles of Incorporation of Surviving Corporation.

          (a) Amendment of Merger Sub's Articles of Incorporation at Effective Time. At the Effective Time, Article I of the Articles of Incorporation of Merger Sub shall be amended in its entirety to read as follows:

"The name of this corporation is Semiconductor Systems, Inc."

          (b) Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time, as amended as provided in clause (a) above, shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by law and such Articles of Incorporation.

     3.2 Bylaws of Surviving Corporation. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

     3.3 Directors and Officers of Surviving Corporation. The directors of Merger Sub shall be the initial directors of the Surviving Corporation, to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. The officers of the Company shall be Benjamin J. Sloan, President and Chief Executive Officer; Benno G. Sand, Executive Vice President, Chief Financial Officer and Secretary; Michael L. Parodi, Vice President and General Manager; Douglas K. Amis, Vice President, Administration; and Gerald E. Masterson, Vice President, Finance, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE IV

                                     STOCK

     4.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Company Capital Stock. Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 4.1(b) and any Dissenting Shares (as defined and to the extent provided in Section 4.2(a)) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock, equal to the quotient determined by dividing 1,800,000 shares (the "Parent Shares") by the sum of: (i) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus (ii) the number of shares of Company Common Stock issuable upon the exercise or conversion of all stock options, rights or other securities of the Company outstanding immediately prior to the Effective Time (the "Exchange Ratio"); provided that the number of Parent Shares used for purposes of calculating the Exchange Ratio pursuant to this Section 4.1(a) shall be subject to adjustment pursuant to Section 1.6(a) and Section 5.5 of the Reorganization Agreement and provided further, that a portion of such shares shall be deposited into two Escrow Funds pursuant to Section 4.5 hereof and Article VII of the Reorganization Agreement.

          (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Stock Options. At the Effective Time, each option to purchase shares of Company Common Stock then outstanding under the Company's 1993 Stock Plan shall, by virtue of the Merger and without any action on the part of the holder thereof, be substituted by Parent with an option under Parent's existing 1994 Omnibus Stock Plan (a "Parent Option"). The Parent Option shall entitle the holder to purchase from Parent that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, and the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such substituted Parent Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent.

          (d) Capital Stock of Merger Sub. Each share of Common Stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by $____________.

     4.2  Company Dissenting Shares.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has exercised dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 4.1, but the holder thereof shall only be entitled to such rights as are granted by California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and payment for fractional shares as provided in Section 4.1, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand received by the Company to require the Company to purchase shares of the Company's Common Stock pursuant to the applicable provisions of California law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

     4.3  Surrender of Certificates.

          (a) Exchange Agent. Harris Trust and Savings Bank shall act as exchange agent (the "Exchange Agent") in the Merger.

          (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Parent may adopt, the shares of Parent Common Stock issuable pursuant to Section 4.1 in exchange for outstanding shares of Company Common Stock.

          (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as

Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 4.1, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 4.1.

          (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
Section 4.3, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     4.4 No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common

Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.

     4.5 Deposit of Parent Common Stock into Escrow. On the Closing Date, an aggregate of 310,000 of the shares of Parent Common Stock to be issued in exchange for the Company Common Stock pursuant to Section 4.1(a) (the "Escrow Shares") shall be deposited into two escrow accounts pursuant to the terms of
Article VII of the Reorganization Agreement, without any act of any shareholder of the Company, and the remaining shares of Parent Common Stock shall be available for issuance as provided in Section 4.3(c). The Escrow Shares will be deposited with Harris Trust and Savings Bank as escrow agent, such deposit to constitute an escrow fund (the "Escrow Fund"). Parent shall be entitled to indemnity from the Escrow Fund for any Adverse Consequences (as defined below) Parent, the Surviving Corporation and their respective affiliates and successors and assigns, including the directors, officers, employees, agents, advisors and representatives of each of them, may suffer resulting from, arising out of, relating to, in the nature of or caused by (i) any inaccuracy or breach of a representation or warranty of the Company contained in Article II of the Reorganization Agreement or in any instrument delivered pursuant to the Reorganization Agreement by the Company, or any failure by the Company to perform or comply with any covenant contained in the Reorganization Agreement (provided the aggregate amount of such Adverse Consequences is in excess of $150,000 ("General Indemnity") or (ii) any claim, action, dispute or loss arising out of any actions taken or omitted in connection with any transactions involving securities of the Company (excluding the Merger) which were made between or among the Company and/or its shareholders and former shareholders during the 12 months prior to the Effective Date involving any shareholder agreement among the Company and any current or former shareholder of the Company ("Claims Indemnity"). Any liability for any indemnification to which Parent may be entitled under Article VII of the Reorganization Agreement shall be apportioned among the shareholders of the Company on a pro rata basis. The Escrow Fund as it relates to the General Indemnity shall remain in existence during the period of time between the Effective Time and 5:00 p.m. West Coast time, on the first anniversary of the Effective Time, subject to the 30-day objection period provided in Section 7.9 of the Reorganization Agreement and subject to the provisions of Section 7.10 of the Reorganization Agreement. The Escrow Fund as it relates to the Claims Indemnity shall remain in existence until and including August 31, 1997, subject to the 30-day objection period provided in Section 7.9 of the Reorganization Agreement and subject to the provisions of Section 7.10 of the Reorganization Agreement.

     "Adverse Consequences" means all, actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, offset in each case by any related insurance proceeds actually received by the Indemnitees.

                                   ARTICLE V

                                  TERMINATION

     5.1 Termination by Mutual Agreement. Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the Board of Directors of the Company and Merger Sub.

     5.2 Termination of Agreement and Plan of Reorganization. Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

     5.3 Effects of Termination. In the event of the termination of this Merger Agreement, this Merger Agreement shall forthwith become void and there shall be no liability on the part of either the Company or Merger Sub or their respective officers or directors, except as otherwise provided in the Reorganization Agreement.


                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 Amendment. This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company or Merger Sub but, after such approval no amendment shall be made which by law requires the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     6.2 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

     6.3 Governing Law. This Merger Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                 SEMICONDUCTOR SYSTEMS, INC.


                                 By:
                                    ------------------------------------------
                                    Michael L. Parodi, Chief Executive Officer
                                    and President


                                 SPECTRE ACQUISITION CORP.


                                 By:
                                    ------------------------------------------
                                    Benno G. Sand, Executive Vice President

                                   ANNEX II
                                   --------

                                  CHAPTER 13
                              DISSENTERS' RIGHTS


RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED. (S) 1300.
DEMAND FOR PURCHASE. (S) 1301.
ENDORSEMENT OF SHARES. (S) 1302.
AGREED PRICE--TIME FOR PAYMENT. (S) 1303.
DISSENTER'S ACTION TO ENFORCE PAYMENT. (S) 1304.
APPRAISERS' REPORT--PAYMENT--COSTS. (S) 1305.
DISSENTING SHAREHOLDER'S STATUS AS CREDITOR. (S) 1306.
DIVIDENDS PAID AS CREDIT AGAINST PAYMENT. (S) 1307.
CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS. (S) 1308. TERMINATION OF DISSENTING SHAREHOLDER STATUS. (S) 1309.
SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION. (S) 1310.
EXEMPT SHARES. (S) 1311.
ATTACKING VALIDITY OF REORGANIZATION OR MERGER. (S) 1312.

(S) 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger;

provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the record holder of dissenting shares and includes a transferee of record. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1982 ch. 36, effective February 17, 1982, 1990 ch. 1018, 1993 ch. 543.

     1993 NOTE: Nothing in this act shall be construed to modify or alter the prohibition contained in Sections 15503 and 15616 of the Corporations Code or
Section 1648 of the Insurance Code, or modify or alter any similar prohibition relating to the operation of a business in limited partnership form. Stats. 1993 ch. 543 (S) 24.

     Nothing in this act shall be construed to modify or impair any rights of limited partners under the Thompson-Killea Limited Partners Protection Act of 1992 (Chapter 1183 of the Statutes of 1992). Stats. 1993 ch. 543 (S)25.

(S) 1301. DEMAND FOR PURCHASE.

     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1980 chs. 501, 1155.

(S) 1302.  ENDORSEMENT OF SHARES.

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares. LEG.H. 1975 ch. 682, effective January 1, 1977, 1986 ch. 766.

(S) 1303.  AGREED PRICE--TIME FOR PAYMENT.

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement. LEG.H. 1975 ch. 682, effective January 1, 1977, 1980 ch. 501, 1986 ch. 766.

(S) 1304.  DISSENTER'S ACTION TO ENFORCE PAYMENT.

     (c) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (d) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1305.  APPRAISERS' REPORT--PAYMENT--COSTS.

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).  LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1977 ch.
235, 1986 ch. 766.

(S) 1306.  DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1307.  DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1308.  CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1309.  TERMINATION OF DISSENTING SHAREHOLDER STATUS.

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1310.  SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under
Section 1304 and 1305 shall be suspended until final determination of such litigation. LEG.H. 1975 ch. 682, effective January 1, 1977.

(S) 1311.  EXEMPT SHARES.

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger. LEG.H. 1975 ch. 682, effective January 1, 1977, 1988 ch. 919.

(S) 1312.  ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

      (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled. LEG.H. 1975 ch. 682, 1976 ch. 641, effective January 1, 1977, 1988 ch. 919.

                PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  Indemnification of Directors and Officers
-------

     Section 4.01 of FSI's Restated By-Laws provides that FSI shall indemnify its directors and officers to the full extent required or permitted by Minnesota Statutes or by other provisions of law. Section 302A.521 of the Minnesota Business Corporation Act provides in substance that, unless prohibited or limited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his official capacity against judgments, penalties, fines, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses; (b) that such person acted in good faith; (c) that no improper personal benefit was obtained by such person and certain statutory conflicts of interest provisions have been satisfied, if applicable; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person acted in a manner he reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the shareholders who are not parties to the proceeding, or by a court.

     Article VIII of FSI's Amended and Restated Articles of Incorporation provides that no director shall be personally liable to FSI or its shareholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to FSI or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividends, stock repurchases, and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of the provision limiting such liability in FSI's Articles of Incorporation. This Article does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. This Article also does not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.

ITEM 21.  Exhibits and Financial Statement Schedules
-------

     (a)       Exhibits

               2.1 Agreement and Plan of Reorganization dated February 5, 1996 by and among FSI International, Inc., Spectre Acquisition Corp. and Semiconductor Systems, Inc. (included as Annex I in the Proxy Statement/Prospectus) (exhibits and schedules omitted, but will be filed at request of the Commission)
               2.2 Shareholders Agreement dated February 5, 1996 by and among FSI International, Inc. and the Shareholders of Semiconductor Systems, Inc.
               2.3 Agreement and Plan of Reorganization dated December 23, 1994 by and among FSI, ACS Acquisition Corp., Applied Chemical Solutions and certain significant shareholders of Applied Chemical Solutions. (1)
               2.4 Share Purchase Agreement dated December 14, 1994 by and among FSI, Metron Semiconductors Europa B.V. , Christopher Springall, Anthony Springall, Roger Springall, David Springall and Michael Springall. (2)
               3.1  Restated Articles of Incorporation of FSI. (3)
               3.2  Restated By-Laws. (4)
               3.3  Amendment to Restated By-Laws. (5)
               4.1 FSI Corporation Stock Purchase Agreement dated March 20, 1981. (4)
               4.2  Stock Purchase Agreement dated September 15, 1982. (4)
               4.3 Common Stock and Common Stock Purchase Warrants Agreement dated October 15, 1985. (4)
               4.4 Second Amendment, dated as of January 9, 1989, to Common Stock and Common Stock Warrants Purchase Agreement dated as of October 15, 1985. (5)
               4.5 Registration and Preemptive Rights Agreement dated October 15, 1985. (4)
              *5.1  Opinion of Faegre & Benson LLP.
              *8.1 Form of Opinion of Faegre & Benson LLP regarding certain tax matters.

              *8.2 Form of Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation regarding certain tax matters.
              10.1  1983 Incentive Stock Option Plan. (4)
              10.2  1982 Nonqualified Stock Option Plan. (4)
              10.3 Split Dollar Insurance Agreement and Collateral Assignment Agreement dated December 28, 1989, between FSI and Joel A. Elftmann. (Similar agreements between FSI and each of Robert
                    E. Cavins, Benjamin J. Sloan, Dale A. Courtney, Peter A. Pope, Benno G. Sand and Timothy D. Krieg have been omitted, but will be filed upon the request of the Commission). (4)
              10.4 Lease dated June 27, 1985, between FSI and Lake Hazeltine Properties. (7)
              10.5 Lease dated September 1, 1985, between FSI and Elftmann, Wyers, Blackwood Partnership. (7)
              10.6 Lease dated September 1, 1985, between FSI and Elftmann, Wyers Partnership. (7)
              10.7  1989 Stock Option Plan. (5)
              10.8  Amended and Restated Employees Stock Purchase Plan. (3)
              10.9  Directors Nonstatutory Stock Option Plan. (3)
             10.10 Shareholders Agreement among FSI International, Inc. and Mitsui & Co., Ltd. and Chlorine Engineers Corp. Ltd. dated as of August 14, 1991. (8)
             10.11 FSI Exclusive Distributorship Agreement dated as of August 14, 1991 between FSI International, Inc. and m.FSI, Ltd. (8)
             10.12 FSI Licensing Agreement dated as of August 14, 1991, between FSI International, Inc. and m.FSI, Ltd. (8)
             10.13 License Agreement, dated October 15, 1991, between FSI and Texas Instruments Incorporated. (9)
             10.14 Amendment No. 1, dated April 10, 1992, to the License Agreement, dated October 15, 1991, between FSI and Texas Instruments Incorporated. (9)
             10.15 Amendment effective October 1, 1993 to the License Agreement, dated October 15, 1991 between FSI and Texas Instruments Incorporated. (10)
             10.16 Amended and Restated Directors' Nonstatutory Stock Option Plan. (11)
             10.17 Management Agreement between FSI International, Inc. and Robert E. Cavins, effective as of March 28, 1994.(11)
             10.18 Management Agreement between FSI International, Inc. and Dale A. Courtney, effective as of March 28, 1994. (11)
             10.19 Management Agreement between FSI International, Inc. and Joel A. Elftmann, effective as of March 28, 1994. (11)
             10.20 Management Agreement between FSI International, Inc. and Timothy D. Krieg, effective as of March 28, 1994. (11)
             10.21  Management Agreement between FSI International, Inc. and
                    Peter A. Pope, effective as of March 28, 1994. (11)
             10.22  Management Agreement between FSI International, Inc. and
                    Benno G. Sand, effective as of March 31, 1994. (11)
             10.23  Management Agreement between FSI International, Inc. and
                    Benjamin J. Sloan, effective as of March 28, 1994. (11)
             10.24 Management Agreement between FSI International, Inc. and J. Wayne Stewart, effective as of March 28, 1994. (11)
             10.25  FSI International, Inc. 1994 Omnibus Stock Plan. (12)
             10.26  FSI International, Inc. 1995 Incentive Plan. (13)
             10.27  FSI International, Inc. 1996 Incentive Plan. (13)
             10.28 First Amendment to Lease made and entered into October 31, 1995 by and between Lake Hazeltine Properties and FSI International, Inc. (13)
             10.29 distribution Agreement made and entered into as of July 6, 1995 by and between FSI International, Inc. and Metron Semiconductors Europa B.V. (Exhibits to Agreement omitted).
                    (13)
             10.30 Lease dated August 9, 1995 between Skyline Builders, Inc. and FSI International, Inc. (13)
             10.31 Lease Rider dated August 9, 1995 between Skyline Builders, Inc. and FSI International, Inc. (13)
             10.32 Lease Amendment dated November 15, 1995 between Roland A. Stinski and FSI International, Inc. (Exhibits to Amendment omitted) (13)
              11.1  Computation of Per Share Earnings of FSI International, Inc.
                    (14)
              23.1  Consent of KPMG Peat Marwick LLP.
              23.2  Consent of KPMG Accountants N.V.
              23.3  Consent of Price Waterhouse LLP.

              23.4 Consent of Faegre and Benson LLP (included in Exhibits 5.1 and 8.1).
              23.5 Consent of Wilson Sonsini Goodrich & Rosati Professional Corporation (included in Exhibit 8.2).
              24.1  Powers of Attorney (included as part of signature page).
_____________
 *   To be filed by amendment
(1) Filed as an Exhibit to FSI's Report on Form 8-K dated January 5, 1995, as amended, File No. 0-17276, and incorporated by reference.
(2) Filed as an Exhibit to FSI's Registration Statement on Form S-3 dated January 5, 1995, SEC File No. 33-88250 and incorporated by reference.
(3) Filed as an Exhibit to FSI's Report on Form 10-Q for the quarter ended February 24, 1990, SEC File No. 0-17276, and incorporated by reference.
(4) Filed as an Exhibit to FSI's Registration Statement on Form S-1, SEC File No. 33-25035, and incorporated by reference.
(5) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 26, 1989, SEC File No. 0-17276, and incorporated by reference.
(6) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 25, 1990, as amended by Form 8 dated December 20, 1990, and by Form 8 dated February 5, 1991, SEC File No. 0-17276, and incorporated by reference. Similar agreements between FSI and each of Robert E. Cavins, J. Wayne Stewart, Benjamin J. Sloan, Dale A. Courtney, Peter A. Pope, Benno G. Sand and Timothy D. Krieg have been omitted, but will be filed upon the request of the Commission.
(7) Filed as an Exhibit to FSI's Registration Statement on Form S-1, SEC File No. 33-25035, and incorporated by reference.
(8) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 31, 1991, as amended by Form 8 dated January 7, 1992, SEC File No. 0-17276, and incorporated by reference.
(9) Filed as an Exhibit to FSI's Report on Form 10-Q for the fiscal year ended February 29, 1992, File No. 0-17276, and incorporated by reference.
(10) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 27, 1993, SEC File No. 0-17276, and incorporated by reference.
(11) Filed as an Exhibit to FSI's Report on Form 10-Q for the fiscal quarter ended May 28, 1994, SEC File No. 0-17276, and incorporated by reference.
(12) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 27, 1994, SEC File No. 0-17276, and incorporated by reference.
(13) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 26, 1995, SEC File No. 0-17276, and incorporated by reference.
(14) Filed as Exhibits to FSI's Report on Form 10-K for the fiscal year ended August 26, 1995 and FSI's Report on Form 10-Q for the fiscal quarter ended November 25, 1995, SEC File No. 0-17276.

     (b)  Financial Statement Schedules

FSI International, Inc.

     Schedule II -- Valuation and Qualifying Accounts

All other schedules are omitted because they are not applicable or the required information is shown in the applicable financial statements or notes thereto.

Metron Semiconductors Europa B.V. 31 May 1995 and 31 May 1994 Consolidated Financial Statements.

ITEM 22.  Undertakings
-------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period, in which offers or sales are being made, a posteffective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 6 , 1996.
                    ---
                                    FSI INTERNATIONAL, INC.



                                    By       /s/ Benno G. Sand
                                      ------------------------------------------
                                        Benno G. Sand, Executive Vice President,
                                         Chief Financial Officer and Secretary


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Joel A. Elftmann, Benno G. Sand and J. Wayne Stewart, and each of them (with full power to act alone), such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 of FSI International, Inc. and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6 , 1996.
                              ---


              NAME                                     TITLE
              ----                                     -----

   /s/ Joel A. Elftmann          Chairman, President, Chief Executive Officer, and
   ---------------------------   Director (Principal Executive Officer)
   Joel A. Elftmann

   /s/ Benno G. Sand             Executive Vice President, Chief Financial Officer,
   ---------------------------   and Secretary (Principal Financial and Accounting
   Benno G. Sand                 Officer)

   /s/ James A. Bernards         Director
   ---------------------------
   James A. Bernards

   /s/ Neil R. Bonke             Director
   ---------------------------
   Neil R. Bonke

   /s/ Terrence W. Glarner       Director
   ---------------------------
   Terrence W. Glarner

   /s/ Robert E. Lorenzini       Director
   ---------------------------
   Robert E. Lorenzini

   /s/ William M. Marcy          Director
   ---------------------------
   William M. Marcy

   /s/ Charles R. Wofford        Director
   ---------------------------
   Charles R. Wofford

                   FSI INTERNATIONAL, INC. AND SUBSIDIARIES

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
    FISCAL YEARS ENDED AUGUST 26, 1995, AUGUST 27, 1994 AND AUGUST 28. 1993



                                        Balance at
                                        Beginning                                    Balance at
                                         of Year        Additions      Deletions     End of Year
                                         -------        ---------      ---------     -----------
Fiscal Year Ended August 26, 1995
     Allowance for doubtful
     accounts (Deducted form
     accounts receivable)               $525,000       $700,000       $ -0-          $1,225,000
                                        ========       ========       ========       ==========
Fiscal YeAr Ended August 27, 1994
     Allowance for doubtful
     accounts (Doubtful from
     accounts receivable)               $350,000       $175,000      $$ -0-          $525,000
                                         =======        =======       ========        =======
Fiscal Year Ended August 28, 1993
     Allowance for doubtful
     accounts (Deducted from
     accounts receivable)               $300,000       $52,400        $(2,400)       $350,000
                                         =======        ======         =======        =======

                   METRON SEMICONDUCTORS EUROPA B.V., ALMERE


                             Financial Statements
                              for the years ended
                          31 May 1995, 1994 and 1993

TABLE OF CONTENTS


                                                                 page

Consolidated Statements of Operations                              2

Consolidated Balance Sheets                                        3

Consolidated Statements of Cash Flows                              4

Consolidated Statements of Shareholders' Equity                    5

Notes to the Consolidated Financial Statements                     6

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

Consolidated Statements of Operations
for the years ended 31 May 1995, 1994 and 1993


=============================================================================================
(in Dutch Guilders)                        Notes      1994/5         1993/4         1992/3
----------------------------------------   -----  -------------- -------------- -------------

Sales                                        2       173,097,282    160,479,094   111,877,931
Cost of Sales                                       (123,205,862)  (115,196,670)  (77,335,028)

                                                  -------------- -------------- -------------
Gross Profit                                          49,891,420     45,282,424    34,542,903

Selling, General and Administrative
Expenses                                             (35,445,230)   (33,345,370)  (27,671,913)

                                                  -------------- -------------- -------------
Operating Profit                                      14,446,190     11,937,054     6,870,990

Interest Expense                                        (411,672)      (673,861)     (858,951)
Foreign Currency Exchange Differences                 (1,736,876)         5,076        47,761
Other Income, net                                        404,798        358,213       211,022

                                                  -------------- -------------- -------------
Income before Income Taxes                            12,702,440     11,626,482     6,270,822

Income Tax Expense                           3        (5,286,363)    (4,137,323)   (2,011,228)

                                                  -------------- -------------- -------------
Income after Income Taxes                              7,416,077      7,489,159     4,259,594

Equity in Earnings of Associated Company                 164,600              -             -
Minority Interests in Net Earnings                      (195,973)      (783,847)     (466,055)

                                                  -------------- -------------- -------------
Net Income                                             7,384,704      6,705,312     3,793,539
                                                  ============== ============== =============

Net Income per Share                                     NLG3.70        NLG3.44       NLG1.93
                                                  -------------- -------------- -------------

Weighted Average Shares                                1,994,655      1,948,000     1,962,000
                                                  -------------- -------------- -------------

The accompanying notes are an integral part of the consolidated financial statements.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

CONSOLIDATED BALANCE SHEETS


============================================================================
(in Dutch Guilders)                       Notes    31 May 1995   31 May 1994
--------------------------------------    -----    -----------   -----------
 ASSETS

Current Assets
   Cash and Cash Equivalents                  4     13,258,686     8,805,082
   Trade Accounts Receivable, less
    Allowance for Doubtful Accounts
    of NLG 1,687,009 in 1994 and
    NLG 869,401 in 1993                             33,291,994    36,978,551
   Accounts Receivable from Associated
    Company                                            400,600             -
   Inventories                                1      8,411,874    10,049,421
   Income Taxes Receivable                             740,962             -
   Prepaid Expenses and Other Current
    Assets                                           3,084,519     2,874,892
                                                   -----------   -----------
Total Current Assets                                59,188,635    58,707,946
                                                   -----------   -----------


Property, Plant and Equipment                 5      5,586,248     5,418,786

Investment in Associated Company              6      2,177,239             -
                                                    ----------    ----------
                                                    66,952,122    64,126,732
                                                    ==========    ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Bank Overdrafts                             4      4,483,020     2,255,820
  Current Maturities of Long-Term Debt        7        348,604       669,161
  Accounts Payable                                  14,563,651    16,455,999
  Accounts Payable to Related Companies       8      8,791,471    11,439,365
  Income Taxes Payable                               3,010,036     3,155,824
  Accrued Liabilities                         9      6,624,709     6,825,864
  Other Current Liabilities                          3,556,911     3,914,185
                                                    ----------    ----------
Total Current Liabilities                           41,378,402    44,716,218
                                                    ----------    ----------

Long-Term Debt, less Current Maturities       7        115,966       450,999

Deferred Taxation                                        8,659        19,839

Shareholders' Equity:
  Shares of NLG 0.10 par value;
   10,000,000 Shares
   authorised, issued and outstanding,
   2,127,171 Shares of NLG 0.10 par value
   at 31 May 1995 and 950 Shares NLG
   25.00 par value at 31 May 1994            10        212,717        23,750
  Additional Paid in Capital                         1,411,613             -
  Shares held in Treasury
   12,500 Shares at 31 May 1994                              -      (623,660)
  Translation Adjustment                            (2,237,252)   (1,188,822)
  Retained Earnings                                 26,062,017    18,843,563
                                                    ----------    ----------
Total Shareholders' Equity                          25,449,095    17,054,831
                                                    ----------    ----------


Minority Interests in Subsidiaries                           -     1,884,845

Commitments and Contingencies           12 & 13
                                                    ---------     ----------
                                                    66,952,122    64,126,732
                                                    ==========    ==========

The accompanying notes are an integral part of the consolidated financial statements.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended 31 May 1995, 1994 and 1993



=================================================================================
(in Dutch Guilders)                              1994/5       1993/4       1992/3
----------------------------------------     ----------   ----------   ----------

Operating Activities
Net Income                                    7,384,704    6,705,312    3,793,539
Adjustments to reconcile net income to
 net cash provided by (used in) operating
 activities:
  Depreciation                                  892,708      960,864      891,811
  Minority Interests in Net Earnings            195,973      783,847      281,840
  Equity in Earnings of Associated Company     (164,600)           -            -
  Changes in Operating Assets and
   Liabilities:
    Accounts Receivable                       3,686,557   (7,395,901)  (6,747,468)
    Accounts Receivable from Associated
     Company                                   (400,600)           -            -
    Inventories                               1,637,547   (4,093,519)    (281,249)
    Refundable Income Tax Benefit              (740,962)           -      460,348
    Prepaid Expenses and Other Current
     Assets                                    (209,627)     135,453   (1,147,879)
    Accounts Payable                         (1,892,348)   4,627,059      308,640
    Accounts Payable to Related Companies    (2,647,894)   3,921,800    1,741,004
    Income Taxes Payable                       (145,788)   1,007,183    1,606,254
    Accrued Liabilities                        (201,155)   2,034,233    1,582,324
    Other Current Liabilities                  (357,274)   1,412,414    1,314,679
    Deferred Taxation                           (11,180)      19,839            -
                                             ----------   ----------   ----------
  Net cash provided by operations             7,026,061   10,118,584    3,803,843
                                             ----------   ----------   ----------

Investing Activities
  Acquisition of Equipment                   (1,292,203)  (1,376,423)  (1,150,250)
  Proceeds from Sale of Equipment                63,316      221,127      104,245
  Investment in Associated Company           (2,084,347)           -            -
  Acquisition of Minority Interests in
   Subsidiaries                              (2,057,990)           -            -
                                             ----------   ----------   ----------
  Net cash used in investing activities      (5,371,224)  (1,155,296)  (1,046,005)
                                             ----------   ----------   ----------


Financing Activities
  Principal payments on Long-Term Debt         (655,590)    (715,873)    (573,121)
  Additions to Long-Term Debt                         -      169,206      960,688
  Issue of new Shares and Shares held in
   Treasury                                   2,057,990            -            -
  Purchase of Shares held in Treasury                 -     (378,310)     (49,227)
  Net increase (decrease) in Bank
   Overdrafts                                 2,227,200   (3,736,612)      46,234
                                              ---------    ---------   ----------
  Net cash provided by (used in)
   financing activities                       3,629,600   (4,661,589)     384,574
                                              ---------    ---------   ----------

Effect of exchange rate changes on Cash        (830,833)     (87,306)    (294,265)

                                              ---------    ---------    ---------
Net increase (decrease) in Cash               4,453,604    4,214,393    2,848,147

Cash and Cash Equivalents at beginning
 of the year                                  8,805,082    4,590,689    1,742,542
                                              ---------    ---------    ----------
Cash and Cash Equivalents at end of year     13,258,686    8,805,082    4,590,689
                                             ==========   ==========    ==========

The accompanying notes are an integral part of the consolidated financial statements.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY for the years ended 31 May 1995, 1994 and 1993



 ==========================================================================================================================
                                                       Shares   Addl. Paid   Held in   Translation    Retained
                                        ---------------------
(in Dutch Guilders)                         Number     Amount   in capital  Treasury    Adjustment     Earnings     Total
-------------------                     -----------   -------   ----------  --------    ----------   ----------   ----------
Balance 31 May 1992                             983    24,575               (196,948)     (633,330)   8,344,712    7,539,009

Net Income                                        -         -                      -             -    3,793,539    3,793,539
Translation Difference                            -         -                      -      (464,562)           -     (464,562)
Shares Repurchased                               (4)     (100)               (49,127)            -            -      (49,227)

                                        -----------   -------               --------    ----------   ----------   ----------
Balance 31 May 1993                             979    24,475               (246,075)   (1,097,892)  12,138,251   10,818,759

Net Income                                        -         -                      -             -    6,705,312    6,705,312
Translation Difference                            -         -                      -       (90,930)           -      (90,930)
Shares Repurchased                              (29)     (725)              (377,585)            -            -     (378,310)

                                        -----------   -------               --------    ----------   ----------   ----------
Balance 31 May 1994                             950    23,750               (623,660)   (1,188,822)  18,843,563   17,054,831

Shares issued as a result of the
 change in nominal value                    236,550         -                      -             -            -            -
Shares issued as a result of the
 capitalisation of reserves               1,662,500   166,250                      -             -     (166,250)           -
Shares issued in exchange for
 minority interests in subsidiaries         227,171    22,717    1,411,613   623,660             -            -    2,057,990
Net Income                                        -         -                      -             -    7,384,704    7,384,704
Translation Difference                            -         -                      -    (1,048,430)           -   (1,048,430)
                                        -----------   -------    ---------  --------    ----------   ----------   ----------
Balance 31 May 1995                       2,127,171   212,717    1,411,613         -    (2,237,252)  26,062,017   25,449,095
                                        ===========   =======    =========  ========    ==========   ==========   ==========


The accompanying notes are an integral part of the consolidated financial statements.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS for the years ended 31 May 1995, 1994 and 1993


1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the financial statements of all subsidiaries. All significant intercompany balances and transactions have been eliminated.

The balance sheets of the subsidiaries are translated into Dutch Guilders (NLG) at the rates of exchange ruling at the balance sheet date, whereas the profit and loss accounts are translated at average rates. The resulting translation adjustment is charged or credited to Shareholders' Equity in the accompanying balance sheet.

The 50% investment in an associated company is accounted for using the equity method.

Revenue Recognition

Revenue is recognised on delivery of goods or the provision of services to the customers.

Inventories

Inventories consist primarily of purchased products and are stated at the lower of cost (first-in, first-out basis) or net realisable value. Suitable allowance has been made for slow moving and obsolete items.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less depreciation. Depreciation is primarily determined by the straight-line method based on the estimated useful lives as follows:

-    buildings and improvements:        10 to 50 years;
-    machinery and equipment:            3 to 17 years;
-    motor vehicles:                     3 to  7 years.

Land is not depreciated. When assets are retired or disposed of, the cost and accumulated depreciation thereon is removed from the accounts and any gains or losses included in the income statement. Repair and maintenance expenses are capitalised only if they extend the useful life of the related asset.

Income Taxes

Deferred income taxes are provided to reflect the tax effect of temporary differences between financial reporting and taxable income, where applicable.

Deferred income taxes have not been provided for undistributed earnings of subsidiaries, as it is the intention of management to finance the development of the companies through retention of earnings.

Product Warranty

Generally, the company warrants products sold to customers to be free from defects in material and workmanship for up to one year. Provision is made for the estimated cost of fulfilling these warranties at the time of sale.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

Foreign Currency Transactions

Assets and liabilities denominated in foreign currencies are translated at exchange rates ruling at the balance sheet date. Transactions in foreign currencies are translated at exchange rates approximating those at the transaction date. The resulting gains and losses are included in the profit and loss account.

Exposure to exchange movement risks is minimised by matching the maturities of foreign currency assets and liabilities, mainly accounts receivable and accounts payable. Periodically, hedging transactions are entered into by the Company or its subsidiaries to hedge differences existing between foreign currency assets and liabilities.

Net Income Per Share

Net income per share is computed based on the weighted average number of shares outstanding during the year. Comparative amounts have been adjusted to reflect the reduction in nominal value and the issue of new shares through the conversion of reserves. There are no dilutive share equivalents.


2   ADDITIONAL SALES INFORMATION AND CONCENTRATION OF CREDIT RISK

The Company operates in the semiconductor manufacturing sector. Approximately 13% in 1994/5, 26% in 1993/4 and 23% in 1992/3 of net sales for the years then ended were made to one, two and two customers, respectively, which individually represented more than 10% of net sales.

Sales by geographic area are summarised as follows:

=======================================================
(in Dutch Guilders '000)      1994/5   1993/4   1992/3
------------------------------------- -------- --------

Europe                        166,700  154,170  109,856

Africa and the Middle East      6,397    6,309    2,022
                              -------  -------  -------
                              173,097  160,479  111,878
                              =======  =======  =======



It is impractical to determine net income and identifiable assets by region, as the sales are made by companies in Europe.

A large portion of the Company's sales are made to a number of major publicly owned corporations. There is a concentration of credit risk in accounts receivable from these customers. The credit risk associated with non-payment from these customers is affected by conditions or occurrences within their industries. However, accounts receivable from these customers were substantially current at 31 May 1995. The Company believes that there is no significant credit risk with respect to these receivables.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

3.  INCOME TAXES

Income before income taxes is as follows:

===========================================================================
(in Dutch Guilders)                        1994/5       1993/4     1992/3
---------------------------------------------------   ----------  ---------

The Netherlands                           1,401,313    1,338,411    484,970

Foreign                                  11,301,127   10,288,071  5,785,852
                                         ----------   ----------  ---------
                                         12,702,440   11,626,482  6,270,822
                                         ==========   ==========  =========

Income tax expense is as follows:

===========================================================================
(in Dutch Guilders)                          1994/5       1993/4     1992/3
---------------------------------------------------------------------------

Current
      The Netherlands                       457,278      347,541          -
      Foreign                             4,838,888    3,769,581  2,011,228
Deferred
      Foreign                                (9,803)      20,201          -
                                          ---------    ---------  ---------
                                          5,286,363    4,137,323  2,011,228
                                          =========    =========  =========



The expected tax rate is dependent on the amount of the profit in each of the individual companies and the rates of tax in the countries in which the companies operate. The rate will vary from year to year. The effective tax rate differs from the expected tax rate as follows:

==================================================================
                                          1994/5   1993/4   1992/3
------------------------------------------------------------------

Expected income tax rate based on          40.6 %   42.8 %   40.9 %
 statutory tax rates

Use of prior year tax losses brought
 forward                                      -     (1.3)%   (2.9)%

Tax credit arising from dividends from     (0.9)%   (7.2)%   (9.6)%
 a subsidiary

Loss benefit limitation on tax losses       0.4 %      - %    1.7 %
 carried forward

Other, mainly permanent differences         1.2 %    0.8 %    2.0 %
                                           ------   ------   ------
Effective income tax rate                  41.3 %   35.1 %   32.1 %
                                           ======   ======   ======

Tax losses carried forward amounted to NLG 1,409,000 (31 May 1994: NLG 1,380,000), with no expiry date. A full valuation allowance has been provided against the related deferred tax asset, as there does not appear to be a chance of realisation in the near future. The deferred tax liability relates to differences between depreciation rates used for the financial statements and those for tax purposes.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

4   CASH AND BANK OVERDRAFTS

Cash and cash equivalents represents cash on hand and at banks and time deposits maturing within three months of the end of the year.

The Company and its subsidiaries have overdraft facilities in various currencies with a number of banks. Interest is charged at current market rates for amounts used under these facilities. The facilities are secured by charges over most of the assets of the Company and its subsidiaries. The amount of the facilities and their usage are as follows:

========================================================
(in Dutch Guilders)             31 May 1995  31 May 1994
-------------------------------------------  -----------

Total facilities available       13,337,114   10,452,070

Usage                             4,483,020    2,255,820


5   PROPERTY, PLANT AND EQUIPMENT

The components of property, plant and equipment are shown as follows:

==================================================================
(in Dutch Guilders)                       31 May 1995  31 May 1994
-----------------------------------------------------  -----------

Land                                        1,166,445    1,168,449

Buildings and Leasehold Improvements        4,279,289    4,033,382

Machinery, Equipment and Motor Vehicles     6,336,463    5,900,703
                                           ----------   ----------
                                           11,782,197   11,102,534

Less: Accumulated Depreciation              6,195,949    5,683,748
                                           ----------   ----------
                                            5,586,248    5,418,786
                                           ==========   ==========


Included in Machinery, Equipment and Motor Vehicles are assets under capital leases with a net book value of NLG 334,693 (1994: NLG 487,541).


6   INVESTMENT IN ASSOCIATE

On 31 January, the Company acquired 50% of FSI Metron Europe Ltd. (formerly Vinylglass Ltd.), England, a manufacturer of chemical distribution systems and wet benches, to increase its presence in the European chemical distribution market. FSI International, Inc., a related party, acquired the other 50% at the same time. FSI Metron Europe Ltd. is accounted for using the equity method. Its financial year end was altered to 31 May. Its assets, liabilities and results of operations are summarised as follows:

METRON SEMICONDUCTORS EUROPA B.V., ALMERE


=============================================================
(in thousands of Dutch Guilders)    31 May 1995  31 July 1994
-----------------------------------------------  ------------

Current Assets                            4,129         2,129
Non-current assets                          775           833
Current Liabilities                       2,716         1,661
Non-current Liabilities                      72           132
Shareholders' Equity                      2,116         1,169


                                         1994/5        1993/4
                                    -----------  ------------
                                      10 Months

Sales                                     7,849         6,214
Net Income                                1,110            74

The cost of the investment was NLG 2,084,347, including goodwill of NLG 1,204,285. The goodwill element is being written off over a period of 5 years, being the Company's assessment of the useful life of the goodwill.

In the period 1 February to 31 May 1995, the Group sold approximately NLG 1,087,000 of its products to its associate and purchased approximately NLG 174,000 products from its associate.



7    LONG-TERM DEBT


Long-term debt is summarised as follows:


==================================================================
(in Dutch Guilders)                       31 May 1995  31 May 1994
-----------------------------------------------------  -----------

DEM loan repayable in six-monthly
 instalments of DEM 131,250 up to March
 1995; interest 6.75% p.a.; secured by
 a mortgage on the land and buildings
 in Germany;                                        -      294,394

Instalment loans: interest at various
 rates between 9.75% and 16%; repayable
 by May 1996; secured by charges on
 certain assets.                              201,778      426,756

GBP instalment loans on capital leases;
 interest at various rates between
 10.2% and 17.6%; repayable by April
 1998                                         207,166      305,731

NIS loan and instalment loans on
 capital lease; interest rates between
 17% and 21%; repayable by September
 1998.                                         55,626       93,279

                                          -----------  -----------
                                              464,570    1,120,160

Less: current maturities                      348,604      669,161
                                          -----------  -----------
                                              115,966      450,999
                                          ===========  ===========

The debt is repayable as follows: 1995/6 NLG 348,604; 1996/7 NLG 70,591; 1997/8
NLG 45,259; 1998/9 NLG 116

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

8    Related Parties

Two of the company's shareholders each own between 20% and 50% of the outstanding shares. The Company purchases goods from these shareholders and their subsidiaries for resale in the normal course of business. The terms and conditions of these purchases are similar to those with non-related vendors.


9   Accrued Liabilities

Included in accrued liabilities is NLG 2,690,000 (1993/4: NLG 3,110,000) for amounts due under various profit sharing schemes.


10  Share Capital

During the year, the following changes occurred in the share capital:

i The authorised capital of the company was increased from 1,000 shares of NLG 25.00 to 10,000,000 shares of NLG 0.10.

ii The issued share capital was changed from 1,000 shares of NLG 25.00 to 250,000 shares of NLG 0.10.

iii 1,662,500 new shares of NLG 0.10 were issued to existing shareholders through capitalising reserves.

iv 214,671 new shares plus the 12,500 shares held in treasury were issued in exchange for the minority shareholdings in two subsidiary companies.

Also, the company and entered into an agreement with its two minority shareholders that under certain circumstances (e.g. termination of employment, death) they or their estates may require the company to purchase their share holdings at a price to be calculated based on asset value and with restrictions as to the number of shares that can be purchased and the amount that may be paid for all such purchases in any one year.

Circumstances which could lead to the Company being required to acquire its own shares under this agreement did not occur during the year. Subsequent to the year-end, this agreement was terminated as part of the agreement to acquire the Asian and American companies (see Note 15).

METRON SEMICONDUCTORS EUROPA B.V., ALMERE

11   PENSION PLANS

Most employees are covered by defined contribution plans, which are funded with insurance companies. Annual costs for such plans amounted to NLG 548,686 in 1994/5 NLG 446,844 in 1993/4 and NLG 300,281 in 1992/3.

There are defined benefit plans for a small number of employees. The components of the cost of these plans were:

=============================================================================
(in Dutch Guilders)                        1994/5      1993/4        1992/3
-----------------------------------------------------------------------------
Service Cost                               59,622        37,009        87,273
Interest Cost                              58,508        38,529        30,926
Amortisation                               11,684        11,701        11,730
                                          -------       -------       -------
Pension Cost                              129,814        87,239       129,929
                                          =======       =======       =======
The funding status of the plans was
=============================================================================
(in Dutch Guilders)                                 31 May 1995   31 May 1994
---------------------------------------------------------------   -----------
Accumulated benefit obligation
     Actuarial present value of vested benefits         719,403       612,052
Additional benefits based on projected future
 salary increases                                       223,693       224,300
                                                        -------       -------
Projected benefit obligation                            943,096       836,352
                                                        =======       =======
Plan assets less than projected benefit obligation      943,096       836,352
                                                        =======       =======
Accrued liability at year end                           836,121       707,794
Unrecognised transition amount, net of                  116,647       128,558
 amortisation
Unrecognised net gain                                    (9,672)            -
                                                        -------       -------
                                                        943,096       836,352
                                                        =======       =======
The assumptions used in determining the
 above amounts were:
=============================================================================
                                         1994/5         1993/4       1992/3
-------------------------------------------------     ---------     ---------
Discount rate                                 7.0%          6.0%          6.0%
Compensation increase                         3.5%          3.5%          3.5%

METRON SEMICONDUCTORS EUROPA B.V., ALMERE


12  COMMITMENTS

The Company and its subsidiaries have commitments arising from lease and rental contracts amounting to annual expenses of:

============================================================
(in Dutch Guilders)                       Capital  Operating
-------------------------------------------------  ---------
Year ending 31 May 1996                   128,394  1,439,308
                   1997                    28,327  1,025,677
                   1998                    10,649    574,293
                   1999                         -    377,203
                   2000                         -    304,722
                   Thereafter                   -  2,400,074
                                        ---------  ---------
                                          167,370  6,121,277
                                        =========  =========

The Company and its subsidiaries have given guarantees mainly to banks with a maximum commitment of NLG 1,758,688.

Rental expense for all operating leases was NLG 1,596,693 in 1994/5, NLG 1,335,620 in 1993/4 and NLG 1,339,891 in 1992/3.

The amount of the capital lease commitment excluding the interest element and including the buy back price is NLG 251,754.


13  CONTINGENCIES

The Company and its subsidiaries are involved in various disputes arising from the normal course of business. These disputes are for minor amounts and are not material to the consolidated financial statements, either individually or in total.


14  SUPPLEMENTARY CASH FLOW INFORMATION

The Company paid interest in 1994/5, 1993/4 and 1992/3 of NLG 418,474, NLG 684,127 and NLG 796,000, respectively. Net income taxes paid in 1994/5 and 1993/4 were NLG 5,112,062 and NLG 2,930,060, respectively, and net income taxes received in 1992/3 were NLG 78,000. The non-cash investing and financing activities in 1994/5, 1993/4 and 1992/3 included NLG 31,000, NLG 95,000 and NLG 375,000, respectively, for the purchase of cars under capital leases and NLG 2,057,990 in 1994/5 for the acquisition of the minority interests in subsidiary companies.


15  DISCLOSURE CONCERNING FINANCIAL INSTRUMENTS

The Company has no significant off-balance sheet financial instruments at 31 May 1995 and 1994.

The carrying-value of accounts receivable and accounts payable approximate fair values due to their short-term maturities. The carrying value of long-term debt does not significantly differ from its estimated fair value.

METRON SEMICONDUCTORS EUROPA B.V., ALMERE


16   Subsequent Events

Following a strategic review of the effects of the globalisation of the business of our customers on the Group, the Company and its major shareholders decided to position the Group as the leading world-wide distributor of products to the semiconductor manufacturing industry outside Japan. Subsequent to the year under review, the following significant transactions were completed to reach this objective:

i In June, the Company acquired the entire share capital of three companies trading in Asia (the Metron Asia Group), excluding Japan, from its two major shareholders in exchange for 531,792 new shares in the Company.

ii In July, the Company acquired the entire share capital of Transpacific Technology Corporation, a leading American distribution and sales representation group with subsidiary companies in Europe, in exchange for 262,974 new shares in the Company, $500,000 cash and $1,300,000 promissory notes.


17   New Accounting Standards

In March 1995, the US Financial Accounting Standards Board issued Statement of Financial Accounting Standards (FAS) No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed Of. This statement establishes accounting standards relating to the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain intangibles to be disposed of. The Company is first required to comply with the requirements of FAS No. 121 in its Consolidated Financial Statements for fiscal 1997. However, the company does not believe that implementation of FAS No. 121 will have a material impact on its financial statements.

[KPMG LETTERHEAD]


INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Metron Semiconductors Europa B.V.
Almere, The Netherlands

We have audited the accompanying consolidated balance sheets of Metron Semiconductors Europa B.V. and its subsidiaries as of 31 May 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years ended 31 May 1995, 1994 and 1993 . The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metron Semiconductors Europa B.V. and its subsidiaries as of 31 May 1995 and 1994 and the results of their operations and their cash flows for each of the years ended 31 May 1995, 1994 and 1993 in conformity with accounting principles generally accepted in the United States of America.


Amstelveen, The Netherlands, 20 July 1995.

/s/ KPMG Accountants


Signature for identification purposes: X
                                      ---

Ref.: drs. H.C.M. van Damme / C.J. Swaan

[KPMG LETTERHEAD]

                                Exhibit Index
               Exhibits

               2.1 Agreement and Plan of Reorganization dated February 5, 1996 by and among FSI International, Inc., Spectre Acquisition Corp. and Semiconductor Systems, Inc. (included as Annex I in the Proxy Statement/Prospectus) (exhibits and schedules omitted, but will be filed at request of the Commission)
               2.2 Shareholders Agreement dated February 5, 1996 by and among FSI International, Inc. and the Shareholders of Semiconductor Systems, Inc.
               2.3 Agreement and Plan of Reorganization dated December 23, 1994 by and among FSI, ACS Acquisition Corp., Applied Chemical Solutions and certain significant shareholders of Applied Chemical Solutions. (1)
               2.4 Share Purchase Agreement dated December 14, 1994 by and among FSI, Metron Semiconductors Europa B.V., Christopher Springall, Anthony Springall, Roger Springall, David Springall and Michael Springall. (2)
               3.1  Restated Articles of Incorporation of FSI. (3)
               3.2  Restated By-Laws. (4)
               3.3  Amendment to Restated By-Laws. (5)
               4.1 FSI Corporation Stock Purchase Agreement dated March 20, 1981. (4)
               4.2  Stock Purchase Agreement dated September 15, 1982. (4)
               4.3 Common Stock and Common Stock Purchase Warrants Agreement dated October 15, 1985. (4)
               4.4 Second Amendment, dated as of January 9, 1989, to Common Stock and Common Stock Warrants Purchase Agreement dated as of October 15, 1985. (5)
               4.5 Registration and Preemptive Rights Agreement dated October 15, 1985. (4)
              *5.1  Opinion of Faegre & Benson LLP.
              *8.1 Form of Opinion of Faegre & Benson LLP regarding certain tax matters.

              *8.2 Form of Opinion of Wilson Sonsini Goodrich & Rosati Professional Corporation regarding certain tax matters.
              10.1  1983 Incentive Stock Option Plan. (4)
              10.2  1982 Nonqualified Stock Option Plan. (4)
              10.3 Split Dollar Insurance Agreement and Collateral Assignment Agreement dated December 28, 1989, between FSI and Joel A. Elftmann. (Similar agreements between FSI and each of Robert
                    E. Cavins, Benjamin J. Sloan, Dale A. Courtney, Peter A. Pope, Benno G. Sand and Timothy D. Krieg have been omitted, but will be filed upon the request of the Commission). (4)
              10.4 Lease dated June 27, 1985, between FSI and Lake Hazeltine Properties. (7)
              10.5 Lease dated September 1, 1985, between FSI and Elftmann, Wyers, Blackwood Partnership. (7)
              10.6 Lease dated September 1, 1985, between FSI and Elftmann, Wyers Partnership. (7)
              10.7  1989 Stock Option Plan. (5)
              10.8  Amended and Restated Employees Stock Purchase Plan. (3)
              10.9  Directors Nonstatutory Stock Option Plan. (3)
             10.10 Shareholders Agreement among FSI International, Inc. and Mitsui & Co., Ltd. and Chlorine Engineers Corp. Ltd. dated as of August 14, 1991. (8)
             10.11 FSI Exclusive Distributorship Agreement dated as of August 14, 1991 between FSI International, Inc. and m.FSI, Ltd. (8)
             10.12 FSI Licensing Agreement dated as of August 14, 1991, between FSI International, Inc. and m.FSI, Ltd. (8)
             10.13 License Agreement, dated October 15, 1991, between FSI and Texas Instruments Incorporated. (9)
             10.14 Amendment No. 1, dated April 10, 1992, to the License Agreement, dated October 15, 1991, between FSI and Texas Instruments Incorporated. (9)
             10.15 Amendment effective October 1, 1993 to the License Agreement, dated October 15, 1991 between FSI and Texas Instruments Incorporated. (10)
             10.16 Amended and Restated Directors' Nonstatutory Stock Option Plan. (11)
             10.17 Management Agreement between FSI International, Inc. and Robert E. Cavins, effective as of March 28, 1994.(11)
             10.18 Management Agreement between FSI International, Inc. and Dale A. Courtney, effective as of March 28, 1994. (11)
             10.19 Management Agreement between FSI International, Inc. and Joel A. Elftmann, effective as of March 28, 1994. (11)
             10.20 Management Agreement between FSI International, Inc. and Timothy D. Krieg, effective as of March 28, 1994. (11)
             10.21  Management Agreement between FSI International, Inc. and
                    Peter A. Pope, effective as of March 28, 1994. (11)
             10.22  Management Agreement between FSI International, Inc. and
                    Benno G. Sand, effective as of March 31, 1994. (11)
             10.23  Management Agreement between FSI International, Inc. and
                    Benjamin J. Sloan, effective as of March 28, 1994. (11)
             10.24 Management Agreement between FSI International, Inc. and J. Wayne Stewart, effective as of March 28, 1994. (11)
             10.25  FSI International, Inc. 1994 Omnibus Stock Plan. (12)
             10.26  FSI International, Inc. 1995 Incentive Plan. (13)
             10.27  FSI International, Inc. 1996 Incentive Plan. (13)
             10.28 First Amendment to Lease made and entered into October 31, 1995 by and between Lake Hazeltine Properties and FSI International, Inc. (13)
             10.29 Distribution Agreement made and entered into as of July 6, 1995 by and between FSI International, Inc. and Metron Semiconductors Europa B.V. (Exhibits to Agreement omitted).
                    (13)
             10.30 Lease dated August 9, 1995 between Skyline Builders, Inc. and FSI International, Inc. (13)
             10.31 Lease Rider dated August 9, 1995 between Skyline Builders, Inc. and FSI International, Inc. (13)
             10.32 Lease Amendment dated November 15, 1995 between Roland A. Stinski and FSI International, Inc. (Exhibits to Amendment omitted) (13)
              11.1  Computation of Per Share Earnings of FSI International, Inc.
                    (14)
              23.1  Consent of KPMG Peat Marwick LLP.
              23.2  Consent of KPMG Accountants N.V.
              23.3  Consent of Price Waterhouse LLP.

              23.4 Consent of Faegre and Benson LLP (included in Exhibits 5.1 and 8.1).
              23.5 Consent of Wilson Sonsini Goodrich & Rosati Professional Corporation (included in Exhibit 8.2).
              24.1  Powers of Attorney (included as part of signature page).
_____________
 *   To be filed by amendment
(1) Filed as an Exhibit to FSI's Report on Form 8-K dated January 5, 1995, as amended, File No. 0-17276, and incorporated by reference.
(2) Filed as an Exhibit to FSI's Registration Statement on Form S-3 dated January 5, 1995, SEC File No. 33-88250 and incorporated by reference.
(3) Filed as an Exhibit to FSI's Report on Form 10-Q for the quarter ended February 24, 1990, SEC File No. 0-17276, and incorporated by reference.
(4) Filed as an Exhibit to FSI's Registration Statement on Form S-1, SEC File No. 33-25035, and incorporated by reference.
(5) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 26, 1989, SEC File No. 0-17276, and incorporated by reference.
(6) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 25, 1990, as amended by Form 8 dated December 20, 1990, and by Form 8 dated February 5, 1991, SEC File No. 0-17276, and incorporated by reference. Similar agreements between FSI and each of Robert E. Cavins, J. Wayne Stewart, Benjamin J. Sloan, Dale A. Courtney, Peter A. Pope, Benno G. Sand and Timothy D. Krieg have been omitted, but will be filed upon the request of the Commission.
(7) Filed as an Exhibit to FSI's Registration Statement on Form S-1, SEC File No. 33-25035, and incorporated by reference.
(8) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 31, 1991, as amended by Form 8 dated January 7, 1992, SEC File No. 0-17276, and incorporated by reference.
(9) Filed as an Exhibit to FSI's Report on Form 10-Q for the fiscal year ended February 29, 1992, File No. 0-17276, and incorporated by reference.
(10) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 27, 1993, SEC File No. 0-17276, and incorporated by reference.
(11) Filed as an Exhibit to FSI's Report on Form 10-Q for the fiscal quarter ended May 28, 1994, SEC File No. 0-17276, and incorporated by reference.
(12) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 27, 1994, SEC File No. 0-17276, and incorporated by reference.
(13) Filed as an Exhibit to FSI's Report on Form 10-K for the fiscal year ended August 26, 1995, SEC File No. 0-17276, and incorporated by reference.
(14) Filed as Exhibits to FSI's Report on Form 10-K for the fiscal year ended August 26, 1995 and FSI's Report on Form 10-Q for the fiscal quarter ended November 25, 1995, SEC File No. 0-17276.